As filed with the Securities and Exchange Commission on November 10, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EUROEV Holdings Limited
Co-registrant is listed on the following page
(Exact name of registrant as specified in its charter)

British Virgin Islands	3711	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EUROEV Holdings Limited
Building 6419
Toelzer Strasse 30
81379 Munich, Germany
Telephone: +49 89 693135266
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Ave., Suite 204
Newark, Delaware 19711
Telephone: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Pang Zhang-Whitaker, Esq.
Darius R. Alam, Esq.
Womble Bond Dickinson (US) LLP
888 7th Avenue, 38th Floor
New York, NY 10106
332 258-8400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Pursuant to Rule 429 under the Securities Act, the prospectuses contained in this registration statement are combined prospectuses relating also to the registrant’s registration statement on Form F-4 (File No. 333-293608). Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this registration statement shall constitute post-effective amendment No. 1 to the registrant’s registration statement on Form F-4 (File No. 333-293608), which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

The Registrant and Co-registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and Co-registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANT

Exact Name of Co-registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Aiways Automobile Europe GmbH(1)(2)	Germany	3711	Not Applicable

(1)	The Co-registrant has the following principal executive offices:

Aiways Automobile Europe GmbH

Building 6419

Toelzer Strasse 30

81379 Munich, Germany

(2)	The agent for service for the Co-registrant is:

Puglisi & Associates
850 Library Ave., Suite 204
Newark, Delaware 19711
Telephone: (302) 738-6680

Explanatory note

EUROEV Holdings Limited (the “Company”) is filing this registration statement on Form F-1 pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement contains two prospectuses, each of which is a combined prospectus under Rule 429 relating also to the Company’s registration statement on Form F-4 (File No. 333-293608), first filed with the SEC on February 20, 2026, as subsequently amended (the “F-4 Registration Statement”) and which was declared effective by the SEC on August 24, 2026.

Resale Prospectus. The first prospectus is the prospectus that immediately follows this explanatory note (the “Resale Prospectus”). The Resale Prospectus relates to the offer and sale, from time to time, by the selling shareholders named therein (the “Selling Shareholders”) of up to 5,143,697 ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), consisting of (i) 3,000,000 Ordinary Shares to be issued in the Share Exchange to the Sellers designated as “Selling Company Shareholders” and (ii) 2,143,697 Ordinary Shares to be issued to Hudson SPAC Holding, LLC (the “Sponsor”) in connection with the Merger and released from the applicable lock-up restrictions under the Insider Letter Amendment, in each case upon the closing of the Business Combination. All of such Ordinary Shares were registered under the F-4 Registration Statement, remain unissued and will be issued upon the closing of the Business Combination.

Issuance Prospectus. The second prospectus is set forth under the caption “Alternate and Additional Pages for the Issuance Prospectus” beginning on page Alt-1 of this registration statement (the “Issuance Prospectus”). The Issuance Prospectus relates to the issuance by the Company of up to 44,677,866 Ordinary Shares, which constitute all of the Ordinary Shares registered under the F-4 Registration Statement that remain unissued as of the date of this registration statement and that are to be issued upon the closing of the Business Combination, consisting of (i) 38,540,000 Ordinary Shares issuable to the shareholders of Aiways Automobile Europe GmbH (“Aiways Europe”), (ii) up to 1,397,263 Ordinary Shares issuable to Hudson Acquisition I Corp.’s (“HUDA”) public stockholders and holders of HUDA Rights, (iii) 2,143,697 Ordinary Shares issuable to the Sponsor, (iv) 136,906 Ordinary Shares issuable to Chardan Capital Markets, LLC and (v) 2,460,000 Ordinary Shares issuable to certain financial advisors of Aiways Europe.

As of the date of this registration statement, the Business Combination has not been consummated and none of the Ordinary Shares registered under the F-4 Registration Statement has been issued or sold. After giving effect to the redemption of 6,140 HUDA Public Shares in connection with the Special Meeting, the Company expects to issue an aggregate of 44,671,726 Ordinary Shares under the Issuance Prospectus upon the Closing, and the balance of the 44,677,866 registered Ordinary Shares is expected to remain unissued. In addition, 820,000 of the Ordinary Shares previously registered under the F-4 Registration Statement for issuance to a certain financial advisor of Aiways Europe will instead be issued to the shareholders of Aiways Europe following the termination of the advisory agreement with such advisor and the determination of the Board of Aiways Europe, with no change in the aggregate number of Ordinary Shares registered under, or to be issued pursuant to, the F-4 Registration Statement.

Pursuant to Rule 429 under the Securities Act, this registration statement, which is a new registration statement, also constitutes post-effective amendment No. 1 to the F-4 Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

Because this registration statement operates upon effectiveness as post-effective amendment No. 1 to the F-4 Registration Statement, and because the prospectus that forms part of an earlier registration statement generally may not be used by itself once Rule 429 has been used to create a combined prospectus, the Issuance Prospectus is included in this registration statement so that a current prospectus remains available for the issuance of the previously registered Ordinary Shares upon the closing of the Business Combination.

The Resale Prospectus and the Issuance Prospectus are identical in all material respects except for the alternate and additional pages included for the Issuance Prospectus, which consist of an alternate front cover page, an alternate “About This Prospectus” section, an alternate “The Issuance” section, an alternate “Use of Proceeds” section, an alternate “Plan of Distribution” section and an alternate “Legal Matters” section. Each other section of this registration statement, including “Risk Factors,” “Capitalization,” the unaudited pro forma condensed combined financial information, the information concerning the Company, Aiways Europe and HUDA, “Principal Shareholders,” “Description of Securities,” “Taxation,” “Shares Eligible for Future Resale,” “Experts,” “Enforcement of Civil Liabilities,” “Where You Can Find More Information” and the financial statements included elsewhere in this registration statement, forms a part of each prospectus. The “Selling Shareholders” section forms a part of the Resale Prospectus only, and the alternate and additional pages form a part of the Issuance Prospectus only.

No additional Ordinary Shares are being registered for issuance under this registration statement, and no registration fee is payable in respect of the Ordinary Shares offered by the Issuance Prospectus, because those Ordinary Shares were previously registered under the F-4 Registration Statement and are being transferred to this registration statement pursuant to Rule 429(b) under the Securities Act. A registration fee is payable in connection with the registration of the resale of the 5,143,697 Ordinary Shares offered by the Resale Prospectus, calculated in accordance with Rule 457(a) under the Securities Act, as set forth in Table 1 of the filing fee table filed as Exhibit 107 to this registration statement. All of the Ordinary Shares covered by the Resale Prospectus and the Issuance Prospectus were previously registered under the F-4 Registration Statement and are included in this registration statement pursuant to Rule 429 under the Securities Act, and the registration fee attributable to their issuance was paid in connection with the F-4 Registration Statement; a separate registration fee, calculated in accordance with Rule 457(a) under the Securities Act, is payable in connection with the registration of the resale of the 5,143,697 Ordinary Shares offered by the Resale Prospectus. Information concerning those previously registered Ordinary Shares, including the security type and class, the amount previously registered, the form type, the file number and the initial effective date of the F-4 Registration Statement, is set forth in Table 1 and Table 3 (Combined Prospectuses) of the filing fee table filed as Exhibit 107 to this registration statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2026.

PRELIMINARY PROSPECTUS

EUROEV Holdings Limited

5,143,697 Ordinary Shares

This prospectus relates to 5,143,697 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of EUROEV Holdings Limited (“Pubco,” “EUROEV,” together with its subsidiaries, “we,” “us” or “our”), which will be issued to the selling shareholders named herein, or their pledgees, donees, transferees, or other successors in interest (collectively, the “Selling Shareholders”) upon the closing of the Business Combination Agreement, as described below, and which the Selling Shareholders may offer and sell, from time to time, in an amount up to such 5,143,697 Ordinary Shares. All of the Ordinary Shares covered by this prospectus were previously registered under our registration statement on Form F-4 (Registration No. 333-293608) (the “F-4 Registration Statement”), and no additional securities are being registered hereby.

The Business Combination Agreement, dated as of November 22, 2024 (as amended, the “Business Combination Agreement”), by and among Hudson Acquisition I Corp. (“HUDA”), EUROEV Holdings Limited, Aiways Merger Sub, Inc. (“Merger Sub”), Aiways Automobile Europe GmbH (“Aiways Europe”) and Aiways Tech Limited (the “Signing Seller”) contemplates certain transactions (the “Transactions”), pursuant to which, upon closing of the Business Combination Agreement, (i) Pubco will acquire all of the issued and outstanding ordinary shares of Aiways Europe from the Signing Seller and the other holders of Aiways Europe’s shares that executed joinder agreements (collectively, the “Sellers”) in exchange for Ordinary Shares, with Aiways Europe becoming a wholly owned subsidiary of Pubco (the “Share Exchange”), and (ii) immediately thereafter, Merger Sub will merge with and into HUDA, with HUDA surviving the merger as a wholly owned subsidiary of Pubco (the “Merger” and, together with the Share Exchange, the “Business Combination”). None of the Ordinary Shares offered by the Selling Shareholders under this prospectus are subject to the lock-up restrictions that otherwise apply to Pubco Ordinary Shares received in the Business Combination.

The securities covered by this prospectus consist of (i) 3,000,000 Ordinary Shares to be issued in the Share Exchange to certain Sellers and Parent Shareholders designated as “Selling Company Shareholders” under the Business Combination Agreement, and (ii) 2,143,697 Ordinary Shares to be issued to Hudson SPAC Holding, LLC (the “Sponsor”) in connection with the Merger and to be released from lock-up under the Insider Letter Amendment, in each case upon the closing of the Business Combination Agreement and solely to the extent such shares were registered under the F-4 Registration Statement. As of the date of this prospectus, the Business Combination has not been consummated, and none of such Ordinary Shares has been issued.

The Ordinary Shares offered by this prospectus will be issued, and may be resold by the Selling Shareholders, only if the Business Combination is consummated. The Ordinary Shares offered hereby will represent approximately 10.31% of our issued and outstanding Ordinary Shares, and approximately 10.31% of the voting power of our issued and outstanding Ordinary Shares, immediately following the Closing.

This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions.

The Selling Shareholders will offer the Ordinary Shares for resale at a fixed price of $9.00 per Ordinary Share in privately negotiated transactions until the Ordinary Shares are listed on The Nasdaq Capital Market and a trading market develops. Following the listing of the Ordinary Shares on Nasdaq and the commencement of trading, the Selling Shareholders may sell the Ordinary Shares at prevailing market prices, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. This prospectus is being used to permit the Selling Shareholders to resell Ordinary Shares that were registered under the F-4 Registration Statement and that are to be issued to them upon the Closing, in amounts and on terms determined at the time of offering. The Selling Shareholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. The Selling Shareholders are each deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Pubco will not receive any proceeds from the sale of any securities by the Selling Shareholders. Pubco will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Pubco has submitted an application to list the Pubco Ordinary Shares on Nasdaq Capital Market under the symbol “EUEV”. We may amend this prospectus from time to time by filing a post-effective amendment to the registration statement of which this prospectus forms a part. You should read this entire prospectus and any post-effective amendment carefully before you make your investment decision.

We are an “emerging growth company” and a “foreign private issuer” each as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Emerging Growth Company and Foreign Private Issuer Status.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is the Resale Prospectus described in the explanatory note to the registration statement of which this prospectus forms a part. That registration statement also contains a separate prospectus, the Issuance Prospectus, relating to the issuance by Pubco of up to 44,677,866 Ordinary Shares that were registered under the F-4 Registration Statement, remain unissued and are to be issued upon the Closing. No Ordinary Shares are being offered by the Selling Shareholders under the Issuance Prospectus, and no Ordinary Shares are being issued by Pubco under this prospectus.

Prospectus dated      , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). That registration statement contains two prospectuses: this prospectus, which relates to the resale of up to 5,143,697 Ordinary Shares by the Selling Shareholders, and a separate prospectus, the Issuance Prospectus, which relates to the issuance by us of up to 44,677,866 Ordinary Shares that were registered under the F-4 Registration Statement, remain unissued and are to be issued upon the Closing, and which appears under the caption “Alternate and Additional Pages for the Issuance Prospectus.” The Selling Shareholders may sell up to 5,143,697 Ordinary Shares from time to time as described in this prospectus. Until the Ordinary Shares are listed on The Nasdaq Capital Market and a trading market develops, the Selling Shareholders will sell the Ordinary Shares at a fixed price of $9.00 per Ordinary Share in privately negotiated transactions. Following the listing of the Ordinary Shares on The Nasdaq Capital Market, the Selling Shareholders may sell the Ordinary Shares at prevailing market prices, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution.” We will not receive any proceeds from the sale by the Selling Shareholders of the securities offered by them.

This prospectus includes important information about us and the Ordinary Shares being offered by the Selling Shareholders and other information you should know before investing. We may amend this prospectus from time to time by filing a post-effective amendment to the registration statement of which this prospectus forms a part, and any such post-effective amendment may contain material information relating to this offering and may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any post-effective amendment, you should rely on the information in the post-effective amendment. Before purchasing any securities, you should carefully read this prospectus and any post-effective amendment, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any post-effective amendment prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and in any post-effective amendment is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains, and any post-effective amendment may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus or any post-effective amendment may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any post-effective amendment. Accordingly, investors should not place undue reliance on this information.

We have used, registered, and/or applied to register certain trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name and logos are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

This prospectus is a combined prospectus pursuant to Rule 429 under the Securities Act which relates to the offer and sale, from time to time, by the Selling Shareholders named herein of up to 5,143,697 Ordinary Shares, all of which were registered under the Company’s registration statement on Form F-4 (File No. 333-293608), first filed with the SEC on February 20, 2026, as subsequently amended (the “F-4 Registration Statement”) and which was declared effective by the SEC on August 24, 2026, and all of which remain unissued and are to be issued to the Selling Shareholders upon the Closing. Pursuant to Rule 429 under the Securities Act, this registration statement, which is a new registration statement, also constitutes post-effective amendment No. 1 to the F-4 Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” “Pubco,” and “EUROEV” refer to EUROEV Holdings Limited, a BVI business company, and its subsidiaries, including, following the consummation of the Business Combination, Aiways Europe and HUDA. References to “Aiways Europe” refer to Aiways Automobile Europe GmbH, and references to “HUDA” refer to Hudson Acquisition I Corp., prior to the consummation of the Business Combination, respectively.

DEFINED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires:

●	“Accounting Principles” means in accordance with GAAP, as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Company Financials.

●	“AE” or “Aiways Europe” refers to Aiways Automobile Europe GmbH, a German limited liability company.

●	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of HUDA prior to the Closing.

●	“Aiways China” means Aiways Technology (Shangrao) Co. Ltd, Jiangxi Yiwei Automobile Manufacturing Co., Ltd., Aiways Automobile Technology, Shanghai Aiways Automobile Import & Export Co., Ltd. and Shangrao Aiways Yiwei Automobile Import & Export Co., Ltd.

●	“April 2025 Financial Projections” means the financial projections provided by Aiways Europe to HUDA in April 2025.

●	“August 2025 Financial Projections” means the financial projections provided by Aiways Europe to HUDA in August 2025.

●	“BCA Amendment” refers to the Amendment to the Business Combination Agreement, which was signed by the parties on March 25, 2025.

●	“Board” refers to the HUDA Board prior to the Closing and to the Pubco Board from and after the Closing, in each case as the context requires.

●	“Bridge Advance Amount” refers to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) advanced by Aiways Europe to HUDA.

●	“Business Combination” refers to the transactions contemplated by the Business Combination Agreement.

●	“Business Combination Agreement” or “BCA” refers to the Business Combination Agreement, together with the ancillary agreements, executed on November 22, 2024 by and among Hudson Acquisition I Corp., EUROEV Holdings Limited, Aiways Merger Sub, Inc., Aiways Automobile Europe GmbH and Aiways Tech Limited, as amended by the BCA Amendment.

●	“BVI” refers to the British Virgin Islands.

●	“BVI Act” refers to the BVI Business Companies Act, Revised Edition 2020.

●	“Chardan” refers to Chardan Capital Markets, LLC, the underwriter for HUDA’s IPO.

●	“Closing” refers to the closing of the transactions contemplated by the Business Combination Agreement.

●	“Closing Date” refers to the date on which the transactions contemplated in the Business Combination Agreement are consummated, including the merger and Share Exchange.

●	“Closing Redemption” refers to the redemption of HUDA Public Shares by stockholders who elected to have their shares repurchased in exchange for a pro rata portion of the Trust Account funds at the time of the Business Combination closing, as permitted under HUDA’s governing documents.

●	“Code” refers to the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

●	“Combination Period” refers to the time frame during which HUDA must complete an initial business combination.

●	“AE’s Ordinary Shares” or “Company Shares” refers to the issued and outstanding ordinary shares of Aiways Europe immediately prior to the consummation of the Business Combination.

●	“Company Shareholder Meeting” refers to the meeting of Aiways Europe shareholders convened to approve matters related to the Business Combination.

●	“Condition Precedent Proposals” refers to the Pubco Memorandum and Articles Proposal, the Pubco Director Election Proposal, the Equity Incentive Plan Proposal and the Insider Letter Amendment Proposal, each of which was approved by HUDA’s stockholders at the Special Meeting.

●	“Converted Sponsor Loans” refers to the loans made by the Sponsor to HUDA, as borrower, prior to the Closing, up to an aggregate principal amount of One Million Five Hundred Thousand U.S. Dollars ($1,500,000), which will be converted into Pubco Ordinary Shares at the Closing at a conversion price of Ten U.S. Dollars ($10.00) per Pubco Ordinary Share. As of June 30, 2026, the aggregate outstanding principal amount of such loans was $1,234,779.

●	“Delisting Notice” refers to the determination of the Nasdaq Hearings Panel, dated January 22, 2025, that HUDA had not satisfied Nasdaq’s continued listing requirements and that HUDA’s securities would be delisted from Nasdaq, pursuant to which trading in HUDA’s securities was suspended effective at the open of business on January 24, 2025.

●	“Deposit/Withdrawal At Custodian (DWAC)” refers to the electronic system operated by DTC, allowing transfer agents and broker-dealers to facilitate the movement of securities between accounts without requiring physical certificates.

●	“DGCL” refers to Delaware General Corporation Law.

●	“DTC” refers to the Depository Trust Company, a central securities depository that provides clearing, settlement, and custody services for securities in the U.S., enabling efficient trading and ownership transfer.

●	“Effective Time” refers to the time at which the Certificate of Merger is filed with the Delaware Secretary of State, or at such later time as specified in the Certificate of Merger, thereby effectuating the merger of Aiways Merger Sub, Inc. with and into HUDA pursuant to the Business Combination Agreement.

●	“Equity Stock Transfer” or “Equity” refers to Equity Stock Transfer LLC, the transfer agent and proxy solicitation service provider for HUDA, responsible for processing stock transfers, shareholder communications and proxy-related services.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended, which governs the trading of securities in the U.S. and establishes regulatory requirements for issuers, exchanges, and market participants.

●	“Exchange Consideration” refers to the aggregate value of Pubco Ordinary Shares issued to the Sellers in exchange for their Purchased Shares of Aiways Europe in connection with the Business Combination.

●	“Exchange Shares” refers to the Pubco Ordinary Shares to be issued in exchange for the outstanding shares of Aiways Europe in the Share Exchange.

●	“Exchange Time” refers to the time that a Certificate of Merger is filed as the consummation of the Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of DGCL.

●	“Extension Note” refers to promissory notes or other financial instruments issued by HUDA to deposit the requisite funds into the Trust Account to support the monthly extensions granted under the Extension Amendment.

●	“FATCA” refers to the Foreign Account Tax Compliance Act, a U.S. federal law enacted in 2010 that requires foreign financial institutions and certain non-financial foreign entities to report information about financial accounts held by U.S. taxpayers to the Internal Revenue Service.

●	“Financial Projections” means the April 2025 Financial Projections, the August 2025 Financial Projections and the November 2025 Financial Projections.

●	“Financing Agreements” refers to agreements entered into by HUDA or Pubco to secure additional capital to meet the minimum requirements for the Business Combination or for general corporate purposes.

●	“FINRA” refers to the Financial Industry Regulatory Authority, a self-regulatory organization that oversees broker-dealers in the U.S. securities industry.

●	“HUDA” refers to Hudson Acquisition I Corp., a Delaware corporation.

●	“HUDA Board” refers to the board of directors of HUDA.

●	“HUDA Charter” refers to the Second Amended and Restated Certificate of Incorporation of HUDA, as amended.

●	“HUDA Closing Expenses” means the aggregate amounts (without duplication) payable, as of the Closing and not paid prior to the Closing (including those that are contingent upon the consummation of the Closing), for (i) HUDA’s accrued Transaction Expenses, administrative expenses, indebtedness and any other liabilities in respect of costs and expenses incurred by or on behalf of HUDA (including accounting and auditing expenses, legal fees and expenses, trust expenses, leases, printing expenses and other costs and expenses), including any costs and expenses incurred by HUDA in connection with a Transaction Financing (excluding placement agent fees) and the costs of the premiums for the D&O Tail Insurance, (ii) HUDA’s deferred Transaction Expenses (including cash amounts payable to its underwriter and any legal fees) of the IPO, and (iii) any loans owed by HUDA to Sponsor for Transaction Expenses (including deferred Transaction Expenses), other costs and expenses incurred by or on behalf of HUDA, in each case, whether payable in cash or newly issued equity by Pubco, HUDA or the Company. For the avoidance of doubt, HUDA Closing Expenses will not include the Converted Sponsor Loans, the HUDA Bridge Advance or any Pubco SEC filing fees or registration fees.

v

●	“HUDA Common Stock” or “HUDA Common Shares” refer to the shares of Common Stock of HUDA, par value $0.0001 per share.

●	“HUDA Founder Shares” refers to the HUDA Common Shares owned by stockholders of HUDA prior to the Initial Public Offering.

●	“HUDA Pre-Closing Tax Liabilities” refers to those tax liabilities of HUDA that are required to be paid or satisfied in full at or prior to the Closing in order to consummate the transactions contemplated by the Business Combination Agreement.

●	“HUDA Private Rights” refer to the HUDA Rights sold as part of the HUDA Private Units sold in the private placement in connection with the Initial Public Offering.

●	“HUDA Private Shares” refer to the HUDA Common Shares sold as part of the HUDA Private Units sold in the private placement in connection with the Initial Public Offering.

●	“HUDA Private Units” refer to the units sold in the private placement in connection with the Initial Public Offering, with each unit consisting of one HUDA Common Share and one right to receive one-fifth (1/5) of one HUDA Common Share upon the consummation of an initial business combination.

●	“HUDA Public Shares” refers to the shares of HUDA Common Stock issued in HUDA’s Initial Public Offering, which are held by public investors and may be subject to redemption rights in connection with the Business Combination.

●	“HUDA Right(s)” refer to right(s) to receive one fifth (1/5) of one (1) HUDA Common Share upon consummation of HUDA’s initial business combination.

●	“HUDA Rights Holder” refers to holders of HUDA Rights.

●	“HUDA Securities” refers collectively to the securities issued by HUDA, including HUDA Common Stock, HUDA Rights and HUDA Units.

●	“HUDA Units” refer to the units of HUDA sold in the IPO, each comprising one HUDA Common Share, and one HUDA Right.

●	“Insider Letter” refers to the certain letter agreement, dated as of October 14, 2022, by and among HUDA, its officers and directors and the Sponsor.

●	“Insider Letter Amendment” refers to amendments to the Insider Letter modifying its original terms, often related to the Business Combination or the release of shares from transfer restrictions.

●	“Insolvency Act” refers to Insolvency Act, Revised Edition 2020.

●	“Interim Period” refers to the period between the execution of the Business Combination Agreement and the earlier of (i) the Closing of the Business Combination or (ii) the termination of the Business Combination Agreement in accordance with its terms, during which HUDA, Pubco, and Aiways Europe must operate in accordance with specified covenants and regulatory compliance obligations.

●	“Investment Company Act” refers to the U.S. Investment Company Act of 1940, as amended.

●	“IPO” or “Initial Public Offering” refers to the initial public offering of HUDA Units, consisting of (i) 6,000,000 HUDA Units sold at $10.00 per unit at the closing of the initial public offering on October 18, 2022 and (ii) 845,300 HUDA Units sold at $10.00 per unit at the closing of the partial exercise of the underwriter’s over-allotment option on October 21, 2022, for an aggregate of 6,845,300 HUDA Units.

●	“Joining Sellers” refers to any additional holders of shares in Aiways Europe who execute and deliver a joinder agreement to the Business Combination Agreement.

●	“KKG” or “Fairness Opinion Provider” refers to King Kee Appraisal and Advisory Limited, fairness opinion provider to HUDA.

●	“Lock-Up Agreements” refers to agreements entered into by certain shareholders (including insiders and key stakeholders) restricting the sale, transfer, or other disposition of their Pubco Ordinary Shares for a specified period following the Business Combination Closing.

●	“LOI” refers to a legally binding letter of intent signed by HUDA and Aiways Europe on May 14, 2024.

●	“Merger” refers to the transaction in which Aiways Merger Sub, Inc., a wholly-owned subsidiary of EUROEV Holdings Limited (Pubco), merges with and into Hudson Acquisition I Corp. (HUDA).

●	“Merger Sub” refers to Aiways Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco.

●	“Monthly Contribution” refers to the additional deposits made by the Sponsor or other parties into HUDA’s Trust Account on a monthly basis to extend the deadline for completing the Initial Business Combination, as permitted under the First Extension Amendment and subsequent extensions.

●	“Nasdaq” refers to The Nasdaq Stock Market.

●	“NLHRC” refers to “Nasdaq Listing and Hearing Review Council”, which is the independent advisory body within Nasdaq’s regulatory framework responsible for reviewing and making recommendations on listing standards.

●	“November 2025 Financial Projections” means the financial projections provided by Aiways Europe to HUDA in November 2025.

●	“Parent Shareholder” or “Parent Shareholders” refers to the shareholders of the Signing Seller’s ultimate parent entity that will receive Pubco Ordinary Shares in connection with the Business Combination.

●	“PIPE” refers to “Private Investments in Public Equity”, which is a private placement of Pubco Ordinary Shares or other securities to institutional or accredited investors in connection with or following the Business Combination to provide additional funding.

●	“Prohibited Transfer” refers to any sale, assignment, or disposition of securities that is restricted or disallowed under applicable agreements, regulatory requirements, or insider trading rules, including those under the Lock-Up Agreements.

●	“Pubco” refers to EUROEV Holdings Limited, for all times prior to and after the consummation of the Merger.

●	“Pubco A&R M&A” refers to the amended and restated memorandum and articles of association of Pubco, which were approved by HUDA’s stockholders at the Special Meeting and will become effective upon the Closing, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

●	“Pubco Board” refers to the board of directors of Pubco.

●	“Pubco Equity Incentive Plan” refers to the 2026 Pubco Equity Incentive Plan.

●	“Pubco Loans” refers to interest-free loans provided by the Signing Seller to Pubco, as required to pay any registration fees or filing fees payable to the SEC or Nasdaq by Pubco in connection with the Business Combination.

●	“Pubco Ordinary Shares” refers to the ordinary shares with a par value of $0.0001 each of Pubco.

●	“Public Shares” means the HUDA Common Shares sold as part of the HUDA Units in the Initial Public Offering.

●	“Public Stockholders” means holders of Public Shares.

●	“Purchased Shares” refers to all of the issued and outstanding ordinary shares of Aiways Europe held by the Sellers and to be acquired by Pubco pursuant to the Share Exchange.

●	“PX Capital Partners LP” refers the investment management firm that is the sole owner of the Sponsor, Hudson SPAC Holding LLC.

●	“QEF” refers to a type of qualified electing fund under U.S. tax law that allows U.S. shareholders of certain foreign corporations (such as Pubco) to report and pay taxes on their pro rata share of income annually rather than upon distribution.

●	“Record Date” refers to August 21, 2026, the record date fixed by HUDA for determining the stockholders entitled to notice of, and to vote at, the Special Meeting.

●	“Redemption” refers to the process by which holders of HUDA Common Stock may elect to have their shares repurchased by HUDA in exchange for a pro rata portion of the funds held in the Trust Account, in accordance with HUDA’s governing documents and applicable securities laws, typically in connection with the Business Combination.

●	“Registration Statement Effective Date” refers to the date on which the SEC declares the Registration Statement for the Business Combination effective, allowing the issuance of Pubco Ordinary Shares to HUDA stockholders.

●	“Rights Amendment” refers to the modification of the terms governing HUDA Rights.

●	“Section 7874 Percentage” refers to the ownership percentage calculation under Section 7874 of the U.S. Internal Revenue Code, which determines whether Pubco will be treated as a U.S. corporation for tax purposes based on the proportion of shares held by former HUDA stockholders following the Business Combination.

●	“Securities Exchange Act” refers to the Securities Exchange Act of 1934, a U.S. federal law governing the secondary trading of securities, reporting requirements, and other regulatory matters.

●	“Sellers” refers to the Signing Seller and all Joining Sellers.

●	“Selling Company Shareholders” refers to Aiways Tech Limited and FU DING Investment Limited, the Sellers whose Pubco Ordinary Shares are not subject to the Lock-Up Agreements and that are offering an aggregate of 3,000,000 Pubco Ordinary Shares for resale under this prospectus. The Selling Company Shareholders are insiders rather than non-insider holders: each is a party to the Business Combination Agreement and a pre-Closing shareholder of Aiways Europe, Aiways Tech Limited is the Signing Seller and will be Pubco’s controlling shareholder following the Closing, and each is deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act with respect to the Pubco Ordinary Shares it offers under this prospectus.

●	“Share Exchange” refers to the transaction under which Pubco acquires all Purchased Shares of Aiways Europe from the Sellers in exchange for issuing Pubco Ordinary Shares.

●	“Signing Seller” refers to Aiways Tech Limited, a Hong Kong company.

●	“Special Meeting” refers to the special meeting of the stockholders of HUDA held utilizing a virtual stockholder meeting format on September 14, 2026, at which HUDA’s stockholders approved the business combination proposal and the other proposals presented thereat.

●	“Sponsor” refers to Hudson SPAC Holding LLC, a Delaware limited liability company.

●	“Sponsor Agreement” refers to an agreement between the Sponsor, HUDA, and other parties, outlining the Sponsor’s obligations, rights, and restrictions concerning the Business Combination.

●	“Sponsor Loan” refers to the outstanding promissory notes issued by HUDA to the Sponsor, representing amounts actually loaned by the Sponsor to HUDA and remaining unpaid as of the relevant date.

●	“Sponsor Party” or “Sponsor Parties” refers to Sponsor and its affiliates, including any guarantors or other entities acting on behalf of the Sponsor in connection with the Business Combination Agreement.

●	“Substantial Business Activities Exception” refers to an exemption under Section 7874, which allows a foreign corporation (such as Pubco) to avoid being treated as a U.S. entity if it demonstrates substantial business operations in its home jurisdiction.

●	“Transaction Expenses” refers to all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to third party professional advisors (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any of the Target Companies; and (ii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer taxes imposed on HUDA, Pubco, Merger Sub or a Target Company in connection with the Transactions.

●	“Transaction Financing” refers to Financing Agreements for an aggregate of at least $100 million in proceeds on such terms and structuring, and using such strategy, placement agents and approach, as HUDA and Aiways Europe shall mutually agree.

●	“Transactions” refers to the series of actions and agreements contemplated under the Business Combination Agreement, including the merger of Aiways Merger Sub, Inc. into HUDA, the exchange of Company Shares for Pubco Ordinary Shares, and any related restructuring, financing, or regulatory compliance activities necessary to consummate the Business Combination.

●	“Treasury Shares” refers to shares of HUDA Common Stock or Pubco Ordinary Shares that were previously issued but have been reacquired by HUDA or Pubco, respectively, and are held in the company’s treasury, thereby reducing the number of outstanding shares in the market.

●	“Trust Account” refers to the trust account of HUDA which holds the net proceeds from the Initial Public Offering and certain of the proceeds from the sale of the HUDA Private Units, together with interest earned thereon.

●	“Trustee” refers to Continental Stock Transfer & Trust Company who signed the Investment Management Trust Agreement as Trustee.

●	“UPO” refers to United Purchase Option, an option granted to the underwriter(s) in HUDA’s Initial Public Offering, allowing them to purchase HUDA securities at a predetermined price within a specified period, as set forth in the underwriting agreement.

●	“USRPHC” refers to United States Real Property Holding Corporation, a foreign corporation that holds U.S. real property interests, and where the fair market value of those interests exceeds 50% of the value of its total assets, as defined under Section 897 of the U.S. Internal Revenue Code.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, including market size and growth of the markets in which we participate, that are based on industry publications, reports and forecasts prepared by our management. In some cases, we do not expressly refer to the sources from which these estimates and information are derived. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

The sources of certain statistical data, estimates, and forecasts contained in this prospectus include independent industry reports from Schmidt Automotive Research, a third-party research firm.

Certain estimates of market opportunity, including internal estimates of the addressable market for us and forecasts of market growth, included in this prospectus may prove inaccurate. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts in this prospectus relating to the size of our target market, market demand and adoption, capacity to address this demand, and pricing may prove to be inaccurate. The addressable market we estimate may not materialize for many years, if ever, and even if the markets in which we compete meet the size estimates in this prospectus, our business could fail to successfully address or compete in such markets, if at all.

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Certain other amounts that appear in this prospectus may not sum due to rounding.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We believe we own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business, including through our wholly owned subsidiary, Aiways Automobile Europe GmbH. In addition, our names, logos and domain names are our service marks or trademarks. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are used without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All other trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners.

x

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our and our management team’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things: the anticipated benefits of the Business Combination; results of operations; financial condition; liquidity; our ability to continue as a going concern; prospects; growth; strategies and the markets in which we operate, including estimates and forecasts of financial and operational metrics, projections of market opportunity, market share and vehicle sales; expectations and timing related to commercial product launches, including the start of production and launch of any future products, the performance, range and other features of our vehicles; future market opportunities, including with respect to energy storage systems and automotive partnerships; future manufacturing capabilities and facilities; future sales channels and strategies; and future market launches and expansion.

Such forward-looking statements are based on available current market information and the current expectations of our management, including beliefs and forecasts concerning future developments and the potential effects of such developments on us. Factors that may impact such forward-looking statements include:

●	the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Pubco, Aiways Europe or HUDA or the expected benefits of the proposed transactions;

●	our failure to realize the anticipated benefits of the Business Combination;

●	the outcome of any legal proceedings that have been or may be instituted against us, HUDA or Aiways Europe in connection with the Business Combination;

●	our ability to meet stock exchange listing standards following the consummation of the Business Combination;

●	our ability to continue as a going concern and to obtain additional financing on acceptable terms, or at all, particularly because we will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders;

●	the effect on the market price of our Ordinary Shares of sales, or the perception of sales, of a substantial number of Ordinary Shares by the Selling Shareholders, including upon the expiration of any applicable lock-up restrictions;

●	changes in domestic and foreign business, market, financial, political and legal conditions;

●	our ability to enter into or maintain partnerships with our strategic partners, including original equipment manufacturers, vendors and technology providers, and to source new suppliers for our critical components, and to complete building out our supply chain, while effectively managing the risks due to such relationships;

●	risks relating to the uncertainty of our projected financial information, including underlying assumptions regarding expected development and launch timeliness for our cars, manufacturing in the United States starting as planned, demand for our vehicles or car sale volumes, revenue and margin development based on pricing, variant and market mix, cost reduction efficiencies, logistics and growing aftersales as our total fleet of cars and customer base grow;

●	delays in the development, design, manufacture, launch and financing of our vehicles and our reliance on a limited number of vehicle models to generate revenues;

●	risks related to the timing of expected business milestones and commercial launches, including our ability to mass produce our current and new vehicle models;

●	increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors;

●	our reliance on our partners to manufacture vehicles at a high volume, and on the allocation of sufficient production capacity to us by our partners in order for us to be able to increase our vehicle production volumes;

●	risks related to future market adoption of our offerings;

●	risk related to our distribution model;

●	the effects of competition and the pace and depth of electric vehicle adoption generally on our future business;

●	changes in regulatory requirements, governmental incentives and fuel and energy prices;

●	our ability to rapidly innovate;

●	our ability to effectively manage our growth and recruit and retain key employees, including our chief executive officer and executive team;

●	our reliance on our partnerships with vehicle charging networks to provide charging solutions for our vehicles and our strategic partners for servicing our vehicles and their integrated software;

●	our ability to establish our brand and capture additional market share, and the risks associated with negative press or reputational harm;

●	the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

●	the impact of pandemics on our business, projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and

●	the other risks and uncertainties included in this prospectus in the section titled “Risk Factors” and in other documents filed, or to be filed, with the SEC by us.

There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before you invest in our Ordinary Shares, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this prospectus or in any post-effective amendment may adversely affect us and the market price of our Ordinary Shares.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors,” the financial statements and related notes thereto and the other documents to which this prospectus refers, before deciding to invest in our Ordinary Shares. Unless otherwise indicated or the context otherwise requires, references in this summary to “we,” “us,” “our,” “Pubco” and “EUROEV” refer to EUROEV Holdings Limited and its consolidated subsidiaries, including, following the consummation of the Business Combination, Aiways Europe and HUDA.

Overview

We are a BVI business company incorporated under the laws of the British Virgin Islands on October 16, 2024. As of the date of this prospectus, the Business Combination has not been consummated. Upon the closing of the Business Combination, Aiways Europe and HUDA will become our wholly owned subsidiaries and we will become a publicly traded company. We intend for our Ordinary Shares to be listed on The Nasdaq Capital Market under the symbol “EUEV” upon the closing of the Business Combination.

Our Business

Through Aiways Automobile Europe GmbH (“Aiways Europe”), which will become our wholly owned subsidiary upon the Closing, we are dedicated to the development and distribution of battery electric vehicles (“BEVs”), bringing advanced technologies and affordability to the European market. Since commencing its operations in 2020, Aiways Europe has been importing, distributing, and supporting BEVs from Shangrao Jiangxi Yiwei Automobile Manufacturing Co., Ltd, a Chinese manufacturer of BEVs (“Aiways Shangrao”) in 16 European countries.

Our operations encompass the following areas:

1.	Importing electrical vehicles from China to Europe;

2.	Distributing electrical vehicles across 16 European countries, with direct-to-customer sales in Germany;

3.	Managing customer relationships and providing aftersales support and parts to ensure ongoing engagement and satisfaction;

4.	Operating a technical center in Munich, Germany focused on calibrating and adapting our vehicles to meet customer expectations and standards in Europe;

5.	Preparing to launch local manufacturing to increase operational and tax efficiency and attain product diversity, and supply chains in order to reduce reliance on imports from China.

Since 2020, Aiways Europe has been operating as the exclusive distributor of Aiways vehicles within Europe, earning revenue through commissions by selling electrical vehicles made in China to importers and dealers in our European network. To date, we have sold approximately 6,000 vehicles through our importers, dealers and directly, and have received positive feedback from both customers and the automotive press in general.

Despite strong market demand for our products, in 2022 and 2023, global shortages of chips and automotive components severely constrained production capacity of our supplier. Additionally, Aiways China has suspended its manufacturing since February 2023.

Between 2020 to 2021, we sold the Aiways U5 model. We achieved notable success, ranking as the top-selling new energy vehicle (NEV) brand from China in Europe in 2021. Aiways ranked third among Chinese brands with European ties, just behind SAIC’s MG and Geely’s Volvo in 2021, measured by the number of cars sold. During the period of 2021 to 2022, we expanded our operations to 16 territories, including France, Germany, Spain, Italy and Israel. We have built a robust system that consists of EV distribution (i.e. dealers and sales outlets) and aftersales support networks (i.e., networks of auto repair shops) throughout European markets. In April 2023, we introduced the U6 SUV coupe, receiving positive reviews from the automotive press across Europe.

During the current shutdown, our operations include servicing existing customers and delivering on warranty commitments as well as developing a plan to restart our distribution business through an approach of European production through assembly lines with components provided by Chinese suppliers, to find new suppliers in the same business area (eVs from China) and to branch out to light vehicles (L6 and L7 vehicles), which are limited in speed to a maximum of 90km/h and therefore have lower homologation (i.e. approval for registration and driving on public roads in Europe) requirements.

As of June 30, 2026, Aiways Europe had cash of $6,360, and there is substantial doubt about our ability to continue as a going concern. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders under this prospectus. See “Risk Factors.”

Organizational Structure

The following diagram sets forth our corporate structure, including our principal subsidiaries, immediately following the consummation of the Business Combination.

At the Closing, we expect to issue an aggregate of 49,871,726 Ordinary Shares, consisting of (i) 39,360,000 Ordinary Shares to be issued to the Sellers, (ii) 2,143,697 Ordinary Shares to be issued to the Sponsor, (iii) 1,391,123 Ordinary Shares to be issued to former HUDA public stockholders and HUDA Rights holders, (iv) 1,640,000 Ordinary Shares to be issued to certain financial advisors of Aiways Europe, (v) 5,200,000 Ordinary Shares to be issued to the PIPE Investors, and (vi) 136,906 Ordinary Shares to be issued to Chardan Capital Markets, LLC (“Chardan”). In connection with the Special Meeting, holders of 6,140 HUDA public shares redeemed, leaving 22,063 HUDA public shares outstanding.

The Business Combination

On November 22, 2024, we entered into the Business Combination Agreement with Hudson Acquisition I Corp., a Delaware corporation (“HUDA”), Aiways Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), Aiways Europe and Aiways Tech Limited, a Hong Kong company (the “Signing Seller” and, together with the other holders of Aiways Europe’s shares that executed and delivered joinder agreements, the “Sellers”). On March 25, 2025, the parties entered into an amendment to the Business Combination Agreement.

Upon the closing of the Business Combination (the date of such closing, the “Closing Date”), (a) we will acquire all of the issued and outstanding ordinary shares of Aiways Europe from the Sellers in exchange for our Ordinary Shares, such that Aiways Europe will become our wholly owned subsidiary and the Sellers will become our shareholders (the “Share Exchange”), and (b) immediately thereafter, Merger Sub will merge with and into HUDA, with HUDA surviving as our wholly owned subsidiary (the “Merger” and, together with the Share Exchange and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the Merger, each issued and outstanding share of HUDA common stock will be converted into the right to receive one Ordinary Share, and each issued and outstanding HUDA Right will be converted into the right to receive one-fifth (1/5) of one Ordinary Share.

Following the effectiveness of the F-4 Registration Statement on August 24, 2026, HUDA held the Special Meeting on September 14, 2026. On August 21, 2026, the record date for the Special Meeting, there were 2,111,028 shares of common stock outstanding and entitled to vote at the Special Meeting, approximately 98.17% of which were represented in person or by proxy. HUDA's stockholders approved each of the proposals presented at the Special Meeting, including the proposal to approve the Business Combination Agreement and the proposal to release up to an aggregate of 3,000,000 Pubco Ordinary Shares to be issued to the Sponsor from the transfer restrictions of the Insider Letter, with 2,072,493 votes cast for each such proposal and no votes cast against or abstaining. In connection with the Special Meeting, the holders of 6,140 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.03 per share, for an aggregate redemption amount of approximately $67,725, leaving approximately $246,300 in the Trust Account. Following such redemptions, 22,063 Public Shares remained outstanding, and the period during which HUDA's public stockholders could exercise redemption rights in connection with the Business Combination has expired.

As of the date of this prospectus, the Business Combination has not been consummated. The Closing remains subject to the satisfaction or, to the extent permitted, waiver of the remaining conditions set forth in the Business Combination Agreement, including the approval of the Pubco Ordinary Shares for listing on The Nasdaq Capital Market. The Ordinary Shares offered by this prospectus will be issued only if the Business Combination is consummated. See “Risk Factors.”

Consideration

In consideration for the Share Exchange, we will issue to the Sellers an aggregate of 39,360,000 Ordinary Shares (the “Exchange Shares”), having an aggregate value (the “Exchange Consideration”) equal to $410,000,000, plus the amount of any Transaction Financing made into Aiways Europe or its subsidiaries prior to the Closing, with each Ordinary Share valued at $10.00.

Agreements

Sponsor Agreement

In connection with the Business Combination Agreement, Hudson SPAC Holding, LLC (the “Sponsor”), Pengfei Xie (the “Sponsor Guarantor”), Aiways Europe, Pubco and HUDA entered into a letter agreement (the “Sponsor Agreement”), pursuant to which, among other things, (a) the Sponsor and the Sponsor Guarantor agreed, jointly and severally, to pay all HUDA closing expenses (other than HUDA pre-closing tax liabilities) and to indemnify us, HUDA and Aiways Europe to the extent any such expenses were not paid or otherwise satisfied as of the Closing, (b) we agreed to repay the Sponsor, in cash without interest within one month after the Closing, any required HUDA pre-closing tax liabilities paid by the Sponsor, and (c) HUDA’s obligations under loans made by the Sponsor to HUDA prior to the Closing, up to an aggregate of $1,500,000, will be converted into Ordinary Shares at the Closing at a conversion price of $10.00 per Ordinary Share (the “Converted Sponsor Loans”). As of June 30, 2026, the aggregate outstanding principal amount of the Converted Sponsor Loans was $1,234,779.

Insider Letter Amendment

In connection with the Business Combination Agreement, HUDA, Pubco, the Sponsor, Aiways Europe and other HUDA insiders entered into an amendment (the “Insider Letter Amendment”) to the letter agreement entered into in connection with HUDA’s initial public offering (the “Insider Letter”), which, effective as of the Closing, will assign the rights and obligations of HUDA under the Insider Letter to us and provides that up to an aggregate of 3,000,000 Ordinary Shares to be issued in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Private Rights, together with the Ordinary Shares to be issued in satisfaction of the Converted Sponsor Loans, will be released from the lock-up periods applicable thereunder. In addition, 3,000,000 Ordinary Shares to be issued to certain Sellers and the Parent Shareholders will not be subject to any lock-up restrictions pursuant to the Business Combination Agreement.

Lock-Up Agreement

At the Closing, each Seller and Parent Shareholder, other than the Selling Company Shareholders, which will receive an aggregate of 3,000,000 Ordinary Shares upon the Closing that will not be subject to the Lock-Up Agreements, will enter into a lock-up agreement with us and HUDA (the “Lock-Up Agreements”), which will become effective as of the Closing. Each of Selling Company Shareholders is a party to the Business Combination Agreement and a pre-Closing shareholder of Aiways Europe, Aiways Tech Limited is the Signing Seller and will be our controlling shareholder immediately following the Closing, and each of them is deemed to be an underwriter within the meaning of Rule 145(c) and Section 2(a)(11) of the Securities Act with respect to the Ordinary Shares it offers under this prospectus. See “Selling Shareholders” and “Plan of Distribution.” The Lock-Up Agreements will apply to all of the Ordinary Shares to be issued to such Sellers or Parent Shareholders under the Business Combination Agreement (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”).

Pursuant to each Lock-Up Agreement, each holder agreed not to, during the period commencing from the Closing Date and ending on (A)(x) with respect to 50% of the Restricted Securities, the earlier of the six (6) month anniversary of the Closing Date) and the date on which the closing price of the Ordinary Shares exceeds $12.50 for any 20 trading days within a 30-day trading period following the Closing and (y) with respect to the remaining 50% of the Restricted Securities, the six (6) month anniversary of the Closing Date) or (B) if earlier, the date after the Closing on which we consummate a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of our shareholders having the right to exchange their equity holdings in us for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).

Summary of Lock-Up and Unrestricted Shares.

The transfer restrictions applicable to the Ordinary Shares to be issued upon the Closing will vary by holder, as summarized below.

(1)	Eighteen (18)-Month Lock-Up. The 3,847,260 Ordinary Shares to be held by certain key shareholders of Aiways Europe (the “Extended Lock-Up Holders”), consisting of AIWAYS FUQIANG Holdings Limited, KEY WE LIMITED PARTNERSHIP and KEY JUNE LIMITED PARTNERSHIP , will be subject to an eighteen (18)-month lock-up.

(2)	Twelve (12)-Month and Nine (9)-Month Lock-Up. Of the 21,675,161 Ordinary Shares to be held by the Signing Seller and the Parent Shareholders receiving Ordinary Shares pursuant to the Signing Seller Distribution (other than the Selling Company Shareholders), fifty percent (50%) will be subject to a twelve (12)-month lock-up and fifty percent (50%) will be subject to a nine (9)-month lock-up.

(3)	Six (6)-Month Lock-Up. The 10,837,579 Ordinary Shares to be issued to other shareholders of Aiways Europe, the 1,640,000 Ordinary Shares to be issued to financial advisors of Aiways Europe, and the 136,906 Ordinary Shares to be issued to Chardan as Representative Shares will be subject to a six (6)-month lock-up.

(4)	Shares Not Subject to Lock-Up. The 3,000,000 Ordinary Shares to be issued to the Selling Company Shareholders will not be subject to any contractual lock-up restrictions.

(5)	Sponsor Shares Released from Lock-Up. Up to 2,143,697 Ordinary Shares to be issued to the Sponsor will be released from the lock-up periods under the Insider Letter upon the Closing pursuant to the Insider Letter Amendment.

PIPE Investment

Pubco, Aiways Europe and HUDA entered into subscription agreements (the “PIPE Subscription Agreements”) with certain accredited investors (the “PIPE Investors”) on November 26, 2025, December 15, 2025, December 16, 2025, June 6, 2026, June 12, 2026, July 9, 2026, October 14, 2026 and October 16, 2026 pursuant to which the PIPE Investors agreed to subscribe for an aggregate of 5,200,000 Ordinary Shares (the “PIPE Shares”), consisting of 2,200,000 PIPE Shares at a purchase price of $5.00 per share and 3,000,000 PIPE Shares at a purchase price of $8.00 per share, for aggregate gross proceeds of $35.0 million. On October 14, 2026, Pubco, Aiways Europe and HUDA entered into an additional subscription agreement with XABRO LLC (“XABRO”) for 750,000 additional Ordinary Shares at $8.00 per share, for an additional purchase price of $6.0 million, increasing XABRO’s total subscription to 1,750,000 Ordinary Shares for $14.0 million. On October 16, 2026, Pubco, Aiways Europe and HUDA entered into a subscription agreement with CLB HOLDING PTE LTD (“CLB”) for 1,000,000 Ordinary Shares at $5.00 per share, for an aggregate purchase price of $5.0 million. The PIPE Shares are expected to be issued substantially concurrently with the Closing.

Pursuant to the PIPE Subscription Agreements, we agreed to file with the SEC, at our sole cost and expense, a registration statement registering the resale of the PIPE Shares. The PIPE Shares are subject to a six-month lock-up following the Closing, subject to certain customary exceptions.

Emerging Growth Company and Foreign Private Issuer Status

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. We have elected not to use such extended transition period, which means that we will comply with new or revised financial accounting standards as of the dates on which compliance is required for public companies that are not emerging growth companies.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including exemptions from quarterly reporting requirements, the proxy rules under Section 14 of the Exchange Act, and the insider reporting and short-swing profit recovery provisions under Section 16 of the Exchange Act. We are permitted to follow home country practice in lieu of certain Nasdaq corporate governance requirements. See “Risk Factors — Risks Related to Pubco’s Securities” for details.

Corporate Information

Our principal executive offices are located at Building 6419, Toelzer Strasse 30, 81379 Munich, Germany, and our telephone number is +49 89 693135266. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Ave., Suite 204, Newark, Delaware 19711.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of our Ordinary Shares. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus.

Securities offered by the Selling Shareholders	We are registering the resale by the Selling Shareholders named in this prospectus, or their permitted transferees, of an aggregate of 5,143,697 Ordinary Shares, consisting of (i) 3,000,000 Ordinary Shares to be issued to the Selling Company Shareholders in the Share Exchange and (ii) 2,143,697 Ordinary Shares to be issued to the Sponsor in connection with the Merger, in each case upon the closing of the Business Combination, all of which were registered under the F-4 Registration Statement (Registration No. 333-293608) and remain unissued. The Selling Shareholders may sell up to all of such Ordinary Shares. No additional Ordinary Shares are being registered for issuance hereby; the resale of the Ordinary Shares offered by this prospectus is registered hereby, and a registration fee calculated in accordance with Rule 457(a) under the Securities Act is payable in connection with that resale registration. The 3,000,000 Ordinary Shares described in clause (i) and the 3,000,000 Ordinary Shares released from lock-up under the Insider Letter Amendment are two separate pools of Ordinary Shares. The first consists of Ordinary Shares to be issued to the Selling Company Shareholders in the Share Exchange that are not subject to the Lock-Up Agreements. The second consists of up to 3,000,000 Ordinary Shares to be issued to the Sponsor in the Merger that are released from the lock-up restrictions under the Insider Letter, of which 2,143,697 Ordinary Shares are expected to be issued and are offered under this prospectus.

Price per share	The Ordinary Shares covered by this prospectus will be resold by the Selling Shareholders only at a fixed price of $9.00 per share until a trading market develops for the Ordinary Shares. After a trading market develops, which we expect to occur upon the listing of the Ordinary Shares on The Nasdaq Capital Market and the commencement of trading following the Closing, the Selling Shareholders may sell the Ordinary Shares at prevailing market prices, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution.”

Terms of the offering	The Selling Shareholders will determine when and how they will dispose of the Ordinary Shares registered under this prospectus for resale.

Ordinary Shares to be outstanding immediately after the Closing	49,871,726 Ordinary Shares, assuming the issuance of all Ordinary Shares to be issued in connection with, and upon the closing of, the Business Combination, including the Ordinary Shares offered hereby. As of the date of this prospectus, the Business Combination has not closed and one Ordinary Share is issued and outstanding.

Use of proceeds	All of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

Dividend policy	We have not paid any cash dividends on our equity securities to date. The payment of any cash dividends will be within the discretion of the Board. It is currently not expected that the Board will declare any dividends in the foreseeable future. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time. We have not identified a paying agent in relation to any payment of cash dividends. See “Dividend Policy.”

Risk factors	Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Market for our Ordinary Shares	We have applied to list our Ordinary Shares on The Nasdaq Capital Market under the symbol “EUEV” upon the closing of the Business Combination. As of the date of this prospectus, our Ordinary Shares are not listed on any securities exchange and no public trading market for our Ordinary Shares exists.

SELECTED HISTORICAL FINANCIAL DATA OF HUDA

HUDA’s balance sheet data as of December 31, 2025, are derived from HUDA’s audited financial statements included elsewhere in this prospectus. HUDA’s statement of operations data for the six months ended June 30, 2026 and 2025, and balance sheet data as of June 30, 2026 are derived from HUDA’s unaudited financial statements included elsewhere in this prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read carefully the following selected information in conjunction with “HUDA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and HUDA’s historical financial statements and accompanying footnotes, included elsewhere in this prospectus.

	For the Six Months Ended June 30,
	2026	2025
Operating expenses:
General and administrative expenses	$243,338	$395,266
Reversal of over-accrued franchise tax expense	(191,583)	—
Loss from operations	(51,755)	(395,266)
Other income:
Interest earned on marketable securities held in Trust Account	7,231	22,793
Interest earned on cash account	3,184	1
Other income	10,415	22,794

Income (loss) before income taxes	(41,340)	(372,472)
Provision for income taxes	(3,000)	12,000
Net income (loss)	$(44,340)	$(360,472)

Net income attributable to common stock subject to possible redemption – as adjusted	4,231	34,793
Basic and diluted weighted-average shares outstanding, common stock subject to possible redemption	36,771	98,263
Basic and diluted net income per share, common stock subject to possible redemption – as adjusted	$0.12	$0.35
Net loss attributable to common stockholders	(48,571)	(395,265)
Weighted-average common shares outstanding, basic and diluted	2,082,825	2,082,825
Net loss per share common share, basic and diluted	$(0.02)	$(0.19)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$349,795	$346,611
Prepaid expenses and other current assets	5,000	5,000
Total current assets	354,795	351,611

Marketable securities held in Trust Account	414,071	406,761
Interest receivable	1,204	1,283
Right-of-use assets, net	26,959	36,814
Total assets	$797,029	$796,469

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$947,341	$817,509
Franchise tax payable	—	200,000
Income tax payable	940,000	937,000
Excise tax payable	725,989	725,989
Notes payable – bridge loan	1,500,000	1,500,000
Convertible notes payable – related party	1,234,779	1,115,977
Short-term lease liabilities	13,883	13,605
Total current liabilities	5,361,992	5,310,080
Deferred underwriting commissions	2,723,060	2,723,060
Long-term lease liabilities	5,103	12,115
Total liabilities	8,090,155	8,045,255

Commitments and Contingencies (Note 5)
Common stock subject to possible redemption, 36,771 and 36,771 shares at redemption value of $11.03 and $11.03 per share as of June 30, 2026 and December 31, 2025, respectively	$600,120	$595,889

Stockholders’ deficit:
Common stock, par value $0.0001, 200,000,000 shares authorized; 2,082,825 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	209	209
Accumulated deficit	(7,893,455)	(7,844,884)
Total stockholders’ deficit	(7,893,246)	(7,844,675)
Total liabilities, redeemable common stock and stockholders’ deficit	$797,029	$796,469

SELECTED HISTORICAL FINANCIAL DATA OF AIWAYS EUROPE

The balance sheet data of Aiways Europe as of December 31, 2025 are derived from the audited financial statements of Aiways Europe included elsewhere in this prospectus. The balance sheet data as of June 30, 2026 and the statement of operations data for the six months ended June 30, 2025 and 2026 are derived from the unaudited interim condensed financial statements of Aiways Europe included elsewhere in this prospectus. The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected information of Aiways Europe and the historical financial statements and accompanying footnotes, which are included elsewhere in this prospectus.

	For the six months ended June 30,
	2025	2026
	EUR	EUR	US$
Revenues	294,541	10,012	11,431
Cost of revenues	(247,985)	(18,229)	(20,812)
Gross profit	46,556	(8,217)	(9,381)
Payroll expenses	(540,211)	(276,893)	(316,129)
Depreciation and amortization	(182,815)	(52,225)	(59,625)
Total operating expenses	(723,026)	(329,118)	(375,754)
Other operating expenses	(582,002)	(442,297)	(504,970)
Operating loss	(1,258,472)	(779,632)	(890,105)
Other income, net	13,739	24,627	28,117
Interest income	30	—	—
Interest expenses	(359,069)	(235,136)	(268,455)
Foreign currency exchange loss	—	(6,719)	(7,671)
Loss before income taxes	(1,603,772)	(996,860)	(1,138,114)
Income tax expense	—	—	—
Net loss attributable to the Company’s ordinary shareholders	(1,603,772)	(996,860)	(1,138,114)

Comprehensive loss
Net loss	(1,603,772)	(996,860)	(1,138,114)
Other comprehensive loss
Foreign currency translation adjustment	—	—	—
Comprehensive loss attributable to the Company’s ordinary shareholders	(1,603,772)	(996,860)	(1,138,114)

Loss per share:
Ordinary shares – basic and diluted	(0.79)	(0.49)	(0.56)

Weighted average shares outstanding used in calculating basic and diluted loss per share:
Ordinary shares – basic and diluted	2,025,000	2,025,000	2,025,000

	As of December 31, 2025	As of June 30, 2026
	EUR	EUR	US$
ASSETS
Current assets:
Cash	9,905	5,571	6,360
Accounts receivable, net	275,073	107,115	122,293
Accounts receivable from related parties	250,077	83,839	95,719
Inventories, net	417,477	393,842	449,649
Bridge loan to third party for business combination transaction	1,280,333	1,313,831	1,500,000
Prepayments and other current assets	345,087	372,688	425,498
Total current assets	2,577,952	2,276,886	2,599,519

Non-current assets:
Property and equipment, net	81,249	33,496	38,242
Operating lease right-of-use assets, net	206,915	149,350	170,513
Intangible assets, net	64,040	41,870	47,803
Deferred transaction costs	728,749	894,076	1,020,766
Total non-current assets	1,080,953	1,118,792	1,277,324
Total assets	3,658,905	3,395,678	3,876,843

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Long-term borrowings-current portion	4,339,928	4,533,789	5,176,227
Accounts payable	440,149	435,279	496,958
Warranty liabilities – current portion	213,813	198,657	226,807
Accrued expenses and other liabilities	2,449,600	2,719,812	3,105,206
Loan due to a third party	1,118,838	1,154,028	1,317,554
Operating lease liabilities – current	126,842	138,233	157,821
Accounts payable to related parties	55,202	55,202	63,024
Due to related parties	1,062,385	1,405,953	1,605,177
Total current liabilities	9,806,757	10,640,953	12,148,774

Non-current liabilities:
Operating lease liabilities – non-current	96,635	24,875	28,400
Warranty liabilities – non-current portion	38,368	9,565	10,920
Total non-current liabilities	135,003	34,440	39,320
Total liabilities	9,941,760	10,675,393	12,188,094

Shareholders’ deficit:
Ordinary shares	2,025,000	2,025,000	2,311,943
Additional paid-in capital	29,232,630	29,232,630	33,374,894
Accumulated deficit	(37,540,485)	(38,537,345)	(43,998,088)
Total shareholders’ deficit	(6,282,855)	(7,279,715)	(8,311,251)
Total liabilities and deficit	3,658,905	3,395,678	3,876,843

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION AND COMPARATIVE PER SHARE DATA

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on them results of Pubco. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of Pubco upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that Pubco will experience. Aiways Europe and HUDA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

On September 14, 2026, HUDA held the Special Meeting. On August 21, 2026, the record date for the Special Meeting, there were 2,111,028 shares of common stock outstanding and entitled to vote at the Special Meeting, approximately 98.17% of which were represented in person or by proxy. HUDA's stockholders approved each of the proposals presented at the Special Meeting, including the proposal to approve the Business Combination Agreement and the proposal to release up to an aggregate of 3,000,000 Pubco Ordinary Shares to be issued to the Sponsor from the transfer restrictions of the Insider Letter, with 2,072,493 votes cast for each such proposal and no votes cast against or abstaining. In connection with the Special Meeting, the holders of 6,140 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.03 per share, for an aggregate redemption amount of approximately $67,725, leaving approximately $246,300 in the Trust Account. Following such redemptions, 22,063 Public Shares remained outstanding. The unaudited pro forma combined financial information included herein reflects these actual redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are (i) the issuance of 39,360,000 Pubco Ordinary Shares to the shareholders of Aiways Europe, (ii) the issuance of 2,143,697 Pubco Ordinary Shares in exchange for the Sponsor’s currently-held HUDA Common Shares and HUDA Rights prior to the effective time of the Business Combination and settlement of all HUDA closing expenses other than pre-closing tax liabilities and loans conversion. The underwriter representative shares and UPO issuable based on the Engagement letter between HUDA and Chardan dated March 14, 2021, shall be considered a part of the HUDA Closing Expenses as defined in the Business Combination Agreement, dated as of November 22, 2024, by and among HUDA, EUROEV Holdings Limited (“Pubco”), Aiways Merger Sub, Inc., Aiways Automobile Europe GmbH (the “Company”) and Aiways Tech Limited (the “BCA”). (iii) the conversion of each HUDA Common Share issued and outstanding immediately prior to the effective time of the Business Combination into one validly issued Pubco Ordinary Share, (iv) the conversion of each HUDA Right issued and outstanding immediately prior to the effective time of the Business Combination into one-fifth (1/5) of one Pubco Ordinary Share, (v) the issuance of 136,906 Pubco Ordinary Shares as HUDA’s deferred representative shares to Chardan, (vi) the issuance of an aggregate of 1,640,000 Pubco Ordinary Shares to financial advisors of Aiways Europe, consisting of 820,000 Pubco Ordinary Shares to Byland Capital Management and 820,000 Pubco Ordinary Shares to Bitsea Technology Holding Limited, (vii) the issuance of 5,200,000 Pubco Ordinary Shares to the PIPE Investors, and (viii) the redemption of 6,140 HUDA Public Shares in connection with the Special Meeting at a redemption price of approximately $11.03 per share, leaving 22,063 HUDA Public Shares outstanding.

The share amounts above do not include any Pubco Ordinary Shares issuable to New York Fortune Corp. (“NYFC”). The 820,000 Pubco Ordinary Shares originally allocated to NYFC as an advisory equity fee are have been reallocated and included in the 39,360,000 Pubco Ordinary Shares to be issued to the shareholders of Aiways Europe, and NYFC disputes that re-allocation and claims that it remains entitled to those Pubco Ordinary Shares or to monetary compensation of approximately $8.2 million. If NYFC were to prevail, the share amounts and ownership percentages presented in the pro forma condensed combined financial statements would change. See footnote (2) to the table under “Capitalization” and “Business of Aiways Europe — Legal Proceedings — Claim by New York Fortune Corp.”

As a result of the Business Combination and immediately following the Closing of the Business Combination, after giving effect to the redemption of 6,140 HUDA public shares in connection with the Special Meeting, former Aiways Europe shareholders will own approximately 78.9% of the outstanding Pubco Ordinary Shares and the former stockholders, unit holders and rights holders of HUDA will own approximately 7.1% of the outstanding Pubco Ordinary Shares. These percentages assume that no Pubco Ordinary Shares are issued to New York Fortune Corp. and would be lower if we were required to issue the 820,000 Pubco Ordinary Shares in dispute. See “Business of Aiways Europe — Legal Proceedings — Claim by New York Fortune Corp.”

Selected Unaudited Pro Forma Condensed Combined Statement of Operations – for the six months ended June 30, 2026	Pro Forma Combined
Net revenue	11,431
Net loss	(28,150,658)
Weighted average shares outstanding-basic and diluted	49,871,726
Net loss per share-basic and diluted	(0.56)

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data as of June 30, 2026
Total assets	38,123,872
Total liabilities	15,791,273
Total shareholders’ equity	22,332,599

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in the Pubco Ordinary Shares. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of the Pubco Ordinary Shares could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Becoming a Public Company Through the Business Combination

Although HUDA’s stockholders have approved the business combination proposal at the Special Meeting and the redemption period has concluded, the Business Combination may not be consummated on a timely basis or at all, and the Ordinary Shares offered under this prospectus will not be issued unless and until the Closing occurs.

On September 14, 2026, HUDA’s stockholders approved the business combination proposal and the other proposals presented at the Special Meeting, and the period during which HUDA’s public stockholders could exercise their redemption rights in connection with the Business Combination has expired. Stockholder approval, however, is only one of the conditions to the Closing. The consummation of the Business Combination remains subject to the satisfaction or, to the extent permitted, waiver of other conditions set forth in the Business Combination Agreement, including, among others, the approval of the Pubco Ordinary Shares for listing on The Nasdaq Capital Market and the satisfaction of Nasdaq’s initial listing requirements, including round lot holder requirements; the accuracy of the parties’ representations and warranties, subject to applicable materiality standards; the performance in all material respects of the parties’ covenants; the absence of any law, order or injunction prohibiting the Closing; the receipt of any required third-party consents and governmental or regulatory approvals; and the absence of a material adverse effect with respect to the parties. In addition, the PIPE Investment is subject to its own closing conditions, and there can be no assurance that the PIPE Investors will fund their commitments. Many of these conditions are outside of our, HUDA’s and Aiways Europe’s control, and we cannot assure you that they will be satisfied or waived.

The Business Combination Agreement may also be terminated prior to the Closing under certain circumstances, including by mutual written consent, upon an uncured material breach by a party, if a governmental authority enjoins or prohibits the Closing, or if the Closing has not occurred by the applicable outside date set forth in the Business Combination Agreement, notwithstanding that HUDA’s stockholders have already approved the Business Combination. Furthermore, under HUDA’s amended and restated certificate of incorporation, HUDA must complete its initial business combination by April 18, 2027. Any delay in satisfying the remaining closing conditions, including delays in obtaining Nasdaq listing approval, increases the risk that the Closing will not occur before that date, and there can be no assurance that HUDA would be able to obtain any further extension, which would require additional stockholder approval and could trigger additional redemption rights.

If the Business Combination is not consummated, none of the Ordinary Shares offered under this prospectus will be issued, and the Selling Shareholders will not be able to resell any Ordinary Shares hereunder. Because substantially all of HUDA’s public shares have already been redeemed, including 6,140 public shares redeemed in connection with the Special Meeting, and only 22,063 public shares and approximately $246,300 remain in the Trust Account, the remaining public stockholders who elected not to redeem will no longer have the opportunity to redeem their shares in connection with the Business Combination at the price paid to redeeming holders. If HUDA fails to complete a business combination by April 18, 2027, it will be required to cease operations, redeem its outstanding public shares and liquidate, in which case the remaining public stockholders may receive less than approximately $11.03 per share, the HUDA Rights will expire worthless, and the Sponsor’s founder shares will become worthless. In addition, Aiways Europe will have incurred significant transaction costs without realizing the anticipated benefits of becoming a public company, and, given its limited cash resources and the substantial doubt about its ability to continue as a going concern, a failure to close could have a material adverse effect on its business, financial condition and ability to continue operations.

The substantial transaction costs of the Business Combination may significantly reduce available cash resources, which may impair Pubco’s post-closing operations or force HUDA to liquidate if the Business Combination is not completed.

HUDA and Aiways Europe are incurring and will continue to incur substantial non-recurring costs throughout the Business Combination process. These expenses include investment banking fees for financial advisory services, legal fees for transaction documentation and due diligence, accounting fees for financial statement preparation and audits, consulting fees for operational and integration planning, employee retention payments, and various regulatory filing fees related to the Business Combination including the preparation and filing of the Registration Statement on Form F-4.

This substantial cash expenditure may significantly reduce the financial resources available to the Pubco following the Business Combination. The reduced cash position may limit working capital available for business operations, restrict Pubco’s ability to pursue growth opportunities, and potentially impair Pubco’s ability to respond effectively to competitive pressures or adverse market conditions.

In addition to the known costs, we anticipate that potential additional expenses may arise from unexpected integration challenges, regulatory compliance requirements, and the need to upgrade systems and processes for public company operations. These additional costs could further strain Pubco’s financial resources and impact its ability to achieve projected financial results.

If the Business Combination is not completed, HUDA will bear responsibility for many of these expenses without achieving the anticipated benefits of the transaction. The payment of such expenses will deplete the Trust Account, potentially leaving insufficient funds to pursue an alternative business combination within HUDA’s required timeframe. In such a scenario, HUDA may be forced to liquidate, and HUDA’s stockholders would receive a pro rata share of the remaining Trust Account balance, which could be substantially less than their initial investment.

The consummation of the Business Combination is subject to a number of conditions, and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

Prior to the Closing, various circumstances may require amendments to the Business Combination Agreement, HUDA’s consent to certain actions, or waivers of HUDA’s rights thereunder. Such circumstances may arise from changes in Pubco’s business operations, market conditions, regulatory requirements, or Pubco’s requests to undertake actions that would otherwise be restricted by the Business Combination Agreement. While HUDA retains discretionary authority over these matters, the decision-making process involves potential conflicts of interest, particularly given the financial and personal interests of HUDA’s directors and officers as described in the preceding risk factors and elsewhere in this prospectus. These interests may create situations where the personal considerations of directors or officers diverge from what may be optimal for HUDA and its stockholders, potentially influencing decisions about proposed amendments, consents, or waivers in ways that could materially affect both the terms and completion of the Business Combination. These considerations are significant given the various conditions that must be satisfied for the Business Combination to be completed, including their potential impact on the Trust Account, stockholder redemption rights, and other critical aspects of the transaction.

The delisting of our securities from Nasdaq will result in substantially limited trading liquidity, reduced institutional investor interest, and impaired capital raising ability as our securities are not traded in any open market right now, may be forced to trade in over the counter markets.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, HUDA was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel determined to delist the HUDA’s securities from Nasdaq and suspended trading in those securities effective at the open of business on January 24, 2025. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed. Nasdaq allowed HUDA to request that the Nasdaq Listing and Hearing Review Council (“NLHRC”) review this decision; management of HUDA decided not to appeal the decision. On July 2, 2025, the Nasdaq Stock Market announced that it will delist the common stock, unit, and rights of Hudson Acquisition I Corp. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting will become effective ten days after the Form 25 is filed. The Form 25 was filed with the SEC on July 11, 2025.

In the future, HUDA may apply to trade in the over-the-counter (OTC) markets, which typically experience significantly reduced trading volume and liquidity compared to national securities exchanges. This reduced liquidity could make it difficult for stockholders to sell their shares at desired prices or in desired quantities. Additionally, many institutional investors are prohibited by their investment mandates from investing in OTC securities, which could substantially reduce the pool of potential investors and further impair trading liquidity. Furthermore, in the case of our securities trade falling below certain price thresholds in the OTC market, they may be classified as “penny stocks” subject to additional regulatory requirements. These regulations require broker-dealers to provide enhanced disclosures and obtain specific written acknowledgments from customers before executing trades, which often discourages broker-dealers from facilitating transactions in penny stocks altogether. This additional regulatory burden could further reduce trading activity and stockholder ability to realize value from their investments.

The loss of Nasdaq listing would also likely result in reduced coverage by financial analysts and decreased media attention, making it more difficult for investors to obtain accurate and timely information about our company. This decreased visibility could negatively impact investor confidence and trading volume. Additionally, our ability to raise additional capital through future stock offerings could be severely impaired, limiting our financial flexibility and ability to fund operations or pursue growth opportunities.

HUDA’s Delisting from Nasdaq Increases the Risk of Pubco Failing to Obtain Listing Approval.

HUDA has been delisted from Nasdaq after the signing of the Business Combination Agreement but prior to the Closing. While Nasdaq has confirmed that the SPAC’s delisting will not automatically preclude Pubco from obtaining initial listing approval, there remains an increased risk that Pubco may fail to satisfy Nasdaq’s initial listing requirements, which is a condition precedent to Closing.

As a result of the Business Combination, Nasdaq will evaluate the listing eligibility of Pubco under its standard initial listing requirements, including minimum share price, market capitalization, shareholder equity, public float, and corporate governance standards. HUDA’s prior delisting may not directly impact this review, but it could still contribute to perceived risks that may indirectly affect the likelihood of listing approval, including:

●	Market and investor confidence concerns, which may impact trading activity and pricing stability

●	Regulatory and compliance risks, particularly if the prior delisting was due to governance, reporting, or financial deficiencies;

●	Potential Nasdaq inquiries into the circumstances surrounding HUDA’s delisting, which could result in additional scrutiny of Pubco’s eligibility; and

●	Extended review periods or additional requirements imposed by Nasdaq that could delay the approval process.

If Pubco fails to meet Nasdaq’s initial listing requirements, the business Combination cannot be consummated, and the transaction may be terminated pursuant to the Business Combination Agreement. In such an event, HUDA may be forced to liquidate and return trust funds to Public Stockholders, potentially resulting in investors receiving less than their original investment and missing out on the opportunity to participate in any appreciation in Pubco’s securities.

HUDA stockholders will experience immediate dilution as a consequence of the issuance of Pubco Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that HUDA’s current shareholders have on the management of Pubco.

After the Business Combination, after giving effect to the redemption of 6,140 HUDA Public Shares in connection with the Special Meeting, following which 22,063 HUDA Public Shares remain outstanding, and assuming all public and private HUDA Rights are automatically converted to HUDA Common Shares and receive Pubco Ordinary Shares at a 5:1 rate upon Closing, HUDA’s stockholders, including the Sponsor, would own approximately 7.1% of Pubco, and Aiways Europe’s former shareholders would own approximately 78.9% of Pubco. Following the anticipated Closing, the minority position of the former HUDA’s stockholders will give them limited influence over the management and operations of the post-Business Combination company.

Additionally, Pubco may also, from time to time in the future, issue additional Pubco Ordinary Shares or securities convertible into Pubco Ordinary Shares pursuant to a variety of transactions, including acquisitions. Issuing additional share capital, other equity securities, or securities convertible into equity may dilute the economic and voting rights of HUDA’s existing stockholders, reduce the market price of Pubco Ordinary Shares, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preference shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit Pubco’s ability to pay dividends to the holders of Pubco Ordinary Shares. Pubco’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, which may adversely affect the amount, timing, or nature of future offerings. As a result, HUDA stockholders bear the risk that future offerings may reduce the market price of Pubco Ordinary Shares and dilute their percentage ownership.

Because we will become a public company through the Business Combination rather than an underwritten initial public offering, and because the resale of Pubco Ordinary Shares under this prospectus is not underwritten, investors may not have the same benefits as an investor in an underwritten public offering.

We will become a publicly listed company upon the completion of the Business Combination, and the Selling Shareholders are offering the Pubco Ordinary Shares covered by this prospectus without the participation of an underwriter. Neither the Business Combination nor this offering is an underwritten public offering of our securities, and each differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

Like other business combinations, investors will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Because the underwriters have a “due diligence” defense to any such liability by, among other things, conducting a reasonable investigation, the underwriters and their counsel conduct a due diligence investigation of the issuer. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. In making their investment decision, investors have the benefit of such diligence in underwritten public offerings. Investors in the Pubco Ordinary Shares must rely on the information in this prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefore, there could be a heightened risk of an incorrect valuation of our business or material misstatements or omissions in this prospectus.

In addition, because no underwriters were engaged in connection with the Business Combination, there was no traditional “roadshow” or book building process, and no price at which underwriters initially sold shares to the public to help inform price discovery for the Pubco Ordinary Shares. Similarly, no underwriter has been engaged in connection with the resale of Pubco Ordinary Shares by the Selling Shareholders under this prospectus, and there will be no underwriter assuming risk in connection with such resales or helping to stabilize, maintain or affect the public price of the Pubco Ordinary Shares. Moreover, we have not engaged in, and will not, directly or indirectly, request financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with the Pubco Ordinary Shares. In addition, because we became public through a merger, securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of the Pubco Ordinary Shares. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on our behalf. All of these differences from an underwritten public offering could result in a more volatile price for the Pubco Ordinary Shares.

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if Pubco had become a publicly listed company through an underwritten initial public offering instead of upon completion of the merger.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.

The unaudited pro forma condensed combined financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what Pubco and Aiways Europe’s actual financial position or what results of operations would have been had the Business Combination been completed on the dates indicated. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline.

Following the Business Combination, fluctuations in the price of Pubco’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the stock of either Pubco or Aiways Europe and trading in the shares of HUDA’s common stock has been halted. Accordingly, the valuation ascribed to Aiways Europe in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for Pubco’s securities develops and continues, the trading price of Pubco’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Pubco’s control. Any of the factors listed below could have a material adverse effect on your investment in Pubco’s securities and Pubco’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Pubco’s securities may not recover and may experience a further decline.

Factors affecting the trading price of Pubco’s securities may include:

●	actual or anticipated fluctuations in Pubco’s quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about Pubco’s operating results;

●	success of competitors;

●	lack of adjacent competitors;

●	Pubco’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning Pubco or the industries in which Pubco operates in general;

●	operating and stock price performance of other companies that investors deem comparable to Pubco;

●	Pubco’s ability to market new and enhanced products and services on a timely basis;

●	changes in laws and regulations affecting Pubco’s business;

●	commencement of, or involvement in, litigation involving Pubco;

●	changes in Pubco’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Pubco Ordinary Shares available for public sale;

●	any major change in Pubco’s board or management;

●	sales of substantial amounts of Pubco Ordinary Shares by Pubco’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of Pubco’s securities irrespective of Pubco’s operating performance. The stock market in general, and the NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Pubco’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to Pubco could depress Pubco’s stock price regardless of Pubco’s business, prospects, financial conditions or results of operations. A decline in the market price of Pubco’s securities also could adversely affect Pubco’s ability to issue additional securities and Pubco’s ability to obtain additional financing in the future.

If third parties bring claims against HUDA, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $11.03 per share (based on the Trust Account balance of approximately $415,000 as of July 17, 2026). In such event, HUDA may not be able to complete HUDA’s business combination, and you would receive such lesser amount per share in connection with any redemption of your HUDA Public Shares. None of HUDA’s directors or officers will indemnify HUDA for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

HUDA is currently involved in litigation matters that may affect its business and operations. On November 22, 2024, Alex Don filed a lawsuit against HUDA, PX Global Advisors, LLC, and certain officers of both companies in the Supreme Court of New York, County of New York (Index No. 161040/2024), alleging claims for breach of contract, violations of New York Labor Law § 193(5) for unpaid wages, and retaliatory discharge under New York Labor Law § 215 and § 740. The plaintiff seeks approximately $143,000 in alleged unpaid wages, plus additional damages. On November 29, 2024, HUDA and the other defendants filed a countersuit against Alex Don (Index No. 659350/2024), alleging breach of employment contracts, gross negligence, and willful misconduct in connection with the company’s Nasdaq compliance matters, seeking damages of at least $6.5 million. Both cases are in their early stages. While HUDA intends to vigorously defend against the claims and pursue its counterclaims, litigation is inherently uncertain and there can be no assurance of a favorable outcome. An adverse resolution of these matters could have an adverse effect on HUDA’s business, financial condition, and results of operations.

Risks Related to Redemptions and Certain Outstanding Securities of HUDA

A new 1% U.S. federal excise tax may be imposed on HUDA in connection with redemptions of HUDA Common Stock.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into U.S. federal law. The IRA provides for, among other things, a new 1% U.S. federal excise tax on certain repurchases (including certain redemptions) of stock by publicly traded U.S. corporations (“covered corporation”). The excise tax generally applies to stock repurchases occurring after December 31, 2022.

Trading in HUDA’s securities was suspended on Nasdaq effective January 24, 2025, and a Form 25 was filed with the SEC on July 11, 2025 to formally remove its securities from listing and registration. As a result, HUDA’s securities are no longer traded on an established securities market.

The Business Combination is currently expected to be completed in 2026. Because HUDA is not expected to have its securities traded on an established securities market at any time during the 2026 taxable year, there is a reasonable basis, based on the current statutory language and available administrative guidance, to believe that HUDA would not be treated as a “covered corporation” for purposes of the excise tax at the time of any redemptions occurring in connection with the Business Combination.

However, the application of the excise tax in these circumstances is not entirely clear, and no assurance can be given that the excise tax will not apply. In particular, future guidance from the U.S. Department of the Treasury could interpret the definition of “covered corporation” or otherwise apply the excise tax in a manner that could cause such redemptions to be subject to the excise tax.

In addition, the extent to which the excise tax may apply to any redemption of HUDA Common Stock will would depend on a number of factors, including (i) whether the redemption is treated as a repurchase of stock for purposes of the excise tax, (ii) the fair market value of shares redeemed, (iii) the nature and amount of any equity issuances by HUDA in the same taxable year, which may reduce the amount subject to excise tax, and (iv) the interpretation and application of current and future guidance from the U.S. Department of the Treasury.

Since HUDA’s securities were suspended from trading on Nasdaq on January 24, 2025 and were delisted following the filing of a Form 25 with the SEC on July 11, 2025, it remains unclear whether HUDA is subject to the 1% excise tax imposed on certain stock repurchases by publicly traded corporations after the delisting and deregistration. The application of the excise tax to redemptions of HUDA Public Shares or to transactions undertaken in connection with the Business Combination may be subject to differing interpretations and could be challenged by tax authorities.

If the excise tax is determined to apply, it could reduce the funds available to complete the Business Combination or for distribution to HUDA’s stockholders and could adversely affect the value of HUDA’s securities. In addition, any dispute or uncertainty regarding the application of the excise tax could result in additional costs or liabilities.

The excise tax is imposed on the repurchasing corporation itself, not on stockholders whose shares are redeemed. Accordingly, any such excise tax could reduce the amount of cash available to HUDA to complete redemptions and could reduce the funds available for operations or distributions following the Business Combination.

If, before distributing the proceeds in the Trust Account to the HUDA stockholders, HUDA files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against HUDA that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of HUDA’s stockholders and the per-share amount that would otherwise be received by HUDA’s stockholders in connection with HUDA’s liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to the HUDA stockholders, HUDA files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against HUDA that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in HUDA’s bankruptcy estate and subject to the claims of third parties with priority over the claims of HUDA’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by HUDA’s stockholders in connection with HUDA’s liquidation may be reduced.

HUDA’s stockholders may be held liable for claims by third parties against HUDA to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to HUDA stockholders upon the redemption of HUDA Common Shares in the event HUDA does not complete its initial Business Combination by up to April 18, 2027 (or such earlier date as determined by the HUDA Board or later date as may be provided by amendment or extension in accordance with the HUDA Charter), may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is HUDA’s intention to redeem its HUDA Common Shares as soon as reasonably possible following April 18, 2027 (or such earlier date as determined by the HUDA Board or later date as may be provided by amendment or extension in accordance with the HUDA Certificate of Incorporation), in the event HUDA does not complete a business combination and, therefore, HUDA does not intend to comply with those procedures.

Because HUDA will not be complying with Section 280, Section 281(b) of the DGCL requires HUDA to adopt a plan, based on facts known to HUDA at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against HUDA within the 10 years following its dissolution. However, because HUDA is a blank check company, rather than an operating company, and HUDA’s operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from HUDA’s vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If HUDA’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. HUDA cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, HUDA’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of HUDA’s stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the Trust Account distributed to the HUDA stockholders upon the redemption of the HUDA Common Shares in the event HUDA does not complete its initial Business Combination by April 18, 2027 (or such earlier date as determined by the HUDA Board or later date as may be provided by amendment or extension in accordance with the HUDA Charter), is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

The potential liabilities, if any, arising from the outstanding representative shares and UPOs form part of the HUDA Closing Expenses, which have been assumed by the Sponsor and the Sponsor Guarantor. No assurance can be given as to the outcome of any disputes that may emerge in the course of the Business Combination.

If HUDA is deemed to be an investment company, it may be required to register under the Investment Company Act, which could significantly impact its ability to complete the Business Combination and subject it to burdensome regulatory requirements.

HUDA is a blank check company formed for the purpose of effecting a business combination, and HUDA does not intend to engage in any activities that would require it to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust Account, which holds the proceeds of the IPO, is invested only in U.S. government securities, money market funds that comply with Rule 2a-7 of the Investment Company Act, or cash equivalents. These investments are intended to preserve principal and maintain liquidity while HUDA seeks to complete a business combination.

Notwithstanding the foregoing, there is a risk that the SEC or a court could determine that HUDA is an investment company because it has held a significant amount of securities in the Trust Account for a prolonged period before completing a business combination. If HUDA were deemed to be an investment company, it could be required to register under the Investment Company Act and comply with its extensive regulations, which could impose significant restrictions on its operations, including:

●	ongoing regulatory compliance obligations that could impose additional costs and burdens on HUDA’s business;

●	restrictions on HUDA’s ability to complete a business combination within the time period specified in the HUDA Charter;

●	limitations on the nature of HUDA’s investments and the issuance of securities, which could impact its ability to structure a business combination effectively; and

●	potential regulatory enforcement actions, including the possibility of forced liquidation of the Trust Account and a return of funds to HUDA’s stockholders.

HUDA intends to complete the Business Combination within the time period set forth in the HUDA Charter and to limit the duration of its securities holdings to avoid classification as an investment company. However, if HUDA does not complete a business combination within the prescribed timeframe, or if the SEC adopts new guidance or interpretations expanding the definition of an investment company, there is a risk that HUDA could be subject to unanticipated regulatory scrutiny. If HUDA is forced to liquidate or to register under the Investment Company Act, its stockholders could experience adverse consequences, including potential delays in the return of funds or additional costs associated with regulatory compliance.

As a result, in such circumstances, unless HUDA is able to modify its activities so that it would not be deemed an investment company, HUDA may abandon its efforts to complete an initial business combination and instead liquidate.

HUDA does not believe that its principal activities subject it to regulation as an investment company under the Investment Company Act. There is currently some uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company such as HUDA. As a result, it is possible that a claim could be made that HUDA has been operating as an unregistered investment company. If HUDA is deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, it would be subject to additional regulatory burdens and expenses for which it has not allotted funds. As a result, unless HUDA is able to modify its activities so that it would not be deemed an investment company, it may abandon its efforts to complete an initial business combination and instead liquidate. Were HUDA to liquidate, the HUDA Rights would expire worthless and HUDA’s securityholders would lose the investment opportunity associated with an investment in Pubco, including any potential price appreciation of Pubco’s securities.

The funds in the Trust Account have, since the IPO, been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. To mitigate the risk of HUDA being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), HUDA may instruct the trustee to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest-bearing demand deposit account at a bank until the earlier of the consummation of a business combination or HUDA’s liquidation. In that event, HUDA may receive less interest on the funds held in the Trust Account than it would have received pursuant to the original Trust Account investments, although interest previously earned on the funds held in the Trust Account may still be released to HUDA to pay its taxes, if any, and certain other permitted expenses. Consequently, any such decision could reduce the dollar amount the Public Stockholders would receive upon any redemption or upon HUDA’s liquidation. Were HUDA to liquidate, the HUDA Rights would expire worthless and HUDA’s securityholders would lose the investment opportunity associated with an investment in Pubco, including any potential price appreciation of Pubco’s securities.

In the event that HUDA is deemed to be an investment company, notwithstanding any change in the investments held in the Trust Account, HUDA may be required to liquidate, and the longer the period before any such investment change, the greater the risk of HUDA being considered an investment company.

HUDA may not be able to complete the Business Combination if the transaction is subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations.

Certain acquisitions or business combinations may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations. In the event that such regulatory approval or clearance is not obtained, or the review process is extended beyond the period of time that would permit the Business Combination to be consummated, HUDA may not be able to consummate the Business Combination.

Among other things, the U.S. Federal Communications Act prohibits foreign individuals, governments, and corporations from owning more than a specified percentage of the capital stock of a broadcast, common carrier, or aeronautical radio station licensee. In addition, U.S. law currently restricts foreign ownership of U.S. airlines. In the United States, certain mergers that may affect competition may require certain filings and review by the Department of Justice and the Federal Trade Commission, and investments or acquisitions that may affect national security are subject to review by the Committee on Foreign Investment in the United States (“CFIUS”). CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States.

Outside the United States, laws or regulations may affect the ability to consummate a business combination with potential target companies incorporated or having business operations in jurisdictions where national security considerations, involvement in regulated industries (including telecommunications), or a country’s culture or heritage may be implicated. The Sponsor has only one member, PX Capital Partners LP (“PX Capital Partners”), an investment firm. Mr. Pengfei Xie is the sole owner of PX Capital Partners. Both the Sponsor and PX Capital Partners were founded and are beneficially owned by Mr. Pengfei Xie, HUDA’s Chief Financial Officer. Mr. Xie is a U.S. citizen. PX Capital Partners is a Bermuda limited partnership that is entirely owned, controlled and managed by Mr. Xie, with no foreign limited partners or controlling interests. Accordingly, HUDA does not believe that the Sponsor is controlled by, or has substantial ties with, any non-U.S. person, or that CFIUS would consider the Sponsor to be a “foreign person.”

HUDA does not believe that the Business Combination with Aiways Europe constitutes a business combination with a U.S. business that may affect national security. Nevertheless, CFIUS may take a different view and decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination, order Pubco to divest all or a portion of a U.S. business if the parties proceeded without first obtaining CFIUS clearance, or impose penalties if CFIUS believes that the mandatory notification requirement applied. Additionally, the laws and regulations of other U.S. government entities may impose review or approval procedures on account of any foreign ownership by the Sponsor.

The foreign ownership limitations, and the potential impact of CFIUS, may prevent the parties from consummating the Business Combination. Moreover, the process of any government review, whether by CFIUS or otherwise, could be lengthy. Because HUDA has only until April 18, 2027 to complete an initial business combination, a failure to obtain any required approvals within the requisite time period may require HUDA to liquidate. If HUDA liquidates, its public stockholders may receive only approximately $11.03 per share (plus any applicable interest accrued), the HUDA Rights will expire worthless, and you will lose the investment opportunity associated with an investment in Pubco and the chance of realizing future gains through any price appreciation in Pubco’s securities.

HUDA has not filed its federal income tax returns or the fiscal years ended December 31, 2022 and December 31, 2023, which could have an adverse effect on Pubco’s financial condition and results of operations following the Business Combination.

HUDA internal control examination revealed that HUDA has not filed its federal income tax returns (Form 1120) with the Internal Revenue Service (IRS) for the fiscal years ended December 31, 2022 and December 31, 2023. The completion of unfiled tax returns may result in payments of tax, interest, and penalties as assessed by the IRS. Until such filings are completed and any related matters are resolved, HUDA cannot determine the full extent of potential tax obligations that may affect Pubco following the Business Combination. While HUDA intends to complete these tax filings, there can be no assurance that the resolution of these tax matters will not have an adverse effect on Pubco’s financial condition and results of operations following the Business Combination.

HUDA has engaged tax accountant to prepare for the federal income tax returns (Form 1120) for the fiscal years ended December 31, 2022 and December 31, 2023. The Form 1120s for the two years were filed on March 29, 2025. The Form of 1120 for 2024 was filed on August 15, 2025.

HUDA may be unable to recover overpayments made to redeeming stockholders in connection with its extension meetings, which could adversely affect its cash position or result in reputational or legal risk.

In connection with the redemption of shares pursuant to HUDA’s first, second and third extension meetings held on July 17, 2023, February 15, 2024 and July 5, 2024, respectively, redemption payments were made to public stockholders by Continental Stock Transfer & Trust Company (“CST”), as trustee of the Trust Account, at rates that were later determined to be overstated. HUDA had not withdrawn all of the interest that it was entitled to withdraw from the Trust Account to pay tax liabilities prior to calculating the redemption price. As a result, an aggregate overpayment of approximately $819,949.42 (the “Aggregate Total Overpayment Amount”) was made to redeeming stockholders.

HUDA has engaged CST to notify affected stockholders and has requested the return of the overpaid funds. As of June 30, 2026, approximately 44.4% of the Aggregate Total Overpayment Amount had been recovered, of which approximately $364,084.26 had been received by CST and $344,506 had been paid to HUDA’s account. As of the date of this prospectus, HUDA is not a party to any legal proceedings arising from the overpayments made to redeeming stockholders.

While HUDA currently expects to recover the Aggregate Total Overpayment Amount in full, there can be no assurance that stockholders will return all or any portion of the remaining overpayments. In the event the Aggregate Total Overpayment Amount is not fully recovered, the Sponsor has committed, pursuant to the Sponsor Agreement, to pay all pre-closing tax liabilities of HUDA, and the Sponsor will remit such payment directly to the relevant taxing authorities prior to the consummation of the Business Combination. However, HUDA may nonetheless face reputational harm or legal claims relating to the overpayment and attempted recovery.

Risks Related to the Trust Account

Although the Company inadvertently used a portion of the trust account funds for operating purposes, the matter has been fully remediated, and no loss has been incurred by public investors.

During the period following HUDA’s initial public offering, $452,736 of the funds withdrawn from the Trust Account intended for the payment of taxes was inadvertently used for operating purposes before the corresponding tax payments were made. This use was not in full conformity with the terms of the Investment Management Trust Agreement, which restricts withdrawals from the Trust Account to pay income or franchise taxes or to redeem shares in connection with the Company’s business combination or liquidation.

Upon identification of this matter, the Sponsor paid $452,736 for the applicable tax liabilities with its own funds outside the Trust Account, thereby restoring the intended purpose of the prior withdrawals. As a result, there has been no reduction in the per-share redemption value or diminution of the Trust Account available to public investors. The Company has also strengthened its internal review and approval procedures to prevent similar administrative errors in the future.

While this matter has been fully remediated and did not result in any loss to investors, it highlights the importance of the Company’s internal controls over the use of Trust Account funds. Any future failure to comply with the terms of the Trust Agreement could result in adverse regulatory scrutiny, potential claims, or reputational harm.

Risks Related to Our Business and Industry

We have a limited operating history and face significant challenges in the BEV industry, which may render the evaluation of our business and prospects difficult and may increase the risk of your investment.

As we only have a limited operating history in the BEV industry, it is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. You should consider our business and prospects in light of the risks and challenges that we face as an early-stage company and a new entrant into these fast-developing industries, including our ability to:

●	sell, distribute our BEVs and have our BEVs serviced;

●	accurately estimate the demand for our products and services:

●	enhance our service capabilities to meet customer needs;

●	increase our sales and marketing activities;

●	expand our design, development, maintenance and repair capabilities;

●	attract, retain and motivate talented employees;

●	improve and maintain our operating efficiency;

●	navigate an evolving and complex regulatory environment;

●	manage our growth effectively; and

●	Obtain sufficient supply to satisfy our sales.

If we fail to address any or all of these risks and challenges, our business, results of operations and financial condition could be adversely affected. We have a limited operating history on which investors can base an evaluation of our business, results of operations and prospects. It is difficult to predict our future revenue and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates, or if we adjust our estimates in future periods, our results of operations and financial position could be materially affected.

Our business model has yet to be fully tested. Any failure to implement our strategic plans could have a material adverse effect on our business, harm our reputation and result in substantial liabilities that exceed our resources.

As a new enterprise, we may encounter difficulties that are beyond our control, including substantial risks and expenses when entering new markets, organizing operations and undertaking marketing activities. We may not be able to estimate the demand for our BEVs accurately, which could result in various inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict supply and demand for our products, or if we fail to invest in talents, technologies and capital equipment to meet market demand, we could incur additional costs or experience delays. In addition, we cannot assure you that our business initiative to roll out light vehicle (L6 and L7) models may prove profitable in the near term or at all. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. We cannot assure you that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably.

We will continue to encounter risks and difficulties frequently experienced by companies in the early commercial stage, including scaling up our infrastructure and headcount, as well as unforeseen expenses, difficulties or delays in connection with our growth. In addition, we expect to continue to incur substantial operating expenses without generating sufficient revenue to cover expenditures in the near term. As such, any investment in us may result in the loss of your investment.

We had negative net cash flows from operating activities in the past and have not been profitable, which may continue in the future.

We incurred net losses of €3.4 million and €3.9 million for the fiscal years ended December 31, 2025 and 2024, respectively, and we have not been profitable since our inception. In addition, we had net cash used in operating activities of €1.1 million and €1.3 million for the year ended December 31, 2025 and 2024, respectively. We have made significant up-front investments in research and development, service network, and sales and marketing to establish and expand our business. We expect to continue to invest significantly in these areas to grow our business rapidly, and these investments may not result in an increase in revenue or positive cash flow on a timely basis or at all.

We may not be able to generate sufficient revenues, and we may incur substantial losses for a number of reasons, including insufficient demand for our products and services, increasing competition, challenging macroeconomic environment, and other risks discussed herein. We may also incur unforeseen expenses, or encounter difficulties, complications, or delays in generating revenue or achieving profitability. If we fail to achieve profitability, we may have to reduce the scale of our operations, which will impede our business growth. In addition, our continuous operations depend on our capability to obtain sufficient external equity or debt financing. If we do not succeed in doing so, we may need to curtail our operations, which could adversely affect our business, results of operations and financial position.

We may need to raise additional funds, which may not be available on terms favorable to us or our shareholders or at all when needed. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit, or terminate some or all of our operations.

The design and sale of our BEVs is a capital-intensive business. Our business plan to promote the design and sales of our BEVs will require continued capital investment to fund operations, continue research and development activities and improve facilities. In particular, the restart of production of the Aiways products will require capital, which Aiways China may not be able to receive and Aiways Europe may not be able to support such funding requirements. We cannot assure you that we will have access to additional capital required for our operations on favorable terms when required or at all. If we cannot raise additional funds when we need them, our business, prospects, results of operations and financial condition could be materially and adversely affected. We may raise funds by issuing debt securities or through loan arrangements, which could come with high-interest payments, covenants that restrict our business, or other unfavorable terms. We may also raise funds by issuing additional equity securities, which could dilute our existing shareholders.

As of June 30, 2026, Aiways Europe’s cash and cash equivalents were $6,360. Based upon our currently expected level of operating expenditures, there is substantial doubt whether our existing cash and cash equivalents will be sufficient to fund our operations for the next 12 months. Please see the risk factor below titled “There is substantial doubt about our ability to continue as a going concern.” In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future funding requirements will depend on many factors, including but not limited to: restart of operations in China and levels of sales under the UPower and Zhidou contracts.

As of the date of this prospectus, other than the PIPE Investment, we do not have any debt or equity financing commitment in place, and we can give no assurance that any additional financing can or will be obtained on acceptable terms, if at all. We will not receive any proceeds from the resale of Pubco Ordinary Shares by the Selling Shareholders under this prospectus. Furthermore, any additional fundraising efforts may divert our management from its day-to-day activities, which may adversely affect our business and operating results.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay, or discontinue some or all of our operations, or be unable to expand its operations or otherwise capitalize on its business opportunities, as desired, which could materially affect its business, financial condition, and results of operations.

Our failure to secure new contracts may adversely affect our business operations and financial results.

Our business depends in large part on our ability to secure contracts with dealers and customers. Contract proposals and negotiations are complex and frequently involve a lengthy negotiation and selection process, which is affected by a number of factors. These factors include market conditions, demonstrating to potential customers that our solutions can work for them, financing arrangements, and any required governmental approvals. If negative market conditions arise, and we cannot sell out vehicles, or we fail to secure adequate financial arrangements or any required government approvals, we may not be able to pursue particular projects, which could adversely affect our ability to generate revenue. If we fail to complete a project in a timely manner, miss a required performance standard, or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may result in increased losses.

Our engagements will involve complex projects. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our clients and our ability to effectively manage the project and deploy appropriate resources, including third-party contractors and our own personnel, in a timely manner. If a project is not completed by the scheduled date or fails to meet required performance standards, we may either incur significant additional costs or be held responsible for the costs incurred by the client to rectify damages due to late completion or failure to achieve the required performance standards. The performance of projects can be affected by a number of factors, including unavoidable delays from suppliers and subcontractors, government inaction, public opposition, inability to obtain financing, weather conditions, unavailability of vendor materials, changes in the project scope of services requested by our clients, industrial accidents, environmental hazards and labor disruptions. To the extent these events occur, the total costs of the project could exceed our estimates and we could incur a loss on a project, which would have an adverse effect on our business, results of operations and financial condition. Further, any defects or errors, or failures to meet our clients’ expectations, could result in claims for damages against us.

If we are not able to successfully manage our growth strategy, its business operations and financial results may be adversely affected.

Our expected future growth presents numerous managerial, administrative and operational challenges. In addition, all of our current contracts are for projects located outside of the United States, adding to the complexity of our operations. Our ability to manage the growth of our operations will require us to continue to develop and improve our management information systems and our other internal systems and controls. In addition, our growth will increase our need to attract, develop, motivate, and retain both our management and employees. The inability of our management to effectively manage our growth or the inability of our employees to achieve anticipated performance could have a material adverse effect on our business.

There is substantial doubt about our ability to continue as a going concern.

Our audited financial statements as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern based on our net loss, negative cash flow used in operations and our working capital level. In addition, we have incurred, and expect to continue to incur, significant costs and negative cash flows during our business expansion. These conditions raise substantial doubt about our ability to continue as a going concern. Those financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We intend to pursue private financing of debt or equity. There can be no assurances, however, that the current operating plan will be achieved or that additional funding will be available on terms acceptable to us, or at all. Our future capital requirements depend on many factors including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending in research and development our efforts to strengthen our services abilities, the expansion of sales and marketing activities, and the expansion and penetration of our business into different geographies and markets. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. Our obligation to bear credit risk for certain financing transactions we facilitate may also strain our operating cash flow.

Future financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. Moreover, the going concern explanatory paragraph contained in our audited financial statements as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise.

We depend and expect to continue to significantly depend on revenue generated from a limited number of vehicle models.

Our business heavily depends on the sales and success of our existing vehicle models, the U5 and the U6. We, together with our collaborating vehicle manufacturers, are developing a van, an L7 light vehicle, a sedan among other products. If our product variety and release cycles do not meet customer expectations, or if our vehicles cannot be produced on our projected timelines and cost and volume targets in collaboration with vehicle manufacturers, our future sales will be adversely affected. As we will primarily depend on a limited number of models for the foreseeable future, any particular model that is not well-received by the market could materially and adversely affect our sales, and consequently, our business, results of operations and financial condition.

Manufacturing in collaboration with partners is subject to risks.

We partner with Aiways China and other partners for the manufacturing of our BEVs. Collaboration with third parties for the manufacturing of vehicles is subject to certain operational risks that may be beyond our control. We could experience production and delivery delays if our contract manufacturers do not meet agreed-upon timelines or experience capacity constraints. The production volume could fall short of our expectations if our contract manufacturers encounter financial difficulties or operational challenges. We may also have disputes with contract manufacturers. In addition, we and our brand image could be affected by adverse publicity or public sentiment regarding our contract manufacturers, whether or not such publicity or public sentiment is related to their collaboration with us. Furthermore, we rely on our contract manufacturers to uphold our quality standards, and therefore, we cannot assure you that we will successfully maintain quality standards. If the contract manufactures fail to maintain necessary approvals or certificates for vehicle manufacturing or for the manufacturing of specific products or fail to obtain new approvals or certificates for our future products, we could experience product supply interruption and may involve in disputes with contract manufacturers and/or our customers, which could have a material impact on our business.

If we are unable to renew the agreements with our existing contract manufacturers or enter into agreements with alternative partners on acceptable terms and conditions, we may need to identify additional or alternative suppliers. This shift brings substantial uncertainty regarding our capability and the timetable to achieve it. Transitioning to new third-party manufacturers, or alternatively building our own capacity, might be more time-consuming and costly than expected, especially ensuring that the vehicles produced meet our quality and regulatory standards.

Any adverse change in our cooperation with our business partners could harm our business.

Strategic business relationships are and will continue to be an important factor in the growth and success of our business. We have formed alliances and partnerships with other companies across various industries to support our business initiatives. For example, we have established strategic collaboration with vehicle manufacturers for mass production of our BEVs. Our ongoing success depends on maintaining these relationships and forging new ones, especially with partners offering key components and parts, manufacturing, and distribution services. If we are unable to maintain the existing partnerships, or if we fail to identify and negotiate additional ones that are essential to our future expansion or success on favorable terms or at all, we may incur increased costs to develop and provide these capabilities on our own, and our business, results of operations and financial condition could be materially and adversely affected.

Collaboration with third parties is subject to challenges and risks, some of which are beyond our control. For example, certain collaboration agreements grant our partners or us the right to terminate such agreements for cause or without cause, including in some cases by paying a termination for convenience fee. In addition, such agreements have in the past and may in the future contain certain exclusivity provisions which, if triggered, could preclude us from working with other businesses with superior technologies or other preferred business partners.

We could experience delays in the development or delivery of products and services that we collaborated in developing if our business partners do not meet agreed-upon timelines or experience capacity constraints. We could also have disagreements with our business partners in budget or funding for any joint development project. Disputes with business partners, including with respect to intellectual property rights, could arise in the future. Moreover, if our existing collaborations were to be terminated, we may be unable to find alternative ones on terms and conditions acceptable to us in time, or at all. Any of the foregoing could adversely affect our business, results of operations and financial condition.

We rely on our strategic partners for servicing our vehicles and on their systems. If we or our strategic partners are unable to adequately address the service requirements of our customers, our business, prospects, financial condition and results of operations may be materially and adversely affected.

Our strategic partners have limited experience servicing or repairing our vehicles. This risk is enhanced by our limited operating history and its limited data regarding its vehicles’ real-world reliability and service requirements. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. As such, there can be no assurance that our service arrangements adequately address the service requirements of our customers to their satisfaction, or that we and our servicing partners have sufficient resources, experience or inventory to meet these service requirements in a timely manner as the volume of vehicles we deliver increases. In addition, if we are unable establish a widespread service network that provides satisfactory customer service, our customer loyalty, brand and reputation could be adversely affected, which in turn could materially and adversely affect our sales, results of operations, prospects and financial condition.

Our customers will also depend on our customer support team to resolve technical and operational issues relating to the integrated software underlying our vehicles. As we grow, additional pressure may be placed on our customer support team or partners, and we may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. We also may be unable to modify the future scope and delivery of our technical support to compete with changes in the technical support provided by our competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our results of operations. If we are unable to successfully address the service requirements of our customers, or if we establish a market perception that we do not maintain high-quality support, our brand and reputation could be adversely affected, and we may be subject to claims from our customers, which could result in loss of revenue or damages, and our business, results of operations, prospects and financial condition could be materially and adversely affected.

We have experienced and may in the future experience significant delays in the design, development, manufacture, launch and financing of our vehicles, which could harm our business and prospects.

Any delay in the financing, development, design, manufacture and launch of our vehicles, including planned future models, and any future electric vehicles could materially damage our business, prospects, financial condition and results of operations. Automobile manufacturers often experience delays in the development, design, manufacture and commercial release of new vehicle models, and we have experienced in the past, and may experience in the future, such delays with regard to our vehicles. For example, since February 2023, we have experienced a suspension of production for Aiways vehicles by Aiways China. While we intended a relaunch of the U6 in 2023, the stoppage has continued and we are planning a strategic restart of the operations of Aiways Europe with products from Aiways and other suppliers in 2027 (Aiways China is planning their production in the Shangrao plant to re-start in the second half of 2027). Our plan to commercially manufacture and sell our vehicles is dependent upon the timely availability of funds, upon Aiways China’s finalizing of the related development, component procurement, testing, build-out and manufacturing plans in a timely manner and also upon the ability to execute these plans within the planned timeline or our ability to engage other third party manufacturers and such manufacturers’ ability to properly perform such functions. Though Aiways China is planning the re-start of the stamping and welding operations, which would be key for us to re-start operations without self-funding, such self-funding by us might be necessary if there are further delays from Aiways China. Prior to mass production of new models, we will also need the vehicles to be fully approved for sale according to differing requirements, including but not limited to regulatory requirements, in the different geographies where we intend to launch our vehicles.

Furthermore, we rely on strategic partners and suppliers for the provision and development of many of the key components, technology and materials used in our vehicles. To the extent our strategic partners or suppliers experience any delays in providing us with or developing necessary components, technology and materials, we could experience delays in delivering on our timelines. Any significant delay or other complication in the development, manufacture, launch and production ramp of our future products, features and services, including complications associated with expanding our production capacity and supply chain or obtaining or maintaining related regulatory approvals, or the inability to manage such ramps cost-effectively, could materially damage our brand, business, prospects, financial condition and results of operations.

We anticipate high future growth periods, which may be unrealistic, given the assumptions as to future events.

We believe our future revenue growth depends on a number of factors, including, but not limited to, our ability to:

●	execute sales under our new contracts;

●	attract new suppliers;

●	successfully realize the benefits from our third-party partnerships and collaborations;

●	maintain compliance with existing and comply with new applicable laws and regulations, including new tax rates and tariffs;

●	hire adequate quality personnel to support our growth;

●	price our products effectively so that we are able to attract customers;

●	successfully compete against our current and future competition; and

●	maintain service levels and consistent quality of our products.

We have also encountered in the past, and expect to encounter in the future, risks and uncertainties frequently experienced by growing companies in the BEV space. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our growth rates may slow and our business could suffer. There is no assurance our growth will continue.

The growth we have experienced and expect to continue to experience has placed and will continue to place significant demands on our management, financial, operational, technological and other resources. The anticipated growth and expansion of our business depends on a number of factors, including our ability to increase awareness of our brand and successfully compete with other companies; price our products effectively so that we are able to attract new consumers and expand sales to our existing consumers; expand our supplier network; and maintain quality control over our product offerings.

Our sales increase may be slower than we anticipate due to delays in production or shipping from our suppliers, delays in logistics, and it might be due to our inability to physically distribute vehicles in Europe. It might also be due to our inability to hire the required personnel at the rate that we need to sustain the anticipated growth rate and to secure the number of dealers required to deliver such growth. Finally, it could be due to a delayed reaction of the market to our product, as car purchases comprise a lengthy process for any consumer.

Such growth and expansion of our business places significant demands on our management and operations teams and requires significant additional resources, financial and otherwise, to meet our needs, which may not be available in a cost-effective manner, or at all. We expect to continue to expend substantial resources on marketing efforts to increase brand awareness; and general administration, including increased finance, legal, and accounting expenses associated with being a public company.

These investments may not result in the growth of our business. Even if these investments do result in the growth of our business, if we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy consumer requirements or maintain high-quality product offerings, any of which could adversely affect our business, financial condition, results of operations and prospects.

We are also required to manage numerous relationships with vendors and other third parties. If we are unable to manage such relationships and the growth of our organization effectively, our business, financial condition, results of operations and prospects may be adversely affected.

The Financial Projections are subjective in many respects. As a result, there can be no assurance that the Financial Projections will be realized or that actual results will not be significantly lower than estimated.

The HUDA Board considered, and recognized as part of its review and evaluation, the possibility that some of the assumptions underlying the Financial Projections would not materialize. Given our revenue model and the significant projected growth, there is a risk that these projections may not be realized and may reflect assumptions that prove unrealistic. As such, reliance on these projections could result in inflated valuation conclusions. Neither Aiways Europe’s management nor HUDA representatives has made or makes any representations to any person regarding the ultimate performance of Aiways Europe relative to the Financial Projections. The Financial Projections are not fact nor a guarantee of actual future performance. The future financial results of Aiways Europe may differ materially from those expressed in the Financial Projections due to factors beyond Aiways Europe ability to control or predict. The Financial Projections involve forward-looking estimates that may not materialize as expected. Several risks could impact performance, including variability in reseller and user adoption rates. If reseller participation grows at a slower pace than anticipated, revenue projections may need to be adjusted.

External macroeconomic and regulatory conditions, such as supply chain disruptions, economic downturns, and changes in regulatory requirements, may also influence financial performance. Additionally, if actual business expansion differs from projections, the post-Business Combination valuation may be affected.

We encourage you to review the financial statements of Aiways included elsewhere in this prospectus, as well as the financial information in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus and to not rely on any single financial measure.

Our business relies to a large extent on the re-start of production in the Aiways Plant in Shangrao, and alternative sources of vehicles. Failure of Aiways China to re-commence production and lack of adequate alternative supply could adversely affect our business.

Until its shutdown in 2023, we relied solely on Aiways China for supply of our vehicles. Aiways China has informed us that they will be able to re-start production following funding of around $6 million, for which there is currently no confirmed funding arrangement. We project that Aiways China will initially provide us with bodies in white (BIW), which requires re-starting the stamping and welding operations, but not full operations. Following receipt of such BIWs, we would assemble such BIWs into vehicles in Europe. We anticipate the process of re-starting the production and assembly in Europe would take 9 months and will require a minimum of approximately $15 million. However, if such process takes longer than 9 months, or we do not receive adequate funding, we may be unable to manufacture these Aiways vehicles in Europe in 2026 and would not generate any revenue from these vehicles during such period.

Prior to restarting production of Aiways vehicles, we will be required to rely substantially on our third party partners (UPower and Zhido), with which we have just commenced collaboration in 2025. Operations of this business will require approximately $3 million through mid-2026. The supply from these partners may be lower than expected, or their quality could be lower than expected, which could adversely impact our revenues during this interim period. If, due to delays in the restarting of the Aiways China operations, we are required to rely on these suppliers for a longer period than anticipated, or if we are unable to receive the required funding for these alternatives, our business would be adversely impacted.

Increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors, could harm our business. We will need to maintain and significantly grow its access to battery cells and control its related costs.

As we produce our vehicles, we may experience increases in the cost of or a sustained interruption in the supply or shortage of materials. Any such increase, supply interruption or shortage could materially and adversely impact our business, results of operations, prospects and financial condition. The production of our vehicles requires lithium-ion cells and semiconductors from suppliers, as well as other materials such as aluminum, steel, nickel, copper, neodymium and praseodymium. The prices for these materials fluctuate, and their available supply may be unstable, depending on market conditions, inflationary pressure and global demand for these materials, including as a result of increased production of electric vehicles and energy storage products by our competitors, and could adversely affect our business and results of operations. Our ability to manufacture our vehicles will depend on the continued supply of battery cells for the battery packs used in our products. We have limited flexibility in changing battery cell suppliers, and any disruption in the supply of battery cells from such suppliers could disrupt production of our vehicles until a different supplier is fully qualified. In particular, we are exposed to multiple risks relating to lithium-ion cells. These risks include:

●	the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric vehicle industry as demand for such cells increases;

●	an increase in the cost, or a decrease in the available supply, of materials, such as lithium, used in lithium-ion cells;

●	disruption in the supply of cells due to quality issues or recalls by battery cell manufacturers; and

●	fluctuations in the value of any foreign currencies, and RMB, USD or EUR in particular, in which battery cell and related raw material purchases are or may be denominated.

An increase in the prices of materials used in our business could adversely affect our business.

Our ability to manufacture our vehicles depends on continuing access to semiconductors and components that incorporate semiconductors. A global semiconductor supply shortage had wide-ranging effects across multiple industries and the automotive industry in particular, and it has impacted many automotive suppliers and manufacturers, including us, that incorporate semiconductors into the parts they supply or manufacture. We have experienced and may continue to experience an impact on our operations as a result of the semiconductor supply shortage, and such shortage could in the future have a material impact on us or our suppliers, which could delay production or force us or our suppliers to pay exorbitant rates for continued access to semiconductors and could have a material and adverse effect on our business, prospects and results of operations. Raw material costs have been extremely volatile since the pandemic, in some cases increasing by 30 to 100%. These prices could be materially impacted by general market conditions and other factors, including EU trade relationships with other countries or the imposition of tariffs. In addition, prices and transportation expenses for these materials fluctuate depending on many factors beyond our control, including fluctuations in supply and demand, currency fluctuations, tariffs and taxes, fluctuations and shortages in petroleum supply, freight charges, pandemics and other economic and political factors. Substantial increases in the prices for our materials or prices charged to us, such as those charged by battery cell or semiconductor suppliers, would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased prices. Any attempt to increase product prices in response to increased material costs could result in cancellations of orders and reservations and materially and adversely affect our brand, image, business, results of operations, prospects and financial condition.

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and commercializing our BEVs, and building our brand. We expect to incur significant expenses, including research and development expenses, leases, sales and distribution expenses as we build our brand and market our BEV, and general and administrative expenses as we scale our operations, which will impact our profitability. Our ability to become profitable in the future will not only depend on our ability to market our vehicles and other products and services successfully but also to control our costs. If we are unable to cost-efficiently design, manufacture, market, sell, distribute and service our BEVs and provide other services, or cost-efficiently participate in the above activities, our margins, profitability and prospects will be materially and adversely affected.

Our future growth is dependent upon customers’ willingness to adopt BEVs. If the market for BEVs does not develop or develops slower than we expect, our business, prospects, results of operations and financial condition will be adversely affected.

The market for BEVs is relatively new and is expected to experience technology innovation, intense price competition among numerous competitors, evolving regulations and industry standards, and unpredictable customer preferences. Our growth is highly dependent upon customers’ shift towards alternative fuel and BEVs.

Factors that may influence the adoption of BEVs include but are not limited to the following, most of which are beyond our control:

●	public perception of the quality, safety, design, performance and cost of BEVs, especially if adverse events or accidents arise that are linked to the quality or safety of BEVs;

●	general concerns about vehicle safety, including the use of advanced technologies, such as vehicle electronics;

●	the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating costs, including fuel supply and maintenance costs;

●	access to maintenance and repair services, as well as adequate insurance policies, for BEVs;

●	the availability and terms of financing options for our customers to purchase or lease BEVs that we collaborated in developing;

●	volatility in the cost of energy, oil, and gasoline;

●	the availability of tax benefits and other governmental incentives for purchasing and operating BEVs, or regulations requiring increased use of BEVs;

●	the availability of public charging as well as the availability of electrical energy for charging

●	corporate sustainability initiatives; and

●	macroeconomic factors.

If, in weighing these factors, our potential customers determine that there is not a compelling business justification for purchasing BEVs in general or those designed and sold by us, then the market for such vehicles may not develop as we expect or may develop more slowly than we expect, which would materially and adversely affect our business, prospects, results of operations and financial condition.

Performance issues with our BEVs could adversely affect our sales and reputation.

Potential design or manufacturing defects in BEVs that we collaborated in developing may prevent them from meeting performance standards or necessitate repairs. We cannot guarantee that we will be able to detect and fix all the defects in the BEVs’ hardware or software, including in new models prior to commencing sales. In addition, the performance of our BEVs may not live up to customer expectations or be comparable with other competing vehicles in the market. Any product defects or perceived underperformance can lead to negative publicity, revenue loss, delays in deliveries, recalls, liability claims, and substantial warranty and related costs, which in turn would materially and adversely affect our business, reputation, prospects, results of operations and financial condition.

We operate in an intensely competitive market, which is generally cyclical and volatile. Should we not be able to compete effectively against our competitors then we are likely to lose market share, which could have a material and adverse effect on our business, financial condition, results of operations and prospects.

The global automotive market, particularly for electric and alternative fuel vehicles, is highly competitive, and we expect it will become even more so in the future. In recent years, the electric vehicle industry has grown, with several companies that focus completely or partially on the electric vehicle market. We expect additional companies to enter this market within the next several years. We also compete with established automobile manufacturers, many of which have entered or have announced plans to enter the alternative fuel and electric vehicle market with either fully electric or plug-in hybrid versions of their vehicles, and we also expect to compete for sales with vehicles with internal combustion engines from established manufacturers. Many of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale, servicing and support of their products. In addition, many of these companies have longer operating histories, greater name recognition, larger and more established sales forces, broader customer and industry relationships and other resources than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively than we do. We expect competition in our industry to significantly intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization, favorable governmental policies and consolidation in the worldwide automotive industry. Our ability to successfully compete in its industry will be fundamental to its future success in existing and new markets. Further, sales of vehicles in the automotive industry tend to be cyclical in many markets, which may exposes us to further volatility as we expand and adjust our operations. Decreases in the retail or wholesale prices of electricity from utilities or other renewable energy sources could make our products less attractive to customers. There can be no assurance that we will be able to compete successfully in our markets.

Any inability to protect our (or Aiways China’s) intellectual property could negatively affect our ability to compete, our business and our results of operations.

Our ability to compete effectively depends in part upon the maintenance and protection of the intellectual property related to our vehicles. We (and Aiways China) hold a portfolio of patents, knowledge and trademarks for all knowledge around the Aiways vehicles U5 and U6, including technical data, drawings, technical knowledge, production knowledge, as well as the rights to the name Aiways and other trademarks of Aiways.

We might not succeed in obtaining patents from any of our pending applications. Even if we are awarded patents, they may not provide any meaningful protection or commercial advantage to us, as they may not be of sufficient scope or strength or may not be issued in all countries where our vehicles can be sold. Patent protection is unavailable for certain aspects of the technology and operational processes that are important to our business. Any patent held by us or to be issued to us, or any of our pending patent applications, could be challenged, invalidated, deemed unenforceable or circumvented. In addition, our competitors may be able to design around our patents. To date, we have relied principally on patent, copyright, trademark and trade secret laws, as well as confidentiality and proprietary information agreements and licensing arrangements, to establish and protect our intellectual property. While we have obtained confidentiality and proprietary information agreements from our targeted customers, vendors and all of our employees, we cannot be certain that these agreements will be honored. Policing unauthorized use of our intellectual property is difficult and expensive, as is enforcing our rights against unauthorized use.

The steps that we have taken or may take may not prevent misappropriation of the intellectual property on which we rely. From time to time, third parties may infringe our intellectual property rights. Litigation may be necessary to enforce or protect our rights or to determine the validity and scope of the rights of others. Any litigation could be unsuccessful, cause us to incur substantial costs, divert resources away from our daily operations and result in the impairment of our intellectual property. Failure to adequately enforce our rights could cause us to lose rights in our intellectual property and may negatively affect our business.

In addition to patent protection, we rely significantly upon trade secret laws to protect our proprietary technologies. The confidentiality and proprietary information agreements may not be adequate to prevent misappropriation of our technologies or to assure that its competitors will not independently develop technologies that are substantially equivalent or superior to its technologies. In addition, the laws of other countries in which we operate may not protect our proprietary rights to the same extent as the laws of the United States. We are also subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights.

Our business depends substantially on the continued efforts of its executive officers, key employees and qualified personnel, and our operations may be severely disrupted if we lose their services.

Our success depends substantially on the continued efforts of our executive officers and key employees with expertise in various areas, who are or may in the future assume roles and positions in our affiliated entities or other business entities and may, as a result, not be able to devote their full efforts to our affairs. If one or more of our executive officers or key employees were unable or unwilling to continue their services with us, we may not be able to replace them easily in a timely manner, or at all. As we build up our brand awareness and become more well-known, the risk that competitors or other companies may poach our talent increases.

Our industry is characterized by high demand and intense competition for talent, and therefore, we cannot assure you that we will be able to continue to attract or retain qualified staff or other highly skilled employees. In addition, because we are operating in a new and challenging industry that requires continuous innovations of technologies and solutions, we may not be able to hire qualified individuals with sufficient training in a timely manner, and we will need to spend significant time and resources training the employees we hire. Furthermore, as we are relatively young, our ability to train and integrate new employees into our operations may not meet the growing demands of our business, which may materially and adversely affect our ability to grow our business and our results of operations.

If any executive officer or key employee terminates his or her services with us, our business may be severely disrupted, our results of operations and financial condition may be materially and adversely affected, and we may incur additional expenses to recruit, train, and retain qualified personnel. If any executive officer or key employee joins a competitor or forms a competing company, we may lose customers, know-how, and key professionals and staff members. While each of our executive officers and key employees has entered into an employment agreement and a non-compete agreement with us, if any dispute arises between our executive officers or key employees and us, the relevant non-competition provisions may not be enforceable under applicable laws.

We will need to develop complex technology and operating systems, both in-house and in coordination with vendors and suppliers, to successfully produce and operate our vehicles, and we cannot assure you that such systems will be successfully developed.

Products and services that we collaborated in developing or providing will require a substantial amount of third-party and in-house software and complex hardware to operate. The development of such advanced technologies is inherently complex and costly, and we will need to coordinate with our suppliers in order to produce and operate our BEVs in collaboration with vehicle manufacturers. Defects and errors may be revealed over time and our control over the performance of third-party services and systems may be limited. We may be unable to develop the necessary software and technology systems or meet the technological requirements to support our business plan. In addition, the technology may not comply with the cost, performance useful life and warranty requirements we anticipate in our business plan. As a result, our business plan could be significantly impacted and we may incur significant liabilities under warranty claims which could adversely affect our business, prospects, and results of operations.

We may be unable to expand our intellectual property portfolio or otherwise develop the technology needed to operate our business.

Our ability to refine and grow our portfolio of intellectual property and technology depends on many factors, including our ability to attract and retain a skilled technical workforce and our ability to devote sufficient resources to research and development efforts. Our failure to continue the development of our intellectual property and technology portfolio could materially and adversely affect our business, prospects, results of operations and financial condition.

We may incur material losses and costs as a result of warranty claims, product recalls, and product liabilities that may be brought against us.

We face an inherent business risk of exposure to warranty claims and product liability in the event that products that we collaborated in developing fail to perform as expected and, in the case of product liability, such failure of products that we collaborated in developing and selling results in bodily injury or property damage. Our customers specify quality, performance, and reliability standards. If flaws in either the design or manufacture of products that we collaborated in developing and selling were to occur, we could experience a rate of failure in our products that could result in significant delays in delivery and product re-work or replacement costs. Although we engage in extensive product quality programs and processes, these may not be sufficient to avoid product failures, which could cause us to:

●	lose revenue;

●	incur increased costs, such as warranty expenses and costs associated with customer support;

●	experience delays, cancellations, or rescheduling of orders for our products;

●	experience increased product returns or discounts; or

●	experience reputation damage.

All of these could adversely affect our results of operations and financial condition.

If any of products that we collaborated in developing and selling are or are alleged to be defective, we may be required to participate in a recall involving such products. A recall claim brought against us or a product liability claim brought against us in excess of our available insurance may have a material adverse effect on our business.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in manufacture and sale of our vehicles.

Our operations may be subject to international, federal, state, and/or local environmental laws and regulations, including laws relating to the use, handling, storage, disposal and human exposure to hazardous materials. Environmental and health and safety laws and regulations can be complex, and we expect that we will be affected by future amendments to such laws or other new environmental and health and safety laws and regulations which may require us to change our operations, potentially resulting in a material adverse effect on our business, prospects, financial condition, and operating results. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury and fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third party damages, suspension of production or a cessation of our operations.

We have limited insurance coverage, which could expose us to significant costs and business disruption.

We have limited liability insurance coverage for our products, services, and business operations. A successful claim against us, regardless of whether due to injuries suffered by our product users, could materially and adversely affect our business, reputation, results of operations and financial condition. In addition, we do not have business disruption insurance. Any business disruption event could result in substantial costs to us and the diversion of our resources.

We may not succeed in continuing to establish, maintain, and strengthen our brand, and our brand and reputation could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, peers, business partners, or our industry in general.

Our business and prospects are affected by our ability to develop, maintain, and strengthen our brand. If we fail to do so we may lose the opportunity to build business relationships with critical customers. Promoting and positioning our brand will depend significantly on our ability to provide innovative and high-quality products and services, in which we have limited experience. In addition, we expect that our ability to develop, maintain, and strengthen the brand will depend heavily on the success of our branding efforts. We expect to market our brand through media, word-of-mouth, trade shows and advertising. Such efforts may not achieve the desired results. If we do not develop and maintain a strong brand, our business, prospects, results of operations and financial condition could be materially and adversely affected.

Our reputation and brand are vulnerable to many threats that can be difficult or impossible to predict, control and costly or impossible to remediate. From time to time, our products and our business operations in general are reviewed by media or other third parties. Any negative reviews or reviews that compare us unfavorably to competitors could adversely affect public perception about our products and services. Negative publicity about us, such as alleged misconduct, unethical business practices or other improper activities, or rumors relating to our business, directors, officers, employees, shareholders, affiliates or actual or potential business partners can harm our reputation, business, and results of operations, even if they are baseless or satisfactorily addressed. These allegations, even if unproven or meritless, may lead to inquiries, investigations, or other legal actions against us by regulatory or government authorities as well as private parties. Any regulatory inquiries or investigations and lawsuits against us, perceptions of inappropriate business conduct by us, or perceived wrongdoings by any member of our management team, among other things, could substantially damage our reputation, and cause us to incur significant costs to defend ourselves. Any negative market perception or publicity regarding our suppliers or other business partners that we closely cooperate with or may cooperate with, or any regulatory inquiries or investigations and lawsuits initiated against them, may also have an adverse effect on our brand and reputation, or subject us to regulatory inquiries or investigations or lawsuits. Moreover, any negative media publicity about the BEV industry, especially the product or service quality problems of other players in the industry in which we operate, including our competitors, may also adversely affect our reputation and brand. In particular, given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm customer and user perceptions and confidence in our brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain customers, third-party business partners, and key employees could be harmed and, as a result, our business, results of operations and financial condition could be materially and adversely affected.

Our sales will depend in part on our ability to establish and maintain confidence in our business prospects among consumers, analysts and others within our industry.

Consumers may be less likely to purchase our products if they do not believe that our business will succeed or that our operations, including service and customer support operations, will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, to build, maintain and grow our business, we must establish and maintain confidence among customers, suppliers, analysts and other parties with respect to our liquidity and business prospects. Maintaining such confidence may be particularly difficult as a result of many factors, including our limited operating history, others’ unfamiliarity with our products, uncertainty regarding the future of electric vehicles, any delays in scaling production, delivery and service operations to meet demand, competition and our production and sales performance compared with market expectations. Many of these factors are largely outside of our control, and any negative perceptions about our business prospects, even if exaggerated or unfounded, would likely harm our business and make it more difficult to raise additional capital in the future. In addition, a significant number of new electric vehicle companies have recently entered the automotive industry, which is an industry that has historically been associated with significant barriers to entry and a high rate of failure. If these new entrants or other manufacturers of electric vehicles go out of business, produce vehicles that do not perform as expected or otherwise fail to meet expectations, such failures may have the effect of increasing scrutiny of others in the industry, and further challenging customer, supplier and analyst confidence in our business prospects.

If our vehicles fail to perform as expected, our ability to develop, market and sell or lease our products could be harmed.

Our vehicles may contain defects in components, software, design or manufacture that may cause them not to perform as expected or that may require repairs, recalls and design changes, any of which would require significant financial and other resources to successfully navigate and resolve. Our vehicles use a substantial amount of software code to operate, and software products are inherently complex and may contain defects and errors. If our vehicles contain defects in design and manufacture that cause them not to perform as expected or that require repair, or certain features of our vehicles take longer than expected to become available, are legally restricted or become subject to additional regulation, our ability to develop, market and sell our products and services could be harmed. Efforts to remedy any issues we observe in our products could significantly distract management’s attention from other important business objectives, may not be timely, may hamper production or may not be to the satisfaction of our customers. Further, our limited operating history and limited field data reduce our ability to evaluate and predict the long-term quality, reliability, durability and performance characteristics of our battery packs, powertrains and vehicles. There can be no assurance that we will be able to detect and fix any defects in our products prior to their sale or lease to customers.

Any defects, delays or legal restrictions on vehicle features, or other failure of our vehicles to perform as expected, could harm our reputation and result in delivery delays, product recalls, product liability claims, breach of warranty claims and significant warranty and other expenses, and could have a material and adverse impact on our business, results of operations, prospects and financial condition. As a newer entrant to the industry attempting to build customer relationships and earn trust, these effects could be significantly detrimental to us. Additionally, problems and defects experienced by other electric consumer vehicles could by association have a negative impact on perception and customer demand for our vehicles.

In addition, even if our vehicles function as designed, we expect that the battery efficiency, and hence the range, of our electric vehicles, like other electric vehicles that use current battery technology, will decline over time. Other factors, such as usage, time and stress patterns, may also impact the battery’s ability to hold a charge, or could require us to limit vehicles’ battery charging capacity, including via over-the-air or other software updates, for safety reasons or to protect battery capacity, which could further decrease our vehicles’ range between charges. Such decreases in or limitations of battery capacity and therefore range, whether imposed by deterioration, software limitations or otherwise, could also lead to consumer complaints or warranty claims, including claims that prior knowledge of such decreases or limitations would have affected consumers’ purchasing decisions. There can be no assurance that we will be able to improve the performance of our battery packs, or increase our vehicles’ range, in the future. Any such battery deterioration or capacity limitations and related decreases in range may negatively influence potential customers’ willingness to purchase our vehicles and negatively impact our brand and reputation, which could adversely affect our business, prospects, results of operations and financial condition.

We may from time to time be subject to, claims, disputes, lawsuits and other legal and administrative proceedings.

We in the future become subject to, legal proceedings and claims that arise in the ordinary course of business, including intellectual property, data privacy, product liability, employment, class action, whistle-blower and other litigation claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability, or require us to change our business practices. In addition, the expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect our results of operations and financial condition.

We are or may be subject to risks associated with strategic alliances or acquisitions.

We have entered into, and may in the future enter into additional, strategic alliances, including joint ventures or minority equity investments with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible shareholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business.

We face risks associated with international operations, including tariffs and unfavorable regulatory, political, tax and labor conditions, which could materially and adversely affect our business, financial condition, results of operations and prospects.

As part of our growth strategy, we may expand our sales, maintenance and repair services and manufacturing activities to new countries in the coming years. However, we have limited experience to date manufacturing, selling or servicing our vehicles, and such expansion would require us to make significant expenditures, including the hiring of local employees, in advance of generating any revenue. We are subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell, service and manufacture our vehicles and require significant management attention. These risks include:

●	conforming Pubco’s vehicles to various international regulatory requirements where our vehicles are sold, or homologation;

●	establishing localized supply chains and managing international supply chain and logistics costs;

●	difficulty in staffing and managing foreign operations;

●	difficulties attracting customers in new jurisdictions;

●	difficulties establishing international manufacturing operations, including difficulties establishing relationships with or establishing localized supplier bases and developing cost-effective and reliable supply chains for such manufacturing operations;

●	taxes, regulations and permit requirements, including taxes imposed by one taxing jurisdiction that we may not be able to offset against taxes imposed upon it in another relevant jurisdiction, and foreign tax and other laws limiting our ability to repatriate funds to another relevant jurisdiction;

●	fluctuations in foreign currency exchange rates and interest rates, including risks related to any forward currency contracts, interest rate swaps or other hedging activities we undertake;

●	European Union and foreign government trade restrictions, tariffs and price or exchange controls;

●	foreign labor laws, regulations and restrictions;

●	changes in diplomatic and trade relationships, including political risk and customer perceptions based on such changes and risks;

●	political instability, natural disasters, pandemics, war or events of terrorism; and

●	the strength of international economies.

If we fail to successfully address these risks, our business, prospects, results of operations and financial condition could be materially harmed.

The growing presence increases our sensitivity to the economic, operational and legal risks specific to China. For example, China’s economy differs from the economies of most developed countries in many aspects, including, but not limited to, the degree of government involvement, level of corruption, control of capital investment, reinvestment control of foreign exchange, control of intellectual property, allocation of resources, growth rate and development level. Although the Chinese government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, which are generally viewed as a positive development for foreign business investment, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over economic growth in China through allocating resources, controlling payments of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Military or other conflicts in Ukraine, the Middle East or elsewhere and other disruptions to the equity or debt capital markets, including as a result of inflation in the United States and elsewhere, may lead to increased volume and price volatility for publicly traded securities, including the Pubco Ordinary Shares, and could make it more difficult for us to raise additional capital.

It is unclear whether and how our current or future business, prospects, financial condition or results of operations may be affected by changes in China’s economic, political and social conditions and in its laws, regulations and policies. In addition, many of the economic reforms carried out by the Chinese government are unprecedented or experimental and are expected to be refined and improved over time. This refining and improving process may not necessarily have a positive effect on our operations and business development.

Additionally, the legal system in China is not fully developed and there are inherent uncertainties that may affect the protection afforded to us for our business and activities in China that are governed by the Chinese laws and regulations. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since administrative and court authorities in China have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection for us than in more developed legal systems. These uncertainties may impede our ability to enforce contracts and could materially and adversely affect our business, financial condition and results of operations.

Operation of our business in international markets may expose us to additional risks that we would not face in the United States, which could have an adverse effect on its operating results.

All of our current customer contracts are for the sale of our vehicles in Europe, and we expect to generate all of its revenues from operations in Europe in the near future. Operations in international markets may require us to respond to new and unanticipated regulatory, marketing, sales and other challenges. These efforts may be time-consuming and costly, and there can be no assurance that we will be successful in responding to these and other challenges we may face as we operate in international markets, including:

●	building and managing an experienced foreign workforce and overseeing and ensuring the performance of foreign subcontractors;

●	difficulties in developing, staffing, and simultaneously managing a number of varying foreign operations as a result of distance, language, and cultural differences;

●	increased travel, infrastructure and legal and compliance costs associated with multiple international locations;

●	additional withholding taxes or other taxes on our foreign income, and tariffs or other restrictions on foreign trade or investment;

●	imposition of, or unexpected adverse changes in, foreign laws or regulatory requirements, many of which differ from those in the United States;

●	increased exposure to foreign currency exchange rate risk;

●	longer payment cycles for sales in some foreign countries and potential difficulties in enforcing contracts and collecting accounts receivable;

●	difficulties in repatriating overseas earnings;

●	compliance with numerous legislative, regulatory or market requirements of foreign countries;

●	compliance with U.S. laws, such as the U.S. Foreign Corrupt Practices Act, or FCPA, and local laws prohibiting bribery and corrupt payments to government officials;

●	laws and business practices that favor local competitors or prohibit foreign ownership of certain businesses,

●	potentially adverse tax consequences;

●	compliance with laws of foreign countries, international organizations, such as the European Commission, treaties, and other international laws;

●	the inability to continue to benefit from local subsidies due to change in control;

●	unfavorable labor regulations; and

●	general economic conditions in the countries in which we operate.

Our international operations are also subject to general geopolitical risks, such as political, social and economic instability, war, civil unrest, sabotage, kidnapping and ransom, expropriation, incidents of terrorism, changes in diplomatic and trade relations, or responses to such events. One or more of these factors could adversely affect any of Pubco’s international operations and result in lower revenue and/or greater operating expenses than we expect, and could significantly affect our results of operations and financial condition.

Our overall success in international markets will depend, in part, on our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not be successful in developing and implementing policies and strategies that will be effective in managing these risks in each country where we do business. Our failure to manage these risks successfully could harm our international operations, reduce our sales and increase its costs, thus adversely affecting its business, financial condition and operating results.

Any unauthorized control or manipulation of our vehicles’ systems could result in loss of confidence in us and our vehicles and harm our business.

BEVs that we collaborated in developing contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. We have designed, implemented and tested security measures intended to prevent unauthorized access to our information technology networks and our BEVs. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, BEVs and systems to gain control of or to change functionality of BEVs that we collaborated in developing, user interface and performance characteristics, or to gain access to data stored in or generated by the BEVs. Future vulnerabilities could be identified and our efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of BEVs that we collaborated in developing or their systems, or any loss of customer data, could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to BEVs that we collaborated in developing, systems or data, as well as other factors that may result in the perception that BEVs that we collaborated in developing, systems or data are capable of being “hacked,” could negatively affect our brand and harm our business, prospects, results of operations and financial condition.

Interruption or failure of our information technology and communications systems could impact our ability to effectively provide our services.

BEVs that we collaborated in developing are equipped with intelligent functions and can collect and analyze vehicle driving information, which is used to monitor vehicle performance. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems, which we have yet to develop. Our systems will be vulnerable to damage or interruption from, among others, fire, terrorist attacks, natural disasters, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems. Our data centers could also be subject to break-ins, sabotage and intentional acts of vandalism causing potential disruptions. Some of our systems will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems at our data centers could result in lengthy interruptions in our service. In addition, BEVs that we collaborated in developing are highly technical and complex and may contain errors or vulnerabilities, which could result in interruptions in our business or the failure of our systems.

If we are unable to protect the confidentiality of our trade secrets, or if our employees wrongfully use or disclose alleged trade secrets of our former employers, our business would be harmed.

We believe that our patents, copyrights, trademarks and other intellectual property are essential to our success. We have devoted considerable time and energy to the development and improvement of our proprietary products, platforms and technologies. We rely primarily on patents, copyrights, trademarks, trade secrets and other contractual restrictions for the protection of the intellectual property used in our business. Nevertheless, these only provide limited protection and the actions we take to protect our intellectual property rights may not be adequate. Third parties may infringe upon or misappropriate our other intellectual property. Our trade secrets, proprietary know-how or other non-patentable technology may become known or be independently discovered by our competitors. Infringement upon or the misappropriation of, our trade secrets, proprietary know-how or other non-patentable technology could have a material adverse effect on our business, results of operations and financial condition. While we have taken steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property.

Filing, prosecuting, maintaining and defending patents on our proprietary products and pipeline products could be prohibitively expensive for us. We cannot assure you that any of our patent applications will ultimately proceed to registration or will result in registration with adequate scope for our business. Some of our pending applications or registrations may be successfully challenged or invalidated by others. If our patent applications are not successful, we may have to develop different ones or seek to enter into arrangements with any third parties who may have prior registrations, applications or rights, which might not be available on commercially reasonable terms, if at all.

Proceedings to enforce our intellectual property and proprietary rights could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Our research and development efforts may not yield the expected results.

Technological innovation is critical to our success. Given the rapid technological changes in the industry, we need to invest significant resources in research and development to lead technological advances in order to remain competitive in the market. Therefore, we expect that our research and development expenses will continue to be significant. Furthermore, research and development activities are inherently uncertain, and we cannot assure you that we will continue to achieve technological breakthroughs and successfully commercialize such breakthroughs. As a result, our significant expenditures on research and development may not generate corresponding benefits. If our research and development efforts fail to keep up with the latest technological developments, we would suffer a decline in our competitive position.

In addition to our in-house expertise, we also rely on certain technologies of our suppliers to enhance the performance of our vehicles. We plan to upgrade our existing models and introduce new models in collaboration with relevant vehicle manufacturers in order to equip our vehicles with the latest technologies, which could involve substantial costs and lower our return on investment for existing models. We cannot assure you that we will be able to equip vehicles that we collaborated in developing with the latest technologies. Even if we are able to keep pace with technological advancement and develop new models, prior models that we collaborated in developing could become obsolete more quickly than expected, potentially reducing our return on investment.

We may not be able to accurately estimate the supply and demand for our vehicles, which could result in inefficiencies in our business, hinder our ability to generate revenue and create delays in the production of our vehicles. If we fail to accurately predict our manufacturing requirements, we incur the risk of having to pay for research and development costs as well as production capacities that we reserved but will not be able to use or that we will not be able to secure sufficient additional production capacities at reasonable costs in case product demand exceeds expectations.

It is difficult to predict our future revenues and appropriately budget for its expenses, and we have limited insight into trends that may emerge and affect our business. We are required to provide forecasts of our demand to certain of our strategic partners and suppliers several months prior to the scheduled delivery of vehicles to our prospective customers. Currently, there is little historical basis for making judgments about the demand for our vehicles or its ability to develop, manufacture, and deliver vehicles, or its profitability in the future. If we overestimate its requirements, we may incur a higher cost of research and development of our models which will increase our cost of production, and our strategic partners or suppliers may have excess manufacturing capacity and/or inventory, which indirectly would increase our costs. If we underestimate our requirements, our strategic partners and suppliers may have inadequate manufacturing capacity and/or inventory, which could interrupt manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of vehicles to our customers could be delayed, which would harm our brand, business, financial condition and results of operations.

Our vehicles will make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

The battery packs within our vehicles make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. Any such events or failures of our vehicles, battery packs or warning systems could subject us to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve our vehicles, could seriously harm our business and reputation.

Moreover, any failure of a competitor’s electric vehicle or energy storage product, as well as the mishandling of battery cells or a safety issue or fire or related to the cells at partners’ manufacturing facilities, may cause indirect adverse publicity for us and our products. Such adverse publicity could negatively affect our brand and harm our business, prospects, results of operations and financial condition.

Our ability to generate meaningful product revenue will depend on consumer adoption of electric vehicles. However, the market for electric vehicles is still evolving and changes in governmental programs incentivizing consumers to purchase electric vehicles, fluctuations in energy prices, the sustainability of electric vehicles and other regulatory changes might negatively impact adoption of electric vehicles by consumers. If the pace and depth of electric vehicle adoption develops more slowly than we expect, our revenue may decline or fail to grow, and we may be materially and adversely affected.

We are focusing on developing electric vehicles and, accordingly, our ability to generate meaningful product revenue will highly depend on sustained consumer demand for alternative fuel vehicles in general and electric vehicles in particular. If the market for electric vehicles does not develop as we expect or develops more slowly than we expect, or if there is a decrease in consumer demand for electric vehicles, our business, prospects, financial condition and results of operations will be harmed. The market for electric and other alternative fuel vehicles is relatively new and rapidly evolving and is characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulations (including government incentives and subsidies) and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Any number of changes in the industry could negatively affect consumer demand for electric vehicles in general and our electric vehicles in particular.

In addition, demand for electric vehicles may be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles such as sales and financing incentives like tax credits, prices of raw materials and parts and components, cost of fuel or electricity, availability of consumer credit and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in downward price pressure and adversely affect our business, prospects, financial condition and results of operations. Further, sales of vehicles in the automotive industry tend to be cyclical in many markets, which may expose us to increased volatility, especially as we expand and adjust our operations and retail strategies. Specifically, it is uncertain how such macroeconomic factors will impact us as a newer entrant in the industry.

Other factors that may influence the adoption of electric vehicles include:

●	perceptions about electric vehicle quality, safety, design, performance and cost;

●	perceptions about the limited range over which electric vehicles may be driven on a single battery charge;

●	perceptions about the total cost of ownership of electric vehicles, including the initial purchase price and operating and maintenance costs, both including and excluding the effect of government and other subsidies and incentives designed to promote the purchase of electric vehicles;

●	concerns about electric grid capacity and reliability;

●	perceptions about the sustainability and environmental impact of electric vehicles, including with respect to both the sourcing and disposal of materials for electric vehicle batteries and the generation of electricity provided in the electric grid;

●	the availability of other alternative fuel vehicles, including plug-in hybrid electric vehicles;

●	improvements in the fuel economy of the internal combustion engine;

●	the quality and availability of service for electric vehicles, especially in international markets;

●	volatility in the cost of oil, gasoline and electricity;

●	government regulations and economic incentives promoting fuel efficiency and alternative forms of energy;

●	access to charging stations and the cost to charge an electric vehicle, especially in international markets, and related infrastructure costs and standardization;

●	the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles; and

●	macroeconomic factors.

We are subject to various environmental, safety and other laws and regulations relevant to our business that could impose substantial costs upon us and cause delays in selling and manufacturing our products.

We are subject to multiple environmental, safety and other laws and regulations related to our business, especially the sale of our vehicles, such as laws and regulations related to the use of hazardous materials in the manufacturing process and the operation of our collaborating manufacturing plant. Such laws and regulations govern the use, storage, discharge and disposal of hazardous materials during the manufacturing process. We are responsible for obtaining and/or periodically renewing the sale, construction, environmental protection, waste disposal permits and other relevant permits for selling our products. We cannot assure you that we will be able to obtain or renew such permits in a timely manner.

The unavailability, reduction or elimination of government and economic subsidies could have a material adverse effect on our business, prospects, results of operations and financial condition.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of BEVs or other reasons may result in the diminished competitiveness of the alternative fuel and BEV industry generally or our BEVs in particular. While certain tax credits and other incentives for BEV production, alternative fuel and electric vehicles or high and new tech enterprises have been available in the past, there is no guarantee these programs will be available in the future. If current government subsidies are not available in the future, our financial position could be harmed.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and non-compliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct activities, including the U.S. Foreign Corrupt Practices Act (the “FCPA”), the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. The FCPA and the U.K. Bribery Act 2010 prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The U.K. Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation.

We have direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities in the ordinary course of business. These interactions subject us to an increased level of compliance-related concerns. We have implemented policies and procedures designed to ensure compliance by us and our directors, officers, employees, representatives, consultants, agents and business partners with applicable anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. However, our policies and procedures may not be sufficient, and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistle-blower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our shares.

Data privacy concerns are generally increasing, which could result in new legislation, in negative public perception of our current data collection practices and certain of its services or technologies and/or in changing user behaviors that negatively affect our business and product development plans.

In the course of our operations, we collect, use, store, disclose, transfer and otherwise process personal information from our customers, employees and third parties with whom we conducts business, including names, accounts, user IDs and passwords and payment or transaction related information. Additionally, we use our vehicles’ electronic systems to log information about vehicle use, such as charge time, battery usage, mileage and driving behavior, in order to aid it in vehicle diagnostics, repair and maintenance, as well as to help us customize and improve the driving experience.

Data privacy concerns of consumers are generally increasing, which could result in new legislation, in negative public perception of our current data collection practices and certain of its services or technologies and/or in changing user behaviors that negatively affect our business and product development plans.

We may in the future be subject to legal proceedings, regulatory disputes and governmental inquiries that could cause us to incur significant expenses, divert its management’s attention and materially harm our business, results of operations, cash flows and financial condition.

From time to time, we may be subject to claims, lawsuits, government investigations and other proceedings involving product liability, consumer protection, competition and antitrust, intellectual property, privacy, securities, tax, labor and employment, health and safety, our distribution model, environmental claims, commercial disputes, corporate and other matters that could adversely affect our business, results of operations, cash flows and financial condition. In the ordinary course of business, we may be the subject of complaints or litigation, including claims.

Litigation and regulatory proceedings may be protracted and expensive, and the results are difficult to predict. Additionally, our litigation costs could be significant, even if we achieve favorable outcomes. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify, make temporarily unavailable or stop manufacturing or selling our vehicles in some or all markets, all of which could negatively affect our sales and revenue growth and adversely affect our business, prospects, results of operations, cash flows and financial condition.

The results of litigation, investigations, claims and regulatory proceedings cannot be predicted with certainty, and determining reserves for pending litigation and other legal and regulatory matters requires significant judgment. There can be no assurances that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, results of operations, cash flows and financial condition. In addition, the threat or announcement of litigation or investigations by governmental authorities or other parties, irrespective of the merits of the underlying claims, may itself have an adverse impact on the trading price of Pubco’s securities.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm its business, prospects, results of operations and financial condition. The automotive industry experiences significant product liability claims, and we face inherent risks of exposure to claims in the event our vehicles do not perform or are claimed not to perform as expected or malfunction, resulting in property damage, personal injury or death. We also expect that, as is true for other automakers, our vehicles will be involved in crashes resulting in death or personal injury, and even if not caused by the failure of our vehicles, we may face product liability claims and adverse publicity in connection with such incidents. In addition, we may face claims arising from or related to failures, claimed failures or misuse of new technologies that we expect to offer. In addition, the battery packs that we utilize make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. Any such events or failures of our vehicles, battery packs or warning systems could subject us to lawsuits, product recalls or redesign efforts, all of which would be time consuming and expensive.

A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim against us or our competitors could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of our future vehicles, which would have material and adverse effects on our brand, business, prospects and results of operations. Our insurance coverage might not be sufficient to cover all potential product liability claims, and insurance coverage may not continue to be available to us or, if available, may be at a significantly higher cost. Any lawsuit seeking significant monetary damages or other product liability claims may have a material and adverse effect on our reputation, business and financial condition.

We rely heavily on manufacturing facilities and suppliers, including single-source suppliers, based in China and our growth strategy will depend on growing in China. This subjects us to economic, operational, regulatory and legal risks specific to China.

We rely heavily on manufacturing facilities based in China for the manufacture of our vehicles. We intend to utilize other contract manufacturers, many of which will be based in China. In addition, we rely on single-source suppliers in China for critical components for our vehicles, including single-source suppliers in Shanghai and elsewhere. This growing presence increases our sensitivity to the economic, operational and legal risks specific to China. For example, China’s economy differs from the economies of most developed countries in many aspects, including, but not limited to, the degree of government involvement, level of corruption, control of capital investment, reinvestment control of foreign exchange, control of intellectual property, allocation of resources, growth rate and development level. Although the Chinese government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, which are generally viewed as a positive development for foreign business investment, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over economic growth in China through allocating resources, controlling payments of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While China’s economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing down, particularly in view of the effects of government actions to address the effects of the COVID-19 pandemic, including significant closures of businesses in 2022. Some of the governmental measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Higher inflation could adversely affect our results of operations and financial condition. Furthermore, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation. In addition, the Chinese government has implemented in the past certain measures to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our products and services, and consequently have a material and adverse effect on our businesses, financial condition and results of operations.

It is unclear whether and how our current or future business, prospects, financial condition or results of operations may be affected by changes in China’s economic, political and social conditions and in its laws, regulations and policies. In addition, many of the economic reforms carried out by the Chinese government are unprecedented or experimental and are expected to be refined and improved over time. This refining and improving process may not necessarily have a positive effect on our operations and business development.

Additionally, the legal system in China is not fully developed and there are inherent uncertainties that may affect the protection afforded to us for our business and activities in China that are governed by the Chinese laws and regulations. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since administrative and court authorities in China have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection for us than in more developed legal systems. These uncertainties may impede our ability to enforce contracts and could materially and adversely affect our business, financial condition and results of operations.

Risks Related to this Offering by the Selling Shareholders

Sales of a substantial number of Pubco Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders could cause the price of the Pubco Ordinary Shares to fall.

This prospectus relates to 5,143,697 Pubco Ordinary Shares, which may be offered and sold from time to time by the Selling Shareholders in an amount up to such number of shares, all of which were previously registered under our registration statement on Form F-4 (Registration No. 333-293608), first filed with the SEC on February 20, 2026, as amended, and declared effective by the SEC on August 24, 2026 (the “F-4 Registration Statement”), and all of which will be issued to the Selling Shareholders upon the closing of the Business Combination. The Pubco Ordinary Shares that may be offered by the Selling Shareholders, including the Sellers and the Sponsor, will represent approximately 10.31% of our issued and outstanding Pubco Ordinary Shares, assuming the issuance of all Pubco Ordinary Shares to be issued in connection with, and upon the closing of, the Business Combination. Following the Closing, the Selling Shareholders will be able to sell all of their Pubco Ordinary Shares registered under this prospectus for so long as the registration statement of which this prospectus forms a part remains available for use. The Pubco Ordinary Shares covered by the registration statement of which this prospectus forms a part will be resold by the Selling Shareholders only at a fixed price of $9.00 per share until a trading market develops for the Pubco Ordinary Shares, and thereafter at prevailing market prices. Sales of a substantial number of Pubco Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could depress the market price of the Pubco Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of the Pubco Ordinary Shares.

Certain Selling Shareholders will receive their Pubco Ordinary Shares upon Closing in exchange for securities acquired at prices significantly below the prices paid by other holders of the Pubco Ordinary Shares and may earn a positive rate of return on their investment even if other shareholders experience a negative rate of return.

The Sponsor acquired its 1,711,325 HUDA Founder Shares for an aggregate purchase price of $25,000, or approximately $0.015 per share, and its 371,500 HUDA Private Units for $3,715,000, or $10.00 per unit, which will be exchanged for substantially equivalent Pubco securities in the Business Combination. In addition, HUDA’s obligations under loans made by the Sponsor, up to an aggregate of $1,500,000, will be converted into Pubco Ordinary Shares at a conversion price of $10.00 per share. The Sellers will receive their Pubco Ordinary Shares as Exchange Consideration in exchange for their equity interests in Aiways Europe based on a deemed value of $10.00 per share, which does not reflect a cash investment at that price. Certain other holders, including investors in the PIPE Investment, will acquire Pubco Ordinary Shares at $5.00 or $8.00 per share. Because the Pubco Ordinary Shares are not yet listed on any securities exchange and no public trading market for the Pubco Ordinary Shares currently exists, the market price of the Pubco Ordinary Shares cannot be determined as of the date of this prospectus, and we are therefore unable to quantify the profit that the Sponsor or any other Selling Shareholder may realize on the Pubco Ordinary Shares offered under this prospectus. Depending on the market price of the Pubco Ordinary Shares following the Closing, however, the Selling Shareholders may realize a profit on such Pubco Ordinary Shares even where other holders of the same class of shares, including those who acquired their Pubco Ordinary Shares at higher prices, realize a loss. Accordingly, the Selling Shareholders may have an incentive to sell their Pubco Ordinary Shares at prices below those paid by other investors, and such sales could further depress the market price of the Pubco Ordinary Shares.

We will not receive any proceeds from the sale of Pubco Ordinary Shares by the Selling Shareholders, and this offering will not provide us with any capital to fund our operations or address the substantial doubt about our ability to continue as a going concern.

All of the Pubco Ordinary Shares offered under this prospectus are being offered by the Selling Shareholders for their own accounts, and we will not receive any proceeds from such sales. No additional securities are being registered under the registration statement of which this prospectus forms a part, which contains a combined prospectus filed pursuant to Rule 429 under the Securities Act relating to Pubco Ordinary Shares previously registered under the F-4 Registration Statement (Registration No. 333-293608), although a registration fee calculated in accordance with Rule 457(a) under the Securities Act is payable in connection with the registration of the resale of the Pubco Ordinary Shares offered by this prospectus. We will, however, bear the costs, fees and expenses incurred in effecting the registration of these shares. As of June 30, 2026, Aiways Europe’s cash and cash equivalents were $6,360, and our audited financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Because this offering will not provide us with any capital, we will need to obtain additional financing from other sources, which may not be available on acceptable terms or at all, and sales of Pubco Ordinary Shares by the Selling Shareholders may make it more difficult for us to raise equity capital at prices we consider acceptable. See “— Risks Related to Our Business and Industry — There is substantial doubt about our ability to continue as a going concern.”

The public float of the Pubco Ordinary Shares is very limited, which may result in low trading volume, significant price volatility and difficulty for investors in selling their shares.

Substantially all of HUDA’s public shares have been redeemed, and only 22,063 HUDA public shares remain outstanding, after giving effect to the redemption of 6,140 HUDA public shares in connection with the Special Meeting. In addition, HUDA’s securities have been suspended from trading on Nasdaq since January 24, 2025 and were delisted following the filing of a Form 25 with the SEC on July 11, 2025, so there is no established trading market for HUDA’s securities. As a result, immediately following the Closing a substantial majority of our issued and outstanding Pubco Ordinary Shares will be held by the Sellers, the Sponsor and our other pre-Closing shareholders, many of whom will be subject to lock-up restrictions, and only a limited number of Pubco Ordinary Shares will be held by unaffiliated public holders. A limited public float may result in low and sporadic trading volume, increase the volatility of the market price of the Pubco Ordinary Shares and make it more difficult for investors to sell their shares at or near the prevailing market price. In addition, if the Selling Shareholders sell a substantial number of Pubco Ordinary Shares into a thinly traded market, the market price of the Pubco Ordinary Shares could decline significantly.

We may be unable to obtain or maintain the listing of the Pubco Ordinary Shares on The Nasdaq Capital Market.

We have applied to list the Pubco Ordinary Shares on The Nasdaq Capital Market under the symbol “EUEV.” Approval of that listing application and satisfaction of Nasdaq’s initial listing requirements, including requirements relating to the number of round lot holders, are conditions to the consummation of the Business Combination, and there can be no assurance that those requirements will be satisfied or that the Pubco Ordinary Shares will be approved for listing. If the Pubco Ordinary Shares are listed, we must thereafter satisfy Nasdaq’s continued listing requirements, including requirements relating to minimum bid price, stockholders’ equity or market value of listed securities, market value of publicly held shares, number of publicly held shares and number of round lot holders, as well as corporate governance requirements. HUDA’s securities were previously delisted from Nasdaq for failure to satisfy continued listing requirements. Given our limited public float, our limited cash resources and the substantial doubt about our ability to continue as a going concern, there can be no assurance that we will be able to satisfy Nasdaq’s continued listing requirements. If Nasdaq delists the Pubco Ordinary Shares and we are unable to list them on another national securities exchange, we and our shareholders could face significant adverse consequences, including limited availability of market quotations, reduced liquidity, a determination that the Pubco Ordinary Shares are “penny stock,” reduced analyst and news coverage, and a decreased ability to obtain additional financing in the future.

Because HUDA is a shell company, Rule 144 is not available for the resale of our restricted securities until certain conditions are met, which may limit the liquidity of the Pubco Ordinary Shares.

Rule 144 under the Securities Act is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Because the Business Combination will involve HUDA, a shell company, holders of our restricted securities will not be able to rely on Rule 144 to resell such securities until each of the conditions of Rule 144(i)(2) has been satisfied, namely that (i) we have ceased to be a shell company, (ii) we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (iii) we have filed all reports and other materials required to be filed under Section 13 or 15(d) of the Exchange Act, other than current reports on Form 8-K, during the preceding 12 months (or such shorter period as we were required to file such reports and materials), and (iv) at least one year has elapsed from the time we filed with the SEC Form 20-F type information reflecting our status as an entity that is not a shell company, which we expect to file following the Closing. Until all of those conditions are satisfied, holders of our restricted securities, including our affiliates, may only resell such securities pursuant to an effective registration statement, such as the registration statement of which this prospectus forms a part, or another available exemption from registration. If the registration statement of which this prospectus forms a part ceases to be effective or available for use, the ability of the Selling Shareholders and other holders to sell their Pubco Ordinary Shares may be significantly limited, and the market for the Pubco Ordinary Shares could be adversely affected.

Risks Related to Ownership of the Pubco Ordinary Shares

The price of Pubco’s securities may be volatile, and the value of its securities may decline.

We cannot predict the prices at which the Pubco Ordinary Shares will trade. The market price of the Pubco Ordinary Shares may fluctuate substantially and may be lower than the $10.00 per share value ascribed to the Pubco Ordinary Shares in the Business Combination. In addition, the trading price of the Pubco Ordinary Shares could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment. Factors that could cause fluctuations in the trading price of the Pubco Ordinary Shares include the following:

●	actual or anticipated fluctuations in Pubco’s financial condition or results of operations;

●	variance in Pubco’s financial performance from the expectations of securities analysts;

●	changes in Pubco’s projected operating and financial results;

●	changes in laws or regulations applicable to Pubco’s business;

●	announcements by Pubco or its competitors of significant business developments, acquisitions or new offerings;

●	sales of Pubco’s securities by its shareholders, as well as the anticipation of lockup releases;

●	Pubco’s involvement in material litigation;

●	conditions or developments affecting the BEV industry;

●	changes in senior management or key personnel;

●	the trading volume of Pubco’s securities;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

Pubco will be a foreign private issuer, and as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Following the consummation of the Business Combination, Pubco will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because Pubco will qualify as a foreign private issuer under the Exchange Act, Pubco will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As a “foreign private issuer” under the rules and regulations of the SEC, we will be permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to those rules, and we may follow certain home country corporate governance practices in lieu of certain requirements applicable to U.S. issuers. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Because we will qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

Following the Closing, we will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a half-year basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we will be required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about us than you would receive about a U.S. domestic public company.

In addition, as a “foreign private issuer,” we are permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. We currently intend to follow some, but not all of the corporate governance requirements of Nasdaq for U.S. domestic issuers. With respect to the corporate governance requirements of Nasdaq that we do follow, we cannot make any assurances that we will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow us to follow our home country practice. Unlike the requirements of Nasdaq for U.S. domestic issuers, we are not required to, under the corporate governance practice and requirements in British Virgin Islands, have a board consisting of a majority of independent directors, nor are we required to have a compensation committee or a nomination or corporate governance committee consisting entirely of independent directors, obtain shareholders’ approval for issuance of securities in certain situations or have regularly scheduled executive sessions with only independent directors each year. Such home country practices may afford less protection to holders of the Pubco Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

Pubco is a BVI business company incorporated under the laws of the British Virgin Islands, and following the Business Combination, Pubco will conduct a majority of its operations through its subsidiaries in Europe. Substantially all of Pubco’s assets following the Business Combination will be located outside of the United States. A majority of Pubco’s officers and directors following the Business Combination will reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against Pubco or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands, of European jurisdictions and of the PRC could render you unable to enforce a judgment against the relevant assets or the assets of the relevant directors and officers.

In addition, Pubco’s corporate affairs will be governed by our memorandum and articles of association, as restated and amended from time to time, the BVI Act and the common law of the British Virgin Islands. The rights of investors to take action against the directors, actions by minority shareholders and the fiduciary duties of Pubco’s directors to Pubco under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of Pubco’s shareholders and the fiduciary duties of Pubco’s directors under the British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

A shareholder of a British Virgin Islands business company is entitled, on giving written notice to the company, to inspect the memorandum and articles of association, the register of members, the register of directors and the minutes of meetings and resolutions of members and of those classes of members of which he is a member, and to make copies of or take extracts from the documents and records referred to in above. Subject to the Pubco A&R M&A, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder’s motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the British Virgin Islands, which is Pubco’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent Pubco chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “— As a company incorporated in the British Virgin Islands, Pubco is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if Pubco complied fully with the Nasdaq Stock Market corporate governance listing standards.”

As a result of all of the above, Pubco’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as Public Stockholders of a company incorporated in the United States.

The Pubco A&R M&A contain certain provisions, including anti-takeover provisions that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

The Pubco A&R M&A that will be in effect upon consummation of the Business Combination contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that shareholders may consider favorable. These provisions could also limit the price that investors might be willing to pay in the future for Pubco Ordinary Shares, and therefore depress the trading price of Pubco Ordinary Shares. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by Aiways Europe or taking other corporate actions, including effecting changes in Pubco’s management following the Business Combination. See “Description of Securities.” These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in Pubco’s board of directors or management.

A market for Pubco’s securities may not develop or be sustained, which would adversely affect the liquidity and price of Pubco’s securities.

Following the Business Combination, the price of Pubco’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. A substantial amount of Pubco Ordinary Shares will be subject to transfer restrictions following the Business Combination. An active trading market for Pubco’s securities following the Business Combination may never develop or, if developed, may not be sustained. In addition, the price of Pubco’s securities after the Business Combination may vary due to general economic conditions and forecasts, Pubco’s general business condition and the release of its financial reports. Additionally, if Pubco’s securities are not listed on the Nasdaq Stock Market and are quoted on over-the-counter market, the liquidity and price of Pubco’s securities may be more limited than if Pubco’s securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Following the Business Combination, if securities or industry analysts do not publish or cease publishing research or reports about Pubco, Pubco’s business, its market or its competitors, or if they change their recommendations regarding Pubco’s securities adversely, the price and trading volume of Pubco’s securities could decline.

The trading market for Pubco’s securities will be influenced by the research and reports that industry or securities analysts may publish about Pubco, Pubco’s business, its market or its competitors. If any of the analysts who may cover Pubco following the Business Combination change their recommendation regarding Pubco’s securities adversely, or provide more favorable relative recommendations about Pubco’s competitors, the price of Pubco’s securities would likely decline. If any analyst who may cover Pubco following the Business Combination were to cease their coverage or fail to regularly publish reports on Pubco, Pubco could lose visibility in the financial markets, which could cause the price or trading volume of Pubco’s securities to decline.

The issuance of additional Pubco Ordinary Shares or other securities in connection with financings, acquisitions, investments, Pubco’s equity incentive plans or otherwise will dilute all other shareholders.

Pubco expects to issue additional Pubco Ordinary Shares or other securities in the future, which will result in dilution to all other shareholders. Pubco also expects to adopt a share incentive plan and grant equity awards to key employees. Pubco may also raise capital through equity financings in the future. As part of Pubco’s business strategy, it may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of the additional Pubco Ordinary Shares or other securities may cause shareholders to experience significant dilution of their ownership interests and the per share value of Pubco Ordinary Shares to decline.

Pubco does not intend to pay dividends before it becomes profitable, and as a result, your ability to achieve a return on your investment in the foreseeable future will depend on appreciation in the price of the Pubco Ordinary Shares.

Pubco does not intend to pay any cash dividends before it becomes profitable, which may not occur in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of Pubco’s board of directors. Accordingly, you may need to rely on sales of the Pubco Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

A significant portion of Pubco’s issued and outstanding ordinary shares may not be immediately resold but may be sold into the market in the near future. This could cause the market price of the Pubco Ordinary Shares to drop significantly, even if Pubco’s business is doing well.

Other than Mr. David Zhao, the Chief Executive Officer, Pubco’s officers and directors following the Closing will not hold any Pubco Ordinary Shares. We may, on or before the consummation of the Business Combination, distribute some or all of the HUDA Founder Shares held by the Sponsor and release some or all the HUDA Founder Shares from such lock-up restrictions in connection with applicable stock exchange listing requirements. In addition, approximately 3,000,000 Pubco Ordinary Shares to be held by certain Sellers and Parent Shareholders will not be subject to any lock-up restrictions pursuant to the Business Combination Agreement. Additionally, according to lock-up agreement with certain key shareholders of Aiways Europe (the “Extended Lock-Up Holders”), all of the Pubco Ordinary Shares held by such shareholders upon the consummation of the Business Combination will be subject to an eighteen (18)-month lock-up. Of the shares held by the Signing Seller and the Parent Shareholders receiving shares pursuant to the Signing Seller Distribution, fifty percent (50%) of such shares will remain subject to a twelve (12)-month lock-up, and fifty percent (50%) of such shares will be subject to an extended nine (9)-month lock-up. Pubco Ordinary Shares to be issued to other shareholders of Aiways Europe, such as FAs, as consideration in connection with the Business Combination will be subject to a six (6)-month lock-up. Moreover, the holders of the HUDA Founder Shares are entitled to registration rights pursuant to a registration rights agreement entered into in connection with the HUDA IPO, which will be amended and restated by the Amended Registration Rights Agreement at the Closing. The presence of these additional Pubco Ordinary Shares in the public market may have an adverse effect on the market price of Pubco Ordinary Shares.

The reduced reporting and disclosure requirements applicable to emerging growth companies may make Pubco’s securities less attractive to investors.

Pubco will be an “emerging growth company” as defined in the JOBS Act following the Business Combination, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in Pubco’s periodic reports and other filings with the SEC, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. Pubco has elected not to use such extended transition period, which means that Pubco will comply with new or revised financial accounting standards as of the dates on which compliance is required for public companies that are not emerging growth companies. This may make a comparison of Pubco’s financial statements with those of emerging growth companies that have elected to use the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Pubco will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which Pubco has total annual gross revenue of at least $1.235 billion, or (iii) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which Pubco has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Investors may find Pubco’s securities less attractive if it chooses to rely on these exemptions, and there may be a less active trading market for Pubco’s securities, and the price of such securities may be more volatile.

Pubco will incur increased costs as a result of operating as a public company following the Closing, and its management will be required to devote substantial time to comply with a public company’s responsibilities and corporate governance practices.

As a public company, Pubco will incur significant legal, accounting and other expenses, which Pubco expects to further increase after it is no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. Pubco’s management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase Pubco’s legal and financial compliance costs and will make some activities more time-consuming and costly.

In the past, shareholders of some public companies brought securities class action suits against these companies following periods of instability in the market price of these companies’ securities. Pubco’s involvement in a class action suit could divert a significant amount of its management’s attention and other resources from its business, which could harm its results of operations and require it to incur significant expenses to defend the suit.

Any such class action suit, whether or not successful, could harm Pubco’s reputation and restrict its ability to raise capital in the future. In addition, if a claim is successfully made against it, Pubco may be required to pay significant damages, which could materially and adversely affect its financial condition and results of operations.

If Pubco fails to maintain an effective system of internal control over financial reporting after the completion of the Business Combination, Pubco may be unable to accurately report its financial results or prevent fraud, and investor confidence in Pubco and the market price of Pubco Ordinary Shares may be adversely affected.

Prior to the completion of the Business Combination, Aiways Europe was a private company with limited accounting personnel and other resources with which to address our internal control and procedures over financial reporting. In the course of auditing our financial statements for the years ended December 31, 2025 and 2024, we identified two material weaknesses in our internal control over financial reporting as of December 31, 2025 and 2024. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified relate to the lack of: (i) sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and the SEC rules and regulations; and (ii) a sound internal control system and internal audit department.

The material weaknesses, if not remediated timely, may lead to material misstatements in our financial statements in the future. Prior to preparing for this offering, neither we nor our independent registered public accounting firm had undertaken a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional material weaknesses may have been identified.

We have taken remedial actions and plan to take further steps to strengthen our internal control over financial reporting. To address the material weakness identified, we are in the process of adopting a number of measures, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and the SEC financial reporting requirements within the finance and accounting department; and (ii) strengthening internal control by building an internal control system, strengthening management’s focus on internal control and improving employees’ awareness of internal control, as well as building an internal audit department. For details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control Over Financial Reporting” in this prospectus. The implementation of these measures, however, may not fully remediate the material weaknesses identified in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to remediate the material weaknesses or our failure to discover and address any other material weaknesses or deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Upon the completion of the Business Combination, Pubco will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) will require that Pubco include a report of management on our internal control over financial reporting in Pubco’s annual report on Form 20-F beginning with the second annual report on Form 20-F after becoming a public company. In addition, once Pubco ceases to be an “emerging growth company” as such term is defined in the JOBS Act, Pubco’s independent registered public accounting firm must attest to and report on the effectiveness of Pubco’s internal control over financial reporting. Pubco’s post Business Combination management may conclude that Pubco’s internal control over financial reporting is not effective. Moreover, even if Pubco’s management concludes that Pubco’s internal control over financial reporting is effective, Pubco’s independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with Pubco’s internal controls or the level at which Pubco’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from Pubco. In addition, after Pubco becomes a public company, Pubco’s reporting obligations may place a significant strain on Pubco’s management, operational and financial resources and systems for the foreseeable future. Pubco may be unable to timely complete Pubco’s evaluation testing and any required remediation. While documenting and testing Pubco’s internal control procedures, in order to satisfy the requirements of Section 404, Pubco may identify other weaknesses and deficiencies in Pubco’s internal control over financial reporting.

In addition, if Pubco fails to maintain the adequacy of Pubco’s internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, Pubco may not be able to conclude on an ongoing basis that Pubco has effective internal control over financial reporting in accordance with Section 404. Generally, if Pubco fails to achieve and maintain an effective internal control environment, Pubco could suffer material misstatements in Pubco’s financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in Pubco’s reported financial information. This could in turn limit Pubco’s access to capital markets, harm Pubco’s results of operations, and lead to a decline in the trading price of Pubco Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose Pubco to increased risk of fraud or misuse of corporate assets and subject Pubco to potential delisting from Nasdaq, regulatory investigations and civil or criminal sanctions. Pubco may also be required to restate its financial statements from prior periods.

If Pubco is characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, U.S. Holders may experience adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. The determination of whether Pubco will be treated as a PFIC for the taxable year that includes the Business Combination will depend on a number of factors, including the timing of the Business Combination and the amount of cash held by HUDA and Aiways Europe and its subsidiaries at the time of the Business Combination, among others. Accordingly, there can be no assurances in this regard or any assurances that Pubco will not be treated as a PFIC in the taxable year that includes the Business Combination or any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Following the consummation of the Business Combination, whether Pubco or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of its income and assets, and the market value of its securities. Changes in Pubco’s composition, the composition of Pubco’s income or the composition of its assets may cause it to be or become a PFIC for the current or subsequent taxable years. Whether Pubco is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If Pubco is a PFIC for any taxable year, a U.S. Holder of its securities may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “Taxation — Material U.S. Federal Income Tax Considerations for U.S. holders — Passive Foreign Investment Company Rules.” U.S. Holders of Pubco’s securities are strongly encouraged to consult their tax advisors regarding the potential application of these rules to Pubco and the ownership of its securities.

A former financial advisor to Aiways Europe has asserted a claim to 820,000 Ordinary Shares, and an adverse outcome could require us to issue additional Ordinary Shares or to pay damages.

New York Fortune Corp. (“NYFC”) was engaged as a financial advisor to Aiways Automobile Europe GmbH (“Aiways Europe”) under a Merger Advisory Agreement dated April 30, 2024 (the “Merger Advisory Agreement”). The Merger Advisory Agreement provided for an advisory fee payable in equity, which was reflected in the F-4 Registration Statement as 820,000 Ordinary Shares, representing a value of approximately $8.2 million based on the $10.00 per share value used to determine the Exchange Consideration. The Merger Advisory Agreement had a two-year term and renewed automatically for an additional six months only if the Business Combination remained in substantial progress and both parties were acting in good faith to complete it.

On May 11, 2026, Aiways Europe notified NYFC that the Merger Advisory Agreement had expired by its terms on April 30, 2026 without renewal. On October 22, 2026, we notified NYC that NYFC is not entitled to the advisory equity fee. In Aiways Europe’s view, NYFC ceased providing the advisory services required under the Merger Advisory Agreement, was absent from material transaction milestones and failed to act in good faith to complete the Business Combination, and that conduct constituted a material breach of the Merger Advisory Agreement and of the covenant of good faith and fair dealing that preceded and caused the expiration of the agreement without renewal. On October 20, 2026, the board of directors of Aiways Europe resolved not to issue or deliver the 820,000 Ordinary Shares to NYFC and cancelled the share allocation previously reserved for NYFC. That cancellation was effected unilaterally, without NYFC’s written consent and without a mutual release of claims. The 820,000 Ordinary Shares, which had been allocated from the 41,000,000 Ordinary Shares issuable as Exchange Consideration, are instead reallocated and included in the 39,360,000 Ordinary Shares expected to be issued to the shareholders of Aiways Europe upon the Closing.

NYFC disputes Aiways Europe’s position. NYFC claims that it earned the advisory equity fee upon the signing of the Business Combination Agreement on November 22, 2024, that its right to the fee survived the expiration of the Merger Advisory Agreement, and that it remains entitled to the 820,000 Ordinary Shares or to monetary compensation of approximately $8.2 million. As of the date of this prospectus, NYFC has not commenced any legal proceeding and no complaint has been served on Aiways Europe or on us. Aiways Europe believes the claim is without merit and intends to defend against it vigorously. See “Business of Aiways Europe — Legal Proceedings — Claim by New York Fortune Corp.”

We cannot predict whether NYFC will commence a legal proceeding, in what forum any proceeding would be brought or how any such proceeding would be resolved. If NYFC were to prevail, we could be required to issue up to 820,000 additional Ordinary Shares, representing approximately 1.6% of the 49,871,726 Ordinary Shares expected to be outstanding immediately following the Closing, or to pay damages of approximately $8.2 million, together with interest and costs. We may also incur substantial legal fees and other expenses in defending the claim, whether or not we are successful, and the claim could divert the time and attention of our management from the operation of our business. Because we are a holding company incorporated in the British Virgin Islands and substantially all of our consolidated assets are located outside the United States, any judgment obtained against us in the United States may not be enforceable outside the United States, and the dispute may be subject to proceedings in more than one jurisdiction. See “Enforcement of Civil Liabilities.”

If NYFC prevails and we are required to issue the 820,000 Ordinary Shares in dispute, our shareholders will experience additional dilution.

The capitalization table, the unaudited pro forma condensed combined financial information, the beneficial ownership tables and the other share count information included in this prospectus assume that the 820,000 Ordinary Shares in dispute are issued to the shareholders of Aiways Europe and that no Ordinary Shares are issued to NYFC. If NYFC were to prevail and we were required to issue 820,000 additional Ordinary Shares to NYFC, the number of Ordinary Shares outstanding immediately following the Closing would increase from 49,871,726 to 50,691,726, and the proportionate ownership and voting interest of each other holder of Ordinary Shares, including any investor that purchases Ordinary Shares from the Selling Shareholders under this prospectus, would be reduced accordingly. In addition, because the aggregate number of Ordinary Shares registered under the F-4 Registration Statement for issuance to the shareholders of Aiways Europe and to financial advisors of Aiways Europe is 41,000,000, and we expect to issue all 41,000,000 of those Ordinary Shares upon the Closing, any additional Ordinary Shares issued to NYFC would exceed the amount so registered and would require a separate registration statement or an available exemption from registration. Any issuance of additional Ordinary Shares in satisfaction or settlement of the claim, and any resale of those Ordinary Shares into the public market, could also depress the market price of the Ordinary Shares.

The outcome of the NYFC claim is inherently uncertain, no reserve has been recorded for it, and an adverse judgment could be material to us.

Litigation and other dispute resolution proceedings are inherently unpredictable. The outcome of the NYFC claim would depend on contested questions of fact and law, including whether the advisory equity fee was earned upon the signing of the Business Combination Agreement, whether NYFC performed its obligations under the Merger Advisory Agreement and whether any right to the fee survived the expiration of that agreement. Neither our financial statements nor the unaudited pro forma condensed combined financial information included in this prospectus reflects any liability or reserve in respect of the claim, because Aiways Europe does not believe that a loss is probable and is not able to estimate the amount or range of any possible loss. Our assessment may prove to be incorrect. If NYFC commences a proceeding and obtains a judgment or award against Aiways Europe or us, or if we determine to settle the claim, the resulting obligation to issue Ordinary Shares or to pay damages, interest and costs could be material and could require us to seek additional financing on terms that are unfavorable to us or that are not available at all. Our financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, and an adverse outcome in this matter would increase that doubt and could have a material adverse effect on our business, financial condition, results of operations and liquidity.

The NYFC claim could delay or prevent the closing of the Business Combination or the initial listing of our Ordinary Shares on Nasdaq.

The closing of the Business Combination is subject to conditions, including approval of the initial listing of the Ordinary Shares on The Nasdaq Capital Market. If NYFC commences a legal proceeding and seeks or obtains injunctive or other equitable relief, including an order restraining the issuance of the 820,000 Ordinary Shares in dispute or the consummation of the Share Exchange, the Closing could be delayed or prevented. The existence of the claim, or of any proceeding relating to it, could also cause Nasdaq to delay or decline to approve our initial listing application, or cause a party to the Business Combination Agreement to assert that a closing condition has not been satisfied or to seek to terminate that agreement. HUDA must complete an initial business combination by April 18, 2027 or be required to liquidate, and any delay attributable to the claim could reduce the likelihood that the Business Combination is completed within that period. If the Business Combination is not completed, HUDA would be required to liquidate and redeem its public shares and none of the Ordinary Shares offered by this prospectus would be issued.

Because the 820,000 Ordinary Shares were cancelled without NYFC’s consent or a release, the dispute remains unresolved and may give rise to additional claims.

The board of directors of Aiways Europe cancelled the allocation of the 820,000 Ordinary Shares and re-allocated those Ordinary Shares to the shareholders of Aiways Europe without obtaining NYFC’s written consent and without a mutual release of claims. As a result, NYFC’s claims have not been resolved, settled or waived. NYFC may assert claims not only against Aiways Europe but also against us, as the issuer of the Ordinary Shares, and against the shareholders of Aiways Europe who receive the re-allocated Ordinary Shares, and may seek to rely on the description of the 820,000 Ordinary Shares in the F-4 Registration Statement as Ordinary Shares registered for issuance to financial advisors of Aiways Europe. Any such claims could result in additional expense and liability and could complicate or delay the resolution of the dispute.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders pursuant to this prospectus.

The Selling Shareholders will pay all incremental selling expenses relating to the sale of their Ordinary Shares, including any commissions and discounts of a broker-dealer or agent, brokerage fees and all reasonable fees and expenses of any legal counsel representing the Selling Shareholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, printing and delivery fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have not paid any cash dividends on our equity securities to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors, subject to the BVI Act and our memorandum and articles of association, as amended and restated from time to time, including the requirement under the BVI Act that our directors be satisfied, on reasonable grounds, that immediately after any distribution the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. It is currently not expected that our board of directors will declare any dividends in the foreseeable future. Further, our ability to declare dividends may be limited by the terms of financing or other agreements we or our subsidiaries enter into from time to time. In addition, because we are a holding company, our ability to pay dividends depends on our receipt of distributions from our operating subsidiary, Aiways Europe, which may be restricted by applicable German law.

We have not identified a paying agent in relation to any payment of cash dividends.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization (in U.S. dollars) as of June 30, 2026 on (i) a combined historical actual basis for HUDA and Aiways Europe and (ii) a pro forma as adjusted basis to give effect to the Business Combination, the PIPE Investment and the other transactions contemplated by the Business Combination Agreement as if each had occurred on June 30, 2026, after giving effect to the redemption of 6,140 HUDA public shares in connection with the Special Meeting held on September 14, 2026.

As of the date of this prospectus, the Business Combination has not been consummated, and none of the Ordinary Shares to be issued in the Share Exchange, the Merger or the PIPE Investment has been issued. As of June 30, 2026, we owned no material assets other than all of the outstanding shares of Merger Sub, did not operate any business, and had one ordinary share issued and outstanding, which will be surrendered for nil consideration upon the adoption of the Pubco A&R M&A and the issuance of new securities in connection with the Closing. Accordingly, the amounts presented in the “pro forma as adjusted” column below are hypothetical, are presented for illustrative purposes only, and do not purport to represent what our actual capitalization will be upon the Closing.

The pro forma as adjusted information is derived from, and should be read together with, the unaudited pro forma condensed combined financial information included elsewhere in this prospectus, which was prepared in accordance with Article 11 of Regulation S-X and gives effect to the redemption of 6,140 HUDA public shares in connection with the Special Meeting held on September 14, 2026. Following such redemptions, 22,063 HUDA public shares remain outstanding, and because the period during which HUDA’s public stockholders could exercise redemption rights in connection with the Business Combination has expired, no further redemptions are reflected. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any post-effective amendment and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Combined Financial Information”. Our historical results do not necessarily indicate our expected results for any future periods.

	As of June 30, 2026
	Actual	Pro Forma As Adjusted(4)
Cash and cash equivalents	356,155	35,721,430
Borrowings and funding advances	10,833,737	8,098,958
Lease liabilities	205,207	205,207
Total indebtedness(1)	11,038,944	8,304,165
Shareholders’ equity(2)
Share capital	2,312,152	5,113
Share premium	33,374,894	93,293,778
Accumulated deficit	(51,891,543)	(70,966,292)
Total shareholders’ equity	(16,204,497)	22,332,599
Total capitalization(3)	(5,165,553)	30,636,764

(1)	Total indebtedness reflects outstanding bank and third-party borrowings, notes payable (including Sponsor loans), related-party borrowings and funding advances, and lease liabilities. Provisions, deferred tax liabilities, other non-financing liabilities, trade and transaction-cost payables and current income tax payables are not included. The Actual column includes the $1,500,000 bridge loan payable by HUDA to Aiways Europe before transaction accounting adjustments; this balance is eliminated in the Pro Forma As Adjusted column. Related-party funding advances include amounts paid on Aiways Europe’s behalf, but exclude the $1,918,204 of estimated transaction-cost payables recognized in the pro forma adjustments.
(2)	The F-4 Registration Statement registered 820,000 of these Ordinary Shares for issuance to New York Fortune Corp. (“NYFC”) as an advisory equity fee under its Merger Advisory Agreement with Aiways Europe dated April 30, 2024. That agreement had a two-year term and renewed automatically for an additional six months only if the Business Combination remained in substantial progress and both parties were acting in good faith to complete it. On May 11, 2026, Aiways Europe notified NYFC that the agreement had expired by its terms on April 30, 2026 without renewal and that NYFC is not entitled to the advisory equity fee, on the grounds that NYFC had ceased providing the required advisory services, had been absent from material transaction milestones and had failed to act in good faith to complete the Business Combination, in material breach of the agreement and of the covenant of good faith and fair dealing. On October 20, 2026, the board of directors of Aiways Europe resolved not to issue or deliver those Ordinary Shares to NYFC and cancelled the allocation previously reserved for NYFC. The 820,000 Ordinary Shares, which had been allocated from the 41,000,000 Ordinary Shares issuable as Exchange Consideration, have accordingly been re-allocated to the shareholders of Aiways Europe and are included in the pro forma as adjusted amounts shown above. NYFC disputes that determination and claims that it earned the advisory equity fee upon the signing of the Business Combination Agreement on November 22, 2024 and that it remains entitled to those Ordinary Shares or to monetary compensation of approximately $8.2 million. As of the date of this prospectus, NYFC has not commenced any legal proceeding, and no liability or reserve in respect of the claim is reflected in the amounts shown above. Aiways Europe believes the claim is without merit and intends to defend against it vigorously. If NYFC were to prevail, we could be required to issue up to 820,000 additional Ordinary Shares or to pay damages, and the pro forma as adjusted amounts shown above would change accordingly. See “Risk Factors — A former financial advisor to Aiways Europe has asserted a claim to 820,000 Ordinary Shares, and an adverse outcome could require us to issue additional Ordinary Shares or to pay damages” and “Business of Aiways Europe — Legal Proceedings — Claim by New York Fortune Corp.”
(3)	Total capitalization consists of total indebtedness plus total shareholders’ equity.
(4)	The pro forma as adjusted amounts give effect to (i) the redemption of 6,140 HUDA public shares in connection with the Special Meeting held on September 14, 2026; (ii) the issuance of Ordinary Shares to the Sellers in the Share Exchange, (iii) the issuance of Ordinary Shares to the Sponsor in the Merger, including Ordinary Shares issued in satisfaction of the Converted Sponsor Loans, (iv) the conversion of HUDA Common Shares and HUDA Rights into Ordinary Shares, (v) the issuance of Ordinary Shares to Chardan and to the financial advisors of Aiways Europe, and (vi) the issuance of 5,200,000 PIPE Shares for aggregate gross proceeds of $35.0 million. The Business Combination is expected to be accounted for as a reverse recapitalization, with Aiways Europe treated as the accounting acquirer, and the net assets of HUDA stated at historical cost with no goodwill or other intangible assets recorded. The pro forma as adjusted amounts are subject to change based on the final number of Ordinary Shares issued at the Closing and the final amount of the Converted Sponsor Loans.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial data presents the combination of the financial information of HUDA and Aiways Europe adjusted to give effect to the Business Combination and related transactions and is provided to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma condensed combined financial statements are based on the HUDA historical financial statements and Aiways Europe historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Business Combination as if they had been consummated on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 gives effect to the Transactions as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the Business Combination.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. Accordingly, a pro forma adjustment was required to eliminate this activity between the companies.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 have been prepared using, and should be read in conjunction with, the following:

●	HUDA’s unaudited condensed balance sheet as of June 30, 2026 and the related notes included in HUDA’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 14, 2026 (the “HUDA 2026Q2 10-Q”); and

●	Aiways Europe’s unaudited condensed balance sheet as of June 30, 2026 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 has been prepared using, and should be read in conjunction with, the following:

●	HUDA’s unaudited condensed statement of operations for the six months ended June 30, 2026, and the related notes included in HUDA’s quarterly report on Form 10-Q filed with the SEC on August 14, 2026 (the “HUDA 2026Q2 10-Q”); and

●	Aiways Europe’s unaudited condensed statement of loss and comprehensive loss for the six months ended June 30, 2026 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been prepared using, and should be read in conjunction with, the following:

●	HUDA’s audited statement of operations for the year ended December 31, 2025 and the related notes included in HUDA’s annual report on Form 10-K filed with the SEC on April 24, 2026 (the “HUDA 2025 10-K”); and

●	Aiways Europe’s audited statement of loss and comprehensive loss for the year ended December 31, 2025 and the related notes included elsewhere in this prospectus.

Such unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of Aiways Europe. This information should be read together with HUDA’s and Aiways Europe’s financial statements and related notes thereto, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HUDA,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aiways Europe” and other financial information included in this prospectus, including the Business Combination Agreement and the descriptions of certain items thereof set forth in this prospectus.

Description of the Business Combination

On November 22, 2024, HUDA, Merger Sub, and Aiways Europe entered into the Business Combination Agreement, pursuant to which Merger Sub shall be merged with and into HUDA with HUDA being the surviving company, at which time the separate corporate existence of Merger Sub shall cease and HUDA shall continue as the surviving company.

Accounting for the Business Combination

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, HUDA will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the fact that subsequent to the Business Combination, Aiways Europe’s stockholders are expected to have a majority of the voting power of Pubco, Aiways Europe will comprise all of the ongoing operations of Pubco, Aiways Europe directors will be the governing body of Pubco, and Aiways Europe’s senior management will comprise all of the senior management of Aiways Europe. Accordingly, for accounting purpose, the Business Combination will be treated as the equivalent of Aiways Europe issuing stock for the net assets of HUDA, accompanied by a recapitalization. The net assets of HUDA will be stated at historical cost, with no goodwill or other intangible assets recorded. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the recapitalization. Operations prior to the Business Combination will be those of Aiways Europe.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on them results of Pubco. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of Pubco upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that Pubco will experience. Aiways Europe and HUDA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming that an aggregate of $25,747,589 was removed from the Trust Account to pay the holders who exercised the redemption rights with respect to an aggregate 2,395,268 HUDA Common Shares in connection with the Second Extension Amendment, Third Extension Amendment, Fourth Extension Amendment and Fifth Extension Amendment for extension of HUDA’s life held on April 15, 2024, July 5, 2024, October 15, 2025 and July 17, 2026, respectively). Following the Second Extension Amendment, the Third Extension Amendment, Fourth Extension Amendment and Fifth Extension Amendment, there were 28,203 outstanding HUDA Common Shares held by Public Stockholders. Additionally, for purposes of the unaudited pro forma financial statements set forth below, an adjustment is made for the issuance of shares to the Sponsor in exchange for expenses incurred subsequent to June 30, 2026.

On September 14, 2026, HUDA held the Special Meeting. On August 21, 2026, the record date for the Special Meeting, there were 2,111,028 shares of common stock outstanding and entitled to vote at the Special Meeting, approximately 98.17% of which were represented in person or by proxy. HUDA’s stockholders approved each of the proposals presented at the Special Meeting, including the proposal to approve the Business Combination Agreement and the proposal to release up to an aggregate of 3,000,000 Pubco Ordinary Shares to be issued to the Sponsor from the transfer restrictions of the Insider Letter, with 2,072,493 votes cast for each such proposal and no votes cast against or abstaining. In connection with the Special Meeting, the holders of 6,140 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.03 per share, for an aggregate redemption amount of approximately $67,725, leaving approximately $246,300 in the Trust Account. Following such redemptions, 22,063 Public Shares remained outstanding. The unaudited pro forma combined financial information included herein reflects these actual redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are (i) the issuance of 39,360,000 Pubco Ordinary Shares to the shareholders of Aiways Europe, (ii) the issuance of 2,143,697 Pubco Ordinary Shares in exchange for the Sponsor’s currently-held HUDA Common Shares and HUDA Rights prior to the effective time of the Business Combination and settlement of all HUDA closing expenses other than pre-closing tax liabilities and loans conversion. The underwriter representative shares and UPO issuable based on the Engagement letter between HUDA and Chardan dated March 14, 2021, shall be considered a part of the HUDA Closing Expenses as defined in the Business Combination Agreement, dated as of November 22, 2024, by and among HUDA, EUROEV Holdings Limited (“Pubco”), Aiways Merger Sub, Inc., Aiways Automobile Europe GmbH (the “Company”), and Aiways Tech Limited (the “BCA”). (iii) the conversion of each HUDA Common Share issued and outstanding immediately prior to the effective time of the Business Combination into one validly issued Pubco Ordinary Share, (iv) the conversion of each HUDA Right issued and outstanding immediately prior to the effective time of the Business Combination into one-fifth (1/5) of one Pubco Ordinary Share, (v) the issuance of 136,906 Pubco Ordinary Shares as HUDA’s deferred representative shares to Chardan, (vi) the issuance of an aggregate of 1,640,000 Pubco Ordinary Shares to financial advisors of Aiways Europe, consisting of 820,000 Pubco Ordinary Shares to Byland Capital Management and 820,000 Pubco Ordinary Shares to Bitsea Technology Holding Limited, (vii) the issuance of 5,200,000 Pubco Ordinary Shares to the PIPE Investors, and (viii) the redemption of 6,140 HUDA Public Shares in connection with the Special Meeting at a redemption price of approximately $11.03 per share, leaving 22,063 HUDA Public Shares outstanding. The share amounts above do not include any Pubco Ordinary Shares issuable to New York Fortune Corp. (“NYFC”); the 820,000 Pubco Ordinary Shares originally allocated to NYFC as an advisory equity fee are included in the 39,360,000 Pubco Ordinary Shares to be issued to the shareholders of Aiways Europe, and NYFC disputes that re-allocation. See footnote (2) to the table under “Capitalization” and “Business of Aiways Europe — Legal Proceedings — Claim by New York Fortune Corp.”

As a result of the Business Combination and immediately following the closing of the Business Combination, after giving effect to the redemption of 6,140 HUDA public shares in connection with the Special Meeting, former Aiways Europe shareholders will own approximately 78.9% of the outstanding Pubco Ordinary Shares, the former stockholders, units and right holders of HUDA will own approximately 7.1% of the outstanding Pubco Ordinary Shares.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

(in $, except for number of shares)

	(A)	(B)	Transaction Accounting		Pro Forma
Account	HUDA	AE	Adjustments	Note	Combined
ASSETS
Current assets:
Cash	349,795	6,360	415,275	(1)	35,721,430
			(50,000)	(4)
			3,000,000	(14)
			1,000,000	(15)
			1,000,000	(16)
			14,000,000	(17)
			1,000,000	(18)
			5,000,000	(19)
			5,000,000	(20)
			5,000,000	(21)
Accounts receivable, net	—	122,293	—		122,293
Accounts receivables from related parties	—	95,719	—		95,719
Inventories	—	449,649	—		449,649
Other current assets	5,000	425,498	—		430,498
Bridge loan to third party for business combination transaction	—	1,500,000	(1,500,000)	(13)	—
Total current assets	354,795	2,599,519	33,865,275		36,819,589

Non-current assets:
Property and equipment, net	—	38,242	—		38,242
Operating lease right-of-use assets, net	26,959	170,513	—		197,472
Intangible assets, net	—	47,803	—		47,803
Deferred initial public offering (“IPO”) costs	—	1,020,766	—		1,020,766
Marketable securities held in Trust Account	414,071	—	(414,071)	(1)	—
Interest receivable on cash and marketable securities held in the Trust Account	1,204	—	(1,204)	(1)	—
Total non-current assets	442,234	1,277,324	(415,275)		1,304,283
Total assets	797,029	3,876,843	33,450,000		38,123,872

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

AS OF JUNE 30, 2026

(in $, except for number of shares)

	(A)	(B)	Transaction Accounting		Pro Forma
Account	HUDA	AE	Adjustments	Note	Combined
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Long-term borrowings-current portion	—	5,176,227	—		5,176,227
Notes payable-related party	1,234,779	—	(1,234,779)	(5)	—
Accounts payable	947,341	496,958	(947,341)	(6)	496,958
Accounts payable to related parties	—	63,024	—		63,024
Notes payable – bridge loan	1,500,000	—	(1,500,000)	(13)	—
Warranty liabilities – current portion	—	226,807	—		226,807
Accrued expenses and other liabilities	—	3,105,206	—		3,105,206
Loan due to a third party	—	1,317,554	—		1,317,554
Excise tax payable	725,989	—	—		725,989
Income tax payable	940,000	—	—		940,000
Operating lease liabilities – current	13,883	157,821	—		171,704
Debt due to related parties	—	1,605,177	1,918,204	(4)	3,523,381
Total current liabilities	5,361,992	12,148,774	(1,763,916)		15,746,850

Non-current liabilities:
Operating lease liabilities – non current	5,103	28,400	—		33,503
Warranty liabilities – non-current portion	—	10,920	—		10,920
Deferred underwriting commissions	2,723,060	—	(2,723,060)	(2)	—
Total non-current liabilities	2,728,163	39,320	(2,723,060)		44,423
Total liabilities	8,090,155	12,188,094	(4,486,976)		15,791,273

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

AS OF JUNE 30, 2026

(in $, except for number of shares)

	(A)	(B)	Transaction Accounting		Pro Forma
Account	HUDA	AE	Adjustments	Note	Combined
Redeemable Common Stock
Common stock subject to possible redemption	600,120	—	(600,120)	(1)	—

Shareholders’ deficit
Common stock, par value $0.0001, 200,000,000 shares authorized; 2,082,825 shares issued and outstanding as of December 31, 2023	209	—	(209)	(3)	—
Ordinary shares	—	2,311,943	(2,311,943)	(7)	—
Common stock – Class A, par value $0.0001	—	—	139	(2)	5,113
			209	(3)
			4	(4)
			12	(5)
			9	(6)
			3,854	(7)
			105	(8)
			82	(9)
			82	(10)
			82	(11)
			14	(12)
			60	(14)
			20	(15)
			20	(16)
			175	(17)
			20	(18)
			63	(19)
			63	(20)
			100	(21)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

AS OF JUNE 30, 2026

(in $, except for number of shares)

	(A)	(B)	Transaction Accounting		Pro Forma
Account	HUDA	AE	Adjustments	Note	Combined
Additional paid-in capital	—	33,374,894	600,120	(1)	93,293,778
			2,722,921	(2)
			(7,893,455)	(3)
			399,996	(4)
			1,234,767	(5)
			947,332	(6)
			2,311,943	(7)
			385,396,146	(7)
			(385,400,000)	(7)
			(31,411,871)	(8)
			31,411,766	(8)
			8,199,918	(9)
			8,199,918	(10)
			8,199,918	(11)
			(1,369,060)	(12)
			1,369,046	(12)
			2,999,940	(14)
			999,980	(15)
			999,980	(16)
			13,999,825	(17)
			999,980	(18)
			4,999,938	(19)
			4,999,938	(20)
			4,999,900	(21)
Accumulated deficit	(7,893,455)	(43,998,088)	7,893,455	(3)	(70,966,292)
			(2,368,204)	(4)
			(8,200,000)	(9)
			(8,200,000)	(10)
			(8,200,000)	(11)
			—	(13)
Total shareholders’ deficit	(7,893,246)	(8,311,251)	38,537,096		22,332,599
Total liabilities and shareholders’ deficit	797,029	3,876,843	33,450,000		38,123,872

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

(in $, except for number of shares and per share amounts)

	(A)	(B)	Transaction Accounting		Pro Forma
Account	HUDA	AE	Adjustments	Note	Combined
Revenues	—	11,431	—		11,431
Cost of revenues	—	(20,812)	—		(20,812)
Gross profit	—	(9,381)	—		(9,381)
Other operating income	—	—	—		—
Payroll expenses	—	(316,129)	—		(316,129)
Depreciation and amortization	—	(59,625)	—		(59,625)
General and administrative expenses	(243,338)	—	(2,368,204)	(1)	(27,211,542)
			(8,200,000)	(2)
			(8,200,000)	(3)
			(8,200,000)	(4)
Reveral of overpaid franchise expenses	191,583	—	—		191,583
Total operating expenses	(51,755)	(375,754)	(26,968,204)		(27,395,713)
Other operating expenses	—	(504,970)	—		(504,970)
Operating loss	(51,755)	(890,105)	(26,968,204)		(27,910,064)
Interest earned on marketable securities held in Trust Account	7,231	—	—		7,231
Interest earned on cash account	3,184	—	—		3,184
Interest expenses	—	(268,455)	—		(268,455)
Currency translation (loss) gain	—	(7,671)	—	(5)	(7,671)
Other income, net	—	28,117	—		28,117
Loss before income taxes	(41,340)	(1,138,114)	(26,968,204)		(28,147,658)
Provision for income taxes	(3,000)	—	—		(3,000)
Net loss	(44,340)	(1,138,114)	(26,968,204)		(28,150,658)

Net loss per common share
– basic and diluted					(0.56)

Weighted average common shares outstanding
– basic and diluted					49,871,726

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(in $, except for number of shares and per share amounts)

	(A)	(B)	Transaction Accounting		Pro Forma
Account	HUDA	AE	Adjustments	Note	Combined
Revenues	—	399,926	—		399,926
Cost of revenues	—	(277,318)	—		(277,318)
Gross profit	—	122,608	—		122,608
Other operating income	—	12,874	—		12,874
Payroll expenses	—	(1,244,711)	—		(1,244,711)
Depreciation and amortization	—	(364,950)	—		(364,950)
General and administrative expenses	(575,512)	—	(2,368,204)	(1)	(27,543,716)
			(8,200,000)	(2)
			(8,200,000)	(3)
			(8,200,000)	(4)
Franchise tax expense	(353,850)	—	191,583	(5)	(162,267)
Total operating expenses	(929,362)	(1,609,661)	(26,776,621)		(29,315,644)
Other operating expenses	—	(1,907,711)	—		(1,907,711)
Operating loss	(929,362)	(3,381,890)	(26,776,621)		(31,087,873)
Interest earned on marketable securities held in Trust Account	40,060	—	—		40,060
Interest earned on cash account	2,105	41	—		2,146
Interest expenses	—	(673,736)	—		(673,736)
Currency translation (loss) gain	—	(10,917)	(2,599)	(6)	(13,516)
Other income, net	—	57,192	—		57,192
Loss before income taxes	(887,197)	(4,009,310)	(26,779,220)		(31,675,727)
Provision for income taxes	6,000	—	—		6,000
Net loss	(881,197)	(4,009,310)	(26,779,220)		(31,669,727)

Net loss per common share
–basic and diluted					(0.64)

Weighted average common shares outstanding
–basic and diluted					49,871,726

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, HUDA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purpose, the Business Combination will be treated as the equivalent of Aiways Europe issuing stock for the net assets of HUDA, accompanied by a recapitalization. The net assets of HUDA will be stated at historical cost, with no goodwill or other intangible assets recorded. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the recapitalization. Operations prior to the Business Combination will be those of Aiways Europe.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2025, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. These periods are presented on the basis that Aiways Europe is the acquirer for accounting purposes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 has been prepared using, and should be read in conjunction with, the following:

●	HUDA’s unaudited condensed balance sheet as of June 30, 2026 and the related notes included in HUDA’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 14, 2026 (the “HUDA 2026Q2 10-Q”); and

●	Aiways Europe’s unaudited condensed balance sheet as of June 30, 2026 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 has been prepared using, and should be read in conjunction with, the following:

●	HUDA’s unaudited statement of operations for the six months ended June 30, 2026, and the related notes included in HUDA’s quarterly report on Form 10-Q filed with the SEC on August 14, 2026 (the “HUDA 2026Q2 10-Q”); and

●	Aiways Europe’s unaudited condensed statement of loss and comprehensive loss for the six months ended June 30, 2026 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been prepared using, and should be read in conjunction with, the following:

●	HUDA’s audited statement of operations for the year ended December 31, 2025 and the related notes included in HUDA’s annual report on Form 10-K filed with the SEC on April 24, 2026 (the “HUDA 2025 10-K”); and

●	Aiways Europe’s audited statement of loss and comprehensive loss for the year ended December 31, 2025 and the related notes included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date hereof and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of HUDA and Aiways Europe included in the HUDA 2025 10-K and elsewhere in this prospectus.

The unaudited pro forma combined financial information included herein has been prepared to reflect the actual redemption of 6,140 Public Shares in connection with the Special Meeting held on September 14, 2026, at a redemption price of approximately $11.03 per share, for an aggregate redemption amount of approximately $67,725, following which 22,063 Public Shares remained outstanding and approximately $246,300 remained in the Trust Account.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Aiways Europe believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believe that their assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect the deferred income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance. Upon Closing the Business Combination, it is likely that Pubco’s deferred tax assets, net of valuation allowance, will not change. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Pubco filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Pubco’s ordinary shares outstanding, assuming the Business Combination occurred on January 1, 2025.

Note 2 — Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Pubco. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. HUDA has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are as follows:

(A)	Derived from HUDA’s unaudited condensed balance sheet as of June 30, 2026;

(B)	Derived from Aiways Europe’s unaudited condensed balance sheet as of June 30, 2026;

(1)	Reflects the reclassification of cash held in the Trust Account that becomes available for redemption payment following the Business Combination;

(2)	Reflects the settlement of the $2,723,060 deferred underwriting commissions that becomes due and payable upon the consummation of the Business Combination; Pursuant to the BCA, the Sponsor and the Sponsor Guarantor will be responsible for the deferred underwriting commissions in the amount of $2,723,060 as of June 30, 2026, as pre-closing expenses subject to the terms and limitations of HUDA”s liabilities under the Underwriting Agreement dated October 14, 2022. The extent of HUDA’s liability for the deferred underwriting commissions, however, remains governed by the terms of the Underwriting Agreement dated October 14, 2022, and the Sponsor’s involvement does not modify HUDA’s contractual obligations under such agreement.

(3)	Reflects the elimination of the historical accumulated deficit of HUDA, the accounting acquiree, into Aiways Europe’s additional paid-in capital upon the consummation of the Business Combination, and the conversion of 2,082,825 issued and outstanding HUDA Common Shares into 2,082,825 Pubco Ordinary Shares;

(4)	Reflects the settlement of the preliminary estimated transaction fees of $2.4 million represents transaction costs expected to be incurred by HUDA and Aiways Europe, for legal, Merger & Acquisition consulting fee, accounting, advisory, and printing fees incurred as part of the Business Combination and charge accumulated deficit as the costs are not attributable to raising equity for the transaction. None of these fees has been incurred as of the pro forma balance sheet date. The estimated transaction costs exclude the deferred underwriting commissions included in (2) above;

(5)	Reflects the settlement of HUDA’s working capital loans from the Sponsor of approximately $1.2 million;

(6)	Reflects the settlement of HUDA’s accounts payable;

(7)	Reflects recapitalization of Aiways Europe through (a) the contribution of all share capital in Aiways Europe to Pubco, (b) the issuance of 39,360,000 Pubco Ordinary Shares in connection with the Business Combination, excluding the above mentioned newly issued shares in exchange for advancing HUDA funds for working capital purpose;

(8)	Reflects the conversion of each HUDA Right issued and outstanding immediately prior to the effective time of the Business Combination into one fifth (1/5) of one Pubco Ordinary Share;

(9)	Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Byland Capital Management (“Byland”);

(10)	Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Bitsea Technology Holding Limited (“Bitsea”);

(11)	Reflects the 820,000 Pubco Ordinary Shares originally allocated as an advisory equity fee to New York Fortune Corp. (“NYFC”) under its Merger Advisory Agreement with Aiways Europe dated April 30, 2024, and the related charge of approximately $8.2 million. On October 20, 2026, the board of directors of Aiways Europe resolved not to issue or deliver those Pubco Ordinary Shares to NYFC, and they are instead reallocated and included in the 39,360,000 Pubco Ordinary Shares to be issued to the shareholders of Aiways Europe. NYFC disputes that determination and claims that it remains entitled to those Pubco Ordinary Shares or to monetary compensation of approximately $8.2 million. No liability or reserve in respect of the claim is reflected in the pro forma adjustments. See footnote (2) to the table under “Capitalization” and “Business of Aiways Europe — Legal Proceedings — Claim by New York Fortune Corp.”;

(12)	Reflects the issuance of 136,906 Pubco Ordinary Shares as HUDA’s deferred representative shares to Chardan;

(13)	Reflects intercompany transactions that need to be eliminated. The non-interest bearing promissory notes recorded on HUDA’s balance sheet are used to pay for merger and acquisition related transaction expenses and shall be repaid by HUDA to Aiways Europe either: (i) in cash payment that equals to the paid principal outstanding, or (ii) HUDA’s common stock, at a fixed conversion price of $10 per share, at Aiways Europe’s choice. Shares issuable shall be identical to HUDA’s existing common stock;

(14)	Reflects the issuance of 600,000 Pubco Ordinary Shares to the PIPE Investor Hong Kong Chunfeng Co., Limited (“HKCF”);

(15)	Reflects the issuance of 200,000 Pubco Ordinary Shares to the PIPE Investor Elephant Investments Development Centre Limited (“EIDC”);

(16)	Reflects the issuance of 200,000 Pubco Ordinary Shares to the PIPE Investor Suzhou Yayi Technology Development Co., Limited (“SZYY”);

(17)	Reflects the issuance of 1,750,000 Pubco Ordinary Shares to the PIPE Investor XABRO LLC (“XABRO”);

(18)	Reflects the issuance of 200,000 Pubco Ordinary Shares to the PIPE Investor Parkway System Inc (“PSI”);

(19)	Reflects the issuance of 625,000 Pubco Ordinary Shares to the PIPE Investor BDO Finance Limited (“BDO”);

(20)	Reflects the issuance of 625,000 Pubco Ordinary Shares to the PIPE Investor Hainan Development Investment Company Limited (“HDI”); and

(21)	Reflects the issuance of 1,000,000 Pubco Ordinary Shares to the PIPE Investor CLB HOLDING PTE LTD (“CLB”).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 are as follows:

(A)	Derived from HUDA’s unaudited condensed statements of operations for the six months ended June 30, 2026;

(B)	Derived from AE’s unaudited condensed statement of operations for the six months ended June 30, 2026;

(1)	Reflects the preliminary estimated transaction fees of $2.4 million represents transaction costs expected to be incurred by HUDA and Aiways Europe, for legal, Merger & Acquisition consulting fee, accounting, advisory, and printing fees incurred as part of the Business Combination;

(2)	Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Byland;

(3)	Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Bitsea; and

(4)	Reflects the foreign exchange gain generated from the elimination of intercompany transactions between HUDA and Aiways Europe in relation to the non-interest bearing promissory notes recorded on HUDA’s balance sheet used to pay for merger and acquisition related transaction expenses.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 are as follows:

(A)	Derived from HUDA’s audited statements of operations for the year ended December 31, 2025;

(B)	Derived from AE’s audited statement of operations for the year ended December 31, 2025;

(1)	Reflects the preliminary estimated transaction fees of $2.4 million represents transaction costs expected to be incurred by HUDA and Aiways Europe, for legal, Merger & Acquisition consulting fee, accounting, advisory, and printing fees incurred as part of the Business Combination;

(2)	Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Byland;

(3)	Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Bitsea;

(4)	Reflects the reverse of over-accrued franchise tax expense; and

(5)	Reflects the foreign exchange gain generated from the elimination of intercompany transactions between HUDA and Aiways Europe in relation to the non-interest bearing promissory notes recorded on HUDA’s balance sheet used to pay for merger and acquisition related transaction expenses.

The following presents the calculation of basic and diluted weighted average shares outstanding for the six months ended June 30, 2026, after giving effect to the most recent the PIPE Investment (including the subscriptions through October 16, 2026) and the redemption of 6,140 Public Shares in connection with the Special Meeting, following which 22,063 Public Shares remained outstanding.

Weighted average shares calculation, basic and diluted
HUDA Sponsor	2,143,697
HUDA Public Stockholders and Rights Holders	1,391,123
Aiways Europe’s Shareholders	39,360,000
HUDA IPO Underwriter (Chardan)	136,906
Financial Advisor (Byland)	820,000
Financial Advisor (Bitsea)	820,000
PIPE Investor (HKCF)	600,000
PIPE Investor (EIDC)	200,000
PIPE Investor (SZYY)	200,000
PIPE Investor (XABRO)	1,750,000
PIPE Investor (PSI)	200,000
PIPE Investor (BDO)	625,000
PIPE Investor (HDI)	625,000
PIPE Investor (CLB)	1,000,000
Weighted average shares outstanding for EPS calculation	49,871,726
Percentage of shares owned by HUDA Sponsor	4.3%
Percentage of shares owned by HUDA Public Stockholders and Rights Holders	2.8%
Percentage of shares owned by Aiways Europe	78.9%
Percentage of shares owned by HUDA IPO Underwriter (Chardan)	0.3%
Percentage of shares owned by Financial Advisor (Byland)	1.6%
Percentage of shares owned by Financial Advisor (Bitsea)	1.6%
Percentage of shares owned by PIPE Investor (HKCF)	1.2%
Percentage of shares owned by PIPE Investor (EIDC)	0.4%
Percentage of shares owned by PIPE Investor (SZYY)	0.4%
Percentage of shares owned by PIPE Investor (XABRO)	3.5%
Percentage of shares owned by PIPE Investor (PSI)	0.4%
Percentage of shares owned by PIPE Investor (BDO)	1.3%
Percentage of shares owned by PIPE Investor (HDI)	1.3%
Percentage of shares owned by PIPE Investor (CLB)	2.0%

Note: The weighted average share amounts and ownership percentages shown above reflect the issuance of an aggregate of 1,640,000 Pubco Ordinary Shares to financial advisors of Aiways Europe and include the 820,000 Pubco Ordinary Shares originally allocated to New York Fortune Corp. (“NYFC”) as an advisory equity fee within the 39,360,000 Pubco Ordinary Shares to be issued to the shareholders of Aiways Europe. They do not reflect the issuance of any Pubco Ordinary Shares to NYFC. NYFC disputes the re-allocation of those 820,000 Pubco Ordinary Shares and claims that it remains entitled to them or to monetary compensation of approximately $8.2 million. If NYFC were to prevail, the weighted average share amounts and the ownership percentages shown above would change. See footnote (2) to the table under “Capitalization” and “Business of Aiways Europe — Legal Proceedings — Claim by New York Fortune Corp.”

See accompanying notes to the unaudited pro forma condensed combined financial statements

INFORMATION RELATED TO PUBCO

Pubco was incorporated under the laws of the British Virgin Islands on October 16, 2024. Pubco owns no material assets other than 100% of the shares in the Merger Sub and does not operate any business.

On October 16, 2024, Pubco issued one ordinary share with a par value of $1.00 to Yanmin Zhang for a total consideration of $1.00. This share represents all of the share of Pubco that is currently issued and outstanding and will be surrendered for nil consideration immediately following adoption of Pubco A&R M&A and the issuance of new securities as contemplated hereby. For descriptions of Pubco securities, please see the section of this prospectus entitled “Description of Securities.”

Prior to the consummation of the Business Combination, the sole director of Pubco is Yanmin Zhang, and the sole shareholder of Pubco is Yanmin Zhang.

PIPE Investment

On November 26, 2025, December 15, 2025 and December 16, 2025, Pubco, Aiways Europe and HUDA entered into subscription agreements with three accredited investors pursuant to which such investors agreed to subscribe for an aggregate of 1,000,000 Pubco Ordinary Shares at a purchase price of $5.00 per share, for an aggregate purchase price of $5.0 million, to be issued at the Closing. On June 12, 2026, Pubco, Aiways Europe and HUDA entered into an additional subscription agreement with an accredited investor pursuant to which such investor agreed to subscribe for an additional 200,000 Pubco Ordinary Shares at a purchase price of $5.00 per share, for an aggregate purchase price of $1.0 million, to be issued at the Closing. Subsequently, on June 6, 2026 and July 9, 2026, Pubco, Aiways Europe and HUDA entered into three additional subscription agreements with three accredited investors pursuant to which such investors agreed to subscribe for an aggregate of 2,250,000 Pubco Ordinary Shares at a purchase price of $8.00 per share, for an aggregate purchase price of $18.0 million. On October 14, 2026, Pubco, Aiways Europe and HUDA entered into an additional subscription agreement with XABRO LLC (“XABRO”) for 750,000 additional Ordinary Shares at $8.00 per share, for an additional purchase price of $6.0 million, increasing XABRO’s total subscription to 1,750,000 Ordinary Shares for $14.0 million. On October 16, 2026, Pubco, Aiways Europe and HUDA entered into a subscription agreement with CLB HOLDING PTE LTD (“CLB”) for 1,000,000 Ordinary Shares at $5.00 per share, for an aggregate purchase price of $5.0 million. Collectively, the foregoing subscription agreements provide for aggregate gross proceeds of $35.0 million and the issuance of an aggregate of 5,200,000 Pubco Ordinary Shares upon the Closing.

The securities issued pursuant to the PIPE Subscription Agreements will have a dilutive effect on the non-redeeming Public Shareholders. Please see “Summary — Pro Forma Capitalization” for more information on the dilutive effects of the PIPE Investment.

Pursuant to the PIPE Subscription Agreements, Pubco has also agreed to file with the SEC (at Pubco’s sole cost and expense), within thirty (30) calendar days after the consummation of the PIPE Investment (such deadline subject to extension in the event of customary circumstances), a registration statement registering the resale of the PIPE Shares, and to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof. The PIPE Investment is expected to close substantially concurrently with the closing of the Business Combination, subject to the satisfaction of certain closing conditions, including, but not limited to: (i) that no suspension of the qualification of the PIPE Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing; (ii) all material conditions precedent to the Closing set forth in the Business Combination Agreement shall have been satisfied (as determined in good faith by the parties to the Business Combination Agreement) or waived by the parties thereto in accordance with the requirements of the Business Combination Agreement (other than those conditions which, by their nature, are to be satisfied at the Closing); (iii) the accuracy of the representations and warranties made by the parties, subject to customary bring-down standards, and the material performance by the parties of their covenants, and other customary closing conditions. The PIPE Shares that PIPE Investors will receive shall be subject to the six-month lock-up following the Closing, subject to certain customary exceptions.

OTHER INFORMATION RELATED TO HUDA

References in this section to “we,” “our,” “us” “the Company” or “HUDA” generally refer to Hudson Acquisition I Corp.

Introduction

Hudson Acquisition I Corp. (“HUDA” or the “Company”) was incorporated in the State of Delaware on January 13, 2021. The Company’s business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (our “Initial Business Combination”). The Company has selected December 31 as its fiscal year end.

As of June 30, 2026, the Company had not commenced core operations. All activity for the period from January 13, 2021 (inception) through June 30, 2026 relates to the Company’s formation and raising funds through the initial public offering (“Initial Public Offering”), which is described below, and efforts in identifying a target to consummate an Initial Business Combination. The Company will not generate any operating revenues until after the completion of an Initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

Initial Public Offering and Listing

The registration statement pursuant to which the Company registered its securities offered in the Initial Public Offering was declared effective on October 14, 2022. On October 18, 2022, the Company consummated its Initial Public Offering and sold 6,000,000 units (the “Units”) at a price to the public of $10.00 per Unit, resulting in total gross proceeds of $60,000,000 (before underwriting discounts and commissions and offering expenses). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”) and one right to receive one-fifth (1/5) of a share of the Common Stock upon the consummation of an Initial Business Combination (“Right”).

Simultaneously with the closing of the Initial Public Offering, the Company’s sponsor, Hudson SPAC Holding LLC (the “Sponsor”) should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”).

On October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

In connection with HUDA’s initial public offering, HUDA entered into an engagement agreement with Chardan on March 14, 2021, granting Chardan an option (the “Unit Purchase Option” or “UPO”) to purchase up to 2% of the total number of units sold in the public offering (or such lesser number permitted by FINRA), including any units sold under the over-allotment option. The UPO was issued for an aggregate purchase price of $100 with an option to purchase 57,044 HUDA Units after partial over-allotment. The option is exercisable, in whole or in part, at $11.50 per unit at any time from the closing of HUDA’s initial business combination until the fifth anniversary of the date of the offering. As of the date of this prospectus, no option has been exercised.

The initial underwriting compensation terms required a 5.5% underwriting discount of the gross proceeds, out of which 3.5% was deferred until consummation of the business combination. However, according to an amendment to the engagement agreement signed on December 10, 2021, the underwriting compensation was revised to 6.0% of the gross proceeds, consisting of 2.0% in cash, 0.5% paid in shares at $2.00 per share and 3.5% deferred until the completion of a business combination. Due to partial exercise of the over-allotment, HUDA agreed to issue 136,906 representative shares to Chardan upon the completion of HUDA’s initial business combination.

Following the closing of the Initial Public Offering and Overallotment, an amount of $69,479,795 was placed in a Trust Account in the United States maintained by Continental Stock Transfer& Trust Company, as trustee. The funds held in the Trust Account were invested only in United States government Treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay for income or other tax obligations, the remaining proceeds will not be released from the Trust Account until the earlier of the completion of an Initial Business Combination or the Company’s liquidation. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company will complete the Initial Business Combination to the extent not used to pay redeeming stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of the Company’s existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Initial Business Combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our Initial Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to those persons after the Initial Business Combination.

The Company intends to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist with the search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed estimates, as well as for reimbursement of any out-of-pocket expenses incurred by insiders, officers and directors in connection with activities on the Company’s behalf as described below.

The allocation of the net proceeds available to the Company outside of the Trust Account, along with the interest earned on the funds held in the Trust Account available to pay for income and other tax liabilities, represents the best estimate of the intended uses of these funds. In the event that the assumptions prove to be inaccurate, the Company may reallocate some of such proceeds within the above-described categories. If the estimate of the costs of undertaking due diligence and negotiating the Initial Business Combination is less than the actual amount necessary to do so, or the amount of interest available to the Company from the Trust Account is insufficient as a result of the volatile interest rate environment, the Company may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, the Company could seek such additional capital through loans or additional investments from the Sponsor or third parties. The Sponsor has agreed to loan the Company up to an aggregate of $1,000,000 to be used for working capital purposes pursuant to a Promissory Note. As of June 30, 2026, the Company had $1,234,779 in borrowings under the Promissory Note. If the Company is unable to obtain the necessary funds, the Company may be forced to cease searching for a target business and liquidate without completing the Initial Business Combination.

The Company will likely use substantially all of the net proceeds of the Initial Public Offering, including the funds held in the Trust Account, in connection with the Initial Business Combination and to pay expenses relating thereto, including the deferred underwriting discounts payable to the underwriters. To the extent that the Company’s capital stock is used in whole or in part as consideration to effect the Initial Business Combination, the proceeds held in the Trust Account which are not used to consummate an Initial Business Combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Europe. Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

To the extent that the Company is unable to consummate an Initial Business Combination, the Company will pay the costs of liquidation from the remaining assets outside of the Trust Account. If such funds are insufficient, the Sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

If no business combination is completed prior to the mandatory liquidation date, the proceeds then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of the public shares. The Sponsor, directors, director nominees and officers will enter into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any HUDA Founder Shares held by them if the Company fails to complete the Initial Business Combination within such time period.

In connection with the shares purchased by the founders, the founders waive any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Initial Public Offering will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an Initial Business Combination.

Extension Amendment and Overpayment of Redemption Proceeds

On July 17, 2023, the Company held a special meeting of its stockholders. On June 28, 2023, the record date for that meeting, there were 8,928,125 shares of common stock outstanding, in which 8,556,625 were entitled to vote at that meeting, approximately 84% of which were represented in person or by proxy at that meeting. The stockholders approved the proposal to amend the Company’s Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month. This amendment increased the time the Company has to consummate an Initial Business Combination from the original maximum amount of 15 months to 18 months from the Initial Public Offering date. In connection with the votes to approve the proposals above, the holders of 4,427,969 shares of common stock of the Company properly exercised their right to redeem their shares for approximately $10.43 per share. Following such redemptions, $46,169,982 was withdrawn from the trust account on July 25, 2023 and 2,417,331 Public Shares remained outstanding as of December 31, 2023.

On July 17, 2023, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month and (ii) eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 of less than $5,000,001).

On April 17, 2024, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond April 18, 2024, up to nine (9) times for an additional (1) month each time to January 18, 2025, upon the deposit into the Trust Account of $25,000 for each calendar month and (ii) to remove the geographic limitations for a Business Combination., which requires the deletion of Section J of the Sixth Article in the Charter: “J. At no time, the Corporation shall undertake a Business Combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau).” In connection with the vote to approve the Extension Amendment, the holders of 2,315,868 shares of Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.10 per share, for an aggregate redemption amount of $25,712,132. Following such redemptions, 101,463 Public Shares remained outstanding.

On July 5, 2024, the Company held a special meeting of its stockholders. On June 4, 2024, the record date for that meeting, there were 1,816,463 shares of common stock outstanding, and 2,184,288 shares of common stock and units entitled to be voted at that meeting, approximately 98% of which were represented in person or by proxy at that meeting. The stockholders approved the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to an amendment to the Charter in the form set forth in the proxy statement for that meeting to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from January 18, 2025, up to nine (9) times for an additional one (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024. The stockholders also approved an amendment to the Charter to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to the Charter in the form set forth in the proxy statement for that meeting to amend Article Sixth of the Charter by adding a definition of IPO Rights, and Sixth (A)(ii) by adding “and IPO Rights” and (“and rights”) to read: “or (ii) provide its holders of IPO Shares and IPO Rights with the opportunity to sell their shares and rights to the Corporation by means of a tender offer (“Tender Offer”)”.

On July 10, 2024, the Company filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond January 18, 2025, up to nine (9) times for an additional (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024.

In connection with the vote to approve the Extension Amendment, the holders of 3,200 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $35,457. Following such redemptions, 98,263 Public Shares remained outstanding as of December 31, 2024.

On October 15, 2025, HUDA held a special meeting of its stockholders, where the stockholders approved the proposal to amend HUDA’s Third Amended and Restated Certificate of Incorporation pursuant to an amendment to its Charter to extend the date by which HUDA must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from October 18, 2025, up to nine (9) times for an additional one (1) month each time to July 18, 2026, and does not require monthly deposits into the Trust Account.

In connection with the vote to approve the Extension Amendment, the holders of 61,492 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.89 per share, for an aggregate redemption amount of $681,347. Following such redemptions, 36,771 Public Shares remained outstanding as of October 15, 2025.

On July 17, 2026, HUDA held a special meeting of its stockholders, where the stockholders approved the proposal to amend HUDA’s Amended and Restated Certificate of Incorporation pursuant to an amendment to its Charter to extend the date by which HUDA must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from July 18, 2026, up to nine (9) times for an additional one (1) month each time to April 18, 2027, and does not require monthly deposits into the Trust Account.

In connection with the vote to approve the Extension Amendment, the holders of 8,568 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.01 per share, for an aggregate redemption amount of $95,095. Following such redemptions, 28,203 Public Shares remained outstanding as of July 17, 2026.

On September 14, 2026, HUDA held the Special Meeting. On August 21, 2026, the record date for the Special Meeting, there were 2,111,028 shares of common stock outstanding and entitled to vote at the Special Meeting, approximately 98.17% of which were represented in person or by proxy. HUDA’s stockholders approved each of the proposals presented at the Special Meeting, including the proposal to approve the Business Combination Agreement and the proposal to release up to an aggregate of 3,000,000 Pubco Ordinary Shares issued to the Sponsor from the transfer restrictions of the Insider Letter, with 2,072,493 votes cast for each such proposal and no votes cast against or abstaining. In connection with the Special Meeting, the holders of 6,140 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.03 per share, for an aggregate redemption amount of approximately $67,725, leaving approximately $246,300 in the Trust Account. Following such redemptions, 22,063 Public Shares remained outstanding.

The redemptions have reduced the amount of cash available to the Company for the business combination and have increased the relative ownership of the sponsor and non-redeeming shareholders.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic, Russia-Ukraine war, and the Middle East geopolitical tension on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position and outlook for an Initial Business Combination, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s future operating results and financial position after any such Initial Business Combination in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.

Liquidity and Capital Resources

As of June 30, 2026, the Company had a working capital deficit of $5,007,197, the Company also has an accumulated deficit of $7,893,455. The Company may raise additional capital through loans or additional investments from the Sponsor or its stockholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or at least one year from the date that the financial statements were issued.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until April 18, 2027, assuming the monthly extension requirements are satisfied, to consummate a Business Combination (the “Combination Period”). Following the first extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond July 18, 2023 up to nine times for an additional one month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 in each calendar month. Following the second extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond April 18, 2024 up to an additional nine times for an additional one month each time to January 18, 2025 upon the deposit into the Trust Account of $25,000 each calendar month. Following the third extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond January 18, 2025, up to an additional nine times for an additional one month each time to October 18, 2025, with extension payments in connection with the first and second extension ending on July 5, 2024. Following the fourth extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond October 18, 2025, up to an additional nine times for an additional one month each time to July 18, 2026, with no further extension payments. Following the fifth extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond July 18, 2026, up to an additional nine times for an additional one month each time to April 18, 2027, with no further extension payments. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by April 18, 2027, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to complete a Business Combination prior to the end of the Combination Period. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the end of the Combination Period.

Business combination and related agreement

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH, a German limited liability company engaged in the business of developing electric powered vehicles and vehicle (“Aiways”). Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

Nasdaq Compliance

The following describes HUDA’s historical Nasdaq listing deficiencies during 2024, which were superseded by the Nasdaq Hearings Panel determination of January 22, 2025, the suspension of trading effective January 24, 2025 and the filing of a Form 25 on July 11, 2025 described below. On July 23, 2024, HUDA received a notice from The Nasdaq Stock Market (“Nasdaq”) that its securities would be delisted from The Nasdaq Global Market. On December 15, 2023, the staff of Nasdaq (the “Staff”) had notified HUDA that the market value of its listed securities had been below the minimum $50,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(A) (the “Rule”) for the previous 30 consecutive trading days. Therefore, in accordance with Listing Rule 5810(c)(3)(C), HUDA was provided 180 calendar days, or until June 12, 2024, to regain compliance with the Rule. HUDA did not regain compliance with the Rule.

In addition, based on the Staff’s review of the Company’s Definitive Proxy Statement filed June 24, 2024, the Staff determined that the Company does not comply Listing Rule 5450(b)(2)(A), requiring a minimum 1,100,000 Publicly Held Shares, and Listing Rule 5450(b)(2)(C), requiring a minimum of $15 million Market Value of Publicly Held Shares requirement.

Based on the Company’s equity information as of July 22, 2024, the Company does not comply with the requirement for continued listing on the Nasdaq Capital Market under Listing Rule 5550. Additionally, the Staff has concerns that the Company may also no longer comply with the minimum 400 Total Holders requirement of Listing Rule 5450(a)(2) due to the substantial number of shareholder redemptions and low number of shares remaining outstanding. Finally, the Company failed to timely file its Form 10-K for the year ended December 31, 2023, and its Form 10-Q for the period ended March 31, 2024, as required by Listing Rule 5250(c)(1). Accordingly, these matters each serve as additional and separate basis for delisting.

Under Listing Rule 5810, a company that fails to comply with the continued listing requirements is normally afforded a compliance period or the ability to submit a plan of compliance in order to be granted time to regain compliance. However, given that the Company fails to comply with multiple continued listing requirements by such significant margins, and that each of these requirements is related to the security’s liquidity necessary to maintain a fair and orderly market, the Staff has determined to apply more stringent criteria pursuant to its discretionary authority set forth in Listing Rule 5101. Accordingly, the Staff has concluded that continued listing is inappropriate and to delist the Company’s securities in order to maintain the quality of and public confidence in the Nasdaq market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.

Accordingly, the Staff has determined that the Company’s securities will be delisted from The Nasdaq Global Market. In that regard, unless the Company requests an appeal of this determination by July 30, 2024, trading of the Company’s ordinary shares, warrants, and units will be suspended at the opening of business on August 1, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company may appeal the Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

In response to the Nasdaq delisting notice, the Company has taken the following actions:

●	On July 23, 2024, the Company applied to transfer from Nasdaq Global Market to Nasdaq Capital Market.

●	On July 24, 2024, the Company requested a hearing and paid the $20,000 fee for the hearing.

●	On July 24, 2024, the Company received hearing instructions from Nasdaq, and has secured the hearing date for August 22, 2024.

The Company submitted its written submission to Nasdaq on August 2, 2024.

The Company has also confirmed with Nasdaq that, in the event that the Company is delisted, the delisting will not preclude the combined entity (the de-SPAC entity) from receiving initial listing approval for listing on the Nasdaq Stock Market. In fact, the combined entity will be held to the same quantitative initial listing standards irrespective of the listing status of the SPAC as a business combination resulting in a change of control and/or a de-SPAC business combination necessitates initial listing approval.

The Company filed its Form 10-K for the year ended December 31, 2023 on July 23, 2024. The Company filed its Form 10-Q for the three months ended March 31, 2024 on August 2, 2024.

On August 12, 2024, the Company received a notification from Nasdaq that it has cured its filing discrepancies under Listing Rule 5250(c)(1).

The Company has come up with a series of action plans to regain compliance, and presented its case to Nasdaq Panel on its hearing on August 22, 2024.

In connection with the foregoing, and the information presented to the Nasdaq Panel, Nasdaq issued a letter to the Company on September 27, 2024, which stated, in pertinent part, that based on the information presented to the panel, the Company’s request for an exception to complete its plan of compliance has been granted. Thus, the Panel has granted the Company’s request for continued listing on the Exchange, subject to the following:

1.	On or before October 4, 2024, the Company shall provide a detailed update to the Panel on the status of its merger with Aiways and the status of all completed transfers of HUDA Founder Shares and Private Placement Shares. Additionally, the Company shall provide the Panel and Nasdaq Listing Qualifications Staff with copies of all agreements related to the share transfers. The Panel requests Nasdaq Staff to review the agreements related to the shares transfer and to indicate to the Panel whether any additional deficiencies arise from the transactions. The Company must promptly respond to any requests from Nasdaq Staff for additional information. To date, the Company has completed this first request from Nasdaq.

2.	On or before November 22, 2024, the Company must complete the transfer of the remainder of the HUDA Founder Shares and Private Placement Shares and shall provide the Panel with a list of all transferees, a description of how the Company identified the transferee, and a detailed description of any differences in the agreements between each of these transfers and with the agreements for the initial transfers. The Company is in the process of completing this request, and expects to complete this request on or before November 22, 2024.

3.	On or before January 20, 2025, the Company must complete the proposed Business Combination and demonstrate, by means of a listing approval from Nasdaq Staff, compliance with IM-5101-2 and all applicable initial listing requirements for listing the combined company on the Capital Market. The Company expects to complete the proposed Business Combination on or before January 20, 2025.

The Company is advised that January 20, 2025, represents the full extent of the Panel’s discretion to grant continued listing while the Company is non-compliant with Listing Rule IM-5101-2.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, HUDA was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel determined to delist the HUDA’s securities from Nasdaq and suspended trading in those securities effective at the open of business on January 24, 2025. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed. Nasdaq allowed HUDA to request that the Nasdaq Listing and Hearing Review Council (“NLHRC”) review this decision; management of HUDA decided not to appeal the decision. On July 2, 2025, the Nasdaq Stock Market announced that it will delist the common stock, unit, and rights of Hudson Acquisition I Corp. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting will become effective ten days after the Form 25 is filed. The Form 25 was filed with the SEC on July 11, 2025.

Contingent Issuances or Other Equity Obligations

Representative’s Shares

HUDA has agreed to issue to Chardan (HUDA’s IPO underwriter) or its designee an aggregate of 120,000 shares of common stock (138,000 shares if the over-allotment option is exercised in full), which HUDA refer to herein as the “Representative Shares”, as deferred underwriting discounts in connection with this offering, which will be issued upon the completion of the initial business combination. If the business combination is not consummated, such Representative Shares will be forfeited by Chardan. The representative will not to transfer, assign or sell any of its Representative Shares until the earlier of (1) six months after the completion of our initial business combination; or (2) after the date of the consummation of our initial business combination, and subsequently, HUDA consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the representative with respect to any representative shares. The Representative Shares will be subject to the same concessions as those applied to the insider shares in accordance with the terms of a business combination.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days beginning on the date of commencement of sales of the offering pursuant to Rule 5110(e)(1) of FINRA’s Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the offering except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, associated persons or affiliates.

Unit Purchase Option

HUDA has agreed to sell to Chardan (and/or its designees), for $100, an option (the “UPO”) to purchase up to a total of 50,000 units exercisable (or up to 57,500 if the over-allotment is exercised in full), in whole or in part, at $11.50 per unit, commencing on the consummation of our initial business combination. The UPO may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the commencement of sales in this offering. The UPO and the 50,000 units, consisting of 50,000 shares of common stock and the rights to receive 6,250 shares of common stock, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days beginning on the date of commencement of sales in this offering pursuant to Rule 5110(e)(1), during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities. The option grants to holders demand and “piggy-back” rights of the securities directly and indirectly issuable upon exercise of the option. Notwithstanding the foregoing, Chardan and its related persons may not (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the commencement of sales of this offering, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the commencement of sales of this offering. HUDA will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price. HUDA will have no obligation to net cash settle the exercise of the UPO. The holder of the UPO will not be entitled to exercise the UPO or the rights underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying rights, the UPO or rights, as applicable, will expire and become worthless.

Effecting A Merger

●	Fair Market Value of Target Business

Subject to and upon the terms and conditions of this Agreement, in full payment for the Purchased Shares, Pubco shall issue and deliver to the Sellers an aggregate number of Pubco Ordinary Shares (the “Exchange Shares”) with an aggregate value (the “Exchange Consideration”) equal to the sum of (i) Four Hundred and Ten Million U.S. Dollars ($410,000,000), plus (ii) the amount of any Transaction Financing that is made into the Company or its Subsidiaries prior to the Closing, for all of the Company Shares as of immediately prior to the Effective Time, with each Pubco Ordinary Share valued at Ten U.S. Dollars ($10.00) per Pubco Ordinary Share, and with each Seller receiving its pro rata share of the applicable Exchange Shares based on the number of Purchased Shares owned by such Seller, divided by the total number of Company Shares as of immediately prior to the Effective Time (such percentage being each such Seller’s “Pro Rata Share”).

Sponsor’s Business

Hudson SPAC Holding LLC (the “Sponsor”), a Delaware limited liability company, was formed in December 2020 with a sole purpose of being the sponsor of HUDA. The Sponsor has not invested, transacted, or otherwise participated in any business activities other than those obligated as the Sponsor of HUDA. PX Capital Partners LP, of which Mr. Pengfei Xie is the General Partner, is the sole member of the Sponsor and none of the HUDA officers and directors (or trusts for the benefit of their family members) holds any direct or indirect interest in the Sponsor.

Experience and Other SPACs

The Sponsor has no promoters. With no affiliates other than those disclosed, the Sponsor has not been involved in any special purpose acquisition companies other than HUDA.

In August 2012, Mr. Xie founded PX Global Advisors, LLC, a New York-based investment advisory firm focusing on public equity, private equity, venture capital and hedge fund investments in North America and the UK. Mr. Xie has been the sole member and Chief Investment Officer since its inception. Mr. Xie holds a Master of Business Administration degree from the Massachusetts Institute of Technology and a Bachelor of Science from Peking University. Mr. Xie also serves as a member of the MIT Sloan School Executive Board (Americas) and a board member of the Peking University Education Foundation (USA).

Over the past twenty eight years, Mr. Xie has gained extensive experience in financial market analysis, investment advisory and other investment activities. Mr. Xie started his career as a Fixed Income Analyst at a New York-based hedge fund in 1997. Later in 1999, he joined General Motors Asset Management Corp. as an Analyst and was later promoted to the Fund Manager position with the responsibility of overseeing and managing the company’s Global Portable Alpha Fund and the Multi-Sector Bond Fund. From 2004 to 2009, Mr. Xie served as Senior Analyst focusing on Credit and Fixed Income strategies and later as the Global Head of Relative Value and a member of the Investment Committee of EIM Management (USA). In April 2009, Mr. Xie became the Managing Director of Investments of EIM and later in 2012 joined the Advisory Board of EIM. Since August 2012, Mr. Xie has been serving as the Managing Member and Chief Investment Officer of PX Global Advisors, LLC, an investment advisory firm founded by him. Mr. Xie’s representative investment portfolio includes Green for Life (“GFL”), Elroy Air, Peloton Interactive, and Afterpay Limited.

Material Role and Responsibilities of Sponsor

Mr. Pengfei Xie serves as the Chief Financial Officer after the death of the prior CFO of HUDA and reports to the Chief Executive Officer of HUDA in managing the financial aspects of HUDA’s activities. In his previous role as the Senior Advisor, Mr. Xie provided advices to HUDA’s management and board of directors on general matters related to HUDA’s IPO and business combination.

Sponsor Transfer Shares

In March 2021, HUDA’s sponsor paid $25,000, or approximately $0.0087 per share to cover certain offering and formation costs in consideration of 2,875,000 Founder Shares. Prior to the initial investment in HUDA of $25,000 by the Sponsor, HUDA had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to HUDA by the number of founder shares issued. On January 24, 2022, the sponsor entered into a Share Surrender Agreement with HUDA, pursuant to which the sponsor surrendered 1,150,000 founder shares for no consideration. The purpose of this surrender was to align the sponsor’s ownership percentage with the anticipated capital structure of HUDA. This surrender did not involve any payment, compensation, or additional consideration to the sponsor. According to the Engagement Letter with Chardan, dated March 14th, 2021, in connection with the partial exercise of the over-allotment option, 13,675 Founder Shares were further forfeited. As a result of the twice surrender, the Sponsor currently holds 1,711,325 shares of HUDA issued and outstanding Common Stocks. The remaining Founder Shares represent 20% of the outstanding shares after the Initial Public Offering. The sponsor purchased the Founder Shares at a price approximately $0.0087 per share. As a result of this surrender, the effective purchase price per remaining founder share increased to approximately $0.0146 per share.

HUDA has agreed to issue to Chardan or its designee an aggregate of 120,000 shares of common stock (138,000 shares if the over-allotment option is exercised in full), 13675 shares since Chardan exercised partial over-allotment, which we refer to herein as the “Representative Shares”, as deferred underwriting discounts in connection with HUDA’s IPO, which will be issued upon the completion of the initial business combination. If the business combination is not consummated, such Representative Shares will be forfeited by Chardan. In the Business Combination Agreement, the Sponsor has taken the responsibility of using its founder Share to satisfy the HUDA’s obligation to issue the new shares to Chardan.

Additionally, HUDA has entered into various agreements that could result in the transfer of sponsor-held founder shares upon the completion of the initial business combination.

HUDA signed Board Member Agreements with its current independent HUDA Board members with a lump sum annual compensation of 20,000 shares for the 2024 service. HUDA signed Employment Agreements with Warren Wang, Pengfei Xie and Yang Wang, stipulating that the employee is entitled to a one-time compensation of 20,000 shares for Warren Wang and Pengfei Xie and 10,000 shares for Yang Wang upon the completion of HUDA’s initial business combination. Pengfei Xie has voluntarily forfeited his compensation. No additional equity or cash compensation has been approved or granted to HUDA’s directors or executive officers for services rendered during 2025 or 2026 as of the date of this prospectus. None of HUDA’s officers or directors have received any cash compensation for services rendered to HUDA.

Name	Number of Shares Granted
Warren Wang	20,000
Lixin Wu	20,000
Hon Man Yun (Estate)	20,000
Rodobaldo Duartes	20,000
Chiang Hsien	20,000
Hong Chen	20,000
Yang Wang	10,000

The sponsor has committed to satisfying these board member and employee share compensation obligations from its remaining founder shares, meaning that HUDA itself will not issue new shares for these compensations.

As of this prospectus, the sponsor holds 1,711,325 shares issued and outstanding HUDA Common Stocks, plus 371,500 Private Placement Units that the sponsor purchased simultaneously with the consummation of the IPO at a price of $10.00 per Private Placement Unit. Sponsor has transferred 1,163,675 shares of Common Stocks that have resulted in surrender and has committed to transfer a portion of its founder shares, which may affect its post-business combination ownership percentage. Other than the arrangements disclosed above, there are no additional agreements, understandings, or commitments that would result in further transfers, surrenders, or cancellations of sponsor securities.

Sponsor Loans and Related Party Transactions

●	Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 units at a price of $10.00 per the Initial Private Placement Unit. On October 21, 2022, HUDA closed the sale of 845,300 units at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between HUDA and Chardan dated October 14, 2022. Each OA Unit consists of one share of Common Stock of HUDA, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination. Such OA Units were registered pursuant to HUDA’s registration statement. As a result of the Overallotment Offering, HUDA received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, HUDA completed the private placement of additional 31,500 units pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between HUDA and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

●	Promissory Note — Related Party

On April 5, 2021, as further amended on April 28, 2021 and September 8, 2022, HUDA entered into a promissory note with the Sponsor for principal amount up to $1,000,000 (the “Working Capital Note”). The promissory note is non-interest bearing and matures on the earlier of: (i) the date of the consummation of HUDA’s Initial Business Combination or (ii) the date of the liquidation of HUDA. The principal balance may be prepaid at any time. A maximum of $1,000,000 of such loans may be converted into Units, at the price of $10.00 per Unit at the option of the Sponsor.

On May 6, 2021, HUDA made a drawdown of $300,000 on the promissory note. On April 15 and August 19, 2022, HUDA made additional drawdowns of $100,000 and $100,000 on the promissory note, respectively.

On December 1, 2022, the Sponsor applied the outstanding balance on the Promissory Note of $500,000 towards the payments for Private Placement Units.

On July 20, 2023, HUDA and the Sponsor amended and restated the promissory note, dated as of April 5, 2021, providing for loans up to $1,000,000 in the aggregate. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full upon the earlier of (i) the date of the consummation of HUDA’s Initial Business Combination or (ii) the date of the liquidation of HUDA. At the election of the Sponsor, up to $1.0 million of the loans under the promissory note may be settled in Units at a conversion rate of $10.00 per Unit, with each private unit comprised of one share of common stock of HUDA and one right to one-fifth of a share of HUDA’s common stock. During the year ended December 31, 2023, the Company made draws of $403,708.

In connection with the approval of the extension amendment proposal, on July 18, 2023, the Sponsor entered into a non-interest bearing, unsecured promissory note issued by HUDA in favor of the Sponsor (the “Extension Note”), providing for loans up to the aggregate principal amount of $720,000. On July 24, 2023, pursuant to the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, $80,000 was deposited into the Trust Account for a one-month extension. $80,000 will be deposited into the Trust Account each month HUDA determines to extend the date by which it must consummate an Initial Business Combination. HUDA elected to extend such date until April 18, 2024, therefore, an aggregate deposit of $720,000 of the proceeds of the Extension Note will be made into the Trust Account. The Extension Note bears no interest and all unpaid principal under the Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of HUDA’s Initial Business Combination or (ii) the date of the liquidation of HUDA. The Extension Note balance was $240,000 as of June 30, 2026 and December 31, 2025, respectively.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH. Pursuant to the Business Combination Agreement, upon the completion of the business combination, EUROEV Holding Limited (the “Pubco”) will be the only surviving company and all the Company’s common stocks will be dissolved in exchange for the Pubco common stock at 1:1 ratio. Concurrent with the business combination, the Company, Pubco, the Sponsor and Pengfei Xie (the “Sponsor Guarantor”) agreed that the Company’s obligations under any loans made by the Sponsor to the Company prior to the closing, up to an aggregate of $1,500,000 (the “Converted Sponsor Loans”) will be converted into Pubco Ordinary Shares at the closing at a conversion price of $10.00 per Pubco Ordinary Share. Upon execution of the Business Combination Agreement, all the Company’s previous and future loans from the Sponsor will only be converted into Pubco Ordinary Shares.

During the six months ended June 30, 2026, the Company made draws of $118,802. As of June 30, 2026 and December 31, 2025, there was $1,234,779 and $1,115,977, respectively, outstanding balance on the Convertible notes payable — related party account.

Liquidation if No Business Combination

If HUDA is unable to complete its initial business combination by April 18, 2027, HUDA will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding public shares which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of Common Stock and HUDA’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the company, subject (in the case of (ii) and (iii) above) to HUDA’s obligations to provide for claims of creditors and the requirements of applicable law.

In connection with HUDA’s redemption of 100% of its issued and outstanding public shares for a portion of the funds held in the Trust Account, each Public Stockholder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to HUDA and less up to $50,000 for liquidation expenses. Holders of HUDA Rights and HUDA Warrants will receive no proceeds in connection with the liquidation with respect to such HUDA Rights and HUDA Warrants, which will expire worthless.

The holders of the insider shares and Private Units will not participate in any redemption distribution with respect to their insider shares or Private Units, until all of the claims of any redeeming stockholders and creditors are fully satisfied (and then only from funds held outside the Trust Account).

If HUDA is unable to conclude its initial business combination and it expends all of the net proceeds of the IPO not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, HUDA expects that the per-share redemption price will be approximately $11.03. The proceeds deposited in the Trust Account could become subject to claims of HUDA’s creditors that are in preference to the claims of HUDA’s stockholders. In addition, if HUDA is forced to file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against HUDA that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in HUDA’s bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of HUDA’s stockholders. Therefore, the actual per-share redemption price may be less than approximately $11.03.

HUDA will pay the costs of liquidating the Trust Account from the up to $50,000 of interest earned on the funds held in the Trust Account that is available to HUDA for liquidation expenses.

Employees

HUDA currently has two executive officer (its Chief Executive Officer and Chief Financial Officer) and one board secretary. They are not obligated to devote any specific number of hours to HUDA matters but intends to devote as much of his time as he deems necessary to HUDA’s affairs until HUDA has completed its initial business combination. The amount of time he will devote in any time period will vary based on whether a target business has been selected for HUDA’s initial business combination and the stage of the business combination process HUDA is in. HUDA does not intend to have any full-time employees prior to the consummation of its initial business combination.

Facilities

HUDA maintains its principal executive offices at 31 Hudson Yards, Suite 1051, New York, NY 10001. Such space, utilities and secretarial and administrative services are provided to HUDA by the Sponsor. HUDA pays $20,000 per month to the Sponsor. HUDA considers the current office space adequate for its current operations.

Officers and Directors

HUDA’s current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Warren Wang	56	Chief Executive Officer
Pengfei Xie	57	Chief Financial Officer
Rodobaldo Duartes	58	Independent Director
Chiang Hsien	65	Independent Director
Lixin Wu	62	Independent Director
Hong Chen	59	Independent Director

On April 10, 2025, Rodobaldo Duartes, previously served as a director of the Board of HUDA, notified the Board of Directors of HUDA of his intention to resign as a director of the Company, effective as of April 10, 2025. Mr. Duartes’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company. The Board of Directors accepted Mr. Duartes’s resignation on April 14, 2025. With the resignation of Mr. Duartes, his service as member of the Audit Committee, Nomination Committee, and as Chair of the Compensation Committee also ended. Mr. Hong Chen will serve as a member of the Audit Committee, a member of the Nomination Committee, and the Chair of the Compensation Committee, on an interim basis, effective as of April 10, 2025, until the next General Shareholder Meeting nominates new board member(s).

Below is a summary of the business experience of each HUDA’s current executive officers and directors:

Warren Wang, HUDA’s Chief Executive Officer and Chairman of the Board is a results-driven chief executive officer with over 20 years of experience in financing, listing, and capital operations (including 15 years of working on Wall Street). He is well-versed in the Chinese and American Capital Markets and the practical integration of the globalized industrial chain. Mr. Wang has expertise in managing and planning domestic and overseas corporate financing listing and investment, international merger and acquisition fund collaboration, Sino-US cross-border investment, and mergers & acquisitions. Mr. Wang is also Knowledgeable in finance, advanced technologies, high-end manufacturing, education, environmental protection, and modern service industries. Mr. Wang skillfully applies the capital operation methods including private equity financing (PE), convertible debt financing, domestic and overseas direct listing financing (IPO), backdoor listing (Reverse Mergers), application of VIE in the overseas legal system, SPAC (special purpose Acquisitions and listings), and various methods of company mergers and acquisitions. Mr. Wang graduates from Peking University, with an EMBA degree from Guanghua School of Management. Prior to serving as the CEO of HUDA, Mr. Wang is also CEO and board member of some other private investment management companies, including PX SPAC Capital Inc., PX Capital US Inc. Mr. Wang was also the CEO of SSLJ.com, another NASDAQ-listed public company from 2018-2019. Before that, Mr. Wang worked as a well-known financial advisor at Wall Street IPO Consulting Inc. from 2011 to 2018.

Pengfei Xie, HUDA’s Chief Financial Officer, also serves as a member of the MIT Sloan School Executive Board (Americas) and a Board member for the Peking University Education Foundation (USA). Mr. Xie, over the past twenty years, has gained extensive experience in financial market analysis and investment advisory services. Mr. Xie started his career as a Fixed Income Analyst at a New York-based hedge fund in 1997. Later in 1999, he joined General Motors Asset Management Corp. as an Analyst and was later promoted to the Fund Manager position with the responsibility of overseeing and managing the company’s Global Portable Alpha Fund and the Multi-Sector Bond Fund.

From 2006 to 2009, Mr. Xie served as Senior Analyst focusing on Credit and Fixed Income strategies and later as the Head of Relative Value and a member of the Investment Committee of EIM Management (USA). In April 2009, Mr. Xie became the Managing Director of Investments of EIM and later in 2012 joined the Advisory Board of EIM. Since August 2012 till now, Mr. Xie has been serving as the Managing Member and Chief Investment Officer of PX Global Advisors, LLC, an investment advisory firm founded by him. Mr. Xie’s representative investment portfolio includes Elroy Air Inc., Peloton Interactive, Inc., and Afterpay Limited. Mr. Xie holds a Master of Business Administration degree from the Massachusetts Institute of Technology and a Bachelor of Science from Peking University.

Rodobaldo “Rolo” Duartes, HUDA’s independent director, is the founder and managing partner of DoubleDay Engineering, LLC (“DoubleDay”), an engineering development firm specializing in infrastructure development, commercial real-estate investment, and federal contracting. Mr. Duartes is a Registered Professional Engineer (P.E.), with over 25 years of experience in construction, development, forensics engineering and management. Prior to founding DoubleDay, Mr. Duartes was an Executive Vice President of Sales for Univision Communications, a leading Hispanic media company in the U.S., where he oversaw 65 sales executives and over $600 million in Madison Avenue agency business. He was an M&A investment banker at Bear Stearns from 1999 to 2002. Mr. Duartes earned a B.S. in Electrical Engineering from the University of Florida, an M.B.A. from Columbia Business School, and an M.P.A. from the Kennedy School of Government at Harvard University.

Chiang Hsien, HUDA’s independent director, has over 30 years of experience in investment and asset management. Since 2020, Mr. Hsien has been working as an independent consultant for various corporations on a part-time basis. From 2016 to 2019, he was an advisor to the Chairman of the Pacific Millennium Group, a leading packaging supplier in China. From 2013 to 2016, Mr. Hsien was a Partner and Chief Representative in Asia for Lingohr & Partner Asset Management, a German asset management company. From 2008 to 2012, Mr. Hsien was Chief Representative and Director of Allianz Global Investors Hong Kong Ltd., and CEO of the Shanghai Representative Office. Allianz Global Investors is a global asset management company and a subsidiary of Allianz SE. From 2003 to 2008, Mr. Hsien was Chief Executive Officer and Director of Guotai Junan-Allianz Asset Management, which is one of the first joint-venture mutual fund management companies established in China. From 2000 to 2003, Mr. Hsien was Chief Executive Officer and Managing Director of Dresdner Securities Investment Trust Enterprise Taiwan (now Allianz Asset Management Taiwan). Mr. Hsien has a Bachelor of Arts Degree from University of International Relations Beijing (China), an MBA degree from the Christian Albrecht University of Kiel in Germany and attended Executive Programs at INSEAD and at Harvard University.

Lixin Wu, HUDA’s independent director, is an investment manager with over 15 years of experiences in real estate, automotive trading and financing firms. He is the President of Bauing Group USA Ltd., the U.S. subsidiary of Bauing Group (SZ.2047) since 2016, a Chinese leading integrated design enterprise. Mr. Wu is also the Managing Director of CASB Ventures LLC since 2000. CASB LLC is an angel investment fund focusing on high tech companies. Mr. Wu earned a Bachelor of Science in Physics from Peking University in China and a Master of Science in Physics from Worcester Polytechnic Institute in Massachusetts, U.S.

Hong Chen, HUDA’s independent director, was a member of the first graduating class of Guanghua School of Management’s MBA program, Peking University. Mr. Chen is also an apprentice to Professor Cao Fengqi, a well-known Chinese financial expert. Mr. Chen has held key positions in many technology and investment companies, where he accumulated extensive experience in corporate management and investment experience in capital markets in Hong Kong and mainland China. Mr. Chen has been the chairman at Grand Cartel Securities Co., Ltd since 2014. Prior to that, Mr. Chen served as the chairman of China Internet Education Group from 2008 to 2014. He held the position of Chief Executive Officer at Peking University Business Network from 2002 to 2008 and at Shenzhen Chenrun Investment Company from 1998 to 2002. In the past two decades, he has led and participated in dozens of Chinese companies’ listings and capital operations in Hong Kong. The value of his mergers and acquisitions has been over tens of billions of RMB yuan.

Fiduciary Duties of Each Officer and Director Owed to Other Companies

Position	Individual	Entity	Entity’s Business	Affiliation
CEO	Warren Wang	Wall Street IPO Consulting LLC	Consulting in IPO readiness	CEO
		PX SPAC Capital Inc.	Consulting in business management	Managing Partner
		Vessel Global Capital LLC	Financial Advisory	CEO

CFO	Pengfei Xie	PX Capital Partners, L.P.	Private Equity	General Partner
		PX Global Advisors LLC	Consulting in investment	Sole owner and CEO
		Hudson SPAC Holding LLC	Investment holding company and the sponsor of Hudson Acquisition I Corp., also the wholly-owned subsidiary of PX Capital Partners L.P.	Sole owner and CEO

Independent Director	Lixin Wu	Washington Investment First LLC	Investment	Managing Partner
		YW Capital Inc.	Investment	President
		Royal Park LLC	Recreation	Partner
		Bauing Group USA Ltd.	Construction and interior design, the US subsidiary of Shenzhen Bauing Construction Group Co. Ltd.	President
		CASB Ventures LLC	Technology-oriented venture capital fund	Managing Director

Independent Director	Chiang Hsien	N/A	N/A	N/A

Independent Director	Rodobaldo Duartes	Doubleday Engineering	Engineering service company with focuses on the construction and forensic industries	Founder and Managing Partner
		Ciel Partners LLC	Real Estate Private Equity	Affiliated partner

Independent Director	Hong Chen	Wave Sync Corp.	Public listed company (OTC: WAYS) in Fintech.	CEO

Director Independence

Nasdaq requires that a majority of HUDA’s board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The independent directors on HUDA’s board of directors are Lixin Wu, Chiang Hsien, Hong Chen and Rodobaldo Duartes. HUDA’s independent directors have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to HUDA than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of HUDA’s independent and disinterested directors.

Committees of the Board of Directors

HUDA’s board of directors have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, NASDAQ rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and NASDAQ rules require that the compensation committee of a listed company each be comprised solely of independent directors.

Audit Committee

HUDA has established an audit committee of its board of directors. Messrs. Chen, Hsien and Wu serve as members of HUDA’s audit committee, and Mr. Lixin Wu is the chair of the audit committee. With the resignation of Mr. Duartes, Mr. Hong Chen will serve as a member of the Audit Committee, on an interim basis, effective as of April 10, 2025, Chen until the next General Shareholder Meeting nominates new board member(s).

Under Nasdaq listing standards and applicable SEC rules, HUDA is required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Hsien, Hong Chen and Wu meets the independent director standard under NASDAQ listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and the board of directors has determined that Mr. Lixin Wu qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

HUDA has adopted an audit committee charter, which provides the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by HUDA;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by HUDA, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and HUDA to assess the independent registered public accounting firm’s independence.

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to HUDA entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and HUDA’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding HUDA’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

HUDA has established a compensation committee of HUDA’s board of directors. Messrs. Chen and Hsien serve as members of HUDA’s compensation committee. With the resignation of Mr. Duartes, Mr. Hong Chen will serve as the Chair of the Compensation Committee, on an interim basis, effective as of April 10, 2025, until the next General Shareholder Meeting nominates new board member(s). Under Nasdaq listing standards and applicable SEC rules, HUDA is required to have at least two members of the compensation committee, all of whom must be independent. Messrs. Chen and Hsien are independent and Mr. Hong Chen chairs the compensation committee.

HUDA has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to HUDA’s Chief Executive Officer’s compensation, if any is paid by HUDA, evaluating HUDA’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of HUDA’s Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation, if any is paid by HUDA, of all of HUDA’s other officers;

●	reviewing on an annual basis HUDA’s executive compensation policies and plans;

●	implementing and administering HUDA’s incentive compensation equity-based remuneration plans;

●	assisting management in complying with HUDA’s proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for HUDA’s officers and employees;

●	if required, producing a report on executive compensation to be included in HUDA’s annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to HUDA’s sponsor or its affiliate of $20,000 per month for office space, utilities and secretarial and administrative support, reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of HUDA’s existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an Initial Business Combination. Accordingly, it is likely that prior to the consummation of an Initial Business Combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such Initial Business Combination. The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

HUDA has established a nominating and corporate governance committee of HUDA’s board of directors. Messrs. Duartes and Hsien serve as members of HUDA’s nominating and corporate governance committee. With the resignation of Mr. Duartes, Mr. Hong Chen will serve as a member of the Nomination Committee, on an interim basis, effective as of April 10, 2025,until the next General Shareholder Meeting nominates new board member(s). Messrs. Duartes, Hong Chen and Hsien are independent under the Nasdaq rules and Mr. Hsien chairs the nominating and corporate governance committee.

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by HUDA’s stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). HUDA’s stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in HUDA’s bylaws. The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of HUDA’s officers currently serves, or in the past years has served, as a member of the compensation committee of any entity that has one or more officers serving on HUDA’s board of directors.

Code of Ethics

HUDA has adopted a Code of Ethics applicable to our directors, officers and employees. These documents will be able to be reviewed by accessing HUDA’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request. HUDA intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics in a Current Report on Form 8-K.

Executive Compensation

HUDA signed a board member Agreement with current independent Board members with a lump sum annual compensation of 20,000 shares for the 2024 service. HUDA signed Employment Agreement with Warren Wang, Pengfei Xie and Yang Wang, stipulating that the employee is entitled to a one-time compensation of 20,000 shares for Warren wang and Pengfei Xie, 10,000 shares for Yang Wang upon the completion of the initial business combination. Pengfei Xie has voluntarily forfeited his compensation. No additional equity or cash compensation has been approved or granted to HUDA’s directors or executive officers for services rendered during 2025 or 2026 as of the date of this prospectus.

None of HUDA’s officers or directors have received any cash compensation for services rendered to HUDA. HUDA’s sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on the company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. HUDA’s audit committee will review on a quarterly basis all payments that were made by the company to its sponsor, officers, directors or the company’s or the director’s affiliates.

By issuing a letter dated January 17, 2025, Sponsor agreed to assume HUDA’s equity compensation liabilities to its board directors and management team, leaving HUDA and/or the surviving company after HUDA’s initial combination (Pubco) no compensation liabilities to HUDA’s management team. Sponsor has reserved 130,000 HUDA Founder Shares for the management teams. Pengfei Xie has voluntarily forfeited his compensation. A total of 130,000 HUDA Founder Shares shall be given to 7 recipients in accordance with the respective agreements.

Name	Number of Shares Given
Warren Wang	20,000
Lixin Wu	20,000
Hon Man Yun (Estate)	20,000
Rodobaldo Duartes	20,000
Chiang Hsien	20,000
Hong Chen	20,000
Yang Wang	10,000

After the completion of our initial business combination, our directors or members of our management teams will resign from their current positions. No directors or members of our management team will be paid consulting, management or other fees from the combined company. We do not intend to take any action to ensure that members of our management team maintain their positions with the combined company after the consummation of our initial business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF HUDSON ACQUISITION I CORP.

In this section, references to “HUDA,” the “Company,” “our,” “us” or “we” refer to HUDA. References to HUDA’s “management” or HUDA’s “management team” refer to HUDA’s officers and directors. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the audited condensed financial statements and the notes thereto contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We are a blank check company formed in Delaware on January 13, 2021 for the purpose of effecting an Initial Business Combination. We do not have any operations and have generated no operating revenues to date. Our activities since inception have consisted of organizational activities, activities related to our initial public offering, maintaining our status as a public company, identifying and evaluating prospective target businesses, negotiating business combination terms, and preparing for the proposed transaction with Aiways Europe.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an Initial Business Combination will be successful.

Business Combination Deadline and Extension Amendments Since our Initial Public Offering, we have held multiple stockholder votes to extend the deadline by which we must complete an Initial Business Combination:

July 17, 2023: Stockholders approved an extension to April 18, 2024, with monthly deposits of $80,000 into the trust account. In connection with this vote, holders of 4,427,969 shares redeemed their shares for approximately $10.43 per share, leaving approximately $25 million in the trust account.

April 17, 2024: Stockholders approved an extension to January 18, 2025, with monthly deposits of $25,000. In connection with this vote, holders of 2,315,868 shares redeemed their shares for approximately $11.10 per share.

July 10, 2024: Stockholders approved an extension to October 18, 2025, with no further monthly deposit requirements. Holders of 3,200 shares redeemed their shares for approximately $11.08 per share.

October 15, 2025: Stockholders approved an extension to July 18, 2026, with no further monthly deposit requirements. Holders of 61,492 shares redeemed their shares for approximately $10.89 per share.

July 17, 2026: Stockholders approved an extension to April 18, 2027, with no further monthly deposit requirements. Holders of 8,568 shares redeemed their shares for approximately $11.01 per share.

If we do not consummate an Initial Business Combination by April 18, 2027, we will be required to cease all operations except for the purpose of winding up, redeem the outstanding public shares and dissolve and liquidate.

Proposed Business Combination with Aiways Europe

On November 22, 2024, we entered into a Business Combination Agreement with EUROEV Holdings Limited (“Pubco”), Aiways Merger Sub, Inc., Aiways Automobile Europe GmbH (“Aiways Europe”) and Aiways Tech Limited.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through June 30, 2026 were organizational activities and those necessary to prepare for our initial public offering, described below, and identifying a target for an Initial Business Combination. We do not expect to generate any operating revenues until after the completion of our Initial Business Combination. We generate non-operating income in the form of interest income on marketable securities held after the initial public offering. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the six months ended June 30, 2026, we had a net loss of $44,340, consisting principally of $243,338 of general and administrative expenses and $3,000 of income tax expense, partially offset by a $191,583 reversal of franchise tax expense, $7,231 of interest earned on marketable securities held in the Trust Account and $3,184 of interest earned on the operating cash account.

For the six months ended June 30, 2025, we had a net loss of $360,472, consisting principally of $22,793 of interest earned on marketable securities held in the Trust Account and $1 of interest earned on operating cash, offset by $395,266 of general and administrative expenses and the net income-tax effect disclosed in the financial statements.

Factors That May Adversely Affect Our Results of Operations

Our results of operations and our ability to complete an Initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. Our business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an Initial Business Combination.

Liquidity and Capital Resources

Initial Public Offering and Private Placement

On October 18, 2022, we consummated our Initial Public Offering of 6,000,000 units at $10.00 per unit, generating gross proceeds of $60,000,000. On October 21, 2022, we issued an additional 845,300 units upon the underwriters’ partial exercise of the over-allotment option, generating additional gross proceeds of $8,453,000. Simultaneously with the closing of the Initial Public Offering and the over-allotment closing, the Sponsor purchased 371,500 private placement units for aggregate gross proceeds of $3,715,000.

Following the closing of the Initial Public Offering and partial exercise of the overallotment, an amount of $69,479,795 was placed in a Trust Account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee.

Current Liquidity Position

For the six months ended June 30, 2026, net cash used in operating activities was $115,619. The principal components included the $44,340 net loss, $7,231 of interest earned on the Trust Account, $9,855 of amortization expense, $3,135 of interest expense adjustments, $3,599 of lease payments, a $129,832 increase in accounts payable and accrued expenses, a $200,000 decrease in franchise tax payable and a $3,000 increase in income tax payable.

For the six months ended June 30, 2025, net cash used in operating activities was $171,984, including a net loss of $360,472 and $22,793 of interest earned on marketable securities held in the Trust Account, partially offset by changes in working capital and other non-cash adjustments detailed in the statement of cash flows.

For the six months ended June 30, 2025, net cash provided by investing activities was $51,760, consisting of cash withdrawn from the Trust Account.

For the six months ended June 30, 2026, net cash provided by financing activities was $118,802, consisting of proceeds from convertible notes payable to related parties.

For the six months ended June 30, 2025, net cash provided by financing activities was $51,466, consisting of $171,985 of related-party borrowings, partially offset by $120,519 of repayments.

As of June 30, 2026, the Company had cash held in the trust account of $414,071. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned in the trust account to complete our Initial Business Combination. We may withdraw interest to pay taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Initial Business Combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of June 30, 2026, the Company had $349,795 cash held outside of the trust account. We intend to pay the outstanding tax liabilities since the funds are basically from clawbacked income tax related to redemption overpayment, and should be characterized as withdraw from trust account.

Redemption Impact on Public Float and Cash Available In connection with the stockholder votes to extend the deadline to complete an Initial Business Combination, we have experienced significant redemptions of our public shares:

●	July 2023: 4,427,969 shares redeemed

●	April 2024: 2,315,868 shares redeemed

●	July 2024: 3,200 shares redeemed

●	October 2025: 61,492 shares redeemed

As a result, as of June 30, 2026, only 36,771 public shares remained outstanding, representing a reduction of over 99% of the public shares originally issued in the Initial Public Offering. Subsequent to June 30, 2026, holders of 8,568 public shares redeemed in connection with the Fifth Extension Amendment on July 17, 2026, and holders of 6,140 public shares redeemed in connection with the Special Meeting held on September 14, 2026 at a redemption price of approximately $11.03 per share, leaving 22,063 public shares outstanding as of the date of this prospectus. These redemptions have substantially reduced the amount of cash available in the trust account and have significantly diminished our public float.

Trust Account Depletion

The aggregate amount held in the trust account has decreased materially as a result of the redemptions described above. As of June 30, 2026, the trust account balance was $414,071, compared to approximately $69.5 million immediately following the Initial Public Offering. While we have withdrawn an aggregate of $674,843 from the trust account to pay tax obligations, the primary driver of the reduction has been the payment of redemption proceeds to redeeming public stockholders.

Franchise and Income Tax Withdrawals from Trust Account

Since the completion of its IPO on October 14, 2022, and through June 30, 2026, we withdrew $672,843 from the Trust Account in total to pay its liabilities related to the income taxes and Delaware franchise taxes. Through June 30, 2026, we remitted $215,265, $236,286 and $216,450 to the Delaware franchise tax authorities to pay its outstanding Delaware franchise tax of the fiscal year 2022, 2023 and 2024, respectively, which resulted in $4,842 in excess of the total withdrawn from the Trust Account not remitted to the tax payments, but held in HUDA’s operating account for upcoming tax payments, including the 2025 franchise tax, and not used for operating expenses. On September 30, 2025, HUDA regained the Certificate of Good Standing from the State of Delaware. The Company subsequently applied the remaining $4,842 toward its 2025 Delaware franchise tax liability and paid the balance, resulting in full payment of the 2025 Delaware franchise tax of $8,416.72.

Historically, a portion of the withdrawn funds was temporarily used for operating expenses before being remitted to the applicable taxing authority. Management determined that such temporary use of funds was not in accordance with the terms of the Trust Agreement. During 2025, the Sponsor funded a substantial portion of HUDA’s outstanding franchise tax liabilities directly with its own funds in the aggregate amount of approximately $452,736. As a result, all prior tax-related withdrawals from the Trust Account have now been fully restored for their intended purpose, and the prior temporary use of certain withdrawn funds for operating expenses has been fully cured. The Trust Account’s per-share redemption value remains intact and no public stockholders have suffered any economic loss as a result of the prior administrative error.

Notwithstanding the remedial actions that fully restored the Trust Account balance, management has identified a prior instance of non-compliance attributable to internal control oversight. The excess funds withdrawn from the Trust Account were applied toward the Company’s necessary operating obligations, including: auditing services ($110,500), accounting services ($60,000), EDGAR filing fees ($24,000), legal counsel ($124,500), trust and custodial services ($55,000), transfer agent and solicitor fees ($38,000), and administrative and office costs ($20,000).

As a remedial action to prevent any similar administrative error in the future, the management has significantly enhanced internal controls by implementing the following measures: (i) mandatory dual authorization for all Trust Account withdrawals, requiring written approval from both the Chief Financial Officer and the Chairman of the Audit Committee; (ii) in September 2025, a dedicated segregated bank account was established exclusively for tax-related transactions. Funds in this account are restricted from being used for general operating expenses and are subject to dual oversight by the CEO and CFO; (iii) the requirement for a formal tax reconciliation prepared by a third-party professional prior to any tax-related withdrawal; (iv) enhanced quarterly board oversight of all trust fund activity; (v) continuous monitoring and regular internal reviews; and (vi) the promotion of a robust culture of transparency and compliance.

These actions collectively demonstrate the Company’s commitment to maintaining robust internal controls and compliance with all applicable regulations.

As of June 30, 2026, the remaining outstanding pre-closing tax liabilities are $1,665,989, including $940,000 of the income taxes, and $725,989 of the excise taxes. The Company intends to cover such liabilities from the funds in its operating account preserved funds for taxes. The Sponsor fully intends to pay these remaining tax liabilities pursuant to the BCA at or prior to the Closing of Business Combination. This pre-closing tax payments will get reimbursed by Pubco within one month upon Closing of the Business Combination.

The amount funds that the Sponsor used to pay remaining outstanding pre-closing tax liabilities for HUDA constitute a direct payment on behalf of the HUDA. Following the consummation of the Business Combination, Pubco will reimburse the Sponsor, without interest, for these amounts the Sponsor advanced to pay HUDA’s remaining outstanding pre-closing tax liabilities. Such reimbursement represents a repayment of pre-closing tax liabilities of the HUDA that were advanced by the Sponsor to facilitate the completion of the business combination, and does not constitute merger consideration or compensation to the Sponsor, its affiliates, or any promoters, as contemplated by Item 1603(a)(6) of Regulation S-K.

As a result of these remedial actions, no loss has been incurred by public investors and there has been no diminution of the Trust Account balance available for redemption. All pre-closing tax liabilities have been or will be fully satisfied prior to the consummation of the Business Combination. HUDA has also strengthened its internal review and approval procedures to prevent any similar administrative error in the future.

To finance transaction costs and working capital needs, our Sponsor and its affiliates have provided financing through promissory notes and working capital advances. As of June 30, 2026, the principal amount outstanding under related-party promissory notes was $1,234,779. Under the Business Combination Agreement, obligations under Sponsor loans made prior to closing, up to an aggregate of $1.5 million, may be converted into Pubco ordinary shares at $10.00 per share at the closing of the proposed business combination.

Dependence on Transaction Closing

Our liquidity and capital resources are critically dependent upon the successful completion of the proposed Business Combination with Aiways Europe. If the Business Combination is not consummated by April 18, 2027, we will be required to cease all operations, redeem the outstanding public shares, and dissolve and liquidate. In that event, our rights will expire worthless, our founder shares will become worthless, and our public stockholders may receive less than the amount currently held in the trust account on a per-share basis.

Pursuant to Section 1(j) of the Investment Management Trust Agreement, the Company is permitted, upon written request, to withdraw interest income earned on the trust property to pay income or franchise taxes, provided that such withdrawals do not reduce the per-share amount of the principal initially deposited in the Trust Account.

Since the completion of its IPO on October 14, 2022, and through June 30, 2026, we withdrew $672,843 from the Trust Account in total to pay its liabilities related to the income taxes and Delaware franchise taxes. Through June 30, 2026, we remitted $215,265, $236,286 and $216,450 to the Delaware franchise tax authorities to pay its outstanding Delaware franchise tax of the fiscal year 2022, 2023 and 2024, respectively, which resulted in $4,842 in excess of the total withdrawn from the Trust Account not remitted to the tax payments, but held in HUDA’s operating account for upcoming tax payments, including the 2025 franchise tax, and not used for operating expenses. On September 30, 2025, HUDA regained the Certificate of Good Standing from the State of Delaware. The Company subsequently applied the remaining $4,842 toward its 2025 Delaware franchise tax liability and paid the balance, resulting in full payment of the 2025 Delaware franchise tax of $8,416.72.

Of the franchise taxes paid by HUDA, $452,736 was contributed directly by the Sponsor using personal funds, not from the Trust Account or the Company’s operating account. This effectively restored the intended use of the prior withdrawals, as the Company was able to utilize an equivalent amount to pay its tax obligations. Accordingly, the issue relating to the temporary use of Trust Account funds has been fully resolved. The Trust Account’s per-share redemption value remains intact and no public stockholders have suffered any economic loss as a result of the prior administrative error.

Notwithstanding the remedial actions that fully restored the Trust Account balance, management has identified a prior instance of non-compliance attributable to internal control oversight. The excess funds withdrawn from the Trust Account were applied toward the Company’s necessary operating obligations, including: auditing services ($110,500), accounting services ($60,000), EDGAR filing fees ($24,000), legal counsel ($124,500), trust and custodial services ($55,000), transfer agent and solicitor fees ($38,000), and administrative and office costs ($20,000).

As a remedial action to prevent any similar administrative error in the future, the management has significantly enhanced internal controls by implementing the following measures: (i) mandatory dual authorization for all Trust Account withdrawals, requiring written approval from both the Chief Financial Officer and the Chairman of the Audit Committee; (ii) in September 2025, a dedicated segregated bank account was established exclusively for tax-related transactions. Funds in this account are restricted from being used for general operating expenses and are subject to dual oversight by the CEO and CFO; (iii) the requirement for a formal tax reconciliation prepared by a third-party professional prior to any tax-related withdrawal; (iv) enhanced quarterly board oversight of all trust fund activity; (v) continuous monitoring and regular internal reviews; and (vi) the promotion of a robust culture of transparency and compliance.

These actions collectively demonstrate the Company’s commitment to maintaining robust internal controls and compliance with all applicable regulations.

Going Concern

We have until April 18, 2027 to consummate an Initial Business Combination. If we are unable to do so, we will be required to liquidate. Because we have no operating revenues, limited cash outside the trust account and a mandatory liquidation date if a business combination is not completed, management has determined that these conditions raise substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after the end of the combination period.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of June 30, 2026.

Contractual Obligations

Other than our obligations under related-party promissory notes, a three-year operating lease for a Lexus vehicle effective October 29, 2024, and our deferred underwriting commissions and representative shares payable upon completion of our Initial Business Combination, we do not have material long-term debt, capital lease obligations or other long-term contractual commitments.

As of June 30, 2026, deferred underwriting commissions and representative shares totaled $2,723,060, consisting of cash commissions of $2,395,855 and representative shares issuable in connection with the Initial Public Offering.

Critical Accounting Estimates

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Our significant accounting estimates include the valuation allowance for deferred tax assets.

BUSINESS OF AIWAYS EUROPE

In this section, references to “Aiways Europe,” “AE,” the “Company,” “our,” “us” or “we” refer to Aiways Automobile Europe GmbH. References to “management” or “management team” refer to Aiways Europe’s officers and directors.

Overview

Aiways Automobile Europe GmbH (“Aiways Europe” or “AE”) is dedicated to the development and distribution of battery electric vehicles (“BEVs”), bringing advanced technologies and affordability to the European market. Since commencing its operations in 2020, Aiways Europe has been importing, distributing, and supporting BEVs from Aiways China in 16 European countries.

Our operations encompass the following areas:

1.	Importing electrical vehicles from China to Europe;

2.	Distributing electrical vehicles across 16 European countries, with direct-to-customer sales in Germany;

3.	Managing customer relationships and providing aftersales support and parts to ensure ongoing engagement and satisfaction;

4.	Operating a technical center in Munich, Germany focused on calibrating and adapting our vehicles to meet customer expectations and standards in Europe;

5.	Preparing to launch local manufacturing to increase operational and tax efficiency and attain product diversity, and supply chains in order to reduce reliance on imports from China.

Since 2020, Aiways Europe has been operating as the exclusive distributor of Aiways vehicles within Europe, earning revenue through commissions by selling electrical vehicles made in China to importers and dealers in its European network. To date, Aiways Europe has sold approximately 6,000 vehicles through its importers, dealers and directly, and has received positive feedback from both customers and the automotive press in general.

Despite strong market demand for our products, in 2022 and 2023, global shortages of chips and automotive components severely constrained production capacity of our supplier. Additionally, Aiways China has suspended its manufacturing since February 2023 due to lack of sufficient cash to fund its supply chain. Subsequently, Aiways China reduced its staff considerable and is currently focused on a plan for a re-start either as a body in white (which refers to the vehicle’s bare metal shell, before any other parts such as chassis, engine or interior are added) supplier to Aiways Europe or as a manufacturer of fully built vehicles. Aiways Europe has been informed by Aiways China that it will need approximately 63.177 million RMB (approximately $8.63 million) in order to resume production, including (i) approximately 4.613 million RMB (approximately $0.97 million) for the recovery from single equipment malfunctions (which is needed in order to provide bodies in white) and (ii) approximately 58.564 million RMB (approximately $8 million) for full production line recovery.

Between 2020 to 2021, Aiways Europe sold its Aiways U5 model. Aiways Europe achieved notable success, ranking as the top-selling new energy vehicle (NEV) brand from China in Europe in 2021. Aiways ranked third among Chinese brands with European ties, just behind SAIC’s MG and Geely’s Volvo in 2021, measured by the number of cars sold. During the period of 2021 to 2022, Aiways Europe expanded its operations to 16 territories, including France, Germany, Spain, Italy and Israel. Aiways Europe has built a robust system that consists of EV distribution (i.e. dealers and sales outlets) and aftersales support networks (i.e., networks of auto repair shops) throughout European markets. In April 2023, Aiways Europe introduced the U6 SUV coupe, receiving positive reviews from the automotive press across Europe. At the time, Aiways Europe was informed by Aiways China of an imminent production restart, even though the manufacturing slowdown had initially been communicated as a temporary issue. However, this slowdown ultimately became a full halt, leading to the shipping of fewer than 500 cars that year; only 45 U6 models were delivered to Europe that year, 20 of which were delivered as demos outside of Germany.

During the current shutdown, Aiways Europe’s operations include servicing existing customers and delivering on warranty commitments as well as developing a plan to restart its distribution business through an approach of European production through assembly lines with components provided by Chinese suppliers, to find new suppliers in the same business area (EVs from China) and to branch out to light vehicles (L6 and L7 vehicles), which are limited in speed to a maximum of 90km/h and therefore have lower homologation (i.e. approval for registration and driving on public roads in Europe) requirements. In order to diversify its supply of vehicles and restart production, Aiways Europe has recently executed two contracts with new suppliers and now has contracted with three suppliers: Aiways Shangrao, UPower and ZhiDou.

UPower is a company based in Shanghai, China, which develops light commercial vehicles (“LCVs”) and has them manufactured by a third party in China. ZhiDou is a company based in Lanzhou City, Gansu Province in China, which develops and manufactures L7e type vehicle (light vehicles). For more details on the UPower Agreement and ZhiDou Agreement, please see “— Material Contracts”. During 2025, we sold a total of 53 vehicles and started the selling process of both ZhiDo and UPower vehicles. We believe that our agreements with UPower and ZhiDou will be sufficient to supply additional vehicles for our resale to restart the business in February 2026.

Additionally, on June 30, 2024, Aiways Cayman and Aiways Europe entered into an agreement (“2024 Agreement”), pursuant to which Aiways Europe will order vehicles of U5 and U6 for the European market from Aiways Cayman, starting in 2026. In addition, Aiways Europe has received an offer from a third party to outsource EV manufacturing in Europe and are currently working through the process of establishing a collaboration, which would require the production of unpainted car bodies (i.e., the steel and aluminum frame of the vehicle before painting and before any parts like steering, brakes, seats have been assembled) to be resumed in the plant in Shangrao, Jiangxi province, China.

Growth Opportunities

Historically, Aiways Europe was dependent on the production of Aiways vehicles in China. As Aiways China halted its manufacture of vehicles, Aiways Europe became unable to sell any vehicles. However, in its next stage of development, which has already commenced, Aiways Europe will no longer depend on Aiways China’s production of vehicles, but will utilize different sources, while also assembling Aiways vehicles in Europe.

Aiways Europe expects that the growth in battery electric vehicles (BEVs) in Europe to continue, as per a report by Schmidt, an auto research company. Aiways Europe also anticipated that light commercial vehicles will see a similar trend in electrification. Germany, the biggest vehicle market, is planning to increase support for BEVs in 2025. In 2026, the number of BEVs sold will need to increase significantly for Europe to keep their planned goals of electrification. We therefore expect a very robust market in 2026 for BEVs, when most of the increase of volume for Aiways Europe is planned.

At the same time, Aiways Europe has received indications from Aiways China that they think they will be able to re-start production in early 2026. Given the previous success with the U5 and U6, we believe that we can re-start sales with new and improved product and achieve volumes that are contingent with our plans. A part of the volume will go to dealers as demonstrator vehicles, which will cover a large portion of our initial volumes. However, our ability to reach these volumes will depend on receiving such volumes from our suppliers and their ability to manufacture and ship these products in the assume quality and volumes.

Recent Developments

In November 2025, Aiways Europe re-started its business by sourcing vehicles from vendors in China and that several such vehicles have arrived in Europe and been tested by customers.

History and Corporate Structure

Aiways Europe was incorporated in 2019 as a wholly owned subsidiary of Gumpert Aiways Automobile GmbH, which is a 90% non-wholly owned subsidiary of Aiways Automobile Co., Ltd. (formerly known as Jiangxi AI-WAYS Entity Co., LTD), making it one of the first Chinese BEV startups to enter the European market. Sales operations began in 2020 with the notable sale of 500 U5 models to rental companies SIXT and Hertz for use in Corsica, France, a major European tourist destination. This marked the start of Aiways Europe’s rapid expansion over the subsequent two years, as it signed distribution agreements with distributors in key European markets and began selling vehicles in countries across the European continent in 2021 and 2022.

In June 2020, Aiways Europe became a wholly-owned subsidiary of Shanghai Aiways Automobile Import and Export Ltd (“Aiways Shanghai”). Aiways Europe took the role of the European outpost of U5 and, later, U6 vehicles, being a distributor as well as the technical center in Europe with input to product definition, to engineering, and with its own testing of vehicles and adjustments of calibration based on European standards. In September 2021, as part of the restructuring of Aiways Holdings Limited, our parent company (“Aiways Cayman”), Aiways Europe became directly owned by Aiways Hong Kong Holding Limited (“Aiways Hong Kong”).

On May 29, 2024, Aiways Hong Kong, entered into a Share Purchase Agreement (the “Purchase Agreement”) with Aiways Tech Limited (“Aiways Tech”), AIWAYS FUQIANG HOLDINGS LIMITED (“Aiways Fuqiang”), KEY WE LIMITED PARTNERSHIP (“Key We”), KEY JUNE LIMITED PARTNERSHIP (“Key June”), and FU DING INVESTMENT LIMITED (“Fu Ding”, together with Aiways Tech, Aiways Fuqiang, Key We and Key June, the “Debt Holders”).

Pursuant to the Purchase Agreement, the outstanding principal plus accrued interests owed to Aiways Fuqiang, Key We, Key June and Fu Ding were converted into equity interest in Aiways Europe, and Aiways Tech transferred to Aiways Fuqiang, Key We, Key June and Fu Ding 50,672, 21,840, 18,984 and 69,281 shares of Aiways Europe, respectively. The restructuring consummated on May 29, 2024. We believe that the restructuring has solidified Aiways Europe’s financial position. For more information on this reorganization, please see “Business about Aiways Europe — History and Corporate Structure” in this prospectus.

On May 30, 2024, Aiways Technology Limited, the wholly-owned subsidiary of Aiways Cayman (“Aiways Technology”) and Aiways Tech entered into a licensing agreement, pursuant to which, Aiways Technology licensed certain intellectual property rights related to car manufacturing and research to Aiways Tech. On the same day, Aiways Tech and Aiways Europe also entered into a licensing agreement, pursuant to which substantially the same intellectual property rights are further licensed to Aiways Europe for exclusive use in the European market. Accordingly, Aiways Europe is permitted to utilize the licensed intellectual properties in its operation in Europe.

As of the date of this prospectus, our current shareholder structure is as follows:

Our Industry

The global automotive industry is currently going through a major change due to the rapid shift towards BEVs, which are generally expected to replace internal combustion engines (“ICEs”) within the next 5 – 10 years as the major form of propulsion due to cost advantages on both purchasing price and total cost of ownership as well as governmental incentives to lower CO2 emissions. Another major industry development is that new entrants into the automotive industry from China compete solely on BEVs and have the largest homegrown BEV market with accompanying economies of scale in battery production.

The global automotive industry is rapidly transitioning toward BEVs driven by environmental concerns and technological advancements. Aiways Europe operates within this evolving landscape:

1.	Transition Dynamics:

●	We believe that the car industry will make a major shift from ICEs to BEVs over the next 5 to 10 years. While certain geographies may continue to favor ICE vehicles, we believe that the increasing adoption of solar power and expanded charging infrastructure will significantly reduce the number of such regions. According to forecasts by Schmidt Automotive Research, a UK-established and Germany-based European automotive industry market consultancy and publisher, BEV may reach 60% of sales in Western Europe by 2030 (CAGR of 23% compared to the 2024 end of year forecast).

●	The European automotive sector, in particular, is grappling with the dual impact of the aftermath of the pandemic and the transition to BEVs. Major corporations such as Volkswagen, Stellantis, BMW, and Mercedes are struggling to adapt their extensive product lines to BEV technology, impacting their market competitiveness.

2.	Competition and Market Penetration:

●	In Europe, Chinese BEV startups generally have yet to gain a notable market share and many are facing operational challenges, and difficulties in achieving high sales volumes. According to Schmidt Automotive Research, for example, a very successful BEV startup in China sold less than 1000 units from January to July 2024 in Europe; in comparison, a major European car manufacturer sold nearly 200,000 BEVs in Europe during the same period.

●	In China, Chinese domestic manufacturers have gained substantial market share and currently outsell European brands, offering cheaper and technologically advanced options compared to European international automakers. As a result, according to Schmidt Automotive Research, China accounts in 2024 for approximately 40% of the global registration of NEVs, including “plug-in hybrid electric vehicles” (PHEVs) (a class of electric vehicles which are driven by electrical motors and have a combustion engine on board to recharge the battery).

3.	Cost and Pricing Issues:

●	The global automotive industry has seen a general increase in car prices in recent years. This trend is especially pronounced in the BEV sector, where European OEMs have initially introduced new electric drivetrains in luxury models before making them more widely available. Even if this has now reversed, it led to the fact that car prices and particularly BEV prices are high.

●	According to the International Energy Agency, a body of the United Nations (“IEA”), while the total cost of ownership (TCO) for battery electric vehicles (BEVs) is already lower than ICEs, in Europe, their upfront purchase price remains higher compared to internal combustion engine (ICE) vehicles. As such, there is significant demand for affordable BEVs, but this demand has yet to be fully met. Historically, high battery costs have limited the production of low-cost BEVs with adequate range (500km and above) and charging performance (at a power of 200kW and above).

●	According to the IEA, 60% of BEVs sold in China in 2023 were already cheaper than their average ICE equivalents when BEVs remain 10 to 60% more expensive than their ICE equivalent in Europe and the United States.

4.	Battery Technology:

●	Batteries account for a large part of the cost of a BEV and there is no technology which will be imminently available to further reduce this cost dramatically. However, by working on the current battery setup in small steps of improvement, in particular by Chinese cell manufacturers, costs have been reduced in recent years. If this progress continues, we believe that BEVs will be cheaper than ICE vehicles while featuring similar performance (driving range and horsepower) with ICE vehicles within the next few years.

5.	Infrastructure Development:

●	The development of charging infrastructure is critical for the wide adoption of BEVs. While historically, inadequate charging infrastructure has been a bottleneck in a wider adoption of BEVs, the situation is improving significantly across most of continental Europe. Governments and private entities are investing in expanding both public and private charging networks, which is helping to alleviate “range anxiety” (the fear of not being able to make it to your destination due to running out of electricity) and support the growing number of BEVs on the road. According to Schmidt Automotive Research, quoting the EU’s AFIR charging infrastructure act, “‘trans-European transport (TEN-T) network’ fast chargers of at least 150kW are required to be in place every 60km from 2025.”

6.	European Legal environment:

●	European Tariffs: Recently, in November 2024, the EU imposed tariffs of up to 36% in addition to the 10% existing custom duties on Chinese electric vehicles (EVs) in order to counter what the EU claims are unfair subsidies from the Chinese government, which allow Chinese manufacturers to sell EVs at lower prices in Europe. These tariffs could raise the price of Chinese EVs in Europe, potentially slowing sales of Chinese EVs in the short term, while encouraging more local production or partnerships.

●	CO2 Regulation: The Corporate Average Fuel Economy (CAFE) regulation sets an average CO2 emission limit that manufacturers must not exceed, providing a significant incentive to adopt electric vehicles. Currently, the limit is 120 g/km (according to the industry standard for determining pollutant levels, the Worldwide Harmonised Light vehicles Test Procedure ), but will drop to 93.6 g/km, according to the Worldwide Harmonized Light Vehicles Test Procedure (“WLTP”) in 2025. According to Schmidt Automotive Research, this reduction will strongly motivate OEMs to accelerate the deployment of BEVs on the road.

These challenges underscore the complexity of the global transition to BEVs and highlight the opportunities for innovation and growth within the sector. We believe Aiways Europe is strategically positioned to address these challenges. We believe Aiways Europe is poised to provide the right level of charging speed and has secured a path to local production in Europe to avoid high tariffs, with its sophisticated understanding of European market, a management and operation team with local expertise, an established network of distributors, competitive pricing and lower costs by sourcing from manufacturers and suppliers in China, and supply of materials, including batteries of the advanced technology, we believe Aiways Europe is poised to provide the right level of charging speed and has secured a path to local production in Europe to avoid high tariffs.

Market Opportunities

1.	Growing BEV Market:

●	The transition to BEVs is accelerating globally, with increasing demand driven by environmental regulations and technological advancements. Aiways is well-positioned to capitalize on this trend with its competitive product offerings and cost-effective manufacturing strategy.

●	Additionally, we believe that we will be able to engage in the opportunity to sell CO2 ‘credits’ to manufacturers which sell too many ICE vehicles in a CO2 exchange group, as we did in 2021. This opportunity has opened up due to the volume of the BEVs of some European competitors not being as high as they assumed, and the European Union allowing for a CO2 credit exchange programme.

2.	High Demand for Affordable BEVs:

●	There is a significant market gap for affordable BEVs, as many consumers would opt for BEVs but are unable to pay the current market prices. Aiways Europe’ focus on cost efficiency and localized production enables us to address this demand effectively, offering competitive pricing without compromising on quality.

●	There has been a recent increase in demand for plug in hybrid vehicles, and this solution is generally seen as a step towards the switch to BEVs, favoured in particular in countries with incentives for PHEVs (e.g. Germany) or rural areas where the charging network is not yet fully established (e.g. rural China).

3.	Expansion Potential:

●	With our established distribution channels and a strong brand presence in key European markets, we are well-positioned to expand further as supply constraints are resolved. Our strategic plans for local production will enhance our ability to meet growing market needs promptly.

4.	Technological Advancements:

●	Ongoing improvements in battery technology and charging infrastructure present opportunities for innovation and market growth. Our commitment to incorporating the latest advancements into our products ensures that we remain at the forefront of the BEV market in Europe.

These strengths and opportunities highlight out strategic advantages and potential for growth in the evolving automotive landscape.

Our Competitive Strengths

Aiways Europe distinguishes itself in the automotive landscape through the following strengths:

1.	Cost Efficiency:

●	Unlike traditional OEMs, Aiways Europe benefits from a cost-effective as well as high quality supply base in China, which, assuming resumption of operations, will optimize product costs while maintaining high-quality standards. This allows us to offer competitive pricing while ensuring product quality.

2.	European Market Expertise and established Distribution Network:

●	Aiways Europe has a local team with deep knowledge of the European automotive market and consumer preferences for the ideal sales process in every country. This ensures that Aiways Europe can use the most relevant sales partner and sales method per market. We have developed robust distribution channels across 16 European countries, including key markets such as Germany, France, and Spain. Although marketing activities were limited recently due to supply constraints, we have maintained customer engagement and aftersales support, positioning us for reengagement and expansion when production resumes.

3.	Localized R&D and Manufacturing:

●	Our European R&D unit enables us to adapt product definitions to meet European requirements efficiently. This ensures that our products meet European standards and are tailored to local preferences, such as avoiding intrusive warning sounds This localized approach, combined with cost-effective manufacturing in China, allows us to offer targeted products at competitive prices. We are also planning to leverage existing plants or third-party assemblers in Europe, potentially starting production within 6 months of our anticipated month of Closing, ahead of many competitors. This production could either be Aiways Europe products or another product from one of the third party suppliers that we are currently negotiating with.

4.	Experienced Management Team:

●	Our management team is led by our Managing Director, Alexander Klose, a veteran with experience from BMW, Ford, Jaguar Land Rover, and Volvo. Our team includes leaders with deep automotive expertise, such as our tech center head, CFO, and aftersales manager, as well as a business development manager with a background in tech startups. This diverse leadership ensures strategic insight and operational excellence.

5.	Strong Industry Relationships:

●	Our long-standing presence in Europe has fostered strong connections with key manufacturing players and distribution partners. This network facilitates quicker market entry and adaptability compared to competitors who are still in the planning stages of their production facilities.

Our Strategies

Aiways Europe’s strategy is to become a European BEV OEM deeply rooted in the European marketplace and inside the tariff barriers, developing product that is spot on customer demand, with a supply, manufacturing and engineering base in innovative and cost leading China.

Product — best fit to the demands of the European customer base and European style, while also being the lowest cost vehicle in its class:

●	We will use batteries at China cost level (the lowest-cost Lithium iron phosphate battery or Sodium-ion battery) and adapt faster to latest trends particularly in battery development than European competitors.

●	We are developing our own software for our vehicles, based on Android Automotive, a standard operating system, to fully tap into the cost reduction and software defined vehicle capabilities of China.

●	We are extending our product line-up in the same way of styling as the U5 and U6 products of Aiways, which has proven to being attractive for European consumers. The expansion will be in particular into the low cost L6 and L7 segments, which are supposed to replace the sub AA vehicles, i.e. the segment of smallest cars, in Europe as well as into the LCV space. In the LCV, L6/L7 segments, we have entered into agreements (with UPower and ZhiDou, respectively) to supply us with vehicles commencing in the second half of 2025. We expect to ask for first supplies to be delivered in early 2027.

Distribution — avoiding duties, building on traditional dealers, and embracing new formats:

●	We are in advanced planning for local production in Europe. Production in the Aiways plant in Shangrao is anticipated to resume within 2027 and will deliver at least car bodies for the European production.

●	For distribution to customers, we will rely on our current and new dealer network of traditional car dealers. We believe the distribution will be effective by lowering the standards required for signage and brand specific buildings.

●	Aiways Europe is engaging with a new revenue model, in particular, the subscription model (similar to leasing, but with shorter holding periods). Aiways Europe is seeking to capitalize the new opportunities in the European car market by combining subscription, leasing, and sales of new cars and leasing of used cars.

Aftersales — radically reducing costs and improving customer satisfaction with full Over The Air (“OTA”) software updates:

●	The U6, which has not commenced sales, is equipped with a full OTA diagnosis and update capability. Aiways Europe will extend this capability and implement all customer processes in this manner in order to reduce cost of warranty and increase customer satisfaction by remote diagnosis in the event of any issue with the vehicle.

●	Aiways Europe has established a full-service network throughout Europe, comprising of a parts delivery warehouse and system, roadside assistance and selected workshops in key countries. We plan to expand the workshop coverage throughout Europe.

Competition

Competition in the European automotive industry is intense and constantly evolving. We believe that new regulatory requirements for occupant safety and vehicle emissions, along with advancements in powertrain technology and consumer electronic components, are driving the industry toward electric vehicles. Shifting customer needs and expectations further accelerate this transition. We believe the key competitive factors in our markets include:

●	Pricing;

●	Technological innovation, particularly in battery technology;

●	Vehicle performance, quality, and safety;

●	Service and charging infrastructure;

●	User experience, during usage and in aftersales;

●	Design and styling; and

●	Manufacturing efficiency.

The European automotive market is already highly competitive, and we expect competition to intensify in the future. In addition to traditional domestic car manufacturers, the market will face growing competition from international automakers, joint ventures, and new electric vehicle manufacturers.

The car manufacturers active in BEVs in Europe can be divided in four categories

●	European Manufacturers: VW Group, Stellantis, Renault, Mercedes, BMW, and Volvo, are well-established players in both ICE and BEV manufacturing. These companies operate numerous plants in Europe and command high sales volumes. However, they face challenges transitioning from ICE to BEV production.

●	Korean and Japanese Manufacturers: Toyota, Hyundai, Kia, and others from Korea and Japan are similarly engaged in both ICE and BEV production. They share similar challenges with transitioning their manufacturing base from ICE to BEV models.

●	Challenger: Tesla, the first to offer an all-BEV lineup in Europe, does not face the transition challenges of ICE-focused manufacturers, giving it a unique edge in the market.

●	Chinese New Entrants: Brands like MG (SAIC Group), BYD, XPeng, Nio, Great Wall, and Polestar (Geely Group) are aggressively entering the European market, capitalizing on their focus on BEV production without needing to transition from ICE.

In Europe, Aiways competes primarily within the growing electric SUV and crossover segments, which account for 61.4% of European BEV sales in the first half of 2024 according to Schmidt Automotive Research.

Tesla remains a key competitor in the European market, with the Model Y competing directly with the Aiways U5 in the electric SUV segment. The Model Y’s established presence and Tesla’s extensive charging network offer strong competition, although Aiways will differentiate itself by introducing affordable pricing and a design tailored to the practical needs of European customers.

Volkswagen’s ID.4 and ID.5 are significant competitors, representing the push of traditional European automakers into the EV market. These models demonstrate robust sales performance and established brand recognition. Similarly, Hyundai’s Ioniq 5 and Kia’s EV6 compete in the same segments, combining advanced design with compelling performance. Skoda’s Enyaq iV and Renault’s Mégane E-Tech Electric further highlight the competition from well-established European manufacturers leveraging their local market presence, with these models known for their practicality and alignment with European tastes. Despite this strong competition, the Aiways U5 and U6 effectively challenge these rivals by offering a compelling balance of competitive range, high-quality interiors, sleek modern design, and accessible pricing, making them attractive alternatives for European consumers seeking innovation and value.

Emerging brands like Nio and Xpeng are gradually entering the European market with technologically advanced electric vehicles that emphasize user experience and connectivity. Models such as Nio’s ES6 and Xpeng’s G6 target similar customer segments as the Aiways U5 and U6, focusing on modern design and innovative features. However, given their relatively low sales performance in Europe, Aiways views these brands more as allies in shaping the market. Together, they contribute to increasing awareness and acceptance of alternative Chinese EV brands as viable and competitive options for European consumers.

The Aiways U5 and U6, the two vehicles that Aiways Europe plans to sell, stand out in this competitive landscape by emphasizing innovation, simplicity, and cost-effectiveness. With a strong focus on electric efficiency, spacious interiors, and modern features like AI-enhanced connectivity, Aiways is building a reputation as a smart choice for European consumers who prioritize value, sustainability, and forward-thinking design.

Our products

We aim to initially focus on the launch of a new light vehicle brand in Europe and have finalized an agreement with a Chinese supplier called ZhiDou for an adapted product for the European market. L6 and L7 vehicles (light vehicles) represent a growing niche in Europe which, Aiways Europe believes, is poised to become as significant as the A segment (i.e., the city cars, or the smallest category of cars defined.)

Aiways Europe has defined the vehicle characteristics and the different trim lines for the vehicles and ZhiDou is currently implementing all changes in the product and the production line for a start of production in April 2026. In the first half of the year 2026, we anticipate that no production will be provided by Aiways China and we will fully rely on UPower and ZhiDou for production. Each of these manufacturers have fully operating plants that we anticipate will fulfill all of our 2026 production needs, assuming we are able to obtain the necessary funding for this production. However, in 2026, we will be required to supply vehicles and chassis for assembly in Europe and would require a further $15 million funding in order to fulfill this supply. We currently expect that Aiways China will be able to resume productions in 2026. However, we are also in negotiation with other third parties in the event that Aiways China will not be able to do so.

Aiways ZhiDou (still to be named)

We have likewise concluded a deal with UPower to exclusively distribute in Europe starting in early 2026. These vehicles are particularly attractive for a start in 2025 as they do not carry any of the new European tariffs and therefore do not require local manufacturing.

UPower is a start-up company that has developed a light commercial vehicle in two variants. The vehicle is homologated for Europe and had a start of production in March 2025. The production is performed by a large Chinese manufacturer of busses, called Kinglong.

Aiways UPower LCV (still to be named)

We are currently negotiating with several other suppliers to complete our product lineup and gain additional technological boost in software development.

In addition, Aiways Europe anticipates that it will restart the sale of upgraded versions of both the U5 and U6 offering better onboard experience, faster charging speed and extended range.

Aiways U5

The Aiways U5 is a mid-size all-electric SUV that combines practicality, performance, and safety. Measuring 4680 mm in length, 1865 mm in width, and featuring a 2800 mm wheelbase, the U5 offers generous interior space. Its cargo capacity starts at 496 liters, expandable to 1555 liters with the rear seats folded, making it ideal for both daily commuting and long trips.

Powered by a 63 kWh battery, the U5 offers a driving range of 400 km (WLTP) following a full charge, with an energy consumption of approximately 16.6 kWh/100 km. The front-wheel-drive layout, combined with a 150-kW electric motor, delivers 310 Nm of torque, allowing it to accelerate from 0-100 km/h in 7.5 seconds. The U5 also features a MacPherson strut front suspension and multi-link rear suspension, ensuring a smooth ride.

Safety and tech are at the forefront of the vehicle features, including six airbags, Blind Spot Detection, Emergency Brake Assist, and Adaptive Cruise Control. The U5 also includes advanced driving aids like Traffic Jam Assist and Parking Assistant. The infotainment system is centered around a 12.3-inch touchscreen, providing access to vehicle controls and an 8-speaker audio system.

Aiways U6

The Aiways U6 is a vehicle with a sportier styling than the U5, with its fastback SUV design. The U6 is slightly larger than the U5, at 4805 mm in length and 1880 mm in width. It features a 472-liter boot that can be expanded to 1260 liters with the seats down. Designed for drivers who prioritize style and performance, the U6 maintains its sleek appearance with a panoramic glass roof and enhanced aerodynamics.

Sharing the same 63 kWh battery but using a 160 kW motor developed by Aiways, the U6 achieves a range of up to 405 km (WLTP) while boasting slightly better energy efficiency at 15.9 kWh/100 km. The U6 accelerates from 0-100 km/h in 6.9 seconds, offering a dynamic driving experience. Built on Aiways’ More Adaptable Structure (MAS) platform, it incorporates lightweight materials and advanced tech, such as Active Lane Assist that allows the car to change lanes by simply using the blinkers while using Ai-Drive.

Aiways Europe’s objective is to always have an entry price positioning at least 10 to 15% cheaper than European competition with better equipped products.

In the future, we aim to import smaller vehicles from other Chinese OEMs. We have also started working on the design of rugged version of the U5 and a sleek version of the U6.

We estimate that in the future, less than 50% of our revenue will come from Aiways products, the majority coming from other manufacturers with running production, such as ZhiDou or UPower. As further described below, we have signed an exclusive distribution contract with UPower and a non-exclusive distribution contract with ZhiDou. In first three quarters of 2026, we anticipate that we will be solely reliant on these suppliers, and in late 2026, we plan to source vehicles from other suppliers, including Aiways China.

Material Contracts

UPower Agreement

On April 7, 2025, Aiways Europe entered into a distribution agreement (the “UPower Agreement”), pursuant to which UPower agrees to sell to Aiways Europe as the distributor, and Aiways Europe agrees to buy from UPower, electric commercial vehicles (developed and designed by UPower), which Aiways Europe may sell by itself or through its authorized dealers in the Denmark, Sweden, Finland, Norway, Iceland, Estonia, Latvia and Lithuania for the period of five years commencing on April 7, 2025. Pursuant to the exclusivity provisions of the UPower Agreement, UPower may not sell the goods and/or provide after sales services contemplated under the UPower Agreement in the countries above, without prior written consent of Aiways Europe, subject to certain conditions. Notwithstanding the provisions and limitations on exclusivity, UPower is permitted to sell the goods contemplated under the UPower Agreement, in the countries above, to certain customers, including customers who purchase of 100 or more electric vehicles for its own use and not for distribution or resale, diplomatic and consular agencies, international authorities or agencies and associated organizations, among others. Pursuant to the UPower Agreement, Aiways Europe shall strive to achieve certain sales target during the term of the agreement, and both parties shall meet to discuss the actual sales performance generally on a quarterly basis and annually; should Aiways Europe fail to achieve the sales targets for two consecutive quarter, UPower shall have the right to discontinue the exclusivity period by a written notice. If the exclusive distribution is terminated, Aiways Europe may continue to sell the products in the countries above, and if Aiways Europe achieved the sales targets after the failure above, upon determination and notice by UPower, the exclusivity may be resumed. Should Aiways Europe fail to achieve the sales targets for three consecutive sales quarters, UPower shall have the right to terminate the UPower Agreement.

ZhiDou Agreement

On April 16, 2025, Aiways Europe and ZhiDou entered into certain Foreign Sales Framework Contract (“ZhiDou Agreement”), pursuant to which ZhiDou agrees to sell to Aiways Europe as the distributor, and Aiways Europe agrees to buy from ZhiDou certain models of EVs (developed and designed by ZhiDou), which products and goods Aiways Europe may sell by itself or through its authorized dealers in Europe, except Greece and Italy for the period of two years commencing on April 15, 2025 and ending on April 15, 2027. The ZhiDou Agreement provides that ZhiDou may provide employees of Aiways Europe certain training in connection with sales and marketing of the goods and the agreement also contains customary provisions on protection of the intellectual properties of ZhiDou.

Restart of production in China

Aiways Europe expects the production of Aiways in the Shangrao plant to re-start during the second half of 2026. Due to the local manufacturing model that Aiways Europe will apply, the plant is required to re-start only in the stamping and welding facility to manufacture bodies in white with e-coating.

As of March 2025, Aiways China has already re-started part of the production to manufacture spare parts for doors and other smaller parts. It is expected that during 2026, Aiways China will be able to re-start full body in white production and deliver these for local assembly in Europe.

Both the local assembly in Europe and the re-start of body in white in China will require funding. Pursuant to our current agreements with Aiways China, Aiways China is responsible for funding such restart and operations. However, Aiways Europe, understanding that this funding may not be fulfilled by Aiways China, has incorporated contingency funding into its business plan for 2026 to ensure that the IP licensed to Aiways Europe (Aiways vehicles) may be utilized and start of production for the parts necessary for Aiways Europe can be secured. This funding is contingent and dependent on the Closing of the Business Combination along with a PIPE investment.

Based on our current projections, we will need an aggregate of $40 million to achieve our full growth plan over the next three years, which consists of the sale of 170,000 vehicles through both local manufacturing in Europe, as well as importing vehicles from other partners such as ZhiDou and UPower.

If we can obtain an aggregate of $20 million in financing, we will not be able to invest in local manufacturing; however, we would be able to expand from ZhiDou and UPower to other suppliers and to expand volume. In this case, we would project sale of 54,000 vehicles by 2027.

At a minimum, in order to start commence production with ZhiDou and UPower, we would require an investment of $6 million.

If this funding is unavailable, or if the anticipated timeline is extended, our business plan may need to be updated to accommodate this development.

The local assembly will require additional funds for initial investment into tooling, arrangement of assembly processes as well as software development, which has been incorporated in our financial plans.

The production capacity of the Shangrao plant as well as the capacity of the local assembly plant in Europe are commensurate with the plans the company has developed for the next 2 years. The company has an agreement with Aiways China that reserves the necessary production capacity in the plant.

Customer Service

Customer service in the car industry is comprised of several areas:

●	Maintenance of vehicles

●	Mechanical repairs, either during warranty or after warranty, and quality assurance for any issues that might become apparent in these repairs

●	Mechanical upgrades, e.g. towing hitches

●	Crash repair, mainly for body parts

●	Roadside assistance or other assistance services

●	Other services, e.g. software upgrades, connectivity services

Aiways Europe provides all these services to its end users. In the case where any mechanical intervention is required (repairs or upgrades), this is done through third party suppliers, who have been authorized by Aiways Europe or the distributors in a region. In Germany, an independent repair chain, AutoTeileUnger (“ATU”), has been contracted for vehicle servicing. Similar arrangements with local repair networks are in place across other European countries through importers.

BEVs are much less mechanically complicated than ICE vehicles. Therefore, there is also much less wear and tear of mechanical components, some of which simply do not exist in a BEV vehicle (e.g., no exhaust, no multi speed gearbox, etc.). Aiways Europe has therefore opted not to have scheduled maintenance of its vehicles and believes that there will also be fewer warranty claims on these vehicles.

For software matters, in the model year 2026 (i.e. manufactured in 2025) of the U6, it is contemplated that OTA will be fully implemented. More software issues will be fixable OTA, or will at least be diagnosed OTA. This should lead to much improved customer satisfaction and less cost for warranty. This OTA approach also allows the company to provide further services to its customers. Currently, we provide a navigation service with a third party supplier, which is linked to the cars via our cloud and allows navigation specifically catering for the charging requirements and locations of the Aiways vehicles. The OTA services also enable us to preheat vehicles remotely, stop and start charging (as might be necessary to avoid surcharges).

For technical issues encountered by our customers, we have a multi-tiered support team, including the local repair shops (available for general and easier problems), technical supports by regional importer our BEVs whose experts can answer more technical questions, technical support center in Munich, whose experts who will first diagnose the problems and, if unable, replicate the problem at the center in Munich attempting to find the solution; if this still fails, we will send an expert to our customer to diagnose the issues in person. The team has access to a fleet of vehicles to replicate faults and develop solutions. Additionally, technical intellectual property, including software, drawings, and processes, is available to ensure efficient problem resolution and product modifications when necessary. To enhance service efficiency, a dedicated parts warehouse is maintained in Europe, significantly reducing lead times for parts delivery to the market.

The warranty coverage of a vehicle is an important decision item for customers. The Aiways Europe warranty coverage includes:

●	Motors: 8 years or 150,000 kilometers.

●	Other Components: 5 years or 150,000 kilometers.

●	Paint: 4 years or 150,000 kilometers.

●	Corrosion: 10 years, with no mileage limit.

This comprehensive warranty and support structure, coupled with the European parts warehouse, ensures reliable service and quicker response times for parts, providing long-term peace of mind for customers.

Aiways Europe is following up on any quality issues that might arise over time and have to be covered by warranty. In cooperation with Aiways China, these issues will either be dealt with by engineering changes to the vehicle or by changes in the manufacturing process or manufacturing process control of suppliers.

Research and Development (“R&D”)

Aiways Cayman has a main R&D center in Shanghai, China. This R&D center has developed the two vehicles which Aiways Europe has been marketing. The technical center of Aiways Europe has worked with the R&D center of Aiways Cayman to define the requirements of the vehicles and adapt the vehicles to the European requirements as well as testing the vehicles in that European environment.

In the latest restructuring of the company, Aiways Europe entered into a licensing agreement with Aiways Technology, pursuant to which Aiways Technology is entitled to utilize the intellectual properties that Aiways Tech holds. This allows Aiways Europe to contribute to the further development of the vehicles, in particular the areas which Aiways Europe deems important in the current market environment:

●	Battery flexibility: adjust the battery such that new cells can easily incorporated and the battery can be kept up to date without major investments for each different cell type

●	EE Architecture: develop new EE architecture that allows for less costly wire harness and electronics and a full over the air diagnosis and update system

●	Customer benefit feedback adjustment: Customer feedback will be a major driver of the R&D efforts, in particular with regards to the customer interface. Based on the EE structure the UX will be used for any upgrades to help customer get a better experience rather than just new features.

It is a specific decision of Aiways Europe not to invest into any base research, for example, to develop our own batteries. Aiways Europe focused in the past and will focus in the future on using the latest technology in our vehicles supplied by third party suppliers, particularly in China. Aiways Europe will build a separate group of staff for R&D in China to manage these activities, including the Aiways R&D center which will be one of the third-party suppliers. Agreements are already in place for such next step developments.

Aiways Europe believes that combining the product definition capabilities in Europe — which is much closer to the customer than any of its competitors — with the Chinese cost base of R&D and with the innovative power especially in the area of batteries and UX software will give it a clear competitive advantage over peers in either China or Europe.

Our Operations

Aiways Europe has been selling products of the Aiways brand to end customers directly in Germany, and to end customers via various intermediaries in the other countries. These intermediaries are importers and dealers (sales to private customers) as well as leasing companies, large fleets and rental companies.

Currently, our products include the model U5, a mid-size SUV and the Model U6, a mid-size SUV-Coupe. Both vehicles have been sold in several different trim levels with one battery size of 63kWh, offering a range of 400 km, according to the WLTP standard. We intend to expand the driving range of our vehicles by adding different battery sizes to U5 and U6, as well as by sourcing other vehicles from other Chinese manufacturers.

Our business process for both of our current vehicle models can be depicted in the below chart:

Prior to suspension of production, vehicles were shipped directly from China, typically departing from Shanghai and arriving at the port of Zeebrugge in Bruges, Belgium. From there, transportation to final destinations is managed by various means, including boat, truck, or train.

At present, Aiways Europe sources cars and components solely from Aiways China. Aiways has finalized supply arrangements with other suppliers to expand its product lines and become less dependent on one single supplier.

To enhance efficiency and mitigate the impact of tariffs, a Semi-Knock-Down (“SKD”) model is being implemented in preparation for local manufacturing. This approach involves shipping vehicle parts, which count for the largest part of the production cost, to an assembly location in Europe, where vehicles are then assembled before being distributed across European markets.

The SKD strategy offers several advantages:

●	Tariff Reduction: Local assembly helps to reduce the impact of import tariffs.

●	European Quality Assurance: The “Made in Europe” label underscores a commitment to high-quality standards and local expertise.

●	Market Adaptation: Local assembly facilitates quicker adaptation to European market needs and preferences.

●	Competitive Pricing: This model enables the delivery of high-quality vehicles at competitive prices, with a reduced or zero of the punitive tariffs.

●	Faster start of production of Aiways: the model only requires the Aiways plant to manufacture e-coated bodies (full vehicle chassis coated with a first corrosion proofing), which is much easier to implement than a full vehicle production.

In Germany, a comprehensive distribution network has been established through a website and 50 agent locations. Plans are underway to expand this network to at least 100 dealerships within the first year of restarting production.

The distribution strategy focuses on:

●	Opportunity: European OEMs are downsizing their distribution networks, opening opportunities for partnerships with high-performing independent dealers.

●	Granularity: Partnering with these dealers allows for access to both major cities and regional areas, broadening market reach.

●	Stock Financing: Dealers will handle inventory purchases themselves, reducing financial burdens.

●	Cost Efficiency: Collaborating with established dealers leverages their existing infrastructure, avoiding the need for new flagship stores.

●	Speed: This approach enables rapid market coverage in high-demand areas.

Engagement with major online car distribution platforms is in progress to generate leads for dealers, and agreements with subscription customers and leasing companies will be renewed to improve product accessibility.

To support this network, we plan to hire more employees for direct sales and roadshows. A dedicated customer success team will use AI to manage common inquiries and address key issues. Additionally, we plan to build a key account team with focuses on fleet sales, primarily targeting Germany in the initial years.

In other European countries, importers have exclusivity for private sales within their territories and can appoint dealers or agents. Importers are selected based on their distribution capabilities, and while they do not have exclusive rights to fleet sales, opportunities across the distribution network will be pursued.

Our products require a number of raw materials that currently are in abundant supply, but could become scarce with further expansion in BEV production or for other reasons. We could also face parts supply issues, as was the case in certain prior years due to increased demand caused by the further digitization of our products or for other reasons. Labor shortage could be an issue for our further growth particularly in Europe, where shortage of skilled workers has been an issue for a number of years. As we source from more than one supplier, we believe we accounted for any such supply issues, but due to the fact that these suppliers are currently based in China, they could all face similar challenges to supply of raw materials or parts.

Our Customers & Revenue Model

Aiways Europe’s revenue model is based on three main pillars:

1.	Sales to Distributors:

●	Country Distributors: Previously, Aiways Europe only collected a fee for facilitating transactions between Aiways China and European importers. Moving forward, Aiways Europe has contracted to be the sole importer of Aiways vehicles for Europe pursuant to an IP licensing agreement and a supply agreement, purchasing vehicles (or bodies to be assembled in Europe) directly from Aiways Cayman and selling them to distributors across different markets.

●	Local Distributors (Dealers): In Germany, Aiways Europe initially operated with an agency model, where test drive centers earned commissions on sales without bearing the cost of maintaining stock. With many OEMs streamlining their distribution networks, there is increasing opportunity to partner with independent dealers. As a result, Aiways Europe plans to transition to a traditional dealer network in Germany, selling vehicles directly to these dealers, enabling Aiways Europe to sell inventory to dealers even prior to a customer order.

2.	Direct-to-Customer Sales:

●	In Germany, Aiways Europe will sell directly to private and fleet customers (customers who purchase five or more vehicles). In the rest of the European markets, Aiways Europe also has the ability to sell directly to fleet customers.

3.	Aftersales & Accessories:

●	Repairs and Accessories: Vehicle repairs, including crash repairs and post-warranty service, serves as an additional profit center. Accessories will be offered directly to customers or through distributors and aftersales partners.

Historically, our car sales revenue has been generated exclusively from Aiways vehicles, including brokering transactions for Aiways China and aftersales activities. In the future, we plan to import and sell additional Chinese brands and are currently in advanced discussions regarding the import of L6 and L7 vehicles.

To date, our revenue split has comprised of direct sales to end customers (60% to 80%), facilitating transactions between Aiways China and distributors (10% to 25%) and aftersales activities (10% to 15%).

Based on its current business plan, Aiways Europe anticipates that sales to retailers and distributors will represent approximately 78% of our revenues, approximately 19% will be generated by direct sales to fleets and rental, and aftersales and options will represent approximately 3% of our revenues.

Employees

We believe that we maintain a good working relationship with our employees and to date, we have not experienced any labor disputes. Our number of employees were nine as of June 30, 2026. As of the date of this prospectus, all of our employees are located in Munich, Germany. The following tables show our labor force as of June 30, 2026.

Function	Number of Employees
Research and development	1
Sales and Marketing	2
IT1After-sales	3
General and administrative	3
Total	9

Properties

The company leases a property that serves as office and technical center in Munich.

Lessor	Lessee	Location	Area (Square Meter)	Annual Rent	Term	Use
Fidcap group	AE	Munich, Tölzer Str 30	848	120,000 Euro	Fixed to August 2027	Offices and Engineering center

The table summarizes the asset categories and their total values as follows:

Categories	Description	Units/Sets on September 30, 2024	Net Book Value on September 30, 2024
IT software/intangible assets	SAP, E-COC, CGI 360° Visualizer Interior/Exterior	6	129,020.65 EUR
Demo Cars	using for leasing, test-driving, training, Fleet & Marketing	39	626,210.35 EUR
Operating/business equipment	repair, diagnose tools	63	41,165.50 EUR
IT technology incl, laptops	laptops for employee & diagnose	62	17,395.21 EUR
office equipment	office locking system, equipment & furniture	6	1,759.70 EUR
Assets in total		176	815,551.41 EUR

Intellectual Property

Aiways Europe has received the license for the intellectual properties held by Aiways Tech, in particular the intellectual properties for the two vehicles that Aiways Europe will be manufacturing and marketing in the future. The intellectual properties covers the technical details of, drawings of, knowledge to further develop and improve these vehicles, as well as engineering measures to manufacture these vehicles. The license is for a time of 15 years, and includes all the countries of geographical Europe. The license also includes the branding of Aiways, which Aiways Europe will hold indefinitely.

Insurance

We maintain comprehensive liability insurance coverage for our business operations and products, which includes logistic insurance, vehicle fleet insurance, trade and craft insurance, and directors’ and officers’ insurance policies. We offer our personnel statutory social insurance in accordance with German labor law. This insurance encompasses health insurance, pension insurance, unemployment insurance, accident insurance, and long-term care insurance. Furthermore, we provide additional occupational pension schemes to improve employee coverage. We do not maintain business interruption insurance or key-man insurance. Nevertheless, we are confident that our insurance coverage is adequate to protect our critical assets, facilities, and liabilities, and that it adheres to industry standards.

Environmental Matters

Aiways Europe is not manufacturing vehicles, nor is it repairing vehicles, which we delegate to ATU, our third-party partner in car repairing. It therefore does not have to comply with any specific environmental requirements.

The homologation of the vehicles (the approval for registration and use on public roads in Europe) includes certain rules that require an environmental assessment of the vehicle. This comprises of emissions during use (which are zero) as well as gas emissions from material used in the vehicle. As the vehicles have already been homologated, all of these regulations have been confirmed to be met by the Aiways vehicles.

Legal Proceedings

Other than as described below, Aiways Europe is not involved in any lawsuit, administrative proceeding, arbitration or governmental investigation.

Claim by New York Fortune Corp.

On April 30, 2024, Aiways Europe entered into a Merger Advisory Agreement with New York Fortune Corp. (“NYFC”) (the “Merger Advisory Agreement”), under which NYFC was engaged as a financial advisor in connection with the Business Combination and was to receive an advisory fee payable in equity. That fee was reflected in the F-4 Registration Statement as 820,000 Ordinary Shares, representing a value of approximately $8.2 million based on the $10.00 per share value used to determine the Exchange Consideration. The Merger Advisory Agreement had a two-year term and renewed automatically for an additional six months only if the Business Combination remained in substantial progress and both parties were acting in good faith to complete it.

On May 11, 2026, Aiways Europe notified NYFC that the Merger Advisory Agreement had expired by its terms on April 30, 2026 without renewal and that NYFC is not entitled to the advisory equity fee. Aiways Europe took the position that NYFC had ceased providing the advisory services required under the Merger Advisory Agreement, had been absent from material transaction milestones and had failed to act in good faith to complete the Business Combination, in material breach of the agreement and of the covenant of good faith and fair dealing, and that such breach preceded and caused the expiration of the agreement without renewal. On October 20, 2026, the board of directors of Aiways Europe resolved not to issue or deliver the 820,000 Ordinary Shares to NYFC and cancelled the share allocation previously reserved for NYFC. The cancellation was effected unilaterally, without NYFC’s written consent and without a mutual release of claims, and the 820,000 Ordinary Shares have been re-allocated to the shareholders of Aiways Europe.

NYFC has disputed that determination. NYFC asserts that it earned the advisory equity fee upon the signing of the Business Combination Agreement on November 22, 2024, that its right to the fee survived the expiration of the Merger Advisory Agreement, and that it remains entitled to the 820,000 Ordinary Shares or to monetary compensation of approximately $8.2 million.

As of the date of this prospectus, NYFC has not commenced any legal proceeding against Aiways Europe, Pubco or HUDA, no complaint has been served on any of them and no claim has been submitted to arbitration. Accordingly, there is no court or agency in which any proceeding relating to this matter is pending and no date on which any such proceeding was instituted. Aiways Europe believes the claim is without merit and intends to defend against it vigorously. Aiways Europe does not believe that a loss is probable and is not able to estimate the amount or range of any possible loss, and no liability or reserve in respect of the claim is reflected in the financial statements or in the unaudited pro forma condensed combined financial information included in this prospectus. The ultimate resolution of this matter is uncertain. If NYFC were to prevail, Pubco could be required to issue up to 820,000 additional Ordinary Shares or to pay damages. See “Risk Factors — A former financial advisor to Aiways Europe has asserted a claim to 820,000 Ordinary Shares, and an adverse outcome could require us to issue additional Ordinary Shares or to pay damages.”

REGULATORY ENVIRONMENT

Overview

A large number of laws, rules and regulations at international, supranational, national, state and municipal levels may affect, directly or indirectly, our business, our operations or our industry. Such laws, rules and regulations include laws on vehicle approval, vehicle emissions and renewable energies, environmental laws, reuse and recycling requirements, anti-subsidies, data protection and privacy, artificial intelligence laws, data sharing and cybersecurity laws, consumer protection laws, product warranty and product liability laws, intellectual property and copyright laws, labor and employment protection laws, sanction and export control regulations relating to certain countries, persons, groups and/or entities, projects and/or activities, competition and antitrust laws, tax laws, anti-money laundering and anti-corruption laws and criminal laws. A brief overview of the most significant laws, rules and regulations on the EU level that are most relevant for our business operations or industry is provided below. The most EU regulations described below are also applicable/adopted in the European Free Trade Area (EFTA). Please note, this brief overview is not exhaustive, and there are a large number of other laws, rules and regulations which also apply to our industry and our business operations.

Vehicle Approval

With respect to vehicles and associated components, the EU has adopted comprehensive legislation on product-related regulatory and technical standards and significant licensing, certification, approval, permit and other homologation requirements. Our vehicles and associated components must particularly comply with the following EU legislation:

The EU implemented a legal framework for the type-approval of motor vehicles and their trailers, and of systems, components and separate technical units intended for such vehicles. Regulation (EU) 2018/858 of 30 May 2018 aims for a high level of safety, health and environmental protection and therefore provides for product-related regulatory and technical standards. With regard to applicable technical standards, the European legislation refers to rules set by the UN/ECE. The UN/ECE regulations, for example, provide for standards on electrical safety and on electromagnetic compatibility.

According to Regulation (EU) 2018/858, there are alternative approval schemes: individual vehicle, national small series, and whole vehicle type approvals. The alternative approval schemes provides vehicle manufacturers with appropriate flexibility as it allows to apply for different procedures for different vehicle volumes.

In order to prove compliance with Regulation (EU) 2018/858, manufacturer of vehicles must adhere to specific procedural requirements. With regard to the approval of vehicle types, the procedure is as follows: First, the manufacturer must submit specified documentation to the approval authority in the European country where the type of vehicle is first marketed, including technical specifications, and other supporting evidence that the type of vehicle complies with all relevant EU standards. Second, for the purpose of granting EU type-approvals, the approval authority verifies compliance with the technical requirements of the regulation by means of appropriate tests that are performed by its technical services. The required tests are performed on vehicles, systems, components and separate technical units that are representative of the type to be approved. The manufacturer must make available to the approval authorities and provide to the technical services concerned the vehicles, systems, components or separate technical units that are required under the relevant regulatory acts listed in Annex II of the Regulation for the performance of the required tests. If the vehicle meets all the criteria, the manufacturer receives a Type Approval Certificate. This is a formal document that certifies the vehicle conforms to EU regulations and can be sold across the EU.

Once a type of vehicle is approved, manufacturers must establish a system to ensure that the production vehicles continuously meet the approved type’s standards. This is known as Conformity of Production (CoP). To verify compliance, the authorities conduct periodic checks of production facilities. This may involve official inspections to confirm that the vehicles produced are consistent with the approved model.

Furthermore, the regulation provides for market surveillance to confirm the compliance of vehicles, systems, components and separate technical units on the market. Accordingly, the competent national approval authorities verify a statistically relevant number of samples of vehicles and certificates of conformity in their compliance with the requirements set out in the regulation. If non-compliance is detected during market surveillance, the manufacturer must take corrective action. This could include recalls, modifications, or other actions to bring the vehicles back into compliance.

Moreover, vehicles must bear an individual vehicle identification number (VIN), which must be submitted to the competent authority as the affixing of a VIN is a requirement for registration of vehicles. Therefore, it is necessary to implement a process for transmitting VINs to the competent authority. In addition, according to Regulation (EU) 2018/858, from 5 July 2026, the member states must make accessible to the public, by vehicle identification number, the certificate of conformity of each vehicle as structured data in electronic format in the common secure electronic exchange system.

Moreover, in November 2019, the EU passed Regulation (EU) 2019/2144, introducing requirements on the implementation of safety technologies as standard equipment, such as intelligent speed assistance, alcohol interlock installation facilitation, advanced driver distraction warning and reversing detection. The regulation aims for safety and the protection of vehicle occupants and vulnerable road users and has applied since 6 July 2022. In addition, the European legislation provides for a legal framework for automated and fully automated vehicles within the EU by means of this regulation.

Emission Regulatory Requirements and Incentives

In 2021, the European Commission announced a “Zero Pollution Action Plan”, aiming to reduce air pollution to levels that are not harmful to people and the environment by 2050. This goal is part of the European Green Deal. Therefore, the EU sets air quality standards and emission reduction goals which aim to contribute to improving air quality in the EU, including rules on greenhouse gas emissions across economic sectors. A core element of the EU’s efforts to reduce air pollution from road vehicles is legislation that sets increasingly stringent emission limits for new vehicles.

Apart from the implementation of the “Euro 6” regulatory framework in 2014, setting up defined maximum emission volumes regarding carbon monoxide, hydrocarbons, nitrogen oxides, ammonia and particulates, the EU has implemented mandatory CO2 targets for vehicle fleets, cf. Regulation (EU) 2019/1242. Accordingly, vehicle manufacturers must ensure their fleet’s average emissions do not exceed a specific target regarding their new vehicle fleets that are registered in the EU. Non-compliance results in penalties, calculated based on CO2/km over the limit. Regulation (EU) 2019/631 allows vehicle manufacturers to collaborate with other Original Equipment Manufacturers (OEMs) by pooling their fleets to meet CO₂ emission targets collectively, rather than individually. For example, within such a pool, if one manufacturer achieves a lower CO₂ emissions level than required (such as us), it can trade or transfer the excess credits to another manufacturer within the same pool to help them meet their target. This gives us an opportunity to potentially team up with other OEMs and trade our excess credits.

In April 2024, the EU passed a regulation laying down new requirements on emissions from vehicles and battery durability (“Euro 7”). The requirements of the regulation will apply successively from November 2026. Starting with Euro 7, the standard also includes limits for non-exhaust particle emissions from tire wear. The test procedure is based on the test conditions defined in UN Regulation No. 117. In addition, the regulation sets out requirements for the durability of traction batteries for electric cars, and all vehicles must be equipped with an on-board fuel consumption monitoring system (OBFCM) that stores real-world consumption data. Therefore, the existing exemption for electric vehicles regarding OBFCM will cease to apply under Euro 7. Furthermore, vehicle manufacturers must issue an Environmental Vehicle Passport providing information on the environmental performance of a vehicle.

Additionally, the EU member states offer national incentives to further promote electric mobility on the national level.

Clean Energy Transition

Under the European Green Deal, renewable energy is a pillar of the clean energy transition. The EU is actively promoting Europe’s transition to a low-carbon society and is updating its rules in order to facilitate the necessary private and public investment in the clean energy transition. The low-carbon transition aims to create a sustainable energy sector. The implementation of sustainable means of transport plays an important role in the EU’s energy and climate objectives.

Given the need to speed up the EU’s clean energy transition, the Renewable Energy Directive was revised in 2023. The amending Directive entered into force on 20 November 2023. There is an 18-month period to transpose most of the directive’s provisions into national law, with a shorter deadline of July 2024 for some provisions related to permitting for renewables.

The amended Renewable Energy Directive sets an overall renewable energy target of at least 42.5% binding at EU level by 2030 — but aiming for 45%. In addition to the new headline target to double the existing share of renewable energy sources, a policy framework will facilitate electrification in different sectors, with new, increased sector-specific targets for renewables in particular, with a framework promoting electric vehicles and smart recharging. In particular, the amended Renewable Energy Directive provides measures that encourage the expansion of charging infrastructure powered by renewable energy.

The EU aims to contribute to the decarbonisation of the Union transport sector by using renewable electricity in the transport sector. For this purpose, the EU sets a binding target for the share of renewables in the EU’s overall energy consumption and gives its member states a choice regarding the transport sector as follows: The EU member states can choose between a binding target of a 14.5% reduction in greenhouse gas intensity in transport from the use of renewables by 2030; or a binding share of at least 29% of renewables within the final consumption of energy in the transport sector by 2030. Moreover, the directive aims to increase the use of renewable electricity in the transportation sector by applying higher multipliers when calculating the relevant energy mix under the directive. The amended Renewable Energy Directive can affect EV manufacturers’ operations, because the Directive encourages the use of renewable energy in industrial sectors, including the manufacturing of vehicles. The impact of the amended Renewable Energy Directive in the present context is limited, however, the amended Renewable Energy Directive supports EVs by promoting the use of renewable energy sources for charging infrastructure, aiming for a higher share of renewables in the transportation sector. The most significant impact will result from the fleet emission limits as described above.

Industrial Environmental Regulations

A comprehensive EU regulatory regime applies to the manufacturing, use and disposal of chemicals and pollutants, regulating, in particular, air pollutants, chemicals, heavy metals, persistent organic pollutants, soil contamination and biocides. The production of EV products, as well as end products, must comply with these regulations, as must related logistics and transport.

Regulation (EC) No. 1907/2006 of 18 December 2006 concerning the Registration, Evaluation, Authorisation and Restriction of Chemicals (“REACH”) generally obligates companies to manage the risks related to chemical substances. It requires manufacturers and importers of chemicals to identify and manage risks related to the substances they manufacture and market, to submit a registration dossier for substances produced or imported in certain quantities, and to provide downstream users with risk/safety information. The so-called “substances of very high concern” may require government authorization for use. Moreover, restrictions may be imposed in the future, any of which could affect operations. In the context of EV vehicle homologation, risks arise from stricter EU requirements applicable to materials used in EV products compared to other jurisdictions (in particular: China), which may require suppliers to alter the composition of such materials.

Complementing REACH, Regulation (EC) No. 1272/2008 of 16 December 2008 on classification, labelling and packaging of substances and mixtures (“CLP”) requires suppliers of substances and mixtures, including manufacturers, downstream users and distributors, to apply harmonized criteria to the classification and labeling of substances and mixtures.

Substance restrictions may lead to marketing prohibitions of articles in the EU that contain certain substances, which may, for example, become relevant with respect to legacy parts, designed before a REACH restriction was adopted.

Reuse, Repurposing, Recycling and Recovery

There are a number of new and upcoming EU regulatory requirements regarding reuse, repurposing, recycling and recovery of vehicles and related components. Batteries, including electric vehicle batteries, are important components of our vehicles. In this respect, the new Batteries Regulation (EU) 2023/1542 (“Batteries Regulation”) introduces a number of complex product design requirements with regard to the circularity of all types of batteries placed on the EU market. Most of these are already applicable since 2024. According to the new rules, batteries must have a low carbon footprint, use minimal harmful substances, and be collected, reused, recycled and repurposed to a high degree in the EU. The Batteries Regulation also imposes burdensome administrative “red-tape” requirements for producers (e.g., registration in national registers and reporting). Those regulations require our attention as well as financial, organizational and administrative resources, e.g. engaging recyclers for the recycling of batteries at the end of their lives.

EU Anti-Subsidies Investigation against Chinese EVs

On October 4, 2023, the European Commission (“the Commission”) initiated an anti-subsidy investigation concerning new battery electric vehicles (“BEVs”), principally designed for the transport of nine or less persons, including the driver, including those with an internal combustion range extender (an auxiliary power unit), falling under CN code ex 8703 80 10 (TARIC code 8703 80 10 10) and originating in the People’s Republic of China. The investigation has revealed that in China, BEVs’ value chains benefitted from unfair subsidies which pose a threat of injury to the EU industry. On October 30, 2024, the Commission imposed final countervailing duties (“CVDs”) on imports of BEVs from China for a period of five years, as announced in the Commission Implementing Regulation (EU) 2024/2754.

Pursuant to Article 1(2) of the Commission Implementing Regulation (EU) 2024/2754, imports into the European Union (“EU” or “the Union”) from non-sampled cooperating producers will be subject to a countervailing duty of 20.7%. Imports of cooperating sampled BEVs will be subject to individual duty rates applicable to each Chinese producer (i.e., BYD 17.0%; Geely 18.8%; SAIC 35.3%; Tesla 7.8%). The residual duty assigned to all other producers is 35.3%. According to the Commission’s official communication, it remains open to negotiating price undertakings with individual exporters, as is permitted under EU and WTO rules.1

While the CVDs imposed as a result of the investigation concern imports of BEVs from China, it is important to bear in mind that the Regulation (EU) 2016/1037 of the European Parliament on protection against subsidized imports from countries not members of the European Union (“AS BR”) sets out the rules addressing CVDs’ circumvention risks, where, for example, producers would import Chinese-originating parts instead of BEVs to assemble them in the EU, thereby circumventing the applicable CVDs.

In this connection, please do note that an assembly operation in the EU will be deemed to circumvent the countervailing duties, where: (i) the operation started or substantially increased since, or just prior to, the initiation of the anti-dumping investigation and the parts concerned are from the country subject to measures; (ii) the parts constitute 60% or more of the total value of the parts of the assembled product, except that in no case shall circumvention be considered to be taking place where the value added to the parts brought in, during the assembly or completion operation, is greater than 25% of the manufacturing cost; and (iii) the remedial effects of the duty are being undermined in terms of the prices and/or quantities of the assembled product and like or similar products still benefit from the subsidy.

We are working with our supplier for the production and assembly of our cars in Europe to avoid/minimize the risk of the countervailing duty.

1	European Commission–EU imposes duties on unfairly subsidized electric vehicles from China while discussions on price undertakings continue, accessible at https://ec.europa.eu/commission/presscorner/detail/en/ip_24_5589.

Antitrust Law

Antitrust laws include regulations on merger control, the prohibition of anticompetitive agreements as well as collusive behavior between two or more entities as well as the prohibition of an abuse of a dominant position. They are supplemented in the European Union (EU) by a prohibition of the granting of state aid that distorts or threatens to distort competition. National (like the Department of Justice, the Federal Trade Commission, or the German Bundeskartellamt) or supranational competition authorities (like the European Commission) have been established to enforce these laws by investigating suspected or alleged infringements. Most of these authorities and courts have the right to impose fines, hold violators responsible for violations or to block or impose conditions on business transactions and business behavior.

The European Commission and national competition authorities such as the Bundeskartellamt enforce EU competition law and national competition law within the EU. Article 101 of the Treaty on the Functioning of the EU (TFEU) prohibits anticompetitive behavior of two or more entities unless they are exempted by Article 101(3) TFEU and Article 102 TFEU prohibits the abuse of a dominant position. Article 107 (1) TFEU prohibits the granting of anticompetitive state aid.

Article 101 TFEU also applies to vertical arrangements regarding the distribution of goods and the provision of services. Regulation (EU) No. 461/2010 governs the application of Article 101(3) TFEU to vertical agreements and concerted practices in the motor vehicle sector, as amended by Regulation (EU) 2023/822. In particular, Regulation (EU) No. 461/2010 concerns vertical arrangements regarding the sale of new vehicles, spare parts as well as repair and maintenance services.

While the rules regarding the anticompetitive behavior of two or more entities are aligned all over the EU, EU member states have the right to adopt stricter rules regarding the abuse of a dominant position and e.g. Germany has made extensive use of this possibility. A certain cooperation between the European Commission and EU member state authorities also exist with respect to merger control. Transactions between larger parties will require clearance by the European Commission; transactions between smaller parties may require clearance from individual member state authorities only.

Data Protection and Privacy, AI, Data Sharing and Cybersecurity

Regulations governing data protection and privacy, as well as regulations on artificial intelligence (AI), data sharing and cybersecurity can have a significant impact on our business. Compliance with such rules requires our attention, as well as financial, organizational and administrative resources.

Data Protection and Privacy

The EU General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”) is widely considered the strictest data protection law in the world. It is a regulation, which means it is directly applicable, binding law throughout the member states of the EU and the European Economic Area (“EEA”). The GDPR applies to the processing of personal data in the context of activities of establishments in the EEA, regardless of whether the processing takes place in the EEA or not. The GDPR also applies to the processing of personal data by entities not established in the EEA when their processing activities are related to the offering of goods and services to EEA data subjects or the monitoring of their behavior. In summary, the GDPR:

●	Foresees principles (such as lawfulness, fairness and transparency, purpose limitation, data minimization, etc.) for the processing of personal data;

●	Requires that processing of personal data has a legal basis (whether consent or a statutory justification reason);

●	Provides for far-reaching rights of data subjects (e.g., for access to personal data processed and erasure);

●	Imposes various obligations on entities (controllers or processors) processing personal data (e.g., data protection by design and default, entering into data processing agreements and joint controller agreements, maintaining records of processing activities, providing for risk appropriate technical and organizational measures, breach notification obligations, conducting data protection impact assessments, designation of data protection officer);

●	Restricts transfers from the EEA to third countries;

●	Gives supervisory authority far-reaching enforcement rights (including administrative fines up to 20 million euro, or in the case of an undertaking, up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher) and individuals the right to claim material or non-material damages as a result of an infringement of the GDPR.

The ePrivacy Directive (Directive 2002/58/EC) is aimed at ensuring the privacy and confidentiality of electronic communications. It is a directive, which means that it had to be implemented into the national law of the EU member states. The ePrivacy Directive addresses specific issues related to electronic communication services. It also contains restrictive rules for unsolicited communication as part of electronic direct marketing efforts and sets forth strict requirements for the use of cookies and other tracking technologies (including requiring consent for cookies that are not strictly necessary to provide the electronic communication service, such as a website).

Artificial Intelligence (AI)

The EU enacted the first-ever comprehensive legal framework for AI worldwide. The AI Act (Regulation (EU) 2024/1689 laying down harmonized rules on artificial intelligence) provides AI developers and deployers with clear requirements and obligations regarding specific uses of AI. The AI Act entered into force on 1 August 2024, and will be fully applicable two years later, with some exceptions: prohibitions will take effect after six months, the governance rules and the obligations for general-purpose AI models become applicable after 12 months and the rules for AI systems — embedded into regulated products — will apply after 36 months. In summary, the AI Act will:

●	Prohibit certain AI systems, such as cognitive behavioral manipulation, emotion recognition used at the workplace and social scoring by governments or companies;

●	Impose strict requirements on high-risk AI systems, including risk-mitigation systems, high quality of data sets, activity logs, detailed documentation, clear user information, human oversight, and a high level of robustness, accuracy and cybersecurity;

●	Outline transparency obligations on other AI systems. For instance, when employing AI systems, such as chatbots or “deep fakes”, companies should inform users that they are interacting with a machine;

●	Introduce specific rules for general-purpose AI models and foundation models in order to guarantee transparency. General-purpose AI models will have to comply with requirements on technical documentation, EU copyright law, and rules regarding content used for training. Powerful models that could pose systemic risks will have to comply with additional obligations related to managing risks and monitoring serious incidents, performing model evaluation and adversarial testing; and

●	Foresee fines for violations of the AI Act that could reach up to 35 million euro or, if the offender is an undertaking, up to 7% of its total worldwide annual turnover for the preceding financial year, whichever is higher.

Data Sharing

Apart from data protection and regulating AI, the EU also aims to enhance the EU’s data economy and foster a competitive data market by making data (in particular industrial data) more accessible and usable. A key part of the EU’s data strategy is the Data Act (Regulation (EU) 2023/2854), which is a regulation that will become applicable on 12 September 2025 (with some provisions becoming effective at a later date). The Data Act is aimed at giving users of connected products and related services (which includes connected cars) greater control over the data they generate. In addition, it lays down general conditions for situations where a business has a legal obligation to share data with another business. The Data Act aims to create a fair data economy by:

●	Facilitating access to and use of data for users of connected products and related services;

●	Prescribing conditions under which data holders must grant access;

●	Prohibiting unfair contractual terms for access to and use of data;

●	Facilitating switching between data processing services (such as cloud and edge services) and stating interoperability requirements; and

●	Establishing safeguards against unlawful data transfers by data processing services.

Cybersecurity

Cybersecurity is another pillar of the EU’s digital agenda, as part of which the EU has enacted the NIS 2 Directive (Directive (EU) 2022/2555 on measures for a high common level of cybersecurity across the Union) which is a directive that was to be transposed into the national law of the EU member states by 17 October 2024. This updated framework for EU cybersecurity strengthens the requirements for sectors deemed essential and important to critical infrastructure (including manufacturers of motor vehicles), significantly expanding its scope compared to the former Directive (EU) 2016/1148 (“NIS 1”).

In March 2021, the United Nations announced UN R155 — a regulation on cybersecurity and cybersecurity management systems. The regulation requires that, from July 2022, all new vehicle types and, from July 2024, all registered vehicles must prove that their product development is based on a systematic approach to risks associated with cyber threats to their cars. UN R156 (Uniform provisions concerning the approval of vehicles with regard to software update and software updates management system) complements UN R155 by focusing on software updates and software integrity within vehicles. These regulations have been adopted by the EU.

Representative (“Class”) Actions and Consumer Safety Regulation

The risks of companies to be targeted by collective consumer actions in EU member states has increased after the transposition of Directive (EU) 2020/1828 (“Representative Actions Directive”). We note that this is a general risk in the EU and does not specifically pertain to EV companies.

The aim of the Representative Actions Directive is to protect the collective interests of consumers in areas such as data protection, financial services, energy and telecommunications. It obligates EU member states to establish a mechanism by which consumers can assert their collective interests through representative legal actions brought by representative organizations (referred to as “qualified entities”).

Against the backdrop of already increasing exposure of companies to ESG-related litigation risks, the Representative Actions Directive further raises litigation risk in the EU, in particular for companies providing goods or services to consumers in the EU: In the case of non-compliance with relevant laws and regulations, companies may be confronted not only by regulatory oversight measures, but also with representative civil litigation. Nevertheless, we do not consider the risk for companies from these types of litigations to rise to a level of risk posed by class actions in the US.

In this connection, we note that the EU legislates to protect consumer safety and consumer rights. In particular, the Directive (EU) 2019/771 of 20 May 2019 (“Sale of Goods Directive”) harmonizes consumer rights in the EU, e.g., regarding the remedies available to consumers for lack of conformity of goods. Accordingly, the seller is liable to the consumer for any lack of conformity which exists at the time when the goods were delivered, and which becomes apparent within two years of that time. The Sale of Goods Directive prescribes rules on the main effects of and modalities for the right of termination, where the consumer terminates the contract due to the lack of conformity, in particular the obligation for the parties to return what they have received.

Sanctions

Sanctions are predominantly regulated by European legislation. There are, however, areas that must/can be further developed by EU member states. As a consequence, there is a complex set of separate and overlapping regulations, guidance, and restrictions regarding sanctions. Governments assert jurisdiction across borders, and a single transaction can be subject to multiple regimes. There are four key principles of sanctions: Always know (i) who you are dealing with, (ii) where they are located, (iii) what goods or services you are providing or sourcing and (iv) how the goods or services will be used.

EU sanctions regulations are directly applicable in all EU member states, thus no implementation by EU member states, such as enactments of national laws, is required. EU sanctions apply to (i) nationals of EU member states, wherever they are located, (ii) entities legally organized under the laws of an EU member state, wherever they conduct business, (iii) anyone physically present in the territory of the EU, including its airspace, (iv) any person on board an aircraft or vessel under EU jurisdiction, (v) any legal or natural person in respect of any business done in whole or part within the EU. The enforcement of compliance with sanctions falls within the responsibility of EU member states. (Criminal) fines for corporations differ significantly per EU member state. Sanctions regulations impose restrictions on specified countries, specified parties/persons or on specified activities. In addition to the EU financial sanctions list (a consolidated list of persons, groups and entities subject to EU financial sanctions), some EU member states have adopted national lists of designated persons and organizations, e.g., the Netherlands and France. On the contrary, Germany currently does not impose bilateral sanctions on other states.

Following Russia’s annexation of Crimea in 2014 and Russia’s invasion of Ukraine in February 2022, the EU has adopted a series of sanctions that significantly restrict business relations with Russia (and Belarus) — further sanctions are expected. The sanctions packages are designed to weaken Russia’s economic base by depriving the country of critical technologies and markets and significantly reducing its ability to wage war. Sanctions are aimed not only at direct exports to Russia or trade with Russian goods and companies, but also at all actions aimed at circumventing the EU sanctions against Russia. In this context, as of March 20, 2024, exporters shall contractually prohibit re-exportation to Russia and re-exportation for use in Russia when selling, supplying, transferring or exporting listed goods to non-EU member states. A few exceptions apply. EU sanctions against Russia require companies to increase their due diligence obligations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS of AIWAYS EUROPE

In this section, references to “Aiways Europe,” “AE,” the “Company,” “our,” “us” or “we” refer to Aiways Automobile Europe GmbH. References to “management” or “management team” refer to Aiways Europe’s officers and directors. You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical financial information, this discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Key Components of Results of Operations

Revenue

We derive our revenue mainly from sales of vehicles and spare parts and providing sales facilitating services. The following table sets forth the breakdown of our revenue for the periods indicated:

	For the Years Ended December 31,
	2024	2025
	EUR	EUR	US$
Revenue from sales of vehicles and spare parts	640,378	322,742	378,770
Services and Others	196,668	18,027	21,156
	837,046	340,769	399,926

	For the Six Months Ended June 30,
	2025	2026
	EUR	EUR	US$
Revenue from sales of vehicles and spare parts	235,398	10,012	11,431
Services and Others	59,143	—	—
	294,541	10,012	11,431

Our revenue recognition policies by type are as follows:

(i) Product sales revenue

We generate revenue from sales of vehicles and spare parts sales (collectively, “products”) to both individual and distributor customers. We typically receive purchase orders from our customers, which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, terms of payment, and warranty services within an agreed-upon period. The terms serve as the basis of the performance obligations that we must fulfill in order to recognize revenue. The sales proceeds are collected by us according to credit period policy granted to each customer.

Performance obligation is fulfilled upon successful delivery of products to customers based on CIF term at which point the title to that asset passes to the customers. The fixed transaction price for products is written in contracts, or agreed upon in purchase orders, either in writing or oral form, which reflects their stand-alone selling prices. Once the products are delivered to the location designated by our customers, the control of products has been transferred, which indicates that the customer has the ability to direct the use of and obtain substantially all of the remaining benefits from the asset. This type of revenue is recognized based on the product value specified in the contract or order at a point in time when the control of products has transferred. We consider ourself the principal because we are in control of establishing the transaction price and bearing inventory risk. Therefore, such revenue is reported on a gross basis. The amount of revenue recognized to our results of operations can be found below.

Furthermore, we provide an agreed-upon period warranty of the products to the customer which is clearly stipulated in the sales contract and the customer does not have the option to purchase a warranty of the service. And the customer can’t benefit from the warranty on its own, therefore, this is an assurance-type warranty instead of a separate performance obligation, and we estimate the probability of the warranty and account for it under ASC 460 by accruing the estimated liability.

(ii) Services and others

Sales facilitating services

We also generate revenue from providing sales facilitating services between our related party and customers (including but not limited to vehicle sales, import inspection and customs clearance transportation services) and earns a fixed percentage of sales amount as commission. We fulfil our performance obligation by completing the required facilitating services at which point the control of sales facilitating services’ underlying products are transferred, which indicates that customers have the ability to direct the use of and obtain substantially all of the remaining benefits from the asset. The transaction price is fixed when the contract was signed by both parties. This type of revenue is recognized based on a fixed percentage of underlying products sales amount specified in the contract at a point in time when the control of products has been transferred. We consider ourself the principal because we are in control of establishing the transaction price and bearing inventory risk. Therefore, such revenues are reported on a gross basis.

Cost of Revenue

Our cost of vehicle sales includes costs of purchased vehicles, spare parts and logistic cost, etc. Cost of vehicle sales also includes reserves for estimated warranty costs and charges to write-down the carrying value of the inventory when it exceeds its estimated net realizable value and to provide for on-hand inventory that is obsolete.

Operating Expenses

The following table sets forth a breakdown of our operating expenses by natures for the periods indicated:

	For the Years Ended December 31,
	2024	2025
	EUR	EUR	US$
Payroll expenses	1,915,315	1,060,592	1,244,711
Depreciation and amortization	495,380	310,966	364,950
Other operating expenses	1,497,060	1,625,521	1,907,711
	3,907,755	2,997,079	3,517,372

	For the Six Months Ended June 30,
	2025	2026
	EUR	EUR	US$
Payroll expenses	540,211	276,893	316,129
Depreciation and amortization	182,815	52,225	59,625
Other operating expenses	582,002	442,297	504,970
	1,305,028	771,415	880,724

Our operating expenses primarily consist of: (i) compensation paid to sales and marketing staff, administrative staff and management team; (ii) professional fees for agent, external legal, accounting and other consulting services; (iii) advertising expenses in relation to operating and brand marketing, as well as business development events and activities; (iv) depreciation and amortization; and (v) other expenses.

Results of Operations

The summary of our results of operations for the periods indicated should be read together with our financial statements and the related notes included elsewhere in this prospectus. Our results of operations in any historical period are not necessarily indicative of the results that may be expected for any future period.

Six Months Ended June 30, 2026 Compared with Six Months Ended June 30, 2025

The following table sets forth a summary of our results of operations for the six months ended June 30, 2025 and 2026.

	For the Six Months Ended June 30,
	2025	2026
	EUR	EUR	US$
Revenues	294,541	10,012	11,431
Cost of revenues	(247,985)	(18,229)	(20,812)
Gross profit	46,556	(8,217)	(9,381)
Operating expenses:
Payroll expenses	(540,211)	(276,893)	(316,129)
Depreciation and amortization	(182,815)	(52,225)	(59,625)
Total operating expenses	(723,026)	(329,118)	(375,754)
Other operating expenses	(582,002)	(442,297)	(504,970)
Operating loss	(1,258,472)	(779,632)	(890,105)
Other income, net	13,739	24,627	28,117
Interest income	30	—	—
Interest expenses	(359,069)	(235,136)	(268,455)
Foreign currency exchange loss	—	(6,719)	(7,671)
Loss before income taxes	(1,603,772)	(996,860)	(1,138,114)
Income tax expense	—	—	—
Net loss attributable to our ordinary shareholders	(1,603,772)	(996,860)	(1,138,114)

Comprehensive loss
Net loss	(1,603,772)	(996,860)	(1,138,114)
Other comprehensive loss
Foreign currency translation adjustment	—	—	—
Comprehensive loss attributable to our ordinary shareholders	(1,603,772)	(996,860)	(1,138,114)

Revenues

Our revenue decreased by EUR0.28 million, or 96.6%, from EUR0.29 million for the six months ended June 30, 2025 to EUR0.01 million ($0.01 million) for the six months ended June 30, 2026, which was primarily due to the continued manufacturing slowdown and limited vehicle supply.

Cost of Revenues

Our cost of revenue decreased by EUR0.23 million, or 92.6%, from EUR0.25 million for the six months ended June 30, 2025 to EUR0.02 million ($0.02 million) for the six months ended June 30, 2026, which was in line with the decrease of our business volume.

Operating Expenses

Our operating expenses decreased by EUR0.5 million, or 40.9%, from EUR1.3 million for the six months ended June 30, 2025 to EUR0.8 million ($0.9 million) for the six months ended June 30, 2026, which was primarily due to decreases in payroll expenses, depreciation and amortization, and other operating expenses.

Operating Loss

As a result of the foregoing, our operating loss decreased by EUR0.5 million, or 38.0%, from EUR1.3 million for the six months ended June 30, 2025 to EUR0.8 million ($0.9 million) for the six months ended June 30, 2026.

Other Income, net

Our other income, net increased from EUR0.01 million for the six months ended June 30, 2025 to EUR0.02 million ($0.03 million) for the six months ended June 30, 2026.

Interest Expenses

Our interest expenses decreased by EUR0.1 million, or 34.5%, from EUR0.3 million for the six months ended June 30, 2025 to EUR0.2 million ($0.3 million) for the six months ended June 30, 2026.

Net Loss

As a result of the foregoing, our net loss decreased by EUR0.6 million, or 37.8%, from EUR1.6 million for the six months ended June 30, 2025 to EUR1.0 million ($1.1 million) for the six months ended June 30, 2026.

Year Ended December 31, 2025 Compared with Year Ended December 31, 2024

The following table sets forth a summary of our results of operations for the years ended December 31, 2024 and 2025.

	For the Years Ended December 31,
	2024	2025
	EUR	EUR	US$
Revenues	837,046	340,769	399,926
Cost of revenues	(669,417)	(236,297)	(277,318)
Gross profit	167,629	104,472	122,608
Other operating income	4,126	10,970	12,874
Operating expenses:
Payroll expenses	(1,915,315)	(1,060,592)	(1,244,711)
Depreciation and amortization	(495,380)	(310,966)	(364,950)
Total operating expenses	(2,410,695)	(1,371,558)	(1,609,661)
Other operating expenses	(1,497,060)	(1,625,521)	(1,907,711)
Operating loss	(3,736,000)	(2,881,637)	(3,381,890)
Other income, net	90,722	48,732	57,192
Interest income	10,527	35	41
Interest expenses	(289,045)	(574,076)	(673,736)
Foreign currency exchange loss	(22)	(9,302)	(10,917)
Loss before income taxes	(3,923,818)	(3,416,248)	(4,009,310)
Income tax expense	—	—	—
Net loss attributable to our ordinary shareholders	(3,923,818)	(3,416,248)	(4,009,310)

Comprehensive loss
Net loss	(3,923,818)	(3,416,248)	(4,009,310)
Other comprehensive loss
Foreign currency translation adjustment	—	—	—
Comprehensive loss attributable to our ordinary shareholders	(3,923,818)	(3,416,248)	(4,009,310)

Revenues

Our revenue decreased by EUR0.5 million, or 59.3%, from EUR0.8 million for the year ended December 31, 2024 to EUR0.3 million ($0.4 million) for the year ended December 31, 2025, which was primarily due to the global shortage of chips and essential components and financial constraints of our suppliers which finally led to the reducing manufacturing slowdown.

Cost of Revenues

Our cost of revenue decreased by EUR0.4 million, or 64.7%, from EUR0.7 million for the year ended December 31, 2024 to EUR0.2 million ($0.3 million) for the year ended December 31, 2025, which was in line with the decrease of our business volume.

Operating Expenses

Our operating expenses decreased by EUR0.9 million, or 23.3%, from EUR3.9 million for the year ended December 31, 2024 to EUR3.0 million ($3.5 million) for the year ended December 31, 2025, which was primarily due to the combined impact of: (i) a decrease of payroll expenses in the amount of EUR0.9 million; (ii) a decrease of depreciation and amortization in the amount of EUR0.2 million; and (iii) an increase of other operating expenses in the amount of EUR0.1 million.

Operating Loss

As a result of the foregoing, our operating loss decreased by EUR0.9 million, or 22.9%, from EUR3.7 million for the year ended December 31, 2024 to EUR2.9 million ($3.4 million) for the year ended December 31, 2025.

Other Income, Net

Our other income, net decreased from EUR0.09 million for the year ended December 31, 2024 to EUR0.05 million ($0.06 million) for the year ended December 31, 2025.

Interest Expenses

Our interest expenses increased from EUR0.3 million for the year ended December 31, 2024 to EUR0.6 million ($0.7 million) for the year ended December 31, 2025, which was primarily in relation to interest on long-term bank borrowings and other borrowings from both related parties and third-parties.

Net Loss

As a result of the foregoing, our net loss decreased by EUR0.5 million, or 12.9%, from EUR3.9 million for the year ended December 31, 2024 to EUR3.4 million ($4.0 million) for the year ended December 31, 2025.

Taxation

We are subject to corporate income tax at a rate of 15% on taxable income, regardless of whether the income is distributed or retained. A 5.5% solidarity surcharge is imposed on corporate income tax, resulting in an effective tax rate of 15.825%.

Critical Accounting Estimates

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates. The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our financial statements and accompanying notes and other disclosures included elsewhere in this prospectus.

Revenue Recognition

Contracts with our customers may include multiple performance obligations. For such arrangements, we allocate transaction price to each performance obligation based on its relative standalone selling price. We generally determine standalone selling prices based on the prices charged to customers. If the standalone selling price is not directly observable, it is estimated using expected cost plus a margin or adjusted market assessment approach, depending on the availability of observable information. Assumptions and estimations have been made in estimating the relative selling price of each distinct performance obligation, and changes in judgments on these assumptions and estimates may impact the revenue recognition.

Expected credit losses

We accounts for the impairment of financial instruments in accordance with ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”), effective from January 1, 2020. The Company estimate expected credit losses on accounts receivable by using an aging method in which the Company apply loss rates to outstanding accounts receivable balances. The loss rates are based on historical loss experience and are adjusted for current conditions and reasonable and supportable forecasts that affect the collectability of the remaining balances.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of those assets as follows:

Category	Estimated useful life
Leasehold improvements	Shorter of the estimated useful life or remaining lease term
Vehicles	4 years
Computer and network equipment	3 years
Office furniture and equipment	3 – 8 years

Intangible Assets, Net

Intangible assets are carried at cost less accumulated amortization and impairment, if any. Intangible assets are amortized using the straight-line method over the estimated useful lives from 3 to 5 years. The estimated useful lives of amortized intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed.

Category	Estimated useful life
Software	3 – 5 years

Warranty Costs

We provided a standard warranty on all vehicles sold. We accrue a warranty reserve for all vehicles sold, which includes our best estimate of the projected costs to repair or replace items under warranty. These estimates are based on actual claims incurred to date and an estimate of the nature, frequency and costs of future claims.

Impairment of Long-Lived Assets Other Than Goodwill

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than we had originally estimated. When these events occur, we evaluate the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, we recognize an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets.

Income Taxes

Deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in our financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in our financial statements of comprehensive income in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.

Leases

Right-of-use assets and liabilities are recognized at lease commencement date based on the present value of remaining lease payments over the lease terms. We consider only payments that are fixed and determinable at the time of lease commencement. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate as the discount rate for the lease. Our incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Our lease terms may include options to extend or terminate the lease. Renewal options are considered within the right-of-use assets and lease liability when it is reasonably certain that we will exercise that option.

Liquidity and Capital Resources

Cash Flows and Working Capital

Our principal sources of liquidity have been cash generated from our operations and short-term bank borrowings. As of June 30, 2026, we had cash amounting to EUR0.01 million ($0.01 million). Our cash is primarily denominated in EUR, and represent cash on hand, time deposits and highly-liquid investments placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and have original maturities of three months or less. Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next 12 months.

We intend to finance our future working capital requirements and capital expenditures from cash generated by operating activities and funds raised from financing activities, including the net proceeds we will receive from this Business Combination. Our future capital requirements will depend on many factors, including our growth rate, the timing and extent of spending to support our research and development efforts, the expansion of sales and marketing activities and the timing of introductions of new solutions, products or services. We may in the future enter into arrangements to acquire or invest in complementary businesses, assets or technologies.

If our existing cash resources are insufficient to meet our working capital requirements, we may seek to issue equity or equity-linked securities or debt securities, or obtain financing from banks and other third parties. In the event that we need to borrow funds or issue additional equity or other securities, there is no assurance that any such additional financing will be available on terms acceptable to us, if at all. In addition, any future borrowings may result in additional restrictions on our business, and any issuance of additional equity or other securities may result in dilution to investors. The incurrence of debt would divert cash from working capital and capital expenditures to fulfill debt obligations and could result in operating and financial covenants that impede our ability to pay dividends to our shareholders. If we are unable to raise additional capital when desired, or if we cannot expand our operations or otherwise capitalize on our business opportunities because we lack sufficient capital, our business, results of operations, and financial condition would be adversely affected.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Years Ended December 31,
	2024	2025
	EUR	EUR	US$
Net cash used in operating activities	(1,343,590)	(690,435)	(810,294)
Net cash (used in)/provided by investing activities	(949,766)	138,860	162,966
Net cash provided by financing activities	1,241,638	520,587	610,961
Net changes in cash	(1,051,718)	(30,988)	(36,367)
Cash at beginning of year	1,092,611	40,893	47,992
Cash at end of year	40,893	9,905	11,625

	For the Six Months Ended June 30,
	2025	2026
	EUR	EUR	US$
Net cash used in operating activities	(504,223)	(227,973)	(260,278)
Net cash (used in)/provided by investing activities	(1,393)	52,551	59,998
Net cash provided by financing activities	477,519	171,088	195,331
Net changes in cash	(28,097)	(4,334)	(4,949)
Cash at beginning of year	40,893	9,905	11,309
Cash at end of year	12,796	5,571	6,360

Operating Activities

For the six months ended June 30, 2026, net cash used in operating activities was EUR0.2 million ($0.3 million), primarily due to net loss of EUR1.0 million ($1.1 million), partially offset by non-cash adjustments and favorable changes in operating assets and liabilities, including a decrease in accounts receivable from related parties and an increase in accrued expenses and other payables.

For the six months ended June 30, 2025, net cash used in operating activities was EUR0.5 million, primarily due to net loss of EUR1.6 million, partially offset by non-cash adjustments and changes in operating assets and liabilities, including decreases in accounts receivable and inventories.

For the year ended December 31, 2025, net cash used in operating activities was EUR0.7 million ($0.8 million), primarily due to net loss of EUR3.4 million ($4.0 million), partially offset by (i) depreciation of plant and equipment of EUR0.3 million ($0.3 million); (ii) provision for expected credit losses of EUR0.6 million ($0.7 million), and changes in operating assets and liabilities, primarily including (i) a decrease of inventories of EUR0.4 million ($0.5 million); (ii) an increase of accrued expenses and other payables of EUR0.5 million ($0.6 million); and (iii) an increase of the current portion of long-term borrowings of EUR0.5 million ($0.6 million).

For the year ended December 31, 2024, net cash used in operating activities was EUR1.3 million ($1.6 million), primarily due to net loss of EUR3.9 million ($4.6 million), adjusted for non-cash operating activities of (i) depreciation of plant and equipment of EUR0.4 million ($0.5 million); (ii) amortization of intangible assets of EUR0.1 million ($0.1 million); and (iii) lease expenses of EUR0.3 million ($0.3 million), among others. The amount was further adjusted by changes in operating assets and liabilities that had a positive effect on cash flow, primarily including (i) a decrease of accounts receivables of EUR0.4 million ($0.5 million); (ii) a decrease of inventories of EUR0.4 million ($0.5 million); (iii) a decrease of accounts receivable from related parties of EUR0.8 million ($1.0 million); (iv) a decrease of operating lease liabilities of EUR0.2 million ($0.3 million); and (v) a decrease of warrant liabilities of EUR0.2 million ($0.3 million), partially offset by an increase of other current assets of EUR0.2 million ($0.2 million).

Investing Activities

For the six months ended June 30, 2026, net cash provided by investing activities was EUR52.6 thousand ($60.0 thousand), which was mainly due to proceeds from disposal of property and equipment of EUR55.0 thousand ($62.8 thousand), partially offset by purchases of property and equipment of EUR2.4 thousand ($2.8 thousand).

For the six months ended June 30, 2025, net cash used in investing activities was EUR1.4 thousand, which was mainly due to purchases of property and equipment of EUR1.4 thousand.

For the year ended December 31, 2025, net cash provided by investing activities was EUR0.1 million ($0.2 million), which was mainly due to proceeds from disposal of property and equipment of EUR0.1 million ($0.2 million), partially offset by purchases of property and equipment of EUR1.4 thousand ($1.6 thousand).

For the year ended December 31, 2024, net cash used in investing activities was EUR0.9 million ($1.1 million), which was mainly due to combined impact of: (i) bridge loan to a third party for business combination transaction of EUR1.4 million ($1.6 million); (ii) proceeds from disposal of property and equipment of EUR0.4 million ($0.5 million).

Financing Activities

For the six months ended June 30, 2026, net cash provided by financing activities was EUR0.2 million ($0.2 million), which was mainly from proceeds from loans from related parties of EUR0.2 million ($0.2 million).

For the six months ended June 30, 2025, net cash provided by financing activities was EUR0.5 million, which was mainly from (i) proceeds from a loan from a third party of EUR0.3 million; and (ii) proceeds from loans from related parties of EUR0.2 million.

For the year ended December 31, 2025, net cash provided by financing activities was EUR0.5 million ($0.6 million), which was mainly from (i) proceeds from a loan from a third party of EUR0.3 million ($0.3 million); and (ii) proceeds from loans from related parties of EUR0.2 million ($0.3 million).

For the year ended December 31, 2024, net cash provided by financing activities was EUR1.2 million ($1.5 million), which was mainly from (i) proceeds from long-term borrowings of EUR0.2 million ($0.2 million); (ii) repayments of short-term borrowings of EUR0.04 million ($0.05 million); (iii) proceeds from loans from related parties of EUR0.2 million ($0.2 million); and (iv) proceeds from loan from a third party of EUR0.9 million ($1.1 million).

Capital Expenditures

Our capital expenditures are primarily incurred for purchase of intangible assets and purchase of property and equipment. Our capital expenditures were EUR0.01 million, EUR1.4 thousand ($1.6 thousand), EUR1.4 thousand and EUR2.4 thousand ($2.8 thousand) for the years ended December 31, 2024 and 2025, and for the six months ended June 30, 2025 and 2026, respectively. We will continue to incur capital expenditures as needed to support the expected growth of our business.

Contractual Obligations

The following table sets forth our contractual obligations as of June 30, 2026:

	Payment Due by Years Ending
	Within 1 year	1-3 years	More than 3 years	Total
	in EUR
Current portion of long-term borrowings	4,533,789	—	—	4,533,789
Operating lease liabilities	150,259	25,243	—	175,502
Total	4,684,048	25,243	—	4,709,291

Contingencies

We believe that there are no contingencies arising from our normal course of business or any legal proceedings that require recognition or disclosure in our financial statements.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Internal Control Over Financial Reporting

Prior to the completion of the Business Combination, Aiways Europe was a private company with limited accounting personnel and other resources with which to address our internal control and procedures over financial reporting. In the course of auditing our financial statements for the years ended December 31, 2024 and 2025, we identified two material weaknesses in our internal control over financial reporting as of December 31, 2024 and 2025. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified relate to the lack of: (i) sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and the SEC rules and regulations; and (ii) a sound internal control system and internal audit department.

We have taken remedial actions and plan to take further steps to strengthen our internal control over financial reporting. To address the material weakness identified, we are in the process of adopting a number of measures, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and the SEC financial reporting requirements within the finance and accounting department; and (ii) strengthening internal control by building an internal control system, strengthening management’s focus on internal control and improving employees’ awareness of internal control, as well as building an internal audit department. For details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aiways Europe — Internal Control Over Financial Reporting” in this prospectus. The implementation of these measures, however, may not fully remediate the material weaknesses identified in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to remediate the material weaknesses or our failure to discover and address any other material weaknesses or deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis.

The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments, and to devote significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligation. However, we cannot assure you that all of these measures will be sufficient to remediate our material weakness in time, or at all. For details, see “Risk Factors — Risks Related to Pubco’s Securities — If Pubco fails to maintain an effective system of internal control over financial reporting after the completion of the Business Combination, Pubco may be unable to accurately report its financial results or prevent fraud, and investor confidence in Pubco and the market price of Pubco Ordinary Shares may be adversely affected” in this prospectus.

As a company with less than $1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

Quantitative and Qualitative Disclosures About Market Risk

Concentration of Credit Risks

Financial instruments that potentially subject us to significant concentration of credit risk primarily include cash. The carrying amounts of cash represent the maximum exposure to credit risk. As of December 31, 2024 and 2025, we had EUR0.04 million and EUR0.01 million ($0.01 million) in cash, respectively, which was mainly held in cash and demand deposits with several financial institutions. In the event of bankruptcy of one of these financial institutions, we may not be able to claim our cash and demand deposits back in full. We continue to monitor the financial strength of these financial institutions.

Accounts receivable are typically unsecured and denominated in EUR, derived from revenue earned from customers, which are exposed to credit risk. The risk is mitigated by credit evaluations we perform on our customers and ongoing monitoring process of outstanding balances. We maintain an allowance for credit losses and actual losses have generally been within management’s expectations.

Concentration of Customer Risk

The success of our business going forward will rely in part on our ability to continue to obtain and expand business from existing customers while also attracting new customers. We have a diversified base of customers. Our five largest customers accounted, in the aggregate, for 91%, 94%, 92% and 100% of total revenue for the years ended December 31, 2024 and 2025, and for the six months ended June 30, 2025 and 2026, respectively. Our largest customer accounted for 35%, 60%, 65% and 92% of total revenue for the years ended December 31, 2024 and 2025, and for the six months ended June 30, 2025 and 2026, respectively. Certain customers are distributors disaggregated by territories in Germany, European Union and other countries.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31, 2024	As of December 31, 2025	As of June 30, 2026
Customer A	33%	33%	33%
Customer B	20%	21%	21%
Customer C	13%	12%	12%
Customer D	11%	* %	* %

*	Less than 10%

Concentration of supplier risk

We have been operating as the exclusive distributor of Aiways vehicles within Europe and our supply chain are dependent upon vehicles provided by our related parties. There can be no assurance that we will be able to secure the vehicles supply from Aiways China due to global shortages of chips and automotive components and financial constraints of our suppliers which severely constrained production capacity. Any failure of the production capacity and purchase from our related parties may result in a reduction in, or interruption of, sales to our customers. A significant portion of our total vehicles and spare parts are purchased from our related parties, which accounted for 100% and 5% of our purchases for the years ended December 31, 2024 and 2025, respectively, and 100% and 100% of our purchases for the six months ended June 30, 2025 and 2026, respectively.

The following table sets forth a summary of single supplier who represent 10% or more of the Company’s total accounts payable:

	As of December 31, 2024	As of December 31, 2025	As of June 30, 2026
Supplier A	13%	42%	42%
Supplier B	12%	NA	NA
Supplier C	10%	NA	NA
Supplier D	10%	NA	NA
Supplier E	* %	27%	29%
Supplier F	NA	11%	* %

*	Less than 10%

Foreign currency exchange rate risk

Foreign currency risk arises from future commercial transactions and recognized assets and liabilities. Although we operate businesses in different countries and regions, most of our revenue-generating transactions are denominated in EUR, which is the functional currency of us and the reporting currency of our financial statements.

The value of the EUR, Renminbi, Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the government. It is difficult to predict how market forces or U.S. government policy may impact the exchange rate between the EUR, Renminbi, Hong Kong dollar and the U.S. dollar in the future.

Interest rate risk

We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposures on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the periods presented.

Recent Accounting Pronouncements

For detailed discussions on recent accounting pronouncements, see Note 2 to our financial statements included elsewhere in this prospectus.

MANAGEMENT

References in this section to “we,” “our,” “us,” “Pubco,” and the “Company” generally refer to EUROEV Holdings Limited and, following the consummation of the Business Combination, its consolidated subsidiaries, including Aiways Europe and HUDA.

Management and Board of Directors

The following persons are expected to serve as Pubco’s executive officers and directors immediately after the consummation of the Business Combination. The biographical information concerning the executive officers and directors is set forth below as of the date of this prospectus.

Name	Age	Position
David Zhao	64	Chief Executive Officer and Director Nominee
Ichi Shih	54	Chief Financial Officer
Alexander Carsten Klose-Mozer	62	Executive Director Nominee
Helene Souillard	52	Independent Director Nominee
Jiesheng Zhu	42	Independent Director Nominee
Lizi Chen	37	Independent Director Nominee

Executive Officers

David Zhao will serve as our Chief Executive Officer and as chairman of our board of directors following the consummation of the Business Combination. Mr. Zhao has over three decades experiences in business management and international trade. Since August 2021, Mr. Zhao has served as Chairman of Bourbon Vehicules Electriques SAS, a company which he founded in 2021 and which is engaged in the sales and leasing of Chinese new energy vehicles and then development of local renewable energy projects. Since December 2025, Mr. Zhao has served as Chairman of Shanghai Qide Exhibition Equipment Co., Ltd., a company which he founded in 2025 and which is a service provider and equipment supplier for international cosmetics brands. Since March 2006, Mr. Zhao has served as Chairman of Hong Kong Baisheng International Development Co., Ltd., a company which he founded in 2006 and which is international trade. From September 1987 to August 1994, Mr. Zhao served as Lecturer in Chinese Humanities and Language at University of La Reunion. Mr. Zhao received his bachelor’s degree in International Trade and Economics from University of International Business and Economics in China in 1984 and received his master’s degree in Business Administration and International Development from HEC Paris in France in 2013.

Ichi Shih will servce as our Chief Financial Officer following the consummation of the Business Combination. Ms. Shih has over 20 years of experience building and advising corporations through internal financial management, M&A transactions, and capital market transaction across several global regions. From 1995 to 1998, Ms. Ichi Shih worked as an Equity Lending Assistant of Societe Générale in New York. From 1998 to 2000, She worked as Financial Analyst of Goldman Sachs & Co. in New York. From 2003 to 2007, she worked as Senior Associate of Westminster Securities in New York. From 2007 to 2009, she worked as Vice President of Brean Murray in New York. From 2009 to 2011, she worked as CFO of China Valves Technologies in both Hongkong and U.S. From 2012 to 2014, she worked as Senior Vice President of Glory Sky Group in Hong Kong. In 2015, she worked as Listing Advisor of Nasdaq Dubai in Dubai and Shanghai. From 2016 to 2017, she worked as CFO of Cubetech Global Asset in Beijing. From 2017 to 2018, she worked as CFO of ProMed Clinical Research Organization Inc. in Beijing. From 2018 until now, she has worked as a Partner of Cathay Securities Inc. in Beijing and New York. Ms. Ichi Shih received her Bachelor’s degree in Accounting and International Business from Stern School of Business at New York University in 1995 and Master’s degree in International Finance and Business from School of International and Public Affairs at Columbia University in 2002. Ms. Ichi Shih holds a CPA Certificate from American Institute of Certified Public Accountants.

Directors

Dr. Alexander Carsten Klose-Mozer will serve as a member of our board of directors following the consummation of the Business Combination. He has been serving as the Managing Director and Executive Vice President Overseas of Aiways Europe since October 2018. Dr. Klose-Mozer co-founded JZWcars.com, a used car trade-in platform for new and used car dealers in Shanghai, China in April 2014 and served as its CEO from April 2014 to September 2018. From September 2011 to April 2014, Dr. Klose-Mozer was the owner of Aleko Ltd, a consulting company in Shanghai. From January 2007 to June 2011, Dr. Klose-Mozer served as the CEO of Volvo Car China. From June 1999 to June 2007, Dr. Klose-Mozer served in management roles at Ford Motor Company, including the Regional President Asia-Pacific for Volvo, Jaguar and Land Rover from June 2002 to June 2007 and was also responsible for the marketing and sales for Volvo, Jaguar, Land Rover and Aston Martin globally from June 1999 to June 2004. Prior to joining Ford Motor Company, Dr. Klose-Mozer served in BMW AG in Munich, Germany. Between October 1994 to June 1997, Dr. Klose-Mozer was a consultant at The Boston Consulting Group in Munich, Germany. Dr. Klose-Mozer received his PhD degree in Business Administration from University of Munich in June 1994, a Master’s degree in Business Administration from University of Munich in June 1990, and a Master’s degree in Electrical Engineering from Technical University Munich and University of Stuttgart in June 1987. Based on Dr. Klose-Mozer’s experiences in leading Aiways Europe and extensive experiences serving in senior management roles at leading car companies, we believe Dr. Klose-Mozer is qualified to serve as a director of Pubco.

Helene Souillard will serve as a member of our board of directors following the consummation of the Business Combination. She founded Souillard Law Firm, a law firm specialized in international investments, business law and intellectual property, among others, in 2013 and has served as Managing Partner since then. From 2009 to 2012, Ms. Souillard served as Head of International Department at LEXIATEAM Law Firm, where she specialized in advisory and litigation in multi-sector business law, such as commercial contracts, M&A, corporate law, employment law, leases, IP, aerospace, defense, ICT, and real estate. Ms. Souillard is a licensed attorney in France. Ms. Souillard received her bachelor’s degree in Public Law from University of Montpelier in 1996, a master’s degree in Private Law from University of La Reunion in 2004, a master’s degree in Business & International Law from University of La Reunion in 2005, and studied as a PhD candidate in Private Law at University of La Reunion & ECUPL (Shanghai) from 2006 to 2011. We believe Ms. Souillard’s extensive experiences in international business laws and compliance qualify her to serve as a director of Pubco.

Jiesheng Zhu will serve as a member of our board of directors following the consummation of the Business Combination. He has been serving as the general manager at Raychon+ Ltd., a technical services and consulting company in automotive industry in Germany, since October 2020. Since November 2012, Mr. Zhu has been a freelance engineer working on projects including development of plastic and metal components, packaging for Mercedes, AMG, BMW and other companies in the automotive industry. From August 2008 to October 2012, Mr. Zhu was a development engineer at Mercedes Benz Technology Ltd. Mr. Zhu received his Master’s degree in Engineering from Jena University of Applied Sciences in April 2008. Mr. Zhu received a Diploma with a focus on Engineering from Jena University of Applied Sciences in November 2006. Mr. Zhu received a Bachelor’s degree in Engineering from Beijing Institute of Machinery in June 2004. Based on Mr. Zhu’s experiences in engineering and serving in management roles at companies in engineering and automotive industries, we believe Mr. Zhu is qualified to serve as a director of Pubco.

Lizi Chen will serve as a member of our board of directors following the consummation of the Business Combination. Since August 2022, Mr. Chen has been a business owner of Pokeplus Inc., a company which he founded in 2022 and which is engaged in the business of franchise restaurants. From January 2016 to January 2022, he served as Adjunct Lecturer at Baruch College in New York, where he taught courses in fundamentals of business, statistical market theories and financial forecasting and modeling. From January 2017 to June 2022, he was the founder and trade broker at LCYW Consulting Inc in New York, where he provided consulting services to business owners in the U.S. in connection with their supply chain matters and negotiations with manufacturers in China. Mr. Chen received his bachelor’s degree in Applied Mathematics and Statistics & Psychology from Stony Brook University in 2011 and master’s degree in in Finance from Baruch College in 2017. We believe Mr. Chen’s extensive experiences in international business, finance and entrepreneurship qualify him to serve as a director of Pubco.

Involvement in Certain Legal Proceedings

We are not aware of any of the persons who will serve as our directors or executive officers following the consummation of the Business Combination being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K under the Securities Act.

On October 10, 2002, in the First Intermediate People’s Court of Beijing, China, Mr. Xiaohua Zhu, the Chief Executive Officer of Aiways Holding Limited, a majority shareholder of Aiways Europe before the Closing, was convicted of accepting bribes for illicitly accepting the share option of 1 million Hong Kong dollars by a certain listed company in Hong Kong as a senior advisor. He was also held liable for 3 million Hong Kong dollars accepted by Mr. Zhu’s ex-wife from the actual control person of a business-related company. Mr. Zhu was sentenced to fifteen years in prison and was ordered to forfeit of all personal property. Mr. Zhu appealed to the Higher People’s Court of Beijing, which was rejected by the Higher People’s Court of Beijing, and the original verdict was upheld. Mr. Zhu never pleaded guilty.

Indemnification Agreements

Pubco have entered into indemnification agreements with its directors and executive officers in connection with the Business Combination. Under these indemnification agreements, Pubco will agree to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of them being Pubco’s directors or executive officers.

Board of Directors

The business and affairs of Pubco shall be managed by, or under the direction or supervision of, the directors of Pubco. The directors of Pubco have all the powers necessary for managing, and for directing and supervising, the business and affairs of Pubco. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of Pubco and may exercise all such powers of Pubco as are not by the BVI Act or by Pubco A&R M&A required to be exercised by the shareholders. The Pubco Board will consist of five directors upon the consummation of the Business Combination. David Zhao will serve as the chairman of the Pubco Board. The Board meets on a regular basis and additionally as required.

Pursuant to Pubco A&R M&A, the directors shall be elected by resolution of shareholders at the annual general meeting and shall hold office until the earlier of the next annual general meeting and until their successors are elected and qualified, except in the event of the earlier of death, resignation or removal. A director may be removed from office (a) with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director; or (b) with cause, by resolution of directors by all directors other than the director being removed passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

Director Independence

The Board is expected to determined that each of Helene Souillard, Jiesheng Zhu, and Lizi Chen will qualify as independent directors as defined under the listing rules of Nasdaq. In addition, we will be subject to the rules of the SEC and Nasdaq relating to the memberships, qualifications and operations of the audit committee, as discussed below.

Board Oversight of Risk

One of the core functions of the Board is to be informed to oversee our risk management process. We do not anticipate having a standing risk management committee, but rather anticipate administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.

Committees of the Board of Directors

Upon the consummation of the business combination, the Board will establish an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board will adopt a charter for each of the committees, which will comply with the applicable requirements of current Nasdaq rules. The charter of each committee will be available on Pubco’s website.

Audit Committee

Upon the effectiveness of the consummation of business combination, Pubco will establish an audit committee of the board of directors. Helene Souillard, Jiesheng Zhu, and Lizi Chen will serve as members of the audit committee. Each of Helene Souillard, Jiesheng Zhu, and Lizi Chen is “independent” in accordance with applicable law, including the rules of Nasdaq and the more rigorous SEC independence requirements for audit committee members set forth in Rule 10A-3 under the Exchange Act, as determined by the Board after consideration of all factors determined to be relevant rules and regulations of Nasdaq and the SEC. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.

Lizi Chen will serve as chairman of the audit committee. Each member of the audit committee will meet the financial literacy requirements of Nasdaq listing standards, and our board of directors has determined that Lizi Chen will qualify as an “audit committee financial expert” as defined in applicable SEC rules.

The purpose of the audit committee will be to assist our board of directors in overseeing and monitoring:

●	the quality and integrity of our financial statements,

●	internal control over financial reporting and disclosure controls and procedures,

●	our compliance with legal and regulatory requirements,

●	our independent registered public accounting firm’s qualifications and independence,

●	the performance of our internal audit function, and

●	the performance of our independent registered public accounting firm.

Compensation Committee

Upon the effectiveness of the consummation of Business Combination, Pubco will establish a compensation committee of the board of directors. Helene Souillard, Jiesheng Zhu, and Lizi Chen will serve as members of our compensation committee. Each of Helene Souillard, Jiesheng Zhu, and Lizi Chen is independent. Jiesheng Zhu will serve as chair of the compensation committee.

The purpose of the compensation committee will be to assist our board of directors in discharging its responsibilities relating to:

●	reviewing and approving our compensation program and compensation of our executive officers and directors;

●	monitoring our incentive and equity-based compensation plans,

●	preparing the compensation committee report under the rules and regulations of the SEC,

●	reviewing and evaluating on an annual basis the performance of the compensation committee, and

●	recommending such changes as deemed necessary with the Board.

The composition and function of compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq’s listing rules, and so will to future requirements to the extent they become applicable to Pubco.

Nominating and Corporate Governance Committee

Upon the effectiveness of the consummation of Business Combination, Pubco will establish a nominating and corporate governance committee of the board of directors. Helene Souillard, Jiesheng Zhu, and Lizi Chen will serve on our nominating and corporate governance committee. Each of Helene Souillard, Jiesheng Zhu, and Lizi Chen is independent. Helene Souillard will serve as chairman of the nominating and corporate governance committee. The primary purposes of our nominating and corporate governance committee will be to assist the board in:

●	screening and recommending individuals to be elected by the Board to fill vacancies and newly created directorships, and the nominees to be elected as directors at any meeting of shareholders, based on, among other things, their independence, character, ability to exercise sound judgment, diversity, age, demonstrated leadership, and relevant skills and experience, including financial literacy, and experience in the context of the needs of the Board. The Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board candidates are chosen,

●	identifying individuals qualified to become a new member of the board of directors, consistent with criteria approved by the board of directors,

●	reviewing the qualifications of incumbent directors to determine whether to recommend them for re-election and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of shareholders,

●	identifying members of the board of directors qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee,

●	reviewing and recommending to the board of directors the corporate governance principles applicable to us,

●	overseeing the evaluation of the board of directors and management, and

●	handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

Director Nominations

Our nominating and corporate governance committee will screen and recommend to the shareholders candidates of directors for nomination for election at the annual general meeting of the shareholders.

In general, in identifying and evaluating nominees for director, our nominating and corporate governance committee considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, character, and the ability to exercise sound judgement, and relevant skills and experience, including financial literacy, and experience in the context of the needs of the Board.

Compensation of Directors and Executive Officers

In the fiscal year ended June 30, 2026, the aggregate cash compensation paid by Aiways Europe to executive officers was approximately $620,450. During the same period, Aiways Europe did not have any directors. This amount consisted only of cash and did not include any share-based compensation or benefits in kind. Each of Aiways Europe’s officers is entitled to reimbursement for all necessary and reasonable expenses properly incurred in the course of employment or service. Aiways Europe pays amounts for pension, retirement or other benefits for its directors and officers, pursuant to a German government-mandated multi-employer defined contribution plan.

As of the date of this prospectus, Pubco has not paid compensation to its executive officers and directors.

Code of Business Conduct

In connection with the closing of the Business Combination Agreement, we have adopt a code of business conduct (the “Code of Business Conduct”) that applies to all directors, executive officers and employees. It will be available on our website. Our Code of Business Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Copies of the Code of Business Conduct and charters for each of our board committees will be provided without charge upon request from us and will be posted on our website. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Corporate Governance Guidelines

Our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines will cover a number of areas including board membership criteria and director qualifications, director independence, director responsibilities, roles of the chairman of the board and chief executive officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines will be posted on our website.

DESCRIPTION OF SECURITIES

The following description of the material terms of the share capital of Pubco includes a summary of specified provisions of the Pubco A&R M&A, which will become effective upon the closing of the Business Combination. This description is qualified by reference to the Pubco A&R M&A, a copy of which is filed as Exhibit 3.2 to the registration statement of which this prospectus forms a part and is incorporated in this prospectus by reference. In this section, the terms “Pubco,” “we,” “our” or “us” refer to EUROEV Holdings Limited following the completion of the Business Combination, and all capitalized terms used in this section are as defined in the Pubco A&R M&A, unless elsewhere defined herein.

Pubco is a British Virgin Islands business company and its business and affairs are governed by the Pubco A&R M&A, the BVI Act and common law of the British Virgin Islands.

Pubco is authorised to issue a maximum of 500,000,000 shares of a single class with a par value of US$0.0001 each. Immediately following the closing of the Business Combination Agreement, Pubco will have 49,871,726 Pubco Ordinary Shares issued and outstanding. All of the Pubco Ordinary Shares issued and outstanding, and all of the Pubco Ordinary Shares to be issued pursuant to the Business Combination have been or will be issued as fully paid.

The following includes a summary of the material provisions of the Pubco A&R M&A after the completion of the Business Combination and the BVI Act in so far as they relate to the material terms of Pubco Ordinary Shares. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Pubco A&R M&A filed as Exhibit 3.2 to the registration statement of which this prospectus forms a part.

Ordinary Shares

General

All of the issued Pubco Ordinary Shares are fully paid and non-assessable. We shall not issue certificates in respect of any shares issued by us. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Dividends

The directors of Pubco may, by resolution of directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of Pubco’s assets will exceed its liabilities and Pubco will be able to pay its debts as they fall due. Dividends may be paid in money, shares, or other property.

Voting Rights

Each Pubco Ordinary Share confers upon the shareholder the right to one vote on any resolution of shareholders. A resolution of shareholders means (a) a resolution approved at a duly convened and constituted meeting of the shareholders by the affirmative vote of a majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted; or (b) a resolution consented to in writing by a majority of the votes of the shares entitled to vote on such resolution.

At any meeting of the shareholders, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

Directors’ Power to Issue Shares

Subject to the provisions, if any, in the Pubco A&R M&A (and to any direction that may be given by Pubco in general meeting), and the BVI Act, and without prejudice to any rights attached to any existing shares, the directors may allot, issue, grant options over or otherwise dispose of shares with or without preferred, deferred or other rights or restrictions, whether in regard to a dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the BVI Act and the Pubco A&R M&A) vary such rights.

Transfer of Pubco Ordinary Shares

Under the BVI Act, the transfer of a registered share which is not listed on a recognized exchange is by a written instrument of transfer signed by the transferor and containing the name of the transferee. However, the instrument must also be signed by the transferee if registration would impose a liability on the transferee. The instrument of transfer must be sent to Pubco for registration. Subject to Pubco A&R M&A, Pubco shall on receipt of an instrument of transfer enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay registration of the transfer for reasons that should be specified in a resolution of directors. The transfer of a registered share is effective when the name of the transferee is entered in the register of members.

The entry of the name of a person in the Pubco’s register of members is prima facie evidence that legal title in the share vests in that person.

The procedure is different for the transfer of shares that are listed on a recognized exchange. Such shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to Pubco A&R M&A.

Liquidation

Subject to the BVI Act, Pubco may by resolution of shareholders or by resolution of directors appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

Calls on Pubco Ordinary Shares and Forfeiture of Pubco Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Pubco Ordinary Shares. The Pubco Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Pubco Ordinary Shares

Pubco may purchase, redeem or otherwise acquire and hold its own shares save that Pubco may not purchase, redeem or otherwise acquire its own shares without the consent of shareholders whose shares are to be purchased, redeemed or otherwise acquired unless Pubco is permitted by the BVI Act or any other provision in the Pubco A&R M&A to purchase, redeem or otherwise acquire the shares without their consent.

Variations of Rights of Shares

The rights conferred upon the holders of the shares of any class may only be varied, whether or not Pubco is in liquidation, with the consent in writing of the holders of a majority of the issued shares of that class or by a resolution approved at a duly convened and constituted meeting of the shares of that class by the affirmative vote of a majority of the votes of the shares of that class which were present at the meeting and were voted.

The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally with such existing shares.

General Meetings of Shareholders

The Pubco Board, acting collectively by resolution of directors, may convene meetings of the shareholders at such times and in such manner and places within or outside the British Virgin Islands as the board considers necessary or desirable. The Pubco Board convening a meeting shall give not less than seven (7) calendar days’ notice of a meeting of Shareholders to: (a) those shareholders whose names on the date the notice is given appear as shareholders in the register of members of Pubco and are entitled to vote at the meeting; and (b) the directors, indicate in such notice the items on the agenda of the meeting and provide together therewith other relevant documents for the meeting, such as any documents to be considered, the meeting admission card (if any) and the proxy card (if any). A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one third of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting.

Inspection of Books and Records

A member of Pubco is entitled, on giving written notice to Pubco, to inspect (a) the memorandum and articles of association of Pubco; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to Pubco A&R M&A, the directors may, if they are satisfied that it would be contrary to Pubco’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation. Pubco shall keep the following documents at the office of its registered agent: (a) the memorandum and the articles; (b) the register of members, or a copy of the register of members; (c) the register of directors, or a copy of the register of directors; and (d) copies of all notices and other documents filed by Pubco with the Registrar of Corporate Affairs in the BVI in the previous 10 years.

Enforceability of Civil Liability under British Virgin Islands Law

We are incorporated under the laws of the British Virgin Islands, and some of our officers and directors are residents outside the United States. Moreover, a majority of our consolidated assets are located outside the United States. Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through our agent designated for that purpose. Nevertheless, substantially all of the consolidated assets owned by us are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States.

There is uncertainty as to whether the courts of the British Virgin Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States (and the British Virgin Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the British Virgin Islands court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the Foreign Court) which had jurisdiction to give the judgment of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes, penalties or fines, where the judgment was obtained by fraud or where enforcement would be contrary to public policy). The British Virgin Islands court can also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company. The British Virgin Islands court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering if the judgment creditor has a foreign judgment based on a cause of action recognised under British Virgin Islands law, can establish that the British Virgin Islands court has jurisdiction over the judgment debtor and whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable and arrears of interest on a judgment debt cannot be recovered after 6 years from the date on which the interest was due. The courts of the British Virgin Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the British Virgin Islands to give rise to obligations to make payments that are penal or punitive in nature. A court of the British Virgin Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The British Virgin Islands court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Anti-Money Laundering — British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act, Revised Edition 2020. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Differences in Corporate Law

The BVI Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements.    Under the BVI Act two or more companies, each a “constituent company,” may merge or consolidate. A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

The BVI Act provides that any member of Pubco is entitled to payment of the fair value of his shares upon dissenting from a merger, unless Pubco is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position under the BVI Act.

A dissenter is in most circumstances required to give to Pubco written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom Pubco did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, Pubco shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom Pubco was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to Pubco a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in Pubco); and

(c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

Pubco shall make a written offer to each dissenter to purchase his shares at a specified price that Pubco determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If Pubco and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	Pubco and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on Pubco and the dissenter for all purposes; and

(d)	Pubco shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Squeeze-out Provisions.

Members of a company holding 90% of the votes of the outstanding shares entitled to vote and members of a company holding 90% of the votes of the outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining members.

Shareholders’ Suits.

Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the memorandum and articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.

The traditional English basis for members’ remedies have also been incorporated into the BVI Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(a)	a merger;

(b)	a consolidation;

(c)	any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d)	a redemption of 10 per cent, or fewer, of the issued and outstanding shares of the company required by the holders of 90 percent, or more, of the shares of the company pursuant to the terms of the BVI Act; and

(e)	an arrangement, if permitted by the BVI High Court.

Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

The BVI Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum and articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum and articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability.   BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Under the Pubco A&R M&A, subject to the limitations hereinafter provided Pubco shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of Pubco; or (b) is or was, at the request of Pubco, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements, effective upon the consummation of the Business Combination, with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Pubco A&R M&A.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes Pubco A&R M&A or the BVI Act.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Pubco A&R M&A provide that shareholders may approve corporate matters by way of a written resolution by a majority of the votes of the shares entitled to vote on such resolution.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Pubco A&R M&A provide that, upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the board shall convene a meeting of shareholders. As a British Virgin Islands business company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but the Pubco A&R M&A do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Pubco A&R M&A, directors may be removed from office (a) with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director; or (b) with cause, by resolution of directors by all directors other than the director being removed passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable statute. As a result, we are not afforded the same statutory protections in the British Virgin Islands as we would be offered by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders. See also “— Shareholders’ Suits” above. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of Pubco.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the Insolvency Act.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Under Pubco A&R M&A, Pubco may by resolution of shareholders or by resolution of directors appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

Liquidation under the Insolvency Act

The Insolvency Act governs an insolvent liquidation. Pursuant to the Insolvency Act, a company is insolvent if (a) it fails to comply with the requirements of a statutory demand that has not be set aside pursuant to the Insolvency Act, execution or other process issued on a judgement, decree or order of court in favor of a creditor of the company is returned wholly or partly unsatisfied or either the value of the company’s liabilities exceeds its assets or the company is unable to pay its debts as they fall due. The liquidator must be either the Official Receiver in BVI or a BVI licensed insolvency practitioner. An individual resident outside the BVI may be appointed to act as liquidator jointly with a BVI licensed insolvency practitioner or the Official Receiver. The members of the company may appoint an insolvency practitioner as liquidator of the company or the court may appoint an Official Receiver or an eligible insolvency practitioner. The application to the court can be made by one or more of the following: (a) the company (b) a creditor (c) a member (d), the supervisor of a creditors’ arrangement in respect of the company, the Financial Services Commission and the Attorney General in the BVI.

The court may appoint a liquidator if:

(a)	the company is insolvent;

(b)	the court is of the opinion that it is just and equitable that a liquidator should be appointed; or

(c)	the court is of the opinion that it is in the public interest for a liquidator to be appointed.

An application under (a) above by a member may only be made with leave of the court, which shall not be granted unless the court is satisfied that there is prima facie case that the company is insolvent. An application under (c) above may only be made by the Financial Services Commission or the Attorney General and they may only make an application under (c) above if the company concerned is, or at any time has been, a regulated person (i.e. a person that holds a prescribed financial services license) or the company is carrying on, or at any time has carried on, unlicensed financial services business.

Order of Preferential Payments upon Liquidation

Upon the insolvent liquidation of a company, the assets of a company shall be applied in accordance with the following priorities: (a) in paying, in priority to all other claims, the costs and expenses properly incurred in the liquidation in accordance with the prescribed priority; (b) after payment of the costs and expenses of the liquidation, in paying the preferential claims admitted by the liquidator (wages and salary, amounts to the BVI Social Security Board, pension contributions, government taxes) — preferential claims rank equally between themselves and, if the assets of the company are insufficient to meet the claims in full, they shall be paid ratably; (c) after the payment of preferential claims, in paying all other claims admitted by the liquidator, including those of non-secured creditors — the claims of non-secured creditors of the company shall rank equally among themselves and if the assets of the company are insufficient to meet the claims in full, such non-secured creditors shall be paid ratably; (d) after paying all admitted claims, paying any interest payable under the BVI Insolvency Act; and finally (e) any surplus assets remaining after payment of the costs, expenses and claims above shall be distributed to the members in accordance with their rights and interests in the company. Part VIII of the Insolvency Act provides for various applications which may be made by a liquidator to set aside transactions which have unfairly diminished the assets which are available to creditors.

The appointment of a liquidator over the assets of a company does not affect the right of a secured creditor to take possession of and realize or otherwise deal with assets of the company over which that creditor has a security interest. Accordingly, a secured creditor may enforce its security directly without recourse to the liquidator, in priority to the order of payments described above. However, so far as the assets of a company in liquidation available for payment of the claims of unsecured creditors are insufficient to pay the costs and expenses of the liquidation and the preferential creditors, those costs, expenses and claims have priority over the claims of charges in respect of assets that are subject to a floating charge created by a company and shall be paid accordingly out of those assets.

Voidable Transactions

In the event of the insolvency of a company, there are four types of voidable transaction provided for in the Insolvency Act:

(a)	Unfair Preferences: Under section 245 of the Insolvency Act a transaction entered into by a company, if it is entered into within the hardening period at a time when the company is insolvent, or it causes the company to become insolvent (an “insolvency transaction”), and which has the effect of putting the creditor into a position which, in the event of the company going into insolvent liquidation, will be better than the position it would have been in if the transaction had not been entered into, will be deemed an unfair preference. A transaction is not an unfair preference if the transaction took place in the ordinary course of business. It should be noted that this provision applies regardless of whether the payment or transfer is made for value or at an undervalue.

(b)	Undervalue Transactions: Under section 246 of the Insolvency Act the making of a gift or the entering into of a transaction on terms that the company is to receive no consideration, or where the value of the consideration for the transaction, in money or money’s worth, is significantly less than the value, in money or money’s worth, of the consideration provided by the company will (if it is an insolvency transaction entered into within the hardening period) be deemed an undervalue transaction. A company does not enter into a transaction at an undervalue if it is entered into in good faith and for the purposes of its business and, at the time the transaction was entered into, there were reasonable grounds for believing the transaction would benefit the company.

(c)	Voidable Floating Charges: Under section 247 of the Insolvency Act a floating charge created by a company is voidable if it is an insolvency transaction created within the hardening period. A floating charge is not voidable to the extent that it secures: (i) money advanced or paid to the company, or at its direction, at the same time as, or after, the creation of the charge; (ii) the amount of any liability of the company discharged or reduced at the same time as, or after, the creation of the charge; (iii) the value of assets sold or supplied, or services supplied, to the company at the same time as, or after, the creation of the charge; and (iv) the interest, if any, payable on the amount referred to in (i) to (iii) pursuant to any agreement under which the money was advanced or paid, the liability was discharged or reduced, the assets were sold or supplied or the services were supplied.

(d)	Extortionate Credit Transactions: Under section 248 of the Insolvency Act an insolvency transaction entered into by a company for, or involving the provision of, credit to the company, may be regarded as an extortionate credit transaction if, having regard to the risk accepted by the person providing the credit, the terms of the transaction are or were such to require grossly exorbitant payments to be made in respect of the provision of the credit, or the transaction otherwise grossly contravenes ordinary principles of fair trading and such transaction takes place within the hardening period.

The “hardening period” (known in the Insolvency Act as the “vulnerability period”) in respect of each voidable transaction provision set out above is as follows:

(a)	for the purposes of sections 245, 246 and 247 of the Insolvency Act the period differs depending on whether the person(s) that the transaction is entered into with, or the preference is given to, are “connected persons” of the company within the meaning of the Insolvency Act:

(i)	in the case of “connected persons” the “hardening period” is the period beginning two years prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company;

(ii)	in the case of any other person, the “hardening period” is the period beginning six months prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company; and

(b)	for the purposes of section 248 of the Insolvency Act the “hardening period” is the period beginning five years prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company regardless of whether the person(s) that the transaction is entered into with is a connected person.

The onset of insolvency for these purposes is the date on which an application for the appointment of a liquidator was filed (if the liquidator was appointed by the court) or the date of the appointment of the liquidator (where the liquidator was appointed by the members).

A conveyance made by a person with intent to defraud creditors is voidable at the instance of the person thereby prejudiced. There is no requirement that the relevant transaction was entered into at a time when one party was insolvent or became insolvent as a result of the transaction, and there is no requirement that the transferring party subsequently went into liquidation. However, no conveyance entered into for valuable consideration and in good faith to a person who did not have notice of the intention to defraud may be impugned.

The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the BVI Act and Pubco A&R M&A, we may by resolution of shareholders or by resolution of directors appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under BVI law and Pubco A&R M&A, the rights conferred upon the holders of the shares of any class may only be varied, whether or not Pubco is in liquidation, with the consent in writing of the holders of a majority of the issued shares of that class or by a resolution approved at a duly convened and constituted meeting of the shares of that class by the affirmative vote of a majority of the votes of the shares of that class which were present at the meeting and were voted. The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally with such existing shares.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. The Pubco A&R M&A provide that we may amend our memorandum of association or articles of association by resolutions of shareholders or, by resolutions of directors, save that no amendment may be made by resolution of directors (a) to restrict the rights or powers of the members to amend the memorandum or articles; (b) to change the percentage of members required to pass a resolution to amend the memorandum or articles; or (c) in circumstances where the memorandum or articles cannot be amended by the members; or (d) to clause 9 of Pubco A&R M&A.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by Pubco A&R M&A on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in Pubco A&R M&A governing the ownership threshold above which shareholder ownership must be disclosed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

HUDA Related Person Transactions and Related Party Policy

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”) (see Note 3). On October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

Promissory Note — Related Party

On April 5, 2021, as further amended on April 28, 2021 and September 8, 2022, the Company entered into a promissory note with the Sponsor for principal amount up to $1,000,000. The promissory note is non-interest bearing and matures on the earlier of: (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The principal balance may be prepaid at any time. A maximum of $1,000,000 of such loans may be converted into Units, at the price of $10.00 per Unit at the option of the Sponsor.

On May 6, 2021, the Company made a drawdown of $300,000 on the promissory note. On April 15 and August 19, 2022, the Company made additional drawdowns of $100,000 and $100,000 on the promissory note, respectively.

On December 1, 2022, the Sponsor applied the outstanding balance on the Promissory Note of $500,000 towards the payments for Private Placement Units.

On July 20, 2023, the Company and the Sponsor amended and restated the promissory note, dated as of April 5, 2021, providing for loans up to $1,000,000 in the aggregate. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. At the election of the Sponsor, up to $1.0 million of the loans under the promissory note may be settled in Units at a conversion rate of $10.00 per Unit, with each private unit comprised of one share of common stock of the Company and one right to one-fifth of a share of the Company’s common stock. As of December 31, 2024 and December 31, 2023, $560,021 and $643,708, respectively, was outstanding under the promissory note.

In connection with the approval of the extension amendment proposal, on July 18, 2023, the Sponsor entered into a non-interest bearing, unsecured promissory note issued by the Company in favor of the Sponsor (the “Extension Note”), providing for loans up to the aggregate principal amount of $720,000. On July 24, 2023, pursuant to the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, $80,000 was deposited into the Trust Account for a one-month extension. $80,000 will be deposited into the Trust Account each month the Company determines to extend the date by which it must consummate an Initial Business Combination. The Company elected to extend such date until April 18, 2024, therefore, an aggregate deposit of $720,000 of the proceeds of the Extension Note will be made into the Trust Account. The Extension Note bears no interest and all unpaid principal under the Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The Extension Note balance was $240,000 as of December 31, 2025 and 2024, respectively.

As of December 31, 2025 and 2024, there was $1,115,977 and $560,021, respectively, outstanding balance on the Note payable–related party account.

Administrative Support Agreement

Commencing on October 14, 2022, the Company has agreed to pay the Sponsor or its affiliate a total of $20,000 per month for office space, utilities, and secretarial and administrative support. Upon completion of our Initial Business Combination or our liquidation, we will cease paying these monthly fees. For the years ended December 31, 2024, the Company incurred $240,000 and $240,000, respectively, on administrative support fees.

AE Related Person Transactions

The following table sets forth significant related party transactions of Aiways Europe during the fiscal year ended December 31, 2025 and as of June 30, 2026, respectively.

a) Related parties

Name of related parties	Relationship with the Company
Shangrao Aiways Yiwei Automobile Import and Export Co., Ltd. (“SR Aiways”)	Affiliate of the Company
Shanghai Aiways Automobile Import and Export Co., Ltd. (“SH Aiways”)	Affiliate of the Company
AIWAYS GROUP (“AIWAYS GROUP”)	Affiliate of the Company
AIWAYS Holdings Limited (“AIWAYS Holdings”)	The ultimate shareholder of the Company
AIWAYS FUQIANG Holding Limited (“AIWAYS FUQIANG”)	One of the existing ultimate shareholders of AIWAYS Holdings
KEY JUNE Limited Partnership (“KEY JUNE”)	One of the existing ultimate shareholders of AIWAYS Holdings
KEY WE Limited Partnership (“KEY WE”)	One of the existing ultimate shareholders of AIWAYS Holdings
Aiways Tech Limited	Shareholder of the Company
Aiways International Trade Co., Limited (“Aiways International”)	Affiliate of the Company
Aiways Merger Sub. Inc.	Affiliate of the Company
Shanghai Aixiang Energy Technology Co., Ltd.	Affiliate of the Company
Shangrao WOFE	Affiliate of the Company

b) Accounts receivable from related parties

		As of
Name of Related Party	Nature	December 31, 2024	December 31, 2025	June 30, 2026
		EUR	EUR	EUR	US$
SR Aiways	Vendor reimbursement receivable	286,240	249,337	83,099	94,874
Aiways Merger Sub. Inc.	Payment on behalf	—	740	740	845
		286,240	250,077	83,839	95,719

During the six months period ended June 30, 2026 and the year ended December 31, 2025, the Company billed EUR nil, and EUR190,841 to SR Aiways, respectively, as vendor reimbursement for repair costs. These amounts were recognized as a reduction of cost of goods sold.

c) Accounts payable to related parties

		As of
Name of Related Party	Nature	December 31, 2024	December 31, 2025	June 30, 2026
		EUR	EUR	EUR	US$
SR Aiways	Accounts payable from purchase of vehicles and spare parts	78,736	55,202	55,202	63,024
		78,736	55,202	55,202	63,024

d) Debt due to related parties

		As of
Name of Related Party	Nature	December 31, 2024	December 31, 2025	June 30, 2026
		EUR	EUR	EUR	US$
SR Aiways	Payment on behalf	—	74,092	74,092	84,591
Shangrao WOFE	Payment on behalf	271,883	606,650	712,673	813,659
AIWAYS Holdings	Borrowings(1)	2,128	173,670	235,756	269,162
AIWAYS Holdings	Payment on behalf	—	46,829	46,829	53,465
SH Aiways	Payment on behalf	21,000	21,000	21,000	23,976
Aiways International	Payment on behalf	33,489	33,489	33,489	38,234
Aiways International	Borrowings(2)	—	82,286	85,348	97,442
Shanghai Aixiang Energy Technology Co., Ltd.	Payment on behalf	—	24,369	24,369	27,822
Aiways Tech Limited	Payment on behalf		—	43,794	50,000
Aiways Tech Limited	Borrowings(3)		—	128,603	146,826
		328,500	1,062,385	1,405,953	1,605,177

Notes:

(1)	Balances of AIWAYS Holdings as of June 30, 2026 bore a weighted average interest rate of 7.57% per annum, and were denominated in $. The principal and accrued interest of the borrowings are due on demand.
(2)	Balance of Aiways International as of June 30, 2026 bore a interest rate of 8% per annum, and was denominated in $. The principal and accrued interest of the borrowing are due on demand.
(3)	Balance of Aiways Tech Limited as of June 30, 2026 bore non-interest, and was denominated in $. The principal and accrued interest of the borrowing are due on demand.

e) Related party transactions

		For the years ended December 31,		For the six months ended June 30,
Name of Related Party	Nature	2024	2025	2026
		EUR	EUR	EUR	US$
SH Aiways	Purchase of vehicles	165,508	—	—	—
SR Aiways	Purchase of vehicles and spare parts	21,000	2,271	—	—
		186,508	2,271	—	—

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the expected beneficial ownership of Pubco Ordinary Shares immediately following the consummation of the Business Combination by:

●	each person who will become an executive officer or a director of Pubco upon consummation of the Business Combination;

●	all of the executive officers and directors of Pubco as a group upon consummation of the Business Combination; and

●	each person known by Pubco who will be the beneficial owner of 5% or more of the outstanding Pubco Ordinary Shares, immediately following the consummation of the Business Combination.

Except as otherwise noted herein, the number and percentage of Pubco Ordinary Shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Pubco Ordinary Shares as to which the holder has sole or shared voting power or investment power and also any Pubco Ordinary Shares which the holder has the right to acquire within 60 days of through the exercise of any option or any other right. The expected beneficial ownership of Pubco Ordinary Shares following the consummation of the Business Combination reflects certain securities purchase agreements entered into by certain existing shareholders of Aiways Europe and certain purchasers, pursuant to which such purchasers are entitled to receive Pubco Ordinary Shares from such shareholders of Aiways Europe upon the Closing, in consideration of certain payments they made. None of these purchase agreements covers any of the 3,000,000 shares offered by Aiways Tech or FU DING.

The percentage of Ordinary Shares beneficially owned is computed on the basis of 49,871,726 Ordinary Shares, assuming the issuance of all Ordinary Shares to be issued in connection with, and upon the closing of, the Business Combination. That number includes the 820,000 Ordinary Shares originally allocated to New York Fortune Corp. (“NYFC”) as an advisory equity fee, which have been re-allocated to the shareholders of Aiways Europe, and assumes that no Ordinary Shares are issued to NYFC. NYFC disputes that re-allocation. If NYFC were to prevail and 820,000 additional Ordinary Shares were issued to NYFC, the number of Ordinary Shares outstanding immediately following the Closing would increase to 50,691,726 and the percentages shown in the table below would be correspondingly lower. See “Business of Aiways Europe — Legal Proceedings — Claim by New York Fortune Corp.”

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Certain Ordinary Shares are reflected more than once in the table below, including the Ordinary Shares to be distributed by the Signing Seller to the Parent Shareholders in the Signing Seller Distribution and the Ordinary Shares held through entities whose holdings are attributed to their directors. Accordingly, the amounts and percentages in the table are not additive.

	Number of Pubco Ordinary Shares Beneficially Owned	% of Total Pubco Ordinary Shares
Directors and Executive Officers(1)
David Zhao	96,954	0.2%
Ichi Shih	—	—%
Alexander Carsten Klose-Mozer	—	—%
Helene Souillard	—	—
Jiesheng Zhu	—	—
Lizi Chen	—	—
Directors and executive officers as a group	96,954	0.2%

Principal Shareholders:
Aiways Tech Limited(2)	23,357,093	46.8%
HZAC Investment Limited(3)	2,704,153	5.4%
AIWAYS FUQIANG Holdings Limited(4)	2,681,474	5.4%
Winsight Developments Limited(5)	3,626,072	7.3%
Qiang Fu(6)	2,681,474	5.4%
Yanmin Zhang(7)	26,983,165	54.1%

*	Less than 1.0%

(1)	Except as indicated otherwise below, the business address of Pubco’s directors and executive officers is Toelzer Strasse 30, Gebaeude 6419, 81379 Munich, Germany.
(2)	Aiways Tech Limited is a Hong Kong company. Yanmin Zhang is the director of Aiways Tech Limited. As such she may be deemed to be beneficial owner of such Pubco Ordinary Shares. To the extent Ms. Zhang is deemed to beneficially own such Pubco Ordinary Shares, Ms. Zhang disclaims beneficial ownership of these Pubco Ordinary Shares for all other purposes. The Pubco Ordinary Shares shown as beneficially owned by Aiways Tech Limited are the Exchange Shares to be received by it as the Signing Seller and include the Pubco Ordinary Shares to be distributed by it to the Parent Shareholders pursuant to the Signing Seller Distribution, including the Pubco Ordinary Shares shown in this table as beneficially owned by HZAC Investment Limited and Winsight Developments Limited. Those Pubco Ordinary Shares are accordingly reflected more than once in this table. Following the Signing Seller Distribution, Aiways Tech Limited is expected to hold 17,026,868 Pubco Ordinary Shares, or approximately 34.1% of the Pubco Ordinary Shares expected to be outstanding immediately following the Closing. The business address of Aiways Tech Limited is Suite 603, 6/F Laws Commercial Plaza 788 Cheung Sha Wan Rd Kowloon, Hong Kong.
(3)	HZAC Investment Limited is a British Virgin Islands business company. Luxiang Zhang is the director of HZAC Investment Limited. As such she may be deemed to be beneficial owner of such Pubco Ordinary Shares. To the extent Ms. Zhang is deemed to beneficially own such Pubco Ordinary Shares, Ms. Zhang disclaims beneficial ownership of these Pubco Ordinary Shares for all other purposes. HZAC Investment Limited is a Parent Shareholder, and the Pubco Ordinary Shares shown as beneficially owned by it will be received from the Signing Seller pursuant to the Signing Seller Distribution and are also included in the Pubco Ordinary Shares shown as beneficially owned by Aiways Tech Limited. The business address of HZAC Investment Limited is Huaihai West Road, No. 666, Zhongshan Wanbo Center, 12th Floor, Room 1206, Changning District, Shanghai, China.
(4)	AIWAYS FUQIANG Holdings Limited is a British Virgin Islands business company. Qiang Fu is the director of AIWAYS FUQIANG Holdings Limited. As such he may be deemed to be beneficial owner of such Pubco Ordinary Shares. To the extent Mr. Fu is deemed to beneficially own such Pubco Ordinary Shares, Mr. Fu disclaims beneficial ownership of these Pubco Ordinary Shares for all other purposes. The business address of AIWAYS FUQIANG Holdings Limited is Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.
(5)	Winsight Developments Limited is a British Virgin Islands business company. Yanmin Zhang is the director of Winsight Developments Limited. As such she may be deemed to be beneficial owner of such Pubco Ordinary Shares. To the extent Ms. Zhang is deemed to beneficially own such Pubco Ordinary Shares, Ms. Zhang disclaims beneficial ownership of these Pubco Ordinary Shares for all other purposes. Winsight Developments Limited is a Parent Shareholder, and the Pubco Ordinary Shares shown as beneficially owned by it will be received from the Signing Seller pursuant to the Signing Seller Distribution and are also included in the Pubco Ordinary Shares shown as beneficially owned by Aiways Tech Limited. The business address of Winsight Developments Limited is Huaihai West Road, No. 666, Zhongshan Wanbo Center, 12th Floor, Room 1206, Changning District, Shanghai, China.
(6)	The Pubco Ordinary Shares shown as beneficially owned by Qiang Fu consist of the Pubco Ordinary Shares beneficially owned by AIWAYS FUQIANG Holdings Limited, of which Mr. Fu is the director, as described in footnote (4) above. Mr. Fu disclaims beneficial ownership of those Pubco Ordinary Shares except to the extent of his pecuniary interest therein. The address of the holder is Dongan road 800, 8-1201, Xuhui, Shanghai, P.R. China.
(7)	The Pubco Ordinary Shares shown as beneficially owned by Yanmin Zhang consist of the Pubco Ordinary Shares beneficially owned by Aiways Tech Limited and Winsight Developments Limited, of each of which Ms. Zhang is the director, as described in footnotes (2) and (5) above. Ms. Zhang disclaims beneficial ownership of those Pubco Ordinary Shares except to the extent of her pecuniary interest therein. The address of the holder is Huaihai West Road, No. 666, Zhongshan Wanbo Center, 12th Floor, Room 1206, Changning District, Shanghai, China.

SELLING SHAREHOLDERS

This prospectus relates to the offer and sale, from time to time, by the selling shareholders named herein or their pledgees, donees, transferees, or other successors in interest (collectively, the “Selling Shareholders”), of up to 5,143,697 of our Ordinary Shares, as described below.

The Ordinary Shares to be offered and sold by the Selling Shareholders under this prospectus include (i) 3,000,000 Ordinary Shares to be issued in the Share Exchange to the Selling Company Shareholders, consisting of 1,681,932 Ordinary Shares to be issued to Aiways Tech Limited and 1,318,068 Ordinary Shares to be issued to FU DING Investment Limited, and (ii) 2,143,697 Ordinary Shares to be issued to the Sponsor in connection with the Merger and to be released from the lock-up restrictions under the Insider Letter Amendment, in each case registered under the F-4 Registration Statement and unissued as of the date of this prospectus.

The following table sets forth the names of each Selling Shareholder, the number of Ordinary Shares to be owned by such Selling Shareholder immediately following the Closing, the maximum number of Ordinary Shares which may be offered by such Selling Shareholder pursuant to this prospectus, and the number and percentage of Ordinary Shares to be beneficially owned by such Selling Shareholder assuming all of the Ordinary Shares which may be offered by such Selling Shareholder pursuant to this prospectus are sold.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of the Ordinary Shares to be received by them in the Business Combination. Until the Ordinary Shares are listed on The Nasdaq Capital Market and a trading market develops, the Selling Shareholders may offer all or part of such Ordinary Shares for resale only in privately negotiated transactions at a fixed price of $9.00 per Ordinary Share. Following the listing of the Ordinary Shares on Nasdaq and the commencement of trading, the Selling Shareholders may sell the Ordinary Shares at prevailing market prices, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. Because the Selling Shareholders may offer all, some or none of such Ordinary Shares, no definitive estimate as to the number of Ordinary Shares that will be held by the Selling Shareholders after an offering can be provided. A Selling Shareholder may sell or otherwise transfer all, some or none of such securities in any offering. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the Ordinary Shares sold by the Selling Shareholders.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Therefore, beneficial ownership of the Ordinary Shares by each Selling Shareholder includes Ordinary Shares underlying any securities held by such Selling Shareholder that are currently exercisable or convertible, or exercisable or convertible within sixty (60) days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to Ordinary Shares beneficially owned by them.

Each of the Selling Shareholders has had a material relationship with us or our affiliates within the past three years, as described in the footnotes to the table below. The Sponsor is the sponsor of HUDA and an affiliate of HUDA, and Mr. Pengfei Xie, who controls the Sponsor, serves as HUDA’s Chief Financial Officer. Aiways Tech Limited is the Signing Seller under the Business Combination Agreement, holds more than 10% of the outstanding shares of Aiways Europe and will be our controlling shareholder immediately following the Closing. FU DING Investment Limited is a shareholder of Aiways Europe and a Joining Seller under the Business Combination Agreement. This information is based upon information provided by the Selling Shareholders. Selling Shareholder information for any additional Selling Shareholder will be set forth in a post-effective amendment to the registration statement of which this prospectus forms a part prior to the time of any offer or sale of such Selling Shareholder’s Ordinary Shares pursuant to this prospectus, and any such post-effective amendment may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of Ordinary Shares registered on its behalf. Unless otherwise noted below, each Selling Shareholder’s address is: c/o EUROEV Holdings Limited, Building 6419, Toelzer Strasse 30, 81379 Munich, Germany.

Name of the Selling Shareholder	Shares owned before the Offering	Shares owned before the offering (%)(1)	Shares being offered	Shares owned after the Offering(1)(2)	Shares owned after the Offering (%)
Hudson SPAC Holding, LLC(3)(6)(7)	2,143,697	4.30%	2,143,697	—	—
Aiways Tech Limited(4)(6)(7)	36,299,924	72.79%	1,681,932	34,617,992	69.41%
FU DING Investment Limited(5)(6)(7)	1,318,068	2.64%	1,318,068	—	—
Total	39,761,689	79.73%	5,143,697	34,617,992	69.41%

(1)	The percentage of Ordinary Shares beneficially owned is computed on the basis of 49,871,726 Ordinary Shares expected to be issued and outstanding immediately following the Closing. That number includes the 820,000 Ordinary Shares originally allocated to New York Fortune Corp. (“NYFC”) as an advisory equity fee, which have been re-allocated to the shareholders of Aiways Europe, and assumes that no Ordinary Shares are issued to NYFC. NYFC disputes that re-allocation. If 820,000 additional Ordinary Shares were issued to NYFC, the number of Ordinary Shares outstanding immediately following the Closing would increase to 50,691,726 and the percentages shown above would be correspondingly lower. See “Business of Aiways Europe — Legal Proceedings — Claim by New York Fortune Corp.”
(2)	Assumes the sale of all Ordinary Shares offered in this prospectus.

(3)	Consists of 2,143,697 Ordinary Shares to be issued to Hudson SPAC Holding, LLC (the “Sponsor”) under the Business Combination Agreement in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Private Rights held by it, together with Ordinary Shares to be issued in satisfaction of the Converted Sponsor Loans. The Sponsor is a Delaware limited liability company formed in December 2020 for the sole purpose of acting as the sponsor of HUDA. PX Capital Partners LP, of which Mr. Pengfei Xie is the general partner, is the sole member of the Sponsor, and, other than Mr. Xie, none of HUDA’s officers or directors (or trusts for the benefit of their family members) holds any direct or indirect interest in the Sponsor other than an indirect, immaterial interest in the HUDA Founder Shares held by the Sponsor. As a result, Mr. Xie may be deemed to be the beneficial owner of the Ordinary Shares held of record by the Sponsor. To the extent Mr. Xie is deemed to beneficially own such Ordinary Shares, he disclaims beneficial ownership of such Ordinary Shares except to the extent of her pecuniary interest therein. Mr. Xie serves as the Chief Financial Officer of HUDA. The Sponsor acquired its 1,711,325 HUDA Founder Shares for an aggregate purchase price of $25,000 and its 371,500 HUDA Private Units at a price of $10.00 per unit, and HUDA’s obligations under loans made by the Sponsor to HUDA prior to the Closing, up to an aggregate of $1,500,000, will be converted into Ordinary Shares at the Closing at a conversion price of $10.00 per Ordinary Share. The Sponsor is an affiliate of HUDA, a party to the Business Combination, and is accordingly deemed to be an “underwriter” within the meaning of Rule 145(c) under the Securities Act, and a statutory underwriter within the meaning of Section 2(a)(11) of the Securities Act, with respect to the Ordinary Shares it receives in the Business Combination and offers under this prospectus. The business address of the Sponsor is 31 Hudson Yards, Office 51, New York, New York 10001.
(4)	Aiways Tech Limited, the Signing Seller under the Business Combination Agreement, is a Hong Kong company. Yanmin Zhang may be deemed to have voting and investment control over the Ordinary Shares held by Aiways Tech Limited and disclaims beneficial ownership of such Ordinary Shares except to the extent of her pecuniary interest therein. The Ordinary Shares shown as being offered by Aiways Tech Limited will be issued to it in the Share Exchange and will not be subject to the Lock-Up Agreements. Aiways Tech Limited holds more than 10% of the outstanding shares of Aiways Europe and is accordingly an affiliate of Aiways Europe, a party to the Business Combination, and immediately following the Closing it will hold approximately 72.79% of our issued and outstanding Ordinary Shares and will be our controlling shareholder. Aiways Tech Limited is accordingly deemed to be an “underwriter” within the meaning of Rule 145(c) under the Securities Act, and a statutory underwriter within the meaning of Section 2(a)(11) of the Securities Act, with respect to the Ordinary Shares it receives in the Business Combination and offers under this prospectus. The business address of Aiways Tech Limited is Suite 603, 6/F, Laws Commercial Plaza, 788 Cheung Sha Wan Road, Kowloon, Hong Kong.
(5)	FU DING Investment Limited is a British Virgin Islands business company and a Joining Seller under the Business Combination Agreement, having executed and delivered a joinder agreement to that agreement. Jingxu Wang may be deemed to have voting and investment control over the Ordinary Shares held by FU DING Investment Limited and disclaims beneficial ownership of such Ordinary Shares except to the extent of his pecuniary interest therein. The Ordinary Shares shown as being offered by FU DING Investment Limited will be issued to it in the Share Exchange and will not be subject to the Lock-Up Agreements. FU DING Investment Limited does not hold more than 10% of the outstanding shares of Aiways Europe, and it is not an affiliate of Aiways Europe on the basis of its share ownership. FU DING Investment Limited is nonetheless, as a party to the Business Combination Agreement, deemed to be an “underwriter” within the meaning of Rule 145(c) under the Securities Act, and a statutory underwriter within the meaning of Section 2(a)(11) of the Securities Act, with respect to the Ordinary Shares it receives in the Business Combination and offers under this prospectus. The business address of FU DING Investment Limited is Vistra Corporate Service Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.
(6)	None of the Ordinary Shares offered under this prospectus is subject to lock-up restrictions. The Ordinary Shares to be held by the Selling Company Shareholders are not subject to the Lock-Up Agreements to be entered into at the Closing by the other Sellers and Parent Shareholders pursuant to the terms of the Business Combination Agreement. The Ordinary Shares offered by the Sponsor consist of Ordinary Shares released from the lock-up periods under the Insider Letter, as amended by the Insider Letter Amendment, which provides for the release of up to an aggregate of 3,000,000 Ordinary Shares to be issued in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Private Rights, together with the Ordinary Shares to be issued in satisfaction of the Converted Sponsor Loans. That release of up to 3,000,000 Ordinary Shares under the Insider Letter Amendment is separate from, and does not overlap with, the 3,000,000 Ordinary Shares to be held by the Selling Company Shareholders. At the Closing, we will assume HUDA’s registration obligations under the Founder Registration Rights Agreement, and those obligations apply to the Ordinary Shares offered by the Sponsor under this prospectus. Because HUDA is a shell company, Rule 144 will not be available for the resale of the Ordinary Shares offered under this prospectus until the conditions of Rule 144(i) have been satisfied. See “Shares Eligible for Future Resale.”
(7)	Ordinary Shares shown as beneficially owned before the offering reflect the Ordinary Shares to be issued to each Selling Shareholder upon the Closing and do not reflect any Ordinary Shares that may be acquired or disposed of prior to the Closing. The Sponsor is registering all of the Ordinary Shares to be issued to it that are released from the lock-up periods under the Insider Letter, as amended by the Insider Letter Amendment. Aiways Tech Limited is registering only a portion of the Ordinary Shares to be issued to it in the Share Exchange, and the balance of such Ordinary Shares will remain unregistered and may be resold only pursuant to an effective registration statement or an available exemption from registration. FU DING Investment Limited is registering all of the Ordinary Shares to be issued to it in the Share Exchange and will hold no Ordinary Shares following the offering.

TAXATION

Material U.S. Federal Income Tax Consequences of the Business Combination and the Ownership and Disposition of Pubco Ordinary Shares

Subject to the limitations and qualifications set forth herein, the following is a summary of the material U.S. federal income tax consequences to holders of HUDA Common Stock (which in this section we refer to as “Common Stock”) and HUDA Rights (collectively, “HUDA Securities”), and to holders of Aiways Europe’s Ordinary Shares, as applicable, with respect to (i) the Business Combination and (ii) the ownership and disposition of Pubco Ordinary Shares (“Pubco Securities”), including Pubco Securities acquired pursuant to the Business Combination and Pubco Ordinary Shares acquired in other transactions. Except as indicated below, and subject to the limitations and qualifications set forth herein, this summary is the opinion of iLead Law Group, P.C. This summary applies only to holders of HUDA Securities, Aiways Europe’s Ordinary Shares and Pubco Securities that hold such securities as capital assets for U.S. federal income tax purposes (generally, property held for investment).

This summary is general in nature and does not constitute tax advice. This summary does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder of HUDA Securities or Pubco Securities in light of such holder’s individual circumstances or status, nor does it address all of the tax consequences that might be applicable to holders of HUDA Securities or Pubco Securities subject to special rules, such as:

●	dealers in securities or foreign currency;

●	broker-dealers;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	tax-exempt organizations;

●	financial institutions, banks or trusts;

●	mutual funds;

●	life insurance companies, real estate investment trusts and regulated investment companies;

●	holders that actually or constructively own 10% or more (by vote or value) of HUDA’s or Pubco’s stock;

●	holders that hold HUDA Securities or Pubco Securities as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;

●	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

●	holders that received HUDA Securities or Pubco Securities through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation;

●	U.S. expatriates;

●	controlled foreign corporations;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to HUDA Securities or Pubco Securities being taken into account in an applicable financial statement;

●	passive foreign investment companies; or

●	pass-through entities or investors in pass-through entities.

This summary is based on the Code, applicable Treasury regulations thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date of this prospectus, and all of which may change, possibly with retroactive effect. Any such change could impact the conclusions discussed below. This summary does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

Neither HUDA nor Pubco has sought or intends to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the subjects addressed in this summary. There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court.

If a partnership (or any entity or arrangement characterized as a partnership for U.S. federal income tax purposes) holds HUDA Securities or Pubco Securities, the tax treatment of such partnership and any person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold HUDA Securities or Pubco Securities and persons that are treated as partners of such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences to them of the Business Combination and of acquiring, owning and disposing of Pubco Securities.

ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE BUSINESS COMBINATION AND OTHER EVENTS DESCRIBED BELOW, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS

Recent Developments — PIPE Financing and Registered Resales

Since the effectiveness of the Form F-4 registration statement, Pubco has entered into additional private placement arrangements pursuant to which investors are expected to acquire Pubco Ordinary Shares for cash in connection with the Business Combination (the “PIPE Financing”). Pubco is also registering certain Pubco Ordinary Shares for potential resale by selling shareholders (the “Registered Resales”). The anticipated capitalization and relevant terms of these arrangements have been considered in assessing the intended U.S. federal income tax treatment of the Business Combination. Registration for resale does not, by itself, constitute a disposition of shares. However, binding or prearranged dispositions, if any, may affect the application of the Section 351 control requirements based on their particular facts and circumstances. The discussion and conclusions below are subject to the actual facts and arrangements at the Effective Time.

U.S. Federal Income Tax Treatment of Pubco

Tax Residence of Pubco for U.S. Federal Income Tax Purposes

Although Pubco is incorporated in the British Virgin Islands, following the closing of the Business Combination the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because Pubco is not so created or organized (but is instead incorporated only in the British Virgin Islands), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these general rules. Section 7874 of the Code provides an exception to these general rules under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

Under Code Section 7874, a corporation created or organized outside the U.S. (i.e., a foreign corporation) may be treated as a U.S. corporation for U.S. federal income tax purposes, or may become subject to certain other adverse tax rules, when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% (or, for purposes of the other adverse tax rules described below, at least 60%) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation, as determined for purposes of Section 7874 (such percentage, the “Section 7874 Percentage,” and such test, the “Ownership Test”), and (iii) the foreign corporation’s “expanded affiliated group” does not have “substantial business activities” in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). Generally, where the Section 7874 Percentage is at least 80%, the foreign acquiring corporation is treated as a domestic corporation for U.S. federal income tax purposes; where such percentage is at least 60% but less than 80%, the foreign acquiring corporation may remain foreign but the transaction may be subject to the separate adverse tax rules described below. In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Treasury regulations promulgated under Section 7874 of the Code (the “Section 7874 Regulations”) further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Code Section 7874 that are made as part of a plan or made over a 36-month period, making it more likely that Code Section 7874 will apply to a foreign acquiring corporation.

Pubco will indirectly acquire substantially all of the assets of HUDA through the Business Combination. It is unclear whether Pubco, including its “expanded affiliated group,” would satisfy the substantial business activities test upon consummation of the Business Combination. As a result, Section 7874 of the Code may apply to cause Pubco to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination depending on the satisfaction of the Ownership Test.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, HUDA and Pubco currently expect that the Section 7874 Percentage of former HUDA stockholders in Pubco should be substantially less than 60% (and therefore also less than 80%) following the Business Combination.

Following the completion of the redemption elections in connection with the Special Meeting held on September 14, 2026, holders of 6,140 HUDA Public Shares elected to redeem their shares, leaving 22,063 HUDA Public Shares outstanding. Based on the anticipated post-Closing capitalization disclosed elsewhere in this prospectus, former HUDA stockholders, including the Sponsor and holders of HUDA Rights, are expected to hold approximately 7.1% of the outstanding Pubco Ordinary Shares, while former Aiways Europe shareholders are expected to hold approximately 78.9%, in each case after giving effect to the anticipated PIPE Financing. These percentages represent the anticipated economic ownership of Pubco and do not necessarily reflect the ownership percentages determined under Section 7874 of the Code.

The calculation of the Section 7874 Percentage is subject to detailed Treasury regulations, including rules that may require certain shares issued in exchange for cash or other nonqualified property, including shares issued in connection with the PIPE Financing, to be disregarded in determining the ownership fraction. In addition, certain redemptions or other distributions made by HUDA prior to the Business Combination may result in former HUDA stockholders being treated as receiving additional Pubco shares for purposes of determining the ownership percentage under Section 7874 of the Code.

Although the redemption elections in connection with the Special Meeting have been completed, the Business Combination has not yet been consummated, and the Section 7874 Percentage must ultimately be determined based on the applicable facts and circumstances and the relevant statutory and regulatory rules. As a result of the complexity of these rules and the factual uncertainties concerning their application, none of HUDA’s or Pubco’s counsel is able to opine as to the status of Pubco as a foreign corporation under Section 7874 of the Code.

Accordingly, there can be no assurance that the IRS will not challenge Pubco’s status as a foreign corporation under Section 7874 of the Code or that such a challenge would not be sustained by a court.

If Pubco were to be treated as a U.S. corporation for U.S. federal income tax purposes, Pubco and certain Pubco shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Pubco, and the gross amount of any dividend payments to Pubco’s non-U.S. Holders (as defined below) could be subject to 30% U.S. withholding tax, depending on the application of any income tax treaty that might apply to reduce the withholding tax. In particular, holders of Pubco Securities would be treated as holders of securities issued by a U.S. corporation for U.S. federal income tax purposes.

However, even if the Section 7874 Percentage were such that Pubco were still respected as a foreign corporation under Code Section 7874, Pubco may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If Pubco were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of Pubco attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Code Section 7874 would apply to such subsequent acquisition.

The remainder of this discussion assumes that Pubco will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of HUDA’s Tax Attributes and Certain Other Adverse Tax Consequences to Pubco and Pubco’s Shareholders

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. Specifically, Code Section 7874 can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Business Combination, including the contemplated PIPE Financing and the updated anticipated capitalization of Pubco, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, HUDA and Pubco currently expect that the Section 7874 Percentage should be substantially less than 60% after the Business Combination. Accordingly, the limitations and other rules described above are not expected to apply to Pubco or HUDA after the Business Combination.

If the Section 7874 Percentage applicable to the Business Combination is at least 60% but less than 80%, Pubco and certain of Pubco’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any U.S. corporation owned by Pubco include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation at a rate of 20%.

The determination of the Section 7874 Percentage is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 60% must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. There can be no assurance that the IRS will not challenge whether Pubco is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to Pubco, significant adverse tax consequences could result for Pubco and for certain Pubco shareholders, including a higher effective corporate tax rate on Pubco.

The remainder of this discussion assumes that the limitations and other rules described above will not apply to Pubco or its subsidiaries after the Business Combination.

U.S. Holders

This section applies to you if you are a U.S. Holder. For purposes of this summary, a U.S. Holder means a beneficial owner of HUDA Securities or Pubco Securities that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state therein or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) that is subject to the primary supervision of a court within the United States and all substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Federal Income Tax Consequences of the Business Combination to HUDA, Holders of HUDA Common Stock, Aiways Europe and Holders of AE’s Ordinary Shares

Tax Consequences to HUDA

HUDA generally should not recognize gain or loss for U.S. federal income tax purposes solely as a result of the Merger, regardless of whether the Merger qualifies for nonrecognition treatment under Section 351(a) or Section 368(a) of the Code. This conclusion does not address any separate taxable transactions or liabilities of HUDA in connection with the Business Combination.

Tax Consequences to Holders of HUDA Common Stock.

It is intended that (i) the Merger, together with other relevant portions of the transactions contemplated by the Business Combination Agreement, qualifies as an exchange described in Section 351(a) of the Code (a “Section 351 Transaction”) and (ii) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (a “Section 368(a) Reorganization”). Subject to the limitations and qualifications set forth herein, it is the opinion of iLead Law Group, P.C. that the Business Combination, taken together with other relevant transactions contemplated by the Business Combination Agreement, should qualify as an integrated transaction described in Section 351(a) of the Code.

In evaluating the Section 351 control requirement, cash subscriptions pursuant to the PIPE Financing may constitute transfers of property if included in the integrated exchange, subject to the actual funding and issuance arrangements. The registration of shares for resale does not, by itself, constitute a disposition; however, any binding or prearranged sales and the identity and status of the purchasers must be considered in determining whether the qualifying property transferors satisfy the requisite control immediately after the exchange.

However, the provisions of Section 351 and 368(a) of the Code are complex and qualification as a non-recognition transaction under either of these provisions is subject to factual and legal uncertainties and could be adversely affected by events or actions that occur prior to or following the Business Combination. Accordingly, the tax treatment of the Merger is inherently uncertain. In particular, there are significant factual and legal uncertainties as to whether the Merger qualifies as a Section 368(a) Reorganization. For example, under Section 368(a) of the Code, the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Merger, its corporate parent) must continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. However, there is an absence of guidance directly on point as to how the provisions of Section 368(a) of the Code apply in the case of an acquisition of a corporation with investment-type assets, such as HUDA. In addition, the Merger’s ability to qualify as a Section 368(a) Reorganization could be adversely affected by events or actions that occur prior to or at the time of the Merger, some of which are outside the control of HUDA. For example, the requirements for Section 368(a) Reorganization treatment may be affected by the HUDA Common Stock redemptions completed in connection with the Business Combination. As a result, HUDA’s counsel is unable to opine as to whether the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

If the Merger qualifies as part of a Section 351 Transaction or a Section 368(a) Reorganization and applicable additional requirements, including Section 367(a), are satisfied, no gain or loss generally should be recognized by a U.S. Holder of Common Stock who exchanges such Common Stock solely for Pubco Ordinary Shares pursuant to the Merger. In such case, the aggregate adjusted tax basis of the Pubco Ordinary Shares received by a U.S. Holder in the Business Combination should be equal to the aggregate adjusted tax basis of the shares of Common Stock surrendered by such U.S. Holder in the Business Combination. In addition, the holding period of such Pubco Ordinary Shares should include the period during which the shares of Common Stock, surrendered in the Business Combination, were held by such U.S. Holder, although the running of the holding period for the shares of Common Stock may be suspended as a result of any redemption rights with respect thereto.

In the event that the Merger does not qualify as part of a Section 351 Transaction or as a Section 368(a) Reorganization, generally, the Merger will be treated as a taxable sale or exchange of Common Stock by U.S. Holders in exchange for Pubco Ordinary Shares. In such case, subject to the discussion of backup withholding below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its shares of Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the shares of Common Stock exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses realized by a U.S. Holder on a taxable sale or exchange of Common Stock is subject to certain limitations.

Generally the amount of gain or loss recognized by a U.S. Holder on a taxable sale or exchange of Common Stock pursuant to the Merger will be an amount equal to the difference between (i) the fair market value of the Pubco Ordinary Shares received by the U.S. Holder in the Merger and (ii) the U.S. Holder’s adjusted tax basis in the Common Stock surrendered in exchange therefor. A U.S. Holder’s adjusted tax basis in the shares of Common Stock generally will equal the U.S. Holder’s acquisition cost of such shares, reduced by any prior distributions with respect to such shares treated as a return of basis.

U.S. Holders who hold different blocks of HUDA Securities (generally, HUDA Securities purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them, and the discussion above does not specifically address all of the consequences to U.S. Holders who hold different blocks of HUDA Securities.

Neither HUDA nor Pubco has sought or intends to seek any rulings from the IRS regarding the U.S. federal income tax consequences of the Business Combination, including the tax consequences described herein, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS with respect to conclusions expressed herein in the event of litigation.

Tax Consequences to Holders of HUDA Rights

Pursuant to Section 1.6(c) of the Business Combination Agreement, at the Effective Time, each outstanding HUDA Right will automatically be converted into the number of Pubco Ordinary Shares that the holder would have received if such HUDA Right had first been converted into HUDA Common Stock in accordance with the terms of the HUDA Rights and such HUDA Common Stock had subsequently been exchanged for Pubco Ordinary Shares pursuant to the Merger. The HUDA Rights will thereafter cease to be outstanding.

For U.S. federal income tax purposes, the conversion of HUDA Rights may be treated as a deemed exercise of the Rights to acquire HUDA Common Stock, followed by an exchange of such Common Stock for Pubco Ordinary Shares pursuant to the Merger. If the deemed exercise does not result in the recognition of gain or loss, the U.S. federal income tax consequences to a U.S. Holder generally should correspond to those described above under “Tax Consequences to Holders of HUDA Common Stock,” including the potential application of Sections 351, 368(a) and 367(a) of the Code.

Alternatively, if the conversion is treated as a direct exchange of HUDA Rights for Pubco Ordinary Shares, such exchange may qualify for nonrecognition treatment under Section 351(a), subject to satisfaction of its applicable requirements. Because the treatment of the Rights conversion under the Business Combination Agreement is not free from uncertainty, no assurance can be given that either characterization will be respected or that gain or loss will not be recognized.

If the conversion is treated as a taxable exchange, a U.S. Holder generally will recognize gain or loss equal to the difference between the fair market value of the Pubco Ordinary Shares received and such holder’s adjusted tax basis in the HUDA Rights surrendered. Such gain or loss generally will be capital gain or loss if the HUDA Rights were held as capital assets and generally will be long-term capital gain or loss if the holder’s holding period in the Rights exceeds one year.

The adjusted tax basis and holding period of the Pubco Ordinary Shares received will depend on the U.S. federal income tax characterization of the conversion. Holders of HUDA Rights should consult their own tax advisors regarding the tax consequences of the conversion, including the determination of their adjusted tax basis and holding period in Pubco Ordinary Shares.

Tax Consequences to Aiways Europe

Aiways Europe generally should not recognize gain or loss for U.S. federal income tax purposes solely as a result of the Share Exchange, pursuant to which its shareholders exchange their Aiways Europe Ordinary Shares for Pubco Ordinary Shares, regardless of whether the Share Exchange qualifies for nonrecognition treatment under Section 351(a) of the Code.

Tax Consequences to Holders of Aiways Europe’s Ordinary Shares

The U.S. federal income tax consequences to holders of Aiways Europe’s Ordinary Shares of exchanging such shares for Pubco Ordinary Shares pursuant to the Share Exchange will depend upon whether the Share Exchange, together with other relevant transactions contemplated by the Business Combination Agreement, qualifies as an integrated transaction described in Section 351(a) of the Code, or whether the Share Exchange otherwise qualifies for nonrecognition treatment under another applicable provision of the Code.

Subject to the limitations and qualifications set forth herein, it is the opinion of iLead Law Group, P.C. that the Business Combination, together with other relevant integrated transactions, should qualify as a transaction described in Section 351(a) of the Code. If the exchange of Aiways Europe’s Ordinary Shares for Pubco Ordinary Shares qualifies for nonrecognition treatment under Section 351(a) of the Code, a U.S. Holder of Aiways Europe’s Ordinary Shares who exchanges such shares solely for Pubco Ordinary Shares generally should not recognize gain or loss, subject to the potential application of Section 367 of the Code and other applicable provisions. In such case, the aggregate adjusted tax basis of the Pubco Ordinary Shares received by a U.S. Holder in the Business Combination generally should equal the aggregate adjusted tax basis of Aiways Europe’s Ordinary Shares surrendered by such U.S. Holder in the Share Exchange, subject to applicable adjustments under the Code, including Section 367. In addition, the holding period of such Pubco Ordinary Shares generally should include the period during which Aiways Europe’s Ordinary Shares surrendered in the Share Exchange were held by such U.S. Holder, provided such surrendered shares were held as capital assets and subject to applicable adjustments.

If the Share Exchange does not qualify for nonrecognition treatment under Section 351(a) or another applicable provision of the Code, generally, the Share Exchange will be treated as a taxable sale or exchange of Aiways Europe’s Ordinary Shares by U.S. Holders in exchange for Pubco Ordinary Shares. In addition, even if the Share Exchange otherwise qualifies for nonrecognition treatment, certain U.S. Holders may be required to recognize gain or include amounts in income under Section 367(a) or Section 367(b) of the Code and the applicable Treasury regulations. In the event the Share Exchange is treated as a taxable exchange, subject to the discussion of backup withholding below and other applicable provisions of the Code, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the fair market value of the Pubco Ordinary Shares received and such U.S. Holder’s adjusted tax basis in Aiways Europe’s Ordinary Shares surrendered. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in Aiways Europe’s Ordinary Shares exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to certain limitations. Because Aiways Europe and Pubco are both foreign corporations, the exchange by U.S. Holders may be subject to special rules under Sections 367(a) and 367(b) and the applicable Treasury regulations. The application of those rules may depend on each holder’s circumstances and ownership interests in Aiways Europe and Pubco, and no assurance can be given that every U.S. Holder will qualify for nonrecognition treatment.

Tax Consequences of the Merger Under Section 367(a) of the Code

Section 367(a) of the Code and the Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a foreign corporation in a transaction that qualifies as a tax-deferred transaction (including as a Section 368(a) Reorganization or as a Section 351 Transaction), the U.S. person is required to recognize any gain (but not loss) realized on such exchange unless certain additional requirements are satisfied.

In general, for the Merger to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury regulations) that are either officers or directors of the transferred U.S. corporation or “five-percent target shareholders” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership); and (iii) the “active trade or business test” as defined in Treasury regulations Section 1.367(a)-3(c)(3) (which includes a requirement that the fair market value of the transferee foreign corporation be at least equal to the fair market value of the transferred U.S. corporation) must be satisfied. Neither HUDA nor Pubco has made a determination as to whether all of these conditions will be met at the Effective Time. Accordingly, even if the Merger qualifies as part of a Section 351 Transaction or a Section 368(a) Reorganization, no assurance can be given that a U.S. Holder participating in the Merger would not be required to recognize gain under Section 367(a) of the Code in connection with the Merger. Even if the requisite conditions are satisfied with respect to the Merger, a U.S. Holder that is a “five-percent transferee shareholder” is required to enter into a five-year “gain recognition agreement” with the IRS in order to avoid gain recognition under Section 367(a) of the Code at the closing of the Merger. All U.S. Holders of HUDA Securities that will own 5% or more of either the total voting power or the total value of the outstanding shares of Pubco after the Merger (taking into account, for this purpose, ownership of Pubco Ordinary Shares acquired in connection with the Merger and any Pubco Ordinary Shares not acquired in connection with the Merger) will need to enter into a valid “gain recognition agreement” under applicable Treasury regulations to avoid gain recognition under Section 367(a) and are strongly urged to consult their own tax advisors to determine the particular consequences to them of the Merger.

Whether the requirements described above are met will depend on facts existing at the Effective Time, and the closing of the Merger is not conditioned upon the receipt of an opinion of counsel or ruling from the IRS that the Merger will not result in gain being recognized by U.S. Holders of HUDA securities under Section 367(a) of the Code. In addition, no assurance can be given that the IRS will not challenge the satisfaction of the relevant requirements under Section 367(a) of the Code and the Treasury regulations promulgated thereunder with respect to the Merger or that a court would not sustain such a challenge.

If the Merger qualifies as a Section 368(a) Reorganization or as part of a Section 351 Transaction but, at the Effective Time, any requirement for an exception to Section 367(a) of the Code is not satisfied, then a U.S. Holder of HUDA Securities generally would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the Merger of the Pubco Securities received by such holder in the Merger over such U.S. Holder’s tax basis in the HUDA Securities surrendered by such U.S. Holder in the Merger. Any gain so recognized would generally be long-term capital gain if the U.S. Holder had held the HUDA Securities for more than one year at the Effective Time (or short-term capital gain otherwise). Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. A U.S. Holder’s adjusted tax basis and holding period in the Pubco Securities received in the Merger will be determined under the applicable provisions of the Code and Treasury regulations, taking into account any gain recognized under Section 367(a) and any corresponding basis adjustments. U.S. Holders are urged to consult their tax advisors regarding the determination of their adjusted tax basis and holding period in Pubco Securities received in the Merger.

The rules dealing with Section 367(a) of the Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, you are strongly urged to consult your tax advisor concerning the application of these rules to your exchange of HUDA Securities under your particular circumstances, including whether you will be a “five-percent transferee shareholder” and the possibility of entering into a “gain recognition agreement” under applicable Treasury regulations.

Taxation of Distributions on Pubco Ordinary Shares

After the Business Combination, Pubco may make distributions with respect to its stock. Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will be required to include in gross income as dividends the gross amount of any distribution (except certain distributions of common stock or rights to acquire common stock) paid on the Pubco Ordinary Shares to the extent the distribution is paid out of Pubco’s current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid to corporate U.S. Holders generally will not qualify for the dividends received deduction in respect of dividends received from other U.S. corporations. Dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividend income” within the meaning of Section 1(h)(11) of the Code if Pubco is a “qualified foreign corporation” for such purpose, and provided certain requirements are met, such dividend will be subject to tax at reduced tax rates accorded to long-term capital gains. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on the Nasdaq (which Pubco Ordinary Shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that Pubco Ordinary Shares will be considered readily tradable on an established securities market in any year. Pubco will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.”

Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividend income. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Distributions in excess of Pubco’s current and accumulated earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its shares of Pubco (but not below zero), and any excess will be treated as gain from the sale or exchange of such shares as described below under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Securities.”

Subject to certain conditions and limitations, non-refundable non-U.S. taxes (at a rate not in excess of any applicable tax treaty rate), if any, withheld on dividends paid by Pubco may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. Treasury regulations issued in 2022 impose additional requirements for a non-U.S. tax to be creditable; however, the IRS has issued notices (Notice 2023-55 and Notice 2023-80) that generally permit taxpayers to defer application of certain of those requirements until further guidance is issued. Pubco has not determined whether these requirements would be met and, accordingly, no assurance can be given that any withholding tax on dividends paid by Pubco will be creditable. For purposes of calculating the U.S. foreign tax credit, dividends paid on Pubco Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct any non-U.S. income tax imposed with respect to their Pubco Ordinary Shares in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Securities

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize capital gain or loss on the sale, taxable exchange or other taxable disposition of Pubco Securities in an amount equal to the difference between (i) the amount realized (i.e., the sum of the amount of cash and the fair market value of any property received in such sale or disposition) and (ii) the U.S. Holder’s adjusted tax basis in such Pubco Securities.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the Pubco Securities exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses realized by a U.S. Holder on a sale or other taxable disposition of Pubco Securities is subject to certain limitations. In general, any such gain or loss will be treated as from sources within the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

The tax treatment of U.S. Holders of Pubco Securities could be materially different from that described above, if Pubco is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. An entity treated as a foreign corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

●	at least 50% of the value of its assets (ordinarily based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Pubco will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Pubco owns, directly or indirectly, 25% or more (by value) of the stock. Pubco has not made a definitive determination as to its PFIC status for its current taxable year or any other taxable year. Cash proceeds of the PIPE Financing that remain uninvested or are held pending deployment may constitute passive assets, and interest earned on those proceeds generally may constitute passive income. The timing of the PIPE Financing, deployment of proceeds, valuation of active business assets and operation of Pubco and its subsidiaries may affect the PFIC income and asset tests. Whether Pubco is a PFIC is determined on an annual basis. The determination of whether Pubco is a PFIC is a factual determination that depends on, among other things, the composition of Pubco’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of certain subsidiaries, from time to time, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether Pubco will be a PFIC in its current taxable year or for any future taxable year. In addition, none of HUDA’s or Pubco’s respective U.S. counsel expresses any opinion with respect to Pubco’s PFIC status for any taxable year.

Under the PFIC rules, if Pubco were considered a PFIC at any time that a U.S. Holder owns Pubco Securities, Pubco would generally continue to be treated as a PFIC with respect to such holder in a particular year unless, in the case of Pubco Ordinary Shares, (i) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s Pubco Ordinary Shares in which Pubco was a PFIC, (ii) a valid mark-to-market election (as described below) is in effect for the particular year, or (iii) Pubco has ceased to be a PFIC and the U.S. Holder has made a purging election with respect to such Pubco Ordinary Shares under the PFIC rules. Under one type of purging election known as a “deemed sale” election, a U.S. Holder will be deemed to have sold its Pubco Ordinary Shares at their fair market value on the last day of the last taxable year in which Pubco is classified as a PFIC, and any gain from such deemed sale would be subject to the excess distribution rules described below. After the “deemed sale” election, the Pubco Ordinary Shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless Pubco subsequently becomes a PFIC.

For each taxable year that Pubco is treated as a PFIC with respect to a U.S. Holder’s Pubco Securities, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of Pubco Ordinary Shares and under proposed regulations certain transfers of Pubco Ordinary Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its Pubco Securities (collectively the “excess distribution rules”), unless, with respect to the Pubco Ordinary Shares, the U.S. Holder makes a timely and valid QEF or mark-to-market election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for the Pubco Securities that preceded the taxable year of the distribution will be treated as excess distributions. Under these excess distribution rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Pubco Securities;

●	the amounts allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution and to the period in the U.S. Holder’s holding period before the first day of Pubco’s first taxable year in which Pubco is a PFIC will be treated as ordinary income; and

●	the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in such holder’s holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year, and the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.

Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Pubco Securities cannot be treated as capital gains, even though the U.S. Holder holds the Pubco Securities as capital assets.

If Pubco is a PFIC for any taxable year, certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Pubco may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Pubco does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of Pubco’s subsidiaries.

If Pubco is a PFIC, a U.S. Holder of shares in Pubco may avoid taxation under the excess distribution rules described above in respect to the Pubco Ordinary Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its Pubco Ordinary Shares only if Pubco provides U.S. Holders on an annual basis with certain information specified under applicable U.S. Treasury regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance that Pubco will have timely knowledge of its status as a PFIC in the future or that Pubco will timely provide such information for any year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

A U.S. Holder that makes a timely and valid QEF election with respect to its Pubco Ordinary Shares would generally be required to include in income for each year that Pubco is treated as a PFIC the U.S. Holder’s pro rata share of Pubco’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Pubco Ordinary Shares. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. Any net deficits or net capital losses of Pubco for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the Pubco Ordinary Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on the Pubco Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior QEF income inclusions and would reduce the U.S. Holder’s basis in the Pubco Ordinary Shares by a corresponding amount. In addition, if Pubco were not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to its Pubco Ordinary Shares for such a taxable year. If Pubco owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Pubco’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that Pubco will have timely knowledge of the status of any such Lower-Tier PFIC or provide such required information for any year. In addition, Pubco may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance Pubco will be able to cause the Lower-Tier PFIC to provide such required information.

If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for the Pubco Ordinary Shares in which Pubco is a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the excess distribution rules, adjusted to take into account the QEF income inclusions resulting from the QEF election. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its Pubco Ordinary Shares by making a purging election. Under one type of purging election known as a “deemed sale” election, the U.S. Holder will be deemed to have sold the Pubco Ordinary Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of such a “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Pubco Ordinary Shares.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its Pubco Ordinary Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed federal income tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Alternatively, if Pubco is a PFIC and Pubco Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such holder’s Pubco Ordinary Shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Pubco Ordinary Shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market election with respect to its Pubco Ordinary Shares, such U.S. Holder generally will include in income for each year that Pubco is treated as a PFIC with respect to such Pubco Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Pubco Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Pubco Ordinary Shares as of the beginning of such taxable year. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Pubco Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Pubco Ordinary Shares previously included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Pubco Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Pubco Ordinary Shares. Any loss realized on the actual sale or disposition of the Pubco Ordinary Shares will be treated as ordinary loss to the extent of the net mark-to-market gains for such Pubco Ordinary Shares previously included in income, and any loss in excess of such prior inclusions generally would be treated as capital losses. A U.S. Holder’s basis in the Pubco Ordinary Shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions Pubco makes would generally be subject to the rules discussed above under “— Taxation of Distributions on Pubco Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Pubco Ordinary Shares are expected to be listed on Nasdaq, but there can be no assurance that Pubco Ordinary Shares will continue to be so listed or will be “regularly traded” for purposes of these rules. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Pubco Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Pubco Ordinary Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Pubco Ordinary Shares in which Pubco is a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market election with respect to the Pubco Ordinary Shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-market election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market election with respect to such holder’s Pubco Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC generally is required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if Pubco is a PFIC.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

For purposes of this summary, a non-U.S. Holder means a beneficial owner of HUDA Securities or Pubco Securities that is, for U.S. federal income tax purposes, neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

The Receipt of Pubco Securities in the Business Combination

The following discussion concerns non-U.S. Holders that exchange HUDA Securities in the Merger. The U.S. federal income tax consequences to such non-U.S. Holders may differ from those applicable to U.S. Holders, as described above under “Tax Consequences to Holders of HUDA Common Stock.” The exchange of Aiways Europe’s Ordinary Shares in the Share Exchange is a separate transaction and is not addressed by the HUDA-specific discussion below. However, different U.S. federal income tax consequences will apply to the non-U.S. Holders as a result of the Business Combination if HUDA is a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”) at any time during the shorter of (i) the five-year period ending on the date the Business Combination occurs and (ii) the period during which the non-U.S. Holder held HUDA Securities ending on the date the Business Combination occurs (unless shares of Common Stock satisfy the applicable regularly traded requirements and the non-U.S. Holder has owned, directly or constructively, 5% or less of the applicable HUDA Securities at all times within the shorter of the five-year period preceding the Business Combination or such non-U.S. Holder’s holding period for such HUDA Securities (the “regularly traded exception”)). Generally, if HUDA is a USRPHC during the shorter of the two time periods described above and the regularly traded exception does not apply, then even if the Merger qualifies as part of a Section 351 Transaction or a Section 368(a) Reorganization, a non-U.S. Holder’s gain (or loss) realized on its transfer of the HUDA Securities in exchange for Pubco Securities would be subject to tax in the United States in the same manner as if such non-U.S. Holder was engaged in a trade or business within the United States and such gain (or loss) was effectively connected with the conduct of such trade or business, unless certain exceptions apply. HUDA will be classified as a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. HUDA does not believe that it has been or will be a USRPHC, but there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding HUDA’s status as a USRPHC and the U.S. federal income tax consequences of the Business Combination to them if HUDA is a USRPHC.

In the event that the Merger does not qualify as part of a Section 351 Transaction or Section 368(a) Reorganization, generally, the Merger will be treated as a taxable sale or exchange of Common Stock by non-U.S. Holders in exchange for the Pubco Ordinary Shares. In such case, or if a non-U.S. Holder is otherwise required to recognize gain for U.S. federal income tax purposes in connection with the Merger, subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. Holder on the taxable exchange of its HUDA Securities for Pubco Securities in the Business Combination generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (or, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. Holder), in which case the non-U.S. Holder will generally be subject to U.S. federal income tax on that gain on a net income basis in the same manner as if the non-U.S. Holder were a U.S. person as defined under the Code (see the discussion above entitled “Tax Consequences to Holders of HUDA Common Stock” in the event the Business Combination does not qualify for Section 351), and a corporate non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Business Combination occurs and certain other conditions are met, in which case the non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which its capital gains allocable to U.S. sources, including gain from the taxable sale or exchange of HUDA Securities pursuant to the Business Combination, exceeds any capital losses allocable to U.S. sources; or

●	HUDA is or has been a USRPHC at any time during the shorter of the five-year period ending on the date of the Business Combination or the period that the non-U.S. Holder held such HUDA Securities disposed of, and, in the case where shares of Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of the applicable HUDA Securities at any time within the shorter of the five-year period preceding the Business Combination or such non-U.S. Holder’s holding period for such HUDA Securities.

With respect to the third bullet point above (if applicable to a particular non-U.S. Holder), gain recognized by such non-U.S. Holder on the taxable sale or exchange of HUDA Securities pursuant to the Business Combination will be subject to tax on net basis at generally applicable U.S. federal income tax rates. In addition, Pubco generally would be required to withhold U.S. federal income tax at a rate of 15% of the amount realized by such non-U.S. Holder. There can be no assurance that Common Stock will be treated as regularly traded on an established securities market for this purpose. HUDA does not believe that it has been or will be a “United States real property holding corporation” for U.S. federal income tax purposes but there can be no assurance in this regard.

None of HUDA or Pubco has sought or intends to seek any ruling from the IRS regarding the U.S. federal income tax consequences of the Business Combination, including the tax consequences described herein, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS with respect to conclusions expressed herein in the event of litigation.

Ownership and Disposition of Pubco Securities

Assuming that Pubco is not treated as a U.S. corporation under the rules discussed above, a non-U.S. Holder of Pubco Securities will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting Requirements and Backup Withholding,” U.S. federal withholding tax on any dividends received (or deemed received) on Pubco Securities or any gain recognized on a sale or other disposition of Pubco Securities (including any distribution to the extent it exceeds the adjusted basis in the non-U.S. Holder’s Pubco Securities) unless (i) the dividend or gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States, or (ii) in the case of gain, the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met (in which case such gain, net of certain U.S.-source capital losses, generally will be subject to a 30% tax or a lower applicable treaty rate).

Dividends and gains that are effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting Requirements and Backup Withholding

Information reporting requirements may apply to dividends paid (or deemed paid) on Pubco Securities or the proceeds received on the disposition of Pubco Securities effected within the United States (and in certain cases, outside of the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). A U.S. Holder may also be subject to backup withholding and may be required to provide a correct taxpayer identification number and certain certification that it is not subject to backup withholding in order to avoid such backup withholding. For example, a U.S. Holder may be required to provide a valid IRS Form W-9. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. For example, a non-U.S. Holder who is an individual may be required to provide a valid IRS Form W-8BEN, a non-U.S. Holder that is an entity may be required to provide a valid IRS Form W-8BEN-E, and, in the event of income treated as effectively connected to a U.S. trade or business, a non-U.S. Holder (whether an individual or an entity) may be required to provide a valid IRS Form W-8ECI. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished by such holder to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on certain “withholdable payments” in respect of securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., a U.S.-source dividend, including constructive dividends) and, under the statutory rules, may include gross proceeds from the disposition of property capable of producing U.S.-source interest or dividends, although proposed Treasury regulations described below would eliminate withholding on such gross proceeds. The IRS issued proposed Treasury regulations on December 13, 2018 that, if finalized in their proposed form, would eliminate the application of this regime with respect to payments of gross proceeds from dispositions of property that produces U.S.-source interest or dividends, e.g., stock of U.S. corporations (but not dividends). Pursuant to these proposed Treasury regulations, Pubco and any other withholding agent may (but are not required to) rely on the proposed change to FATCA withholding until final regulations are issued or until such proposed regulations are rescinded. Accordingly, the entity through which relevant securities are held, and the nature and source of the payment, may affect the determination of whether such withholding is required. Similarly, “withholdable payments” (e.g., dividends, including constructive dividends) in respect of HUDA Securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30% under FATCA, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. Because Pubco is assumed to be treated as a foreign corporation for U.S. federal income tax purposes, dividends on Pubco Ordinary Shares generally are not expected to constitute U.S.-source “withholdable payments.” However, if Pubco is or becomes a foreign financial institution, FATCA withholding could apply to “foreign passthru payments,” although under the proposed Treasury regulations such withholding would not apply before the date that is two years after the publication of final regulations defining that term. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in HUDA Securities or Pubco Securities, as applicable.

PLAN OF DISTRIBUTION

Resales of Ordinary Shares by Selling Shareholders

The Selling Shareholders are offering by this prospectus the resale of up to 5,143,697 Ordinary Shares, all of which were registered under the F-4 Registration Statement (Registration No. 333-293608) and remain unissued as of the date of this prospectus, and all of which are included in this registration statement pursuant to Rule 429 under the Securities Act. No additional Ordinary Shares are being registered for issuance hereby; the resale of the Ordinary Shares offered by this prospectus is registered hereby, and a registration fee calculated in accordance with Rule 457(a) under the Securities Act is payable in connection with that resale registration. The resale of the Ordinary Shares offered by this prospectus is being made on a continuous basis pursuant to Rule 415(a)(1)(i) under the Securities Act, which is available because those Ordinary Shares are to be offered and sold solely by or on behalf of persons other than us. In accordance with Rule 416 under the Securities Act, this prospectus also covers any additional Ordinary Shares that may become issuable in respect of the Ordinary Shares offered hereby by reason of share splits, share dividends or similar transactions.

We will not receive any proceeds from any sale by the Selling Shareholders of Ordinary Shares being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

As of the date of this prospectus, the Ordinary Shares are not listed on any securities exchange and no public trading market for the Ordinary Shares exists. Accordingly, until the Ordinary Shares are listed on The Nasdaq Capital Market and begin trading, the Selling Shareholders may sell the Ordinary Shares offered under this prospectus only in privately negotiated transactions and only at a fixed price of $9.00 per Ordinary Share. Following the listing of the Ordinary Shares on Nasdaq and the commencement of trading, the Selling Shareholders may sell the Ordinary Shares at prevailing market prices, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices, in each case as described below.

Determination of Offering Price. There is currently no public trading market for the Ordinary Shares, and the Ordinary Shares are not listed on any securities exchange. The resale price of $9.00 per Ordinary Share applicable until a trading market develops was determined by the Selling Shareholders, by reference to the $10.00 per share value ascribed to the Ordinary Shares in determining the Exchange Consideration under the Business Combination Agreement, the $5.00 and $8.00 per share prices at which Ordinary Shares were subscribed for in the PIPE Investment, the absence of any trading market for the Ordinary Shares, the substantial doubt about our ability to continue as a going concern and the other matters described under “Risk Factors.” The $9.00 price bears no relationship to our assets, book value, results of operations or any other established criterion of value, and should not be regarded as an indication of the price at which the Ordinary Shares will trade following the listing of the Ordinary Shares on The Nasdaq Capital Market.

The Selling Shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Ordinary Shares on any stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. Subject to the pricing limitations described above, these dispositions may be at a fixed price, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any post-effective amendment hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	privately negotiated transactions;

●	following the listing of the Ordinary Shares on The Nasdaq Capital Market, short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under a post-effective amendment to the registration statement of which this prospectus forms a part amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. Because we are not eligible to rely on Rule 430B under the Securities Act, any person not named as a Selling Shareholder in this prospectus may be added as a Selling Shareholder only by means of a post-effective amendment and not by means of a prospectus filed pursuant to Rule 424(b). The Selling Shareholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Any member, partner or shareholder that receives Ordinary Shares in such a distribution will take those Ordinary Shares subject to the same underwriter status, and the same restrictions under Rule 145(c) and Rule 144(i) under the Securities Act, as apply to the distributing Selling Shareholder, and will not receive freely tradeable securities. To the extent required, we may file a post-effective amendment to the registration statement of which this prospectus forms a part in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Following the listing of the Ordinary Shares on The Nasdaq Capital Market and the commencement of trading, in connection with the sale of the Ordinary Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction by means of a post-effective amendment). None of the transactions described in this paragraph may be effected before the Ordinary Shares are listed on The Nasdaq Capital Market and a trading market for the Ordinary Shares develops.

The Selling Shareholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. To the extent required, the terms of any of those sales will be described in a post-effective amendment to the registration statement of which this prospectus forms a part.

We cannot give any assurance as to the liquidity of the trading market for our securities. We have applied to list our Ordinary Shares on The Nasdaq Capital Market under the symbol “EUEV” upon the closing of the Business Combination.

Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Each of the Selling Shareholders is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Ordinary Shares offered under this prospectus, and any broker-dealers or agents that participate in the sale of the Ordinary Shares may also be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. As underwriters, the Selling Shareholders are subject to the prospectus delivery requirements of the Securities Act and to the liability provisions of the Securities Act applicable to underwriters.

Dealers that effect transactions in the Ordinary Shares offered by this prospectus, whether or not participating in the distribution of those Ordinary Shares, may be required under Section 4(a)(3) of the Securities Act to deliver a copy of this prospectus in connection with those transactions. Rule 174 under the Securities Act exempts a dealer from that requirement in specified circumstances, including, under Rule 174(b), where the issuer of the securities was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act immediately prior to the filing of the registration statement, and, under Rule 174(d), following the expiration of the 25-day period after the effective date of the registration statement in the case of securities listed on a national securities exchange or, in the case of securities that are not so listed, the 90-day period after that date. The exemptions provided by Rule 174 do not apply, however, to a dealer that is acting as an underwriter with respect to the Ordinary Shares offered by this prospectus, or to a dealer that is participating in the distribution of those Ordinary Shares or selling an unsold allotment or subscription.

Accordingly, any broker-dealer or agent that participates in the sale of the Ordinary Shares offered by this prospectus may not rely on Rule 174 and will be subject to the prospectus delivery requirements of the Securities Act in connection with those sales for so long as it participates in the distribution, without regard to the periods specified in Rule 174(d). A dealer that is required to deliver a prospectus in connection with transactions in the Ordinary Shares may satisfy that requirement by relying on Rule 172 under the Securities Act only to the extent that rule is available, and Rule 172 is not available in the case of an offering by a blank check company. To the extent applicable, we will make copies of this prospectus, as amended by any post-effective amendment to the registration statement of which this prospectus forms a part, available to any participating broker-dealer for the purpose of satisfying its prospectus delivery obligations under the Securities Act.

Aiways Tech Limited holds more than 10% of the outstanding shares of Aiways Europe and is accordingly an affiliate of Aiways Europe, a party to the Business Combination, and the Sponsor is an affiliate of HUDA, a shell company that is a party to the Business Combination. Each of them is accordingly deemed to be an “underwriter” within the meaning of Rule 145(c) under the Securities Act with respect to the Ordinary Shares to be received by it in the Business Combination and offered under this prospectus. FU DING Investment Limited does not hold more than 10% of the outstanding shares of Aiways Europe and is not an affiliate of Aiways Europe on the basis of its share ownership. FU DING Investment Limited is, however, a party to the Business Combination Agreement as a Joining Seller. It is accordingly deemed to be an “underwriter” within the meaning of Rule 145(c) under the Securities Act, and a statutory underwriter within the meaning of Section 2(a)(11) of the Securities Act, with respect to those Ordinary Shares. The Ordinary Shares offered by each Selling Shareholder may be resold publicly only pursuant to an effective registration statement, such as the registration statement of which this prospectus forms a part, or an available exemption from registration. Because HUDA is a shell company, Rule 144 is not available for the resale of such Ordinary Shares until the conditions of Rule 144(i) have been satisfied, and the Selling Shareholders accordingly may not rely on Rule 144 to resell the Ordinary Shares offered under this prospectus. See “Shares Eligible for Future Resale — Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.”

To the extent required, the Ordinary Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agent or dealer and any applicable commissions or discounts with respect to a particular offer will be set forth in a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Shareholders and any other persons participating in the sale or distribution of the securities will be subject to the applicable rules of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, rules of Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Shareholders or any other person, which limitations may affect the marketability of the shares of the securities. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Ordinary Shares offered by this prospectus.

Pursuant to the Founder Registration Rights Agreement, we have agreed to keep the registration statement of which this prospectus constitutes a part effective with respect to the Ordinary Shares offered by the Sponsor until the earlier of (a) the term specified in that agreement and (b) the date on which the Sponsor ceases to hold any of the Ordinary Shares covered by this prospectus. We have not granted registration rights to the Selling Company Shareholders, and we are not contractually obligated to maintain the effectiveness or the currency of this prospectus for their benefit for any specified period. Because Rule 144 is not available for the resale of the Ordinary Shares offered by this prospectus, and because we are not eligible to incorporate documents by reference into this prospectus, the Selling Shareholders will be able to resell those Ordinary Shares only for so long as the registration statement of which this prospectus forms a part remains effective and this prospectus remains current, which will require us to file post-effective amendments to that registration statement. See “Risk Factors” and “Shares Eligible for Future Resale.”

Lock-Up Agreements

Certain of the Sellers and Parent Shareholders (other than the Selling Company Shareholders) will be subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Shares Eligible for Future Resale — Lock-Up.”

SHARES ELIGIBLE FOR FUTURE RESALE

We are authorized to issue a maximum of 500,000,000 Ordinary Shares. Immediately following the Closing, we expect to have 49,871,726 Ordinary Shares issued and outstanding. Because only a limited number of Ordinary Shares will be available for sale immediately following the Closing due to contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of Ordinary Shares in the public market after the restrictions lapse, which could adversely affect prevailing market prices of our Ordinary Shares.

Lock-Up

Pursuant to the Lock-Up Agreements, 38,136,906 Ordinary Shares to be issued upon the Closing will be subject to restrictions on transfer, as follows: (i) the 3,847,260 Ordinary Shares to be held by certain key shareholders of Aiways Europe (the “Extended Lock-Up Holders”), consisting of AIWAYS FUQIANG Holdings Limited, KEY WE LIMITED PARTNERSHIP and KEY JUNE LIMITED PARTNERSHIP, will be subject to an eighteen (18)-month lock-up; (ii) of the 21,675,161 Ordinary Shares to be held by the Signing Seller and the Parent Shareholders receiving Ordinary Shares pursuant to the Signing Seller Distribution (other than the Selling Company Shareholders), fifty percent (50%) will be subject to a twelve (12)-month lock-up and fifty percent (50%) will be subject to a nine (9)-month lock-up; and (iii) the 10,837,579 Ordinary Shares to be issued to other shareholders of Aiways Europe, the 1,640,000 Ordinary Shares to be issued to financial advisors of Aiways Europe and the 136,906 Ordinary Shares to be issued to Chardan as Representative Shares will be subject to a six (6)-month lock-up. In each case, the applicable restrictions on transfer will terminate earlier upon the date after the Closing on which we consummate a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. The Selling Company Shareholders, who will hold an aggregate of 3,000,000 Ordinary Shares immediately after the Closing, will not be subject to the Lock-Up Agreements.

Pursuant to the Insider Letter Amendment, up to an aggregate of 3,000,000 Ordinary Shares to be issued in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Private Rights, together with the Ordinary Shares to be issued in satisfaction of the Converted Sponsor Loans, will be released from the lock-up periods applicable under the Insider Letter upon the Closing.

In addition, the 5,200,000 PIPE Shares will be subject to a six-month lock-up following the Closing, subject to certain customary exceptions.

Accordingly, the Ordinary Shares offered under this prospectus consist solely of up to 3,000,000 Ordinary Shares to be held by the Selling Company Shareholders, which will not be subject to the Lock-Up Agreements, and up to 2,143,697 Ordinary Shares to be held by the Sponsor that will be released from the lock-up restrictions pursuant to the Insider Letter Amendment. None of the Ordinary Shares offered under this prospectus will be subject to contractual lock-up restrictions.

Rule 144

Upon the completion of the Business Combination, our outstanding Ordinary Shares will consist of (i) Ordinary Shares issued pursuant to the F-4 Registration Statement, which will not be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and (ii) the 5,200,000 PIPE Shares, which were not registered under the F-4 Registration Statement and will be restricted securities. Notwithstanding that the Ordinary Shares issued pursuant to the F-4 Registration Statement will not be restricted securities, Ordinary Shares received in the Business Combination by a person who is deemed to be an underwriter within the meaning of Rule 145(c) or Section 2(a)(11) of the Securities Act, including each of the Selling Shareholders, may be resold publicly only pursuant to an effective registration statement, such as the registration statement of which this prospectus forms a part, or an available exemption from registration. In addition, any of our Ordinary Shares held by an affiliate of ours, whether or not they are restricted securities, constitute “control securities,” and the resale of those Ordinary Shares by that affiliate in reliance on Rule 144 is subject to the conditions described below. As described under “—Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies,” Rule 144 is not available for the resale of any of our Ordinary Shares, and will not become available unless and until each of the conditions of Rule 144(i)(2) has been satisfied at the time of the proposed sale. Any holding period applicable to the PIPE Shares under Rule 144(d) will begin on the date those Ordinary Shares are issued. If and when Rule 144 becomes available for the resale of our Ordinary Shares, then in general a person who is not, and has not been during the three months preceding the sale, an affiliate of ours and who has beneficially owned restricted securities for at least six months will be entitled to sell those securities subject only to the current public information requirement of Rule 144(c)(1), and, after having beneficially owned those securities for at least one year, will be entitled under Rule 144(b)(1) to sell them without regard to any of the conditions of Rule 144. A person who is an affiliate of ours, or who has been an affiliate of ours during the three months preceding the sale, may sell during any three-month period an amount of our Ordinary Shares, including both restricted securities and control securities, that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares; or

●	the average weekly reported trading volume of Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates in reliance on Rule 144 are also subject to the manner of sale requirements of Rule 144(f), the brokers’ transactions requirements of Rule 144(g) and the current public information requirement of Rule 144(c)(1), and, if the amount of securities sold during any three-month period exceeds 5,000 shares or an aggregate sale price of $50,000, to the requirement under Rule 144(h) to file a notice of the proposed sale on Form 144 with the SEC. For purposes of the volume limitation described above, sales by an affiliate must be aggregated with sales by any person with whom the affiliate is acting in concert for the purpose of selling our securities.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by a shell company (other than a business combination related shell company) or by an issuer that has at any time previously been a shell company. HUDA is a shell company, and prior to the Closing we have no operations and are ourselves a shell company. Accordingly, we expect that our Ordinary Shares will be treated as securities of a former shell company for purposes of Rule 144(i)(1), and that Rule 144 will not be available for the resale of our Ordinary Shares unless and until each of the following conditions of Rule 144(i)(2) is satisfied at the time of the proposed sale:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

●	at least one year has elapsed from the time that the issuer of the securities filed with the SEC current Form 10 information, or, in the case of a foreign private issuer such as us, Form 20-F type information, reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, we have not filed with the SEC Form 20-F type information reflecting our status as an entity that is not a shell company, and the one-year period described above has not begun to run. We expect to file that information following the Closing. Accordingly, Rule 144 will not be available for the resale of our Ordinary Shares for at least one year following that filing, and the Selling Shareholders and our other shareholders may resell their Ordinary Shares publicly during that period only pursuant to an effective registration statement, such as the registration statement of which this prospectus forms a part, or another available exemption from registration. Because we are not eligible to incorporate documents by reference into this prospectus, the registration statement of which this prospectus forms a part must be kept effective, and this prospectus must be kept current, by means of post-effective amendments. See “Risk Factors” and “Plan of Distribution.”

Registration Rights

In connection with the Business Combination, we, HUDA, the Sponsor and certain Pubco Insiders (collectively, the “Registration Rights Holders”) entered into the Founder Registration Rights Agreement, which amended and restated the registration rights agreement that was entered into by HUDA and the Sponsor in connection with the HUDA IPO, pursuant to which we assumed the registration obligations of HUDA thereunder. Pursuant to the Founder Registration Rights Agreement, we agreed to register for resale, pursuant to Rule 415 under the Securities Act, the Ordinary Shares that are held by the parties thereto. The Registration Rights Holders are also entitled to demand that we register their Ordinary Shares for resale and to include their Ordinary Shares in registration statements that we file for our own account or for the account of other holders, in each case subject to customary cooperation obligations, black-out periods and underwriter cut-back provisions, and we will bear the expenses of any such registration other than underwriting discounts and commissions and the fees and expenses of counsel to the holders. The Ordinary Shares held by the Sponsor that are offered hereunder are subject to the registration rights granted under the Founder Registration Rights Agreement. Pursuant to the PIPE Subscription Agreements, we also agreed to file a registration statement registering the resale of the PIPE Shares. The PIPE Shares were not registered under the F-4 Registration Statement, are not covered by this prospectus and will be registered, if at all, on a separate registration statement.

EXPENSES RELATED TO THE OFFERING

The following is a statement of the expenses, all of which will be borne by us, in connection with the registration of the Ordinary Shares offered by the Selling Shareholders under this prospectus. The SEC registration fee set forth below is payable in connection with the registration of the resale of the Ordinary Shares offered by this prospectus, calculated in accordance with Rule 457(a) under the Securities Act on the basis of the fixed price of $9.00 per Ordinary Share at which the Selling Shareholders will offer and sell the Ordinary Shares until a trading market develops. No registration fee is payable in respect of the Ordinary Shares offered by the Issuance Prospectus, because those Ordinary Shares were previously registered under the F-4 Registration Statement and are included in this registration statement pursuant to Rule 429 under the Securities Act. No FINRA filing fee is payable, because no FINRA member is participating in the resale of the Ordinary Shares offered hereby.

	Amount
SEC Registration Fee	$4,027.52
FINRA Filing Fee	$0
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$7,000
Printing Expenses	$10,000
Miscellaneous Expenses	$5,000
Total	$76,027.52	*

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands, and some of our officers and directors are residents outside the United States. Moreover, a majority of our consolidated assets are located outside the United States. Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through our agent designated for that purpose. Nevertheless, substantially all of the consolidated assets owned by us are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States.

There is uncertainty as to whether the courts of the British Virgin Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States (and the British Virgin Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the British Virgin Islands court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the Foreign Court) which had jurisdiction to give the judgment of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes, penalties or fines, where the judgment was obtained by fraud or where enforcement would be contrary to public policy). The British Virgin Islands court can also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company. The British Virgin Islands court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering if the judgment creditor has a foreign judgment based on a cause of action recognised under British Virgin Islands law, can establish that the British Virgin Islands court has jurisdiction over the judgment debtor and whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable and arrears of interest on a judgment debt cannot be recovered after 6 years from the date on which the interest was due. The courts of the British Virgin Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the British Virgin Islands to give rise to obligations to make payments that are penal or punitive in nature. A court of the British Virgin Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The British Virgin Islands court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

EXPERTS

The financial statements of EUROEV Holdings Limited as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report thereon and included in this prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Aiways Automobile Europe GmbH as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report thereon and included in this prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Hudson Acquisition I Corp. as of December 31, 2025 and for the year ended December 31, 2025 have been audited by HCL,PLLC, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this prospectus and are included herein in reliance upon the authority of HCL,PLLC, as experts in accounting and auditing.

The financial statements of Hudson Acquisition I Corp. as of December 31, 2024 and for the year ended December 31, 2024 have been audited by WWC, P.C., an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this prospectus and are included herein in reliance upon the authority of WWC, P.C., as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby will be passed upon by Harney Westwood & Riegels, our British Virgin Islands counsel.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, of which this prospectus forms a part, including exhibits, under the Securities Act with respect to the Ordinary Shares offered by this prospectus. The registration statement on Form F-1, including the attached exhibits and schedules, contains additional relevant information about us and our shares. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an internet website at https://euroevholdings.com. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

ALTERNATE AND ADDITIONAL PAGES FOR THE ISSUANCE PROSPECTUS

The following alternate and additional pages form a part of the Issuance Prospectus only and replace the corresponding pages of the Resale Prospectus. Every other section of this registration statement, including “Risk Factors,” “Capitalization,” the unaudited pro forma condensed combined financial information, the information concerning Pubco, Aiways Europe and HUDA, “Principal Shareholders,” “Description of Securities,” “Taxation,” “Shares Eligible for Future Resale,” “Experts,” “Enforcement of Civil Liabilities,” “Where You Can Find More Information” and the financial statements included elsewhere in this registration statement, forms a part of the Issuance Prospectus. The “Selling Shareholders” section does not form a part of the Issuance Prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2026.

PRELIMINARY PROSPECTUS

EUROEV Holdings Limited

44,677,866 Ordinary Shares

Issuance of Ordinary Shares

This prospectus relates to the issuance by EUROEV Holdings Limited (“Pubco,” “EUROEV,” together with its subsidiaries, “we,” “us” or “our”) of up to 44,677,866 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), to be issued upon the closing of the Business Combination described below. All of the Ordinary Shares covered by this prospectus were previously registered under our registration statement on Form F-4 (Registration No. 333-293608) (the “F-4 Registration Statement”), which was declared effective by the SEC on August 24, 2026, and all of such Ordinary Shares remain unissued. No additional Ordinary Shares are being registered for issuance hereby, and no registration fee is payable in respect of the Ordinary Shares offered by this prospectus, because those Ordinary Shares were previously registered under the F-4 Registration Statement and are being transferred to this registration statement pursuant to Rule 429(b) under the Securities Act.

The Business Combination Agreement, dated as of November 22, 2024 (as amended, the “Business Combination Agreement”), by and among Hudson Acquisition I Corp. (“HUDA”), EUROEV Holdings Limited, Aiways Merger Sub, Inc. (“Merger Sub”), Aiways Automobile Europe GmbH (“Aiways Europe”) and Aiways Tech Limited (the “Signing Seller”) contemplates that, upon the closing of the Business Combination Agreement, (i) Pubco will acquire all of the issued and outstanding ordinary shares of Aiways Europe from the Signing Seller and the other holders of Aiways Europe’s shares that executed joinder agreements (collectively, the “Sellers”) in exchange for Ordinary Shares, with Aiways Europe becoming a wholly owned subsidiary of Pubco (the “Share Exchange”), and (ii) immediately thereafter, Merger Sub will merge with and into HUDA, with HUDA surviving the merger as a wholly owned subsidiary of Pubco (the “Merger” and, together with the Share Exchange, the “Business Combination”).

The Ordinary Shares covered by this prospectus consist of (i) 38,540,000 Ordinary Shares issuable to the shareholders of Aiways Europe, (ii) up to 1,397,263 Ordinary Shares issuable to HUDA’s public stockholders and holders of HUDA Rights, (iii) 2,143,697 Ordinary Shares issuable to Hudson SPAC Holding, LLC (the “Sponsor”), (iv) 136,906 Ordinary Shares issuable to Chardan Capital Markets, LLC (“Chardan”) and (v) 2,460,000 Ordinary Shares issuable to certain financial advisors of Aiways Europe. After giving effect to the redemption of 6,140 HUDA Public Shares in connection with the Special Meeting, we expect to issue an aggregate of 44,671,726 Ordinary Shares at the Closing, and the balance of the Ordinary Shares covered by this prospectus is expected to remain unissued. In addition, 820,000 of the Ordinary Shares registered for issuance to financial advisors of Aiways Europe will instead be issued to the Sellers, with no change in the aggregate number of Ordinary Shares covered by this prospectus.

Alt-1

Of the Ordinary Shares covered by this prospectus, 5,143,697 Ordinary Shares are also covered by the Resale Prospectus included in the registration statement of which this prospectus forms a part. This prospectus relates only to the issuance of those Ordinary Shares by us at the Closing, and the Resale Prospectus relates only to their subsequent resale by the Selling Shareholders named therein. The same Ordinary Shares are not being registered twice. No registration fee is payable in respect of their issuance under this prospectus, because they were previously registered under the F-4 Registration Statement, and a registration fee calculated in accordance with Rule 457(a) under the Securities Act is payable in connection with the registration of their resale under the Resale Prospectus, as set forth in Table 1 of the filing fee table filed as Exhibit 107 to the registration statement of which this prospectus forms a part.

As of the date of this prospectus, the Business Combination has not been consummated, and none of the Ordinary Shares offered by this prospectus has been issued. The Ordinary Shares offered by this prospectus will be issued only if the Business Combination is consummated. On September 14, 2026, HUDA’s stockholders approved the business combination proposal and the other proposals presented at the Special Meeting, and the period during which HUDA’s public stockholders could exercise their redemption rights in connection with the Business Combination has expired. The Closing remains subject to the satisfaction or, to the extent permitted, waiver of the remaining conditions set forth in the Business Combination Agreement, including the approval of the Ordinary Shares for listing on The Nasdaq Capital Market and the satisfaction of Nasdaq’s initial listing requirements.

We will not receive any cash proceeds from the issuance of the Ordinary Shares offered by this prospectus. The Ordinary Shares will be issued as consideration in the Business Combination, in exchange for the outstanding ordinary shares of Aiways Europe, upon the conversion of outstanding HUDA securities, in satisfaction of the Converted Sponsor Loans and in satisfaction of obligations owed to Chardan and to certain financial advisors of Aiways Europe, in each case in accordance with the Business Combination Agreement and the related transaction documents.

The Ordinary Shares offered by this prospectus are being issued directly by us to the persons entitled to receive them under the Business Combination Agreement. No underwriter, broker-dealer or other person has been engaged to facilitate the issuance of the Ordinary Shares offered by this prospectus, and no underwriting discounts or commissions will be paid in connection with the issuance. Pubco has submitted an application to list the Ordinary Shares on The Nasdaq Capital Market under the symbol “EUEV.” As of the date of this prospectus, the Ordinary Shares are not listed on any securities exchange and no public trading market for the Ordinary Shares exists.

We are an “emerging growth company” and a “foreign private issuer” each as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Emerging Growth Company and Foreign Private Issuer Status.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page Alt-5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is the Issuance Prospectus described in the explanatory note to the registration statement of which this prospectus forms a part. That registration statement also contains a separate prospectus, the Resale Prospectus, relating to the resale of up to 5,143,697 Ordinary Shares by the Selling Shareholders named therein. No Ordinary Shares are being issued by Pubco under the Resale Prospectus.

Prospectus dated      , 2026

Alt-2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). That registration statement contains two prospectuses: this prospectus, which relates to the issuance by us of up to 44,677,866 Ordinary Shares previously registered under the F-4 Registration Statement that remain unissued, and a separate prospectus, the Resale Prospectus, which relates to the resale of up to 5,143,697 Ordinary Shares by the Selling Shareholders named therein. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), each prospectus is a combined prospectus relating also to the F-4 Registration Statement, and this registration statement constitutes, upon effectiveness, post-effective amendment No. 1 to the F-4 Registration Statement, which post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

This prospectus includes important information about us and the Ordinary Shares being issued by us and other information you should know before investing. We may amend or supplement this prospectus from time to time by filing a post-effective amendment to the registration statement of which this prospectus forms a part. You should read this entire prospectus, together with the additional information described under the heading “Where You Can Find More Information,” before making an investment decision. Neither we nor any other person has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any post-effective amendment prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Alt-3

THE ISSUANCE

This prospectus relates to the issuance by us of up to 44,677,866 Ordinary Shares. All of such Ordinary Shares were registered under the F-4 Registration Statement, which was first filed with the SEC on February 20, 2026, as subsequently amended, and was declared effective by the SEC on August 24, 2026. None of such Ordinary Shares has been issued or sold, and all of them remain available for issuance under the F-4 Registration Statement as amended by the registration statement of which this prospectus forms a part.

The following table sets forth, for each group of recipients, the number of Ordinary Shares registered under the F-4 Registration Statement and covered by this prospectus and the number of Ordinary Shares we expect to issue to that group upon the Closing: the shareholders of Aiways Europe, 38,540,000 Ordinary Shares registered and 39,360,000 Ordinary Shares expected to be issued; HUDA’s public stockholders and holders of HUDA Rights, up to 1,397,263 Ordinary Shares registered and 1,391,123 Ordinary Shares expected to be issued; the Sponsor, 2,143,697 Ordinary Shares registered and 2,143,697 Ordinary Shares expected to be issued; Chardan, 136,906 Ordinary Shares registered and 136,906 Ordinary Shares expected to be issued; and certain financial advisors of Aiways Europe, 2,460,000 Ordinary Shares registered and 1,640,000 Ordinary Shares expected to be issued. The aggregate number of Ordinary Shares registered under the F-4 Registration Statement and covered by this prospectus is 44,677,866, and the aggregate number of Ordinary Shares expected to be issued upon the Closing is 44,671,726.

The difference of 6,140 Ordinary Shares between the number of Ordinary Shares covered by this prospectus and the number we expect to issue upon the Closing is attributable to the redemption of 6,140 HUDA Public Shares in connection with the Special Meeting, following which 22,063 HUDA Public Shares remain outstanding. The number of Ordinary Shares registered for issuance to the shareholders of Aiways Europe and to financial advisors of Aiways Europe differs from the number expected to be issued to each such group because 820,000 Ordinary Shares originally allocated to New York Fortune Corp. (“NYFC”) as an advisory equity fee will instead be issued to the Sellers. On October 20, 2026, the board of directors of Aiways Europe resolved not to issue or deliver those Ordinary Shares to NYFC, and NYFC disputes that determination and claims that it remains entitled to those Ordinary Shares or to monetary compensation of approximately $8.2 million. That re-allocation does not change the aggregate of 41,000,000 Ordinary Shares registered for issuance to those two groups together, and no Ordinary Shares in excess of the amounts registered under the F-4 Registration Statement will be issued under this prospectus. Because we expect to issue all 41,000,000 of those Ordinary Shares upon the Closing, any Ordinary Shares that we were required to issue to NYFC would exceed the amount registered under the F-4 Registration Statement for those two groups and would require a separate registration statement or an available exemption from registration. See “Risk Factors” and “Business of Aiways Europe — Legal Proceedings — Claim by New York Fortune Corp.”

In consideration for the Share Exchange, we will issue to the Sellers an aggregate number of Ordinary Shares having an aggregate value equal to $410,000,000, plus the amount of any Transaction Financing made into Aiways Europe or its subsidiaries prior to the Closing, with each Ordinary Share valued at $10.00 and with each Seller receiving its pro rata share based on the number of its Purchased Shares. In the Merger, each issued and outstanding share of HUDA Common Stock that is not redeemed will be converted into the right to receive one Ordinary Share, and each issued and outstanding HUDA Right will be converted into the right to receive one-fifth of one Ordinary Share. The Ordinary Shares issuable to the Sponsor consist of Ordinary Shares issuable in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Private Rights held by it, together with Ordinary Shares issuable in satisfaction of the Converted Sponsor Loans at a conversion price of $10.00 per Ordinary Share.

The Ordinary Shares issued pursuant to this prospectus will be issued in a transaction registered under the Securities Act and, accordingly, will not be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. Because HUDA is a shell company and Pubco is itself a shell company prior to the Closing, however, Rule 144 under the Securities Act will not be available for the resale of Pubco’s Ordinary Shares unless and until each of the conditions of Rule 144(i)(2) has been satisfied at the time of the proposed sale, and persons who are affiliates of a party to the Business Combination may be deemed underwriters within the meaning of Rule 145(c) under the Securities Act with respect to the Ordinary Shares they receive in the Business Combination. Any such person may resell those Ordinary Shares publicly only pursuant to an effective registration statement, such as the Resale Prospectus included in the registration statement of which this prospectus forms a part, or an available exemption from registration. See “Shares Eligible for Future Resale” and “Risk Factors.”

Alt-4

RISK FACTORS

An investment in the Ordinary Shares involves a high degree of risk. The section entitled “Risk Factors” included elsewhere in the registration statement of which this prospectus forms a part sets forth the risks relating to the Business Combination, to our business and industry, to our becoming a public company through the Business Combination, to the limited public float of the Ordinary Shares, to our status as a former shell company and the unavailability of Rule 144, and to the ownership of the Ordinary Shares, and that section forms a part of this prospectus in its entirety. You should carefully consider those risks, together with the other information in this prospectus, before deciding to invest in the Ordinary Shares. The risk factor captioned “Risks Related to this Offering by the Selling Shareholders” addresses the resale of Ordinary Shares under the Resale Prospectus and should be read together with the remaining risk factors.

Alt-5

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Ordinary Shares offered by this prospectus. The Ordinary Shares offered by this prospectus will be issued as consideration in the Business Combination and in satisfaction of the other obligations described under “The Issuance,” and not for cash. We will bear the costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus, including printing and delivery fees and the fees and expenses of our counsel and our accountants. This offering will not provide us with any capital to fund our operations or to address the substantial doubt about our ability to continue as a going concern. See “Risk Factors” and “Expenses Related to the Offering.”

Alt-6

PLAN OF DISTRIBUTION

Issuance of Ordinary Shares by Pubco

We are offering by this prospectus the issuance of up to 44,677,866 Ordinary Shares, all of which were previously registered under the F-4 Registration Statement and are included in this registration statement pursuant to Rule 429 under the Securities Act. No additional Ordinary Shares are being registered for issuance hereby; the resale of the Ordinary Shares offered by the Resale Prospectus is registered under the registration statement of which this prospectus forms a part, and a registration fee calculated in accordance with Rule 457(a) under the Securities Act is payable in connection with that resale registration. The Ordinary Shares offered by this prospectus will be issued by us directly to the Sellers, to HUDA’s public stockholders and holders of HUDA Rights, to the Sponsor, to Chardan and to certain financial advisors of Aiways Europe, in each case upon the closing of the Business Combination and in the amounts and on the terms determined under the Business Combination Agreement and the related transaction documents, and not pursuant to any offering effected by us for cash.

No underwriter, broker-dealer, agent or other person has been retained or engaged to offer, sell or otherwise facilitate the issuance of the Ordinary Shares offered by this prospectus, no underwriting syndicate has been formed, and no underwriting discounts, selling commissions, concessions or similar compensation will be paid by us or by any other person in connection with the issuance. We have not engaged in, and will not, directly or indirectly, request any financial advisor to engage in, any special selling efforts or any stabilization or price support activities in connection with the issuance of the Ordinary Shares offered by this prospectus. Because no FINRA member is participating in the issuance of the Ordinary Shares offered by this prospectus, no filing fee is payable to the Financial Industry Regulatory Authority in connection with this prospectus.

The Ordinary Shares issued under this prospectus will be issued in book-entry form through the facilities of The Depository Trust Company or in certificated form by our transfer agent, in each case in accordance with the Business Combination Agreement and our memorandum and articles of association, as amended and restated from time to time. The issuance of the Ordinary Shares offered by this prospectus is conditioned upon the consummation of the Business Combination, which remains subject to the satisfaction or, to the extent permitted, waiver of the remaining closing conditions set forth in the Business Combination Agreement, including the approval of the Ordinary Shares for listing on The Nasdaq Capital Market and the satisfaction of Nasdaq’s initial listing requirements. If the Business Combination is not consummated, none of the Ordinary Shares offered by this prospectus will be issued.

The Sponsor is an affiliate of HUDA, a shell company that is a party to the Business Combination; Aiways Tech Limited holds more than 10% of the outstanding shares of Aiways Europe and is an affiliate of Aiways Europe, a party to the Business Combination; and FU DING Investment Limited, which does not hold more than 10% of the outstanding shares of Aiways Europe, is itself a party to the Business Combination as a Joining Seller. Accordingly, each of them is deemed to be an “underwriter” within the meaning of Rule 145(c) under the Securities Act with respect to the Ordinary Shares it receives in the Business Combination, and the resale of those Ordinary Shares is registered under the Resale Prospectus included in the registration statement of which this prospectus forms a part. Ordinary Shares received in the Business Combination by other recipients who are not affiliates of a party to the Business Combination and who do not become affiliates of Pubco will not be subject to the resale restrictions of Rule 145(c), but may remain subject to the contractual lock-up restrictions described under “Shares Eligible for Future Resale — Lock-Up” and to the limitations on the availability of Rule 144 described under “Shares Eligible for Future Resale — Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.”

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by this prospectus. No registration fee is payable in respect of the Ordinary Shares offered by this prospectus, because those Ordinary Shares were previously registered under the F-4 Registration Statement and are being transferred to this registration statement pursuant to Rule 429(b) under the Securities Act, while a registration fee calculated in accordance with Rule 457(a) under the Securities Act is payable in connection with the registration of the resale of the Ordinary Shares offered by the Resale Prospectus. See “Expenses Related to the Offering” and Table 1 and Table 3 (Combined Prospectuses) of the filing fee table filed as Exhibit 107 to the registration statement of which this prospectus forms a part.

Alt-7

LEGAL MATTERS

The validity of the Ordinary Shares to be issued pursuant to this prospectus will be passed upon by Harney Westwood & Riegels, our British Virgin Islands counsel. Certain matters of U.S. federal income tax law relating to the Business Combination will be passed upon by iLead Law Group, P.C. Certain other matters of U.S. federal securities law in connection with the registration statement of which this prospectus forms a part are being passed upon for us by Womble Bond Dickinson (US) LLP.

ADDITIONAL INFORMATION FORMING PART OF THIS PROSPECTUS

The following sections of the registration statement of which this prospectus forms a part are furnished as part of this prospectus and should be read as if set forth in full herein: “Cautionary Note Regarding Forward-Looking Statements,” “Defined Terms,” “Prospectus Summary,” “Selected Historical Financial Data of HUDA,” “Risk Factors,” “Dividend Policy,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Information Related to Pubco,” “Other Information Related to HUDA,” the management’s discussion and analysis sections for Aiways Europe and HUDA, “Management,” “Executive Compensation,” “Certain Relationships and Related Party Transactions,” “Principal Shareholders,” “Description of Securities,” “Taxation,” “Shares Eligible for Future Resale,” “Expenses Related to the Offering,” “Enforcement of Civil Liabilities,” “Experts,” “Where You Can Find More Information” and the financial statements and related notes beginning on page F-1. No information is incorporated by reference into this prospectus.

End of alternate and additional pages for the Issuance Prospectus. The financial statements beginning on page F-1 and the index thereto that follows form a part of both the Resale Prospectus and the Issuance Prospectus.

Alt-8

INDEX TO FINANCIAL STATEMENTS

EUROEV HOLDINGS LIMITED

Page(s)
Report of Independent Registered Public Accounting Firm (PCAOB ID:1171)	F-2
Consolidated Balance Sheets as of December 31, 2024 and 2025	F-3
Consolidated Statements of Operations for the Period from October 16, 2024 (Inception) Through December 31, 2024 and for the year ended December 31, 2025	F-4
Consolidated Statement of Shareholder’s Deficit for the Period Ended December 31, 2024 and for the year ended December 31, 2025	F-5
Consolidated Statements of Cash Flows for the Period from October 16, 2024 (Inception) Through December 31, 2024 and for the year ended December 31, 2025	F-6
Notes to Consolidated Financial Statements for the Period Ended December 31, 2024 and for the year ended December 31, 2025	F-7

Unaudited Interim Condensed Consolidated Balance Sheets as of June 30, 2026 and 2025	F-9
Unaudited Interim Condensed Consolidated Statements of Operations for the six months ended June 30, 2026 and 2025	F-10
Unaudited Interim Condensed Consolidated Statements of Changes in Stockholder’s Deficit for the six months ended June 30, 2026 and 2025	F-11
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2026 and 2025	F-12
Notes to Unaudited Condensed Financial Statements	F-13

HUDSON ACQUISITION I CORP.

AIWAYS AUTOMOBILE EUROPE GMBH

Unaudited Interim Condensed Balance Sheets as of June 30, 2026 and 2025	F-90
Unaudited Interim Condensed Statements of Operations for the six months ended June 30, 2026 and 2025	F-91
Unaudited Interim Condensed Statements of Changes in Stockholder’s Deficit for the six months ended June 30, 2026 and 2025	F-92
Unaudited Interim Condensed Statements of Cash Flows for the six months ended June 30, 2026 and 2025	F-93
Notes to Unaudited Condensed Financial Statements	F-94

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of EUROEV Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of EUROEV Holdings Limited (the “Company”) as of December 31, 2025 and 2024 and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the year ended December 31, 2025 and the period from October 16, 2024 (inception) through December 31, 2024, and thes related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and the period from October 16, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of matter — Going Concern

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern. As described in Note 2, the Group has a significant working capital deficit, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Group’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2024.

San Mateo, California

July 30, 2026

EUROEV HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2024	December 31, 2025
	EUR	EUR	$
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses and other liabilities	—	92,081	108,066
Total current liabilities	—	92,081	108,066
Total liabilities	—	92,081	108,066

SHAREHOLDERS’ DEFICIT
Ordinary share (par value of $1.00 per share; 50,000 shares authorized; 1 share issued and outstanding as of December 31, 2025 and 2024)	1	1	1
Subscription receivable	(1)	(1)	(1)
Additional paid-in capital	1,526	28,051	32,710
Accumulated deficit	(1,526)	(120,132)	(140,776)
Total shareholders’ deficit	—	(92,081)	(108,066)
Total liabilities and deficit	—	—	—

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the period from October 16, 2024 (inception) through December 31, 2024	For the year ended December 31, 2025
	EUR	EUR	$
Operating expenses
General and administrative expenses	(1,526)	(118,606)	(139,196)
Total Operating expenses	(1,526)	(118,606)	(139,196)
Net loss	(1,526)	(118,606)	(139,196)

Loss per shares:
Ordinary shares – basic and diluted	(1,526)	(118,606)	(139,196)

Weighted average shares outstanding used in calculating basic and diluted loss per shares:
Ordinary shares – basic and diluted	1	1	1

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Ordinary shares		Subscription	Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	receivable	capital	deficit	deficit
Balance as of October 16, 2024 (inception) (EUR)	1	1	(1)	—	—	—
Net loss	—	—	—	—	(1,526)	(1,526)
Incorporation fees paid by the shareholder as paid in capital	—	—	—	1,526	—	1,526
Balance, December 31, 2024 (EUR)	1	1	(1)	1,526	(1,526)	—
Net loss	—	—	—	—	(118,606)	(118,606)
Expenses paid by shareholder on behalf of the company as paid in capital	—	—	—	26,525	—	26,525
Balance, December 31, 2025 (EUR)	1	1	(1)	28,051	(120,132)	(92,081)
Balance, December 31, 2025 ($)	1	1	(1)	32,710	(140,776)	(108,066)

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
STATEMENTS OF CASH FLOWS

	For the period from October 16, 2024 (inception) through December 31, 2024	For the year ended December 31, 2025
	EUR	EUR	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(1,526)	(118,606)	(139,196)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by shareholder on behalf of the Company as paid in capital	—	26,525	31,130
Changes in operating assets and liabilities:
Accrued expenses and other payables	—	92,081	108,066
Net cash used in operating activities	(1,526)	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Incorporation fees due from the shareholder	1,526	—	—
Net cash provided by financing activities	1,526	—	—

Net changes in cash	—	—	—
Cash at beginning of the period	—	—	—
Cash at end of the period	—	—	—

Supplemental disclosure of non-cash operating activities:
General and administrative expenses paid by the shareholder	1,526	26,525	31,130

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

EUROEV Holdings Limited (the ‘‘Company’’) was incorporated under the laws of British Virgin Islands on October 16, 2024. The Company and its wholly subsidiaries, Aiways Merger Sub, Inc., a Delaware corporation, (collectively, the “Group”), were formed for the purpose of effecting a merger among Hudson Acquisition I Corp. (“HUDA”), and Aiways Automobile Europe GmbH (“Aiways Europe”) through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on November 22, 2024. As a result of the Business Combination, HUDA and Aiways Europe will be surviving entities and will become wholly owned subsidiaries of the Company, with the Company serving as a public listed company whose shares shall be traded on Nasdaq.

2. GOING CONCERN

The Group’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Group incurred net losses of EUR118,606 ($139,196) and EUR1,526 for the year ended December 31, 2025 and the period from October 16, 2024 (inception) through December 31, 2024, respectively. As of December 31, 2025, the Group had a working capital deficit and shareholders’ deficit of EUR92,081 ($108,066). The Group’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Group will be able to reduce or eliminate its net losses for the foreseeable future. These conditions raise substantial doubt about the Group’s ability to continue as a going concern.

Management plans to address this uncertainty through continued financial support from shareholders or related parties. The Group’s financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Group be unable to continue as a going concern. Accordingly, management has concluded that these plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company include the financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

Principles of consolidation

The financial statements include the financial statements of the Company and its subsidiary. All transactions and balances among the Company have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; has the power to appoint or remove the majority of the members of the board of directors (the “Board”); and to cast majority of votes at the meeting of the Board or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All intercompany transactions and balances between the Company and its subsidiary have been eliminated upon consolidation.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported period in the financial statements and accompanying notes. Actual results could differ from those estimates.

EUROEV HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows from EUR into $ as of and for the year ended December 31, 2025 are solely for the convenience of the reader and were calculated at the rate of $1.00 to EUR0.8521, representing the noon buying rate in The City of New York for cable transfers of EUR as certified for customs purposes by the Federal Reserve Bank of New York on December 31, 2025. No representation is made that the EUR amounts represent or could have been, or could be, converted, realized or settled into $ at that rate on December 31, 2025, or at any other rate.

Related party transactions

For the year ended December 31, 2025 and the period from October 16, 2024 (inception) through December 31, 2024, the Company’s shareholder paid expenses of EUR26,525 ($31,130) and EUR1,526, respectively, on behalf of the company as paid in capital.

Ordinary shares

The authorized number of ordinary shares of the Company is 50,000 shares with par value of $1.00 each. As of December 31, 2025 and 2024, the Company had issued one ordinary share.

Subsequent events

The Group has assessed all events from December 31, 2025 up through July 30, 2026, which is the date that these financial statements are available to be issued, there are not any material subsequent events that require disclosure in these financial statements.

EUROEV HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2025	June 30, 2026
	EUR	EUR	US$
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses and other liabilities	92,081	121,260	138,443
Total current liabilities	92,081	121,260	138,443
Total liabilities	92,081	121,260	138,443

SHAREHOLDERS’ DEFICIT
Ordinary share (par value of US$1.00 per share; 50,000 shares authorized; 1 share issued and outstanding as of December 31, 2025 and June 30, 2026)	1	1	1
Subscription receivable	(1)	(1)	(1)
Additional paid-in capital	28,051	30,241	34,526
Accumulated deficit	(120,132)	(151,501)	(172,969)
Total shareholders’ deficit	(92,081)	(121,260)	(138,443)
Total liabilities and deficit	—	—	—

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the six months ended June 30,
	2025	2026
	EUR	EUR	US$
Operating expenses
General and administrative expenses	(28,639)	(31,369)	(35,814)
Total Operating expenses	(28,639)	(31,369)	(35,814)
Net loss	(28,639)	(31,369)	(35,814)

Loss per shares:
Ordinary shares – basic and diluted	(28,639)	(31,369)	(35,814)

Weighted average shares outstanding used in calculating basic and diluted loss per shares:
Ordinary shares – basic and diluted	1	1	1

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Ordinary shares		Subscription	Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	receivable	capital	deficit	deficit
Balance, December 31, 2024 (EUR)	1	1	(1)	1,526	(1,526)	—
Net loss	—	—	—	—	(28,639)	(28,639)
Balance, June 30, 2025 (EUR)	1	1	(1)	1,526	(30,165)	(28,639)
Balance, December 31, 2025 (EUR)	1	1	(1)	28,051	(120,132)	(92,081)
Net loss	—	—	—	—	(31,369)	(31,369)
Expenses paid by shareholder on behalf of the company as paid in capital	—	—	—	2,190	—	2,190
Balance, June 30, 2026 (EUR)	1	1	(1)	30,241	(151,501)	(121,260)
Balance, June 30, 2026 (US$)	1	1	(1)	34,526	(172,969)	(138,443)

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2025	2026
	EUR	EUR	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(28,639)	(31,369)	(35,814)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by shareholder on behalf of the Company as paid in capital	—	2,190	2,500
Changes in operating assets and liabilities:
Accrued expenses and other payables	28,639	29,179	33,314
Net cash used in operating activities	—	—	—

Net changes in cash	—	—	—
Cash at beginning of the period	—	—	—
Cash at end of the period	—	—	—

Supplemental disclosure of non-cash operating activities:
General and administrative expenses paid by the shareholder on behalf of the Company as paid in capital	—	2,190	2,500

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations

EUROEV Holdings Limited (the ‘‘Company’’) was incorporated under the laws of British Virgin Islands on October 16, 2024. The Company and its wholly subsidiaries, Aiways Merger Sub, Inc., a Delaware corporation, (collectively, the “Group”), were formed for the purpose of effecting a merger among Hudson Acquisition I Corp. (“HUDA”), and Aiways Automobile Europe GmbH (“Aiways Europe”) through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on November 22, 2024. As a result of the Business Combination, HUDA and Aiways Europe will be surviving entities and will become wholly owned subsidiaries of the Company, with the Company serving as a public listed company whose shares shall be traded on Nasdaq.

2. Going concern

The Group’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Group incurred net losses of EUR31,369 ($35,814) and EUR28,639 for the six months ended June 30, 2026 and 2025, respectively. As of June 30, 2026, the Group had a working capital deficit and shareholders’ deficit of EUR121,260 ($138,443). The Group’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Group will be able to reduce or eliminate its net losses for the foreseeable future. These conditions raise substantial doubt about the Group’s ability to continue as a going concern.

Management plans to address this uncertainty through continued financial support from shareholders or related parties. The Group’s financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Group be unable to continue as a going concern. Accordingly, management has concluded that these plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company include the financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

Principles of consolidation

The financial statements include the financial statements of the Company and its subsidiary. All transactions and balances among the Company have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; has the power to appoint or remove the majority of the members of the board of directors (the “Board”); and to cast majority of votes at the meeting of the Board or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All intercompany transactions and balances between the Company and its subsidiary have been eliminated upon consolidation.

EUROEV HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported period in the financial statements and accompanying notes. Actual results could differ from those estimates.

Convenience translation

The accompanying consolidated financial statements are presented in United States dollar (“$”).

Translations of balances in the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows from EUR into $ as of June 30, 2026 and for the six months ended June 30, 2026 are solely for the convenience of the reader and were calculated at the rate of $1.00 to EUR0.8759, representing the noon buying rate in The City of New York for cable transfers of EUR as certified for customs purposes by the Federal Reserve Bank of New York on June 30, 2026. No representation is made that the EUR amounts represent or could have been, or could be, converted, realized or settled into $ at that rate on June 30, 2026, or at any other rate.

Related party transactions

For the six months ended June 30, 2026 and 2025, the Company’s shareholder paid expenses of EUR2,190 ($2,500) and nil, respectively, on behalf of the company as paid in capital.

Ordinary shares

The authorized number of ordinary shares of the Company is 50,000 shares with par value of $1.00 each. As of June 30, 2026 and December 31, 2025, the Company had issued one ordinary share.

Subsequent events

The Group has assessed all events from June 30, 2026 up through September 15, 2026, which is the date that these financial statements are available to be issued, there are not any material subsequent events that require disclosure in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of Hudson Acquisition I Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hudson Acquisition I Corp. (the “Company”) as of December 31, 2025, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a significant working capital deficit, a significant accumulated stockholders’ deficit and needs to raise additional funds to meet its obligations and sustain its operations. As a Special Purpose Acquisition Company, the Company was formed to effect a merger, capital stock exchange, asset acquisition, or similar business combination with one or more businesses (a “Business Combination”). On January 22, 2025, the Company received written notice (the “Notice Letter”) from the Nasdaq Hearings Panel (the “Panel”) indicating that the Panel had determined to delist the Company’s securities from The Nasdaq Stock Market LLC (“Nasdaq”) and that trading in the Company’s securities would be suspended at the open of trading on January 24, 2025, which constitutes a subsequent event that may further impact its access to capital markets and ability to secure financing.

Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HCL, PLLC
Certified Public Accountants
PCAOB ID: 7222

We have served as the Company’s auditor since 2026.

Chicago, IL

April 24, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of Hudson Acquisition I Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hudson Acquisition I Corp. (the “Company”) as of December 31, 2024, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the years for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a significant working capital deficit, a significant accumulated stockholder deficit and needs to raise additional funds to meet its obligations and sustain its operations. As a Special Purpose Acquisition Company, the Company was formed to effect a merger, capital stock exchange, asset acquisition, or similar business combination with one or more businesses (a “Business Combination”). On January 22, 2025, the Company received written notice (the “Notice Letter”) from the Nasdaq Hearings Panel (the “Panel”) indicating that the Panel had determined to delist the Company’s securities from The Nasdaq Stock Market LLC (“Nasdaq”) and that trading in the Company’s securities would be suspended at the open of trading on January 24, 2025, which constitutes a subsequent event that may further impact its access to capital markets and ability to secure financing.

Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2024.

San Mateo, California

May 23, 2025

HUDSON ACQUISITION I CORP.

BALANCE SHEETS

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$346,611	$68,758
Prepaid expenses and other current assets	5,000	6,200
Total current assets	351,611	74,958

Marketable securities held in Trust Account	406,761	1,122,381
Interest receivable	1,283	4,217
Right-of-use assets, net	36,814	56,123
Total assets	$796,469	$1,257,679

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$817,509	$507,373
Franchise tax payable	200,000	298,886
Income tax payable	937,000	943,000
Excise tax payable	725,989	719,176
Notes payable – bridge loan	1,500,000	1,491,312
Convertible notes payable – related party	1,115,977	560,021
Short-term lease liabilities	13,605	13,066
Total current liabilities	5,310,080	4,532,834
Deferred underwriting commissions	2,723,060	2,723,060
Long-term lease liabilities	12,115	25,720
Total liabilities	8,045,255	7,281,614

Commitments and Contingencies (Note 5)
Common stock subject to possible redemption, 36,771 and 98,263 shares at redemption value of $11.03 and $9.21 per share as of December 31, 2025 and 2024, respectively	$595,889	$904,670

Stockholders’ deficit:
Common stock, par value $0.0001, 200,000,000 shares authorized; 2,082,825 shares issued and outstanding as of December 31, 2025 and 2024, respectively	$209	$209
Accumulated deficit	(7,844,884)	(6,928,814)
Total stockholders’ deficit	(7,844,675)	(6,928,605)
Total liabilities, redeemable common stock and stockholders’ deficit	$796,469	$1,257,679

The accompanying notes are an integral part of these audited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2025	2024
Operating expenses:
General and administrative expenses	$575,512	$993,775
Franchise tax expense	353,850	58,412
Loss from operations	(929,362)	(1,052,187)
Other income (expense):
Interest earned on marketable securities held in Trust Account	40,060	582,231
Interest earned on cash account	2,105	3,307
Loss on overpayment of franchise tax	—	(172,166)
Fair value adjustment on convertible debt	—	790
Other income (expense), net	42,165	414,162

Loss before income taxes	(887,197)	(638,025)
Provision for income taxes	6,000	(179,000)
Net loss	$(881,197)	$(817,025)

Net income attributable to common stock subject to possible redemption – as adjusted	46,060	597,539
Basic and diluted weighted-average shares outstanding, common stock subject to possible redemption	85,122	777,107
Basic and diluted net income per share, common stock subject to possible redemption – as adjusted	$0.54	$0.77
Net loss attributable to common stockholders	(927,257)	(1,414,564)
Weighted-average common shares outstanding, basic and diluted	2,082,825	2,082,825
Net loss per share common share, basic and diluted	$(0.45)	$(0.68)

The accompanying notes are an integral part of these audited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Deficit
Balance as of December 31, 2023	2,082,825	$209	$(4,728,997)	$(4,728,788)
Accretion of carrying value to redemption value	—	—	(1,125,315)	(1,125,315)
Excise tax payable attributable to redemption of common stock	—	—	(257,477)	(257,477)
Net income	—	—	(817,025)	(817,025)
Balance as of December 31, 2024	2,082,825	$209	$(6,928,814)	$(6,928,605)
Accretion of carrying value to redemption value	—	—	(28,060)	(28,060)
Excise tax payable attributable to redemption of common stock	—	—	(6,813)	(6,813)
Net loss	—	—	(881,197)	(881,197)
Balance as of December 31, 2025	2,082,825	$209	$(7,844,884)	$(7,844,675)

The accompanying notes are an integral part of these audited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net (loss)/income	$(881,197)	$(817,025)
Adjustments to reconcile net loss to net cash used in operating activities:	—
Interest earned on cash and marketable securities held in Trust Account	(40,060)	(582,231)
Change in fair value of convertible notes payable, related party	—	(790)
Amortization expenses	27,997	17,736
Interest expenses	1,331	123
Lease payments	(14,397)	(20,777)
Change in operating assets and liabilities:
Prepaid expenses and other current assets	1,200	5,548
Accounts payable and accrued expenses	310,137	(94,097)
Franchise tax payable	(98,886)	230,578
Income tax payable	(6,000)	179,000
Net cash used in operating activities	(699,875)	(1,081,935)

INVESTING ACTIVITIES
Investment of cash in Trust Account	—	(552,954)
Cash withdrawn from Trust Account	758,613	26,045,551
Net cash provided by investing activities	758,613	25,492,597

FINANCING ACTIVITIES
Redemption of common stock	(681,347)	(25,747,589)
Proceeds from receipt of clawbacked income tax related to redemption	344,506	—
Proceeds from bridge loan	—	1,476,882
Proceeds from convertible notes payable – related party	701,981	187,103
Repayment of convertible notes payable- related party	(146,025)	(270,000)
Net cash provided by (used in) financing activities	219,115	(24,353,604)
Net increase (decrease) in cash during period	277,853	57,058
Cash and cash equivalents, beginning of period	68,758	11,700
Cash and cash equivalents, end of period	$346,611	$68,758

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Change in value of common stock subject to possible redemption	$(28,060)	$24,622,274
Original debt discount on bridge loan	$—	$23,118
Lease liabilities arising from obtaining ROU assets	$—	$59,428

The accompanying notes are an integral part of these audited financial statements.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS

Hudson Acquisition I Corp. (“Hudson” or the “Company”) was incorporated in the State of Delaware on January 13, 2021. The Company’s business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company has selected December 31 as its fiscal year end.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Hudson Acquisition I Corp.

As of December 31, 2025, the Company had not commenced core operations. All activity for the period from January 13, 2021 (inception) through December 31, 2025 relates to the Company’s formation and raising funds through the initial public offering (“Initial Public Offering”), which is described below, and efforts in identifying a target to consummate an Initial Business Combination. The Company will not generate any operating revenues until after the completion of an Initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement pursuant to which the Company registered its securities offered in the Initial Public Offering was declared effective on October 14, 2022. On October 18, 2022, the Company consummated its Initial Public Offering and sold 6,000,000 units (the “Units”) at a price to the public of $10.00 per Unit, resulting in total gross proceeds of $60,000,000 (before underwriting discounts and commissions and offering expenses). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”) and one right to receive one-fifth (1/5) of a share of the Common Stock upon the consummation of an Initial Business Combination (“Right”).

Simultaneously with the closing of the Initial Public Offering, the Company’s sponsor, Hudson SPAC Holding LLC (the “Sponsor”) should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”) (see Note 3).

October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan Capital Markets, LLC dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

Following the closing of the Initial Public Offering and Overallotment, an amount of $69,479,795 was placed in a Trust Account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the Trust Account were invested only in United States government Treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay for income or other tax obligations, the remaining proceeds will not be released from the Trust Account until the earlier of the completion of an Initial Business Combination or the Company’s liquidation. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company will complete the Initial Business Combination to the extent not used to pay redeeming stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of the Company’s existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Initial Business Combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after the Initial Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to those persons after the Initial Business Combination.

The Company intends to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist with the search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed estimates, as well as for reimbursement of any out-of-pocket expenses incurred by insiders, officers and directors in connection with activities on the Company’s behalf as described below.

The allocation of the net proceeds available to the Company outside of the Trust Account, along with the interest earned on the funds held in the Trust Account available to pay for income and other tax liabilities, represents the best estimate of the intended uses of these funds. In the event that the assumptions prove to be inaccurate, the Company may reallocate some of such proceeds within the above-described categories. If the estimate of the costs of undertaking due diligence and negotiating the Initial Business Combination is less than the actual amount necessary to do so, or the amount of interest available to the Company from the Trust Account is insufficient as a result of the volatile interest rate environment, the Company may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, the Company could seek such additional capital through loans or additional investments from the Sponsor or third parties. The Sponsor has agreed to loan the Company up to an aggregate of $1,000,000 to be used for working capital purposes pursuant to a Promissory Note. As of June 30, 2026, the Company had $1,234,779 in borrowings under the Promissory Note (see Note 3). If the Company is unable to obtain the necessary funds, it may be forced to cease searching for a target business and liquidate without completing the Initial Business Combination.

The Company will likely use substantially all of the net proceeds of the Initial Public Offering, including the funds held in the Trust Account, in connection with the Initial Business Combination and to pay expenses relating thereto, including the deferred underwriting discounts payable to the underwriters. To the extent that the Company’s capital stock is used in whole or in part as consideration to effect the Initial Business Combination, the proceeds held in the Trust Account which are not used to consummate an Initial Business Combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH, a German limited liability company engaged in the business of developing electric powered vehicles and vehicle (“Aiways”). Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

To the extent that the Company is unable to consummate an Initial Business Combination, the Company will pay the costs of liquidation from the remaining assets outside of the Trust Account. If such funds are insufficient, the Sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

If no business combination is completed prior to the mandatory liquidation date, the proceeds then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of the public shares. The Sponsor, directors, director nominees and officers will enter into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the Initial Business Combination within such time period.

In connection with the shares purchased by the founders, the founders waive any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Initial Public Offering will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an Initial Business Combination.

Extension Amendment

On July 17, 2023, the Company held the Special Meeting. On June 28, 2023, the record date for the Special Meeting, there were 8,928,125 shares of common stock outstanding, in which 8,556,625 were entitled to vote at the Special Meeting, approximately 84% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month. This amendment increased the time the Company has to consummate an Initial Business Combination from the original maximum amount of 15 months to 18 months from the Initial Public Offering date. In connection with the votes to approve the proposals above, the holders of 4,427,969 shares of common stock of the Company properly exercised their right to redeem their shares for approximately $10.43 per share. Following such redemptions, $46,169,982 was withdrawn from the trust account on July 25, 2023 and 2,417,331 Public Shares remained outstanding as of December 31, 2023.

On July 17, 2023, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month and (ii) eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 of less than $5,000,001.

On April 17, 2024, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond April 18, 2024, up to nine (9) times for an additional (1) month each time to January 18, 2025, upon the deposit into the Trust Account of $25,000 for each calendar month and (ii) to remove the geographic limitations for a Business Combination., which requires the deletion of Section J of the Sixth Article in the Charter: “J. At no time, the Corporation shall undertake a Business Combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau).” In connection with the vote to approve the Extension Amendment, the holders of 2,315,868 shares of Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.10 per share, for an aggregate redemption amount of $25,712,132. Following such redemptions, 101,463 Public Shares remained outstanding.

On July 5, 2024, the Company held the Special Meeting. On June 4, 2024, the record date for the Special Meeting, there were 1,816,463 shares of common stock outstanding, and 2,184,288 shares of common stock and units entitled to be voted at the Special Meeting, approximately 98% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to an amendment to the Charter in the form set forth in Annex A to the Proxy Statement to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from January 18, 2025, up to nine (9) times for an additional one (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024. The stockholders also approved an amendment to the Charter to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to the Charter in the form set forth in forth in Annex B to the Proxy Statement to amend Article Sixth of the Charter by adding a definition of IPO Rights, and Sixth (A)(ii) by adding “and IPO Rights” and (“and rights”) to read: “or (ii) provide its holders of 8 IPO Shares and IPO Rights with the opportunity to sell their shares and rights to the Corporation by means of a tender offer (“Tender Offer”)”.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

On July 10, 2024, the Company filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond January 18, 2025, up to nine (9) times for an additional (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024.

In connection with the vote to approve the Extension Amendment, the holders of 3,200 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $35,457. Following such redemptions, 98,263 Public Shares remained outstanding as of December 31, 2024.

On October 15, 2025, the Company held the Special Meeting. On September 25, 2025, the record date for the Special Meeting, there were 2,181,088 shares of common stock outstanding, and 2,181,088 shares of common stock entitled to be voted at the Special Meeting, approximately 96% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation pursuant to an amendment to the Charter in the form set forth in Annex A to the Proxy Statement to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from October 18, 2025, up to nine (9) times for an additional one (1) month each time to July 18, 2026, and does not require monthly deposits into the Trust Account.

On October 15, 2025, the Company filed a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond October 18, 2025, up to nine (9) times for an additional (1) month each time to July 18, 2026, and will no longer require monthly deposits into the Trust Account.

In connection with the vote to approve the Extension Amendment, the holders of 61,492 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $681,347. Following such redemptions, 36,771 Public Shares remained outstanding as of December 31, 2025.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic, Russia-Ukraine war, and the Middle East geopolitical tension on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position and outlook for an Initial Business Combination, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s future operating results and financial position after any such Initial Business Combination in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.

Liquidity and Capital Resources

As of December 31, 2025, the Company had a working capital deficit of $4,958,469, the Company also has an accumulated deficit of $7,844,884. The Company may raise additional capital through loans or additional investments from the Sponsor or its stockholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or at least one year from the date that the financial statements were issued.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until July 18, 2026, assuming the monthly extension requirements are satisfied, to consummate a Business Combination (the “Combination Period”). Following the first extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond July 18, 2023 up to nine times for an additional one month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 in each calendar month. Following the second extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond April 18, 2024 up to an additional nine times for an additional one month each time to January 18, 2025 upon the deposit into the Trust Account of $25,000 each calendar month. Following the third extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond January 18, 2025, up to an additional nine times for an additional one month each time to October 18, 2025, with extension payments in connection with the first and second extension ending on July 5, 2024. Following the fourth extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond October 18, 2025, up to an additional nine times for an additional one month each time to July 18, 2026, with no further extension payments. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by July 18, 2026, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to complete a Business Combination prior to the end of the Combination Period. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the end of the Combination Period.

Business combination and related agreement

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH, a German limited liability company engaged in the business of developing electric powered vehicles and vehicle (“Aiways”). Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

Nasdaq Compliance

On July 23, 2024, the Company received a notice from The NASDAQ Stock Market (“Nasdaq”) that its securities will be delisted from The Nasdaq Global Market. On December 15, 2023, the staff of Nasdaq (the “Staff”) notified the Company that the market value of its listed securities had been below the minimum $50,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(A) (the “Rule”) for the previous 30 consecutive trading days. Therefore, in accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until June 12, 2024, to regain compliance with the Rule. However, the Company did not regain compliance with the Rule. 9.

In addition, based on the Staff’s review of the Company’s Definitive Proxy Statement filed June 24, 2024, the Staff determined that the Company does not comply Listing Rule 5450(b)(2)(A), requiring a minimum 1,100,000 Publicly Held Shares, and Listing Rule 5450(b)(2)(C), requiring a minimum of $15 million Market Value of Publicly Held Shares requirement.

Based on the Company’s equity information as of July 22, 2024, the Company does not comply with the requirement for continued listing on the Nasdaq Capital Market under Listing Rule 5550. Additionally, the Staff has concerns that the Company may also no longer comply with the minimum 400 Total Holders requirement of Listing Rule 5450(a)(2) due to the substantial number of shareholder redemptions and low number of shares remaining outstanding. Finally, the Company failed to timely file its Form 10-K for the year ended December 31, 2023, and its Form 10-Q for the period ended March 31, 2024, as required by Listing Rule 5250(c)(1). Accordingly, these matters each serve as additional and separate basis for delisting.

Under Listing Rule 5810, a company that fails to comply with the continued listing requirements is normally afforded a compliance period or the ability to submit a plan of compliance in order to be granted time to regain compliance. However, given that the Company fails to comply with multiple continued listing requirements by such significant margins, and that each of these requirements is related to the security’s liquidity necessary to maintain a fair and orderly market, the Staff has determined to apply more stringent criteria pursuant to its discretionary authority set forth in Listing Rule 5101. Accordingly, the Staff has concluded that continued listing is inappropriate and to delist the Company’s securities in order to maintain the quality of and public confidence in the Nasdaq market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.

Accordingly, the Staff has determined that the Company’s securities will be delisted from The Nasdaq Global Market. On July 11, 2025 a Form 25-NSE was filed with the Securities and Exchange Commission (the “SEC”), which removed the Company’s securities from listing and registration on The Nasdaq Stock Market.

In response to the Nasdaq delisting notice, the Company has taken the following actions:

●	On July 23, 2024, the Company applied to transfer from Nasdaq Global Market to Nasdaq Capital Market.

●	On July 24, 2024, the Company requested a hearing and paid the $20,000 fee for the hearing.

●	On July 24, 2024, the Company received hearing instructions from Nasdaq, and has secured the hearing date for August 22, 2024.

The Company submitted its written submission to Nasdaq on August 2, 2024. The Company has also confirmed with Nasdaq that, in the event that the Company is delisted, the delisting will not preclude the combined entity (the de-SPAC entity) from receiving initial listing approval for listing on the Nasdaq Stock Market. In fact, the combined entity will be held to the same quantitative initial listing standards irrespective of the listing status of the SPAC as a business combination resulting in a change of control and/or a de-SPAC business combination necessitates initial listing approval.

The Company filed its Form 10-K for the year ended December 31, 2023 on July 23, 2024. The Company filed its Form 10-Q for the three months ended March 31, 2024 on August 2, 2024.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

On August 12, 2024, the Company received a notification from Nasdaq that it has cured its filing discrepancies under Listing Rule 5250(c)(1). The Company has come up with a series of action plans to regain compliance, and presented its case to Nasdaq Panel on its hearing on August 22, 2024.

In connection with the foregoing, and the information presented to the Nasdaq Panel, Nasdaq issued a letter to the Company on September 27, 2024, which stated, in pertinent part, that based on the information presented to the panel, the Company’s request for an exception to complete its plan of compliance has been granted. Thus, the Panel has granted the Company’s request for continued listing on the Exchange, subject to the following:

1.	On or before October 4, 2024, the Company shall provide a detailed update to the Panel on the status of its merger with Aiways and the status of all completed transfers of Founder Shares and Private Placement Shares. Additionally, the Company shall provide the Panel and Nasdaq Listing Qualifications Staff with copies of all agreements related to the share transfers. The Panel requests Nasdaq Staff to review the agreements related to the shares transfer and to indicate to the Panel whether any additional deficiencies arise from the transactions. The Company must promptly respond to any requests from Nasdaq Staff for additional information. To date, the Company has completed this first request from Nasdaq.

2.	On or before November 22, 2024, the Company must complete the transfer of the remainder of the Founder Shares and Private Placement Shares and shall provide the Panel with a list of all transferees, a description of how the Company identified the transferee, and a detailed description of any differences in the agreements between each of these transfers and with the agreements for the initial transfers. The Company is in the process of completing this request, and expects to complete this request on or before November 22, 2024.

3.	On or before January 20, 2025, the Company must complete the proposed Business Combination and demonstrate, by means of a listing approval from Nasdaq Staff, compliance with IM-5101-2 and all applicable initial listing requirements for listing the combined company on the Capital Market.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) has determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, Hudson was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel has determined to delist the HUDA’s securities from Nasdaq and will suspend trading in those securities effective at the open of business on January 24, 2025. On July 11, 2025, Nasdaq filed a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed, which removed the Company’s securities from listing and registration on The Nasdaq Stock Market.

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include deposits held at financial institutions, and investments in government money market funds. Government money market funds are short-term, highly liquid investments that are readily convertible to known amounts of cash and present an insignificant risk of changes in value. These investments are measured at cost, which approximates fair value, and are included within “Cash and cash equivalents” on the consolidated balance sheets.

The Company closed its bank operating account in April 2025 and opened an investment account in September 2025. All cash and cash equivalents balance of $346,611 are invested in Government Money Market as of December 31, 2025.

Marketable Securities Held in Trust Account

The Company classifies its Marketable Securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. When the Company’s investments held in the Trust Account are comprised of money market securities, the investments are classified as trading securities. Gains and losses resulting from the change in fair value of these securities is included in interest earned on investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Since the completion of its IPO on October 14, 2022, and through December 31, 2025, the Company withdrew $672,843 from the Trust Account in total to pay its liabilities related to the income taxes and Delaware franchise taxes. Through December 31, 2025, the Company remitted $215,265, $236,286 and $216,450 to the Delaware franchise tax authorities to pay its outstanding Delaware franchise tax of the fiscal year 2022, 2023 and 2024, respectively, which resulted in $4,842 in excess of the total withdrawn from the Trust Account not remitted to the tax payments, but held in HUDA’s operating account for upcoming tax payments, including the 2025 franchise tax, but not used for operating expenses. On September 30, 2025, HUDA regained the Certificate of Good Standing from the State of Delaware.

The Company continues to incur further tax liabilities and intends to cover such liabilities from the funds in its operating account and, if necessary, from the proceeds from the promissory note to Sponsor, without additional withdrawals from the Trust Account, until the excess of the funds withdrawn from the Trust Account over the amounts remitted to the government authorities is cured.

Offering Costs

Offering costs consist of professional fees, filing, regulatory and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit (equity) section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital and accumulated deficit.

As of December 31, 2025 and 2024, the common stock subject to possible redemption reflected on the balance sheet is reflected in the following table:

Common stock subject to possible redemption, December 31, 2023	$25,526,944
Less:
Redemption of common stock in connection with Trust Extension	(25,747,589)
Add:
Accretion of carrying value to redemption value	1,125,315
Common stock subject to possible redemption, December 31, 2024	$904,670
Less:
Redemption of common stock in connection with Trust Extension	(681,347)
Add:
Accretion of carrying value to redemption value	28,060
Clawbacked income tax to prior redemption of common stock	344,506
Common stock subject to possible redemption, December 31, 2025	$595,889

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unpaid tax liabilities as income tax expense. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Share of Common Stock

The Company has two outstanding classes of shares, which are referred to as redeemable common stock and non-redeemable common stock. Earnings and losses are shared pro rata between the two classes of stock. The 36,771 and 98,263 redeemable shares of common stock for which the outstanding Public Rights are exercisable were excluded from diluted earnings and losses per share for the years ended December 31, 2025 and 2024, respectively because they are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per share of common stock for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of shares.

	For the Year Ended December 31,
	2025	2024
Common stock subject to possible redemption
Numerator: Earnings allocable to common stock subject to redemption
Net income attributable to common stock subject to possible redemption, as adjusted	$46,060	$597,539
Denominator: Weighted average common shares subject to redemption
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	85,122	777,107
Basic and diluted net income per share, common stock subject to possible redemption	$0.54	$0.77

Non-Redeemable common stock
Numerator: Net loss minus net earnings – Basic and diluted
Net loss	$(881,197)	$(817,025)
Less: net income attributable to common stock subject to redemption	(46,060)	(597,539)
Net loss attributable to non-redeemable common stock, as adjusted	$(927,257)	$(1,414,564)
Denominator: Weighted average non-redeemable common shares
Weighted-average non-redeemable common shares outstanding, basic and diluted	2,082,825	2,082,825
Basic and diluted net loss per share, non-redeemable common stock	$(0.45)	$(0.68)

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2025, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Leases

The Company accounts for leases under Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and was adopted as of the beginning of the periods presented. The core principle of this standard is that a lessee should recognize the assets and liabilities that arise from leases, by recognizing in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. In accordance with the guidance of Topic 842, leases are classified as finance or operating leases, and both types of leases are recognized on the balance sheet.

The Company recognizes right-of-use assets and lease liabilities for leases with terms greater than 12 months. Leases are classified as either finance or operating leases. This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. As of December 31, 2025, the Company has one operating lease.

The Company’s right-of-use asset relates to a three-year lease on a Lexus vehicle, which includes an option to purchase at the end of the leases. However, the company has no intention of purchasing the vehicle at the end of the lease term and will return the vehicle to the dealer.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s lease is capitalized at the present value of the minimum lease payments not yet paid. The Company uses the Company’s incremental borrowing rate for a period comparable to the lease term in order to calculate net present value of the lease liability.

Unit Purchase Option

At the closing of the Initial Public Offering, the Company sold to the underwriter, for an aggregate of $100, an option (the “UPO”) to purchase 57,500 Units, including over-allotment. The over-allotment option was not exercised in full on October 21, 2022, therefore, the UPO was reduced pro-rata to 57,044 Units, and had a fair value of $25,099. The UPO will be exercisable at any time, in whole or in part, between the close of the business combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50 (or 115% of the public unit offering price). The Company accounts for the Unit Purchase Option, inclusive of the receipt of $100 cash payment, as an offering cost of the Initial Public Offering resulting in a charge directly to stockholders’ (deficit) equity. The Unit Purchase Option and such units purchased pursuant to the Unit Purchase Option, as well as the common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Unit Purchase Option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Representative Shares

The Company agreed to issue to the underwriter at the closing of the Initial Public Offering up to 136,906 representative shares (“Representative Shares”), due to the partial exercise of the over-allotment, which will be issued upon the completion of the Initial Business Combination. The representative shares had an initial fair value of $327,205 and are included as deferred underwriting commissions in the accompanying balance sheets.

Recent Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGCs can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company does not expect to adopt this guidance early and does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In November 2024, the FASB issued ASU 2024-03, “Reporting Comprehensive Income — Expense Disaggregation Disclosures”, which focuses on improving the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, SG&A, and research and development). ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures”. The amendment in ASU 2025-01 amends the effective date of ASC 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of is permitted. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments — Credit Losses (Topic 326)”. The amendments in this update provide: (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606: (1) as for practical expedient, in developing reasonable and supportable forecasts as part of estimating expected credit losses, all entities may elect a practical expedient that assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset; and (2) as for accounting policy election, an entity other than a public business entity that elects the practical expedient is permitted to make an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

Recent accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its financial position, results of operations, cash flows or disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3 — RELATED PARTY TRANSACTIONS

The Company’s related parties are its sponsor, Hudson SPAC Holding LLC and Pengfei Xie, the Company’s founder and Chief Financial Officer.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”) (see Note 3). On October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan Capital Markets, LLC dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

Promissory Note — Related Party

On April 5, 2021, as further amended on April 28, 2021 and September 8, 2022, the Company entered into a promissory note with the Sponsor for principal amount up to $1,000,000. The promissory note is non-interest bearing and matures on the earlier of: (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The principal balance may be prepaid at any time. A maximum of $1,000,000 of such loans may be converted into Units, at the price of $10.00 per Unit at the option of the Sponsor.

On May 6, 2021, the Company made a drawdown of $300,000 on the promissory note. On April 15 and August 19, 2022, the Company made additional drawdowns of $100,000 and $100,000 on the promissory note, respectively.

On December 1, 2022, the Sponsor applied the outstanding balance on the Promissory Note of $500,000 towards the payments for Private Placement Units.

On July 20, 2023, the Company and the Sponsor amended and restated the promissory note, dated as of April 5, 2021, providing for loans up to $1,000,000 in the aggregate. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. At the election of the Sponsor, up to $1.0 million of the loans under the promissory note may be settled in Units at a conversion rate of $10.00 per Unit, with each private unit comprised of one share of common stock of the Company and one right to one-fifth of a share of the Company’s common stock. During the year ended December 31, 2023, the Company made draws of $403,708.

In connection with the approval of the extension amendment proposal, on July 18, 2023, the Sponsor entered into a non-interest bearing, unsecured promissory note issued by the Company in favor of the Sponsor (the “Extension Note”), providing for loans up to the aggregate principal amount of $720,000. On July 24, 2023, pursuant to the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, $80,000 was deposited into the Trust Account for a one-month extension. $80,000 will be deposited into the Trust Account each month the Company determines to extend the date by which it must consummate an Initial Business Combination. The Company has elected to extend such date until April 18, 2024, and an aggregate deposit of $720,000 of the proceeds of the Extension Note were made into the Trust Account. The Extension Note bears no interest and all unpaid principal under the Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The Extension Note balance was $240,000 as of December 31, 2025 and 2024, respectively.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH. Pursuant to the Business Combination Agreement, upon the completion of the business combination, EuroEV Holding (the “Pubco”) will be the only surviving entity and all the Company’s common stocks will be dissolved in exchange for the Pubco common stock at 1:1 ratio. Concurrent with the business combination, the Company, Pubco, the Sponsor and Pengfei Xie (the “Sponsor Guarantor”) agreed that the Company’s obligations under any loans made by the Sponsor to the Company prior to the closing, up to an aggregate of $1,500,000 (the “Converted Sponsor Loans”) will be converted into Pubco Ordinary Shares at the closing at a conversion price of $10.00 per Pubco Ordinary Share. Upon execution of the Business Combination Agreement, all the Company’s previous and future loans from the Sponsor will only be converted into Pubco Ordinary Shares During the year ended December 31,2025, the Company paid back $146,025 and made draws of $701,981. As of December 31, 2025 and 2024, there was $1,115,977 and $560,021, respectively, outstanding balance on the Convertible notes payable — related party account.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

Administrative Support Agreement

Commencing on October 14, 2022, the Company has agreed to pay the Sponsor or its affiliate a total of $20,000 per month for office space, utilities, and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the years ended December 31, 2025 and 2024, the Company incurred $240,000 and $240,000, respectively, on administrative support fees.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) the Founder Shares, which were issued in a private placement prior to the closing of the Initial Public Offering, and (ii) Private Placement Units, which were sold simultaneously with the closing of the Initial Public Offering, are entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of the majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our Initial Business Combination.

Underwriting Agreement

The underwriters received a cash underwriting discount of $0.20 per Unit, or $1,369,060 and were paid offering expenses of $100,000 upon closing of the Initial Public Offering including the overallotment. As of December 31, 2025 and 2024, the Company had recorded deferred underwriting commissions of $2,723,060 payable only upon completion of the Initial Business Combination, which consisted of commissions and representative shares issuable in connection with the Initial Public Offering. The Company agreed to issue to the underwriter at the closing of the Initial Public Offering up to 136,906 representative shares (“Representative Shares”), due to the partial exercise of the over-allotment, which will be issued upon the completion of the Initial Business Combination. The representative shares had an initial fair value of $327,205.

Excise Tax

The Inflation Reduction Act of 2022 imposes a 1% Excise Tax on the repurchase of corporate stock by a publicly traded U.S. corporation following December 31, 2022. For purposes of the Excise Tax, a repurchase will generally include redemptions, corporate buybacks and other transactions in which the corporation acquires its stock from a shareholder in exchange for cash or property, subject to exceptions for de minimis transactions and certain reorganizations.

As a result, subject to certain rules, the Excise Tax will apply to any redemption by a U.S.-domiciled SPAC taking place after December 31, 2022, including redemptions (i) by shareholders in connection with the SPAC’s Initial Business Combination or a proxy vote to extend the lifespan of the SPAC, (ii) by SPACs if the SPAC does not complete a de-SPAC transaction within the required time set forth in its constituent documents, or (iii) in connection with the wind-up and liquidation of the SPAC. The financial responsibility for such Excise Tax resides with the Company and the Sponsor. This amount of 1% has been included in the accompanying financial statements.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — COMMITMENTS AND CONTINGENCIES (cont.)

At this time, it has been determined that the IR Act tax provisions have an impact to the Company’s accompanying financial statements as there were redemptions by the public stockholders in 2023 and 2024; as a result, the Company recorded $719,176 and $461,700 excise tax liability as of December 31, 2024 and 2023, respectively. The Company will continue to monitor for updates to the Company’s business along with guidance issued with respect to the IR Act to determine whether any adjustments are needed to the Company’s tax provision in future periods.

During the second quarter of 2024, the IRS issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024.

The Company was unable to pay its obligation in full and it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

In connection with the Company’s First and Second Extension Meetings, Continental stock transfer & trust (referred as “CST”), acting as trustee of the Trust Account, distributed redemption proceeds to redeeming public stockholders based on estimated per-share redemption prices. These prices did not account for certain tax amounts that the Company was entitled to withdraw from the Trust Account to pay income tax liabilities. As a result, the redemption prices were higher than they should have been, and stockholders were inadvertently overpaid. After discovering the error, the Company calculated that the total overpayment across all three extensions was $819,949. Starting from July 2025, the Company is in the process of engaging CST to notify the affected stockholders and request the return of the overpaid amounts. This overpayment issue does not impact the redemption rights of current public stockholders, and the Trust Account remains sufficient to fund redemptions in connection with the Business Combination. As of December 31, 2025, the Company has received $344,506 overpayment amount, which, together with the remaining amount held by the Continental, will be applied at or around Closing to satisfy HUDA’s outstanding tax liabilities.

Unit Purchase Option

At the closing of the Initial Public Offering, the Company sold to the underwriter, for an aggregate of $100, an option (the “UPO”) to purchase 57,500 Units, including over-allotment. The over-allotment option was not exercised in full on October 21, 2022, therefore, the UPO was reduced pro-rata to 57,044 Units. The UPO will be exercisable at any time, in whole or in part, between the close of the business combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50 (or 115% of the public unit offering price). The Company accounts for the Unit Purchase Option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ (deficit) equity. The Unit Purchase Option and such units purchased pursuant to the Unit Purchase Option, as well as the common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Unit Purchase Option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Agreement with Aiways Automobile Europe GmbH (the bridge loan)

On May 14, 2024, the Company set forth the terms of a proposed business combination transaction, between HUDA and Aiways Automobile Europe GmbH (“Aiways”) via a Letter Agreement. In connection with the proposed transaction, on May 18, 2024, the Company executed a non-interest bearing promissory note agreement with Aiways.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — COMMITMENTS AND CONTINGENCIES (cont.)

In the agreement, Aiways agreed to issue a promissory note in the amount of $1,000,000 to the Company. Aiways made a payment of $1,000,000 to the Company on June 30, 2024. The Company recorded the receipt of the payment as notes payable-bridge loan account in the accompanying balance sheets.

On August 31, 2024, the Company executed a non-interest bearing promissory note agreement with Aiways. Pursuance to the agreement, Aiways agreed to issue a promissory note in the amount of $500,000 to the Company. The note should be repaid by the Company on or before the date on which the Company consummates an initial business combination at its election and without penalty. On September 25, 2024, the Company received the cash proceeds from Aiways in the amount of $476,882 which represented a principal of $500,000 and an original issuing discount of $23,118. The original issuing discount is recorded in balance sheet in a contra liability account net against the bridge loan from target company for de-SPAC transaction. The original issuing discount is amortized over the term of the loan. An amortization expense of $8,688 and $14,430 were recorded for the years ended December 31, 2025 and 2024, respectively. The principal of $500,000 was recorded in the balance sheet under the notes payable-bridge loan account.

As of December 31, 2025, the balance in the bridge loan from target company for de-SPAC transaction account was $1,500,000.

NOTE 5 — COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets in accordance with ASC 480, “Distinguishing Liabilities from Equity”.

NOTE 6 — STOCKHOLDERS’ DEFICIT

Authorized Shares

The total number of shares of capital stock, par value of $0.0001 per share, which the Company is authorized to issue is 200,000,000 shares of common stock. Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power with respect to the Company.

Founder’s Shares

At inception, January 13, 2021, the Company issued 2,875,000 Founder Shares of common stock for total receivable of approximately of $25,000 received on May 11, 2021. These Founder Shares included up to 375,000 shares of which were subject to forfeiture by the stockholder if the underwriters did not fully exercise their over-allotment option. On December 10, 2021, pursuant to the Underwriter Addendum, the aggregate number of Founder Shares were reduced to 1,725,000. All share and per-share amounts have been retroactively restated to reflect the share surrender. In connection with the partial exercise of the over-allotment option on October 21, 2022, 13,675 Founder Shares were forfeited. The remaining Founder Shares represent 20% of the outstanding shares after the Initial Public Offering. As of December 31, 2025 and 2024, there were 2,082,825 shares outstanding.

Initial Public Offering

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased a total of 340,000 Initial Private Placement Units at a price of $10.00 per Unit.

On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — STOCKHOLDERS’ DEFICIT (cont.)

Rights

Except in cases where the Company is not the surviving company in the Initial Business Combination, each holder of a public right will automatically receive one-fifth (1/5) of a share of common stock upon consummation of the Initial Business Combination. In the event the Company will not be the surviving company upon completion of the Initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) of a share underlying each right upon consummation of the Initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, holders of Rights must hold such Rights in multiples of 5 in order to receive shares for all of the holder’s rights upon closing of an Initial Business Combination. If the Company is unable to complete an Initial Business Combination within the required time period and redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 7 — INCOME TAXES

The Company accounts for income taxes under ASC 740 - Income Taxes (“ASC 740”), which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

The sources of income (loss) before provision for income taxes are as follows for the years ending December 31, 2025 and 2024:

	For the Year Ended December 31,
	2025	2024
Domestic	(887,197)	(638,025)
Foreign	—	—
Total	(887,197)	(638,025)

The provision for income taxes comprised of the following for the year ended December 31, 2025 and 2024:

	For the Year Ended December 31,
	2025	2024
Current:
Federal	$(4,000)	$120,000
State and local	(2,000)	59,000
Foreign	—	—
Total current	(6,000)	179,000
Deferred:
Federal	—	—
State and local	—	—
Foreign	—	—
Total deferred	—	—
Total provision for income taxes	$(6,000)	$179,000

For the year ended December 31, 2025 and 2024, the effective tax rate differs from the U.S. statutory rate primarily due to the valuation allowance on the start-up costs.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 — INCOME TAXES (cont.)

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities as of December 31, 2025 and 2024 were as follows:

	December 31, 2025	December 31, 2024
Deferred tax assets:
Start-up costs	$1,146,761	$854,681
Valuation allowance	(1,146,761)	(854,681)
Net deferred tax assets (liabilities)	$—	$—

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2025 and 2024, the change in the valuation allowance was $1,146,761 and $854,681, respectively.

NOTE 8 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2025 and 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	December 31, 2025	December 31, 2024
Assets:
Cash and marketable securities held in Trust Account	1	$406,761	$1,122,381

Liabilities:
Convertible notes payable to related party at fair value	3	$1,115,977	$560,021

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 — FAIR VALUE MEASUREMENTS (cont.)

The marketable securities held in the Trust Account are considered trading securities as they are generally used with the objective of generating profits on short-term differences in price and therefore, the realized and unrealized gain and loss are recorded in the statements of operations and comprehensive loss for the periods presented.

Additionally, there was $1,283 and $4,217 of interest accrued, but not yet credited to the Trust Account, which was recorded in the balance sheets in interest receivable on cash and marketable securities held in Trust Account as of December 31, 2025 and 2024, respectively.

During the year ended December 31,2025, the Company paid back $146,025 and made draws of $701,981. As of December 31, 2025 and 2024, there was $1,115,977 and $560,021, respectively, outstanding balance on the Convertible notes payable — related party account.

The following table presents information about the change in fair value of the Company’s Level 3 convertible note during the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Fair value – beginning of period	$560,021	$643,708
Additions (repayments), net	539,256	(82,897)
Change in fair value	—	(790)
Fair value – end of period	$1,115,977	$560,021

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to or from the various Levels during the years ended December 31, 2025 and 2024.

NOTE 9 — LEASE

The Company accounts for leases under Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and was adopted as of the beginning of the periods presented. The Company elected available practical expedients to not reassess prior conclusions about lease identification, classification, and initial direct costs of any expired or existing leases. The Company has one three-year operating lease for a Lexus vehicle with an effective date of October 29, 2024, and will be expired in October 2027. This lease offers a purchase option at the end of the lease term and the Company has determined not to exercise it. The vehicle lease was classified as an operating lease. The Company recognized a lease liability and a right-of-use (ROU) asset for this lease as of the effective date. The lease liability is initially and subsequently recognized based on the present value of the contract’s fixed future lease payments.

Management determined that the Company’s incremental borrowing rate is the risk free rate for the three year treasury bond on the effective date.

Components of lease expense are as follows:

	December 31, 2025	December 31, 2024
Amortization of ROU Asset – operating lease	$22,614	$3,305
Interest in lease liabilities – operating lease	1,330	135
Lease expense	20,639	20,639
Total lease expense	$44,583	$24,079

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 — LEASE (cont.)

Supplemental balance sheet information related to leases is as follows:

	December 31, 2025	December 31, 2024
Operating lease right-of-use assets, gross	$59,428	$59,428
Accumulated amortization	(22,614)	(3,305)
Operating lease right-of-use assets, net	$36,814	$56,123
Operating lease liabilities, current portion	13,605	13,066
Operating lease liabilities, less current portion	12,115	25,720
Total Operating lease liabilities	$25,720	$38,786

Future minimum lease payments are $26,744 as of December 31, 2025.

NOTE 10 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements are available to be issued. There are no subsequent events identified that would require disclosure in the financial statements.

HUDSON ACQUISITION I CORP.
CONDENSED BALANCE SHEETS
(UNAUDITED)

	June 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$349,795	$346,611
Prepaid expenses and other current assets	5,000	5,000
Total current assets	354,795	351,611

Marketable securities held in Trust Account	414,071	406,761
Interest receivable in cash and marketable securities held in the Trust Account	1,204	1,283
Right-of-use assets, net	26,959	36,814
Total assets	$797,029	$796,469

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$947,341	$817,509
Franchise tax payable	—	200,000
Income tax payable	940,000	937,000
Excise tax payable	725,989	725,989
Notes payable – bridge loan	1,500,000	1,500,000
Convertible notes payable – related party	1,234,779	1,115,977
Short-term lease liabilities	13,883	13,605
Total current liabilities	5,361,992	5,310,080
Deferred underwriting commissions	2,723,060	2,723,060
Long-term lease liabilities	5,103	12,115
Total liabilities	8,090,155	8,045,255

Commitments and Contingencies (Note 4)
Common stock subject to possible redemption, 36,771 shares at redemption value of $11.03 and $11.03 per share as of June 30, 2026 and December 31, 2025, respectively	$600,120	$595,889

Stockholders’ deficit:
Common stock, par value $0.0001, 200,000,000 shares authorized; 2,082,825 shares issued and outstanding as of June 30, 2026 and December 31, 2025	209	209
Accumulated deficit	(7,893,455)	(7,844,884)
Total stockholders’ deficit	(7,893,246)	(7,844,675)
Total liabilities, redeemable common stock and stockholders’ deficit	$797,029	$796,469

The accompanying notes are an integral part of these unaudited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30, 2026	For the Three Months Ended June 30, 2025	For the Six Months Ended June 30, 2026	For the Six Months Ended June 30, 2025
Operating expenses:
General and administrative	$153,678	$86,208	$243,338	$395,266
Reversal of over-accrued franchise tax expense	(191,583)	—	(191,583)	—
Income (loss) from operations	37,905	(86,208)	(51,755)	(395,266)

Other income:
Interest earned on marketable securities held in Trust Account	3,643	11,350	7,231	22,793
Interest earned on cash account	1,631	—	3,184	1
Other income, net	5,274	11,350	10,415	22,794

Income (loss) before income taxes	43,179	(74,858)	(41,340)	(372,472)
Provision for (benefit from) income taxes	(1,000)	(3,000)	(3,000)	12,000
Net income (loss)	$42,179	$(77,858)	$(44,340)	$(360,472)

Net income attributable to common stock subject to possible redemption – as adjusted	2,643	8,350	4,231	34,793
Basic and diluted weighted-average shares outstanding, common stock subject to possible redemption	36,771	98,263	36,771	98,263
Basic and diluted net income per share, common stock subject to possible redemption – as adjusted	$0.07	$0.08	$0.12	$0.35
Net income (loss) attributable to non-redeemable common stockholders	39,536	(86,208)	(48,571)	(395,265)
Weighted-average common shares outstanding, basic and diluted	2,082,825	2,082,825	2,082,825	2,082,825
Basic and diluted net income (loss) per share, non-redeemable common stock	$0.02	$(0.04)	$(0.02)	$(0.19)

The accompanying notes are an integral part of these unaudited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
(UNAUDITED)

	Common Stock		Accumulated	Total Stockholder’s
	Shares	Amount	Deficit	Deficit
Balance, January 1, 2026	2,082,825	$209	$(7,844,884)	$(7,844,675)
Accretion of common stock subject to possible redemption	—	—	(1,588)	(1,588)
Net loss	—	—	(86,519)	(86,519)
Balance, March 31, 2026	2,082,825	209	(7,893,455)	(7,893,246)
Accretion of common stock subject to possible redemption	—	—	(2,643)	(2,643)
Net income	—	—	42,179	42,179
Balance, June 30, 2026	2,082,825	209	(7,893,455)	(7,893,246)

	Common Stock		Accumulated	Total Stockholder’s
	Shares	Amount	Deficit	Deficit
Balance, January 1, 2025	2,082,825	$209	$(6,928,814)	$(6,928,605)
Accretion of common stock subject to possible redemption	—	—	(8,443)	(8,443)
Net loss	—	—	(282,614)	(282,614)
Balance, March 31, 2025	2,082,825	209	(7,219,871)	(7,219,662)
Accretion of common stock subject to possible redemption	—	—	(8,351)	(8,351)
Net loss	—	—	(77,858)	(77,858)
Balance, June 30, 2025	2,082,825	209	(7,306,080)	(7,305,871)

The accompanying notes are an integral part of these unaudited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30, 2026	For the Six Months Ended June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(44,340)	$(360,472)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(7,231)	(22,793)
Amortization expenses	9,855	18,276
Interest expenses	(3,135)	(2,869)
Lease payments	(3,599)	(3,599)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	—	1,200
Accounts payable and accrued expenses	129,832	210,273
Franchise tax payable	(200,000)	—
Income tax payable	3,000	(12,000)
Net cash used in operating activities	$(115,619)	$(171,984)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash withdrawn from Trust Account for payment to redeeming stockholders	—	—
Investment of cash in Trust Account	—	—
Withdrawal of interest from Trust Account	—	51,760
Net cash provided by investing activities	$—	$51,760

CASH FLOWS FROM FINANCING ACTIVITIES:
Redemption of common stock	—	—
Advances from target company for de-SPAC transaction	—	—
Proceeds from convertible notes payable – related party	118,802	171,985
Repayment of borrowing from related parties	—	(120,519)
Net cash provided by (used in) financing activities	$118,802	$51,466

NET CHANGE IN CASH	3,184	(68,758)
Cash – Beginning of period	346,611	68,758
Cash – End of period	$349,795	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Accretion of common stock subject to possible redemption	$(4,231)	$(16,794)

The accompanying notes are an integral part of these unaudited financial statements.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS

Hudson Acquisition I Corp. (“Hudson” or the “Company”) was incorporated in the State of Delaware on January 13, 2021. The Company’s business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company has selected December 31 as its fiscal year end.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Hudson Acquisition I Corp.

As of June 30, 2026, the Company had not commenced core operations. All activity from January 13, 2021 (inception) through June 30, 2026 related to the Company’s formation, its Initial Public Offering, maintaining its status as a public company, identifying and evaluating prospective target businesses, and preparing for the proposed transaction with Aiways Europe. The Company will not generate operating revenues until after completion of an Initial Business Combination, at the earliest, and generates non-operating income primarily from interest earned on funds held in the Trust Account.

The registration statement pursuant to which the Company registered its securities offered in the Initial Public Offering was declared effective on October 14, 2022. On October 18, 2022, the Company consummated its Initial Public Offering and sold 6,000,000 units (the “Units”) at a price to the public of $10.00 per Unit, resulting in total gross proceeds of $60,000,000 (before underwriting discounts and commissions and offering expenses). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”) and one right to receive one-fifth (1/5) of a share of the Common Stock upon the consummation of an Initial Business Combination (“Right”).

Simultaneously with the closing of the Initial Public Offering, the Company’s sponsor, Hudson SPAC Holding LLC (the “Sponsor”) should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”) (see Note 3).

October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan Capital Markets, LLC dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

Following the closing of the Initial Public Offering and Overallotment, an amount of $69,479,795 was placed in a Trust Account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the Trust Account were invested only in United States government Treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay for income or other tax obligations, the remaining proceeds will not be released from the Trust Account until the earlier of the completion of an Initial Business Combination or the Company’s liquidation. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company will complete the Initial Business Combination to the extent not used to pay redeeming stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of the Company’s existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Initial Business Combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after the Initial Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to those persons after the Initial Business Combination.

The Company intends to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist with the search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed estimates, as well as for reimbursement of any out-of-pocket expenses incurred by insiders, officers and directors in connection with activities on the Company’s behalf as described below.

The allocation of the net proceeds available to the Company outside of the Trust Account, along with the interest earned on the funds held in the Trust Account available to pay for income and other tax liabilities, represents the best estimate of the intended uses of these funds. In the event that the assumptions prove to be inaccurate, the Company may reallocate some of such proceeds within the above-described categories. If the estimate of the costs of undertaking due diligence and negotiating the Initial Business Combination is less than the actual amount necessary to do so, or the amount of interest available to the Company from the Trust Account is insufficient as a result of the volatile interest rate environment, the Company may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, the Company could seek such additional capital through loans or additional investments from the Sponsor or third parties. The Sponsor has agreed to loan the Company up to an aggregate of $1,000,000 to be used for working capital purposes pursuant to a Promissory Note. As of June 30, 2026, the Company had $1,234,779 in borrowings under the Promissory Note (see Note 3). If the Company is unable to obtain the necessary funds, it may be forced to cease searching for a target business and liquidate without completing the Initial Business Combination.

The Company will likely use substantially all of the net proceeds of the Initial Public Offering, including the funds held in the Trust Account, in connection with the Initial Business Combination and to pay expenses relating thereto, including the deferred underwriting discounts payable to the underwriters. To the extent that the Company’s capital stock is used in whole or in part as consideration to effect the Initial Business Combination, the proceeds held in the Trust Account which are not used to consummate an Initial Business Combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH, a German limited liability company engaged in the business of developing electric powered vehicles and vehicle (“Aiways”). Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

To the extent that the Company is unable to consummate an Initial Business Combination, the Company will pay the costs of liquidation from the remaining assets outside of the Trust Account. If such funds are insufficient, the Sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

If no business combination is completed prior to the mandatory liquidation date, the proceeds then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of the public shares. The Sponsor, directors, director nominees and officers will enter into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the Initial Business Combination within such time period.

In connection with the shares purchased by the founders, the founders waive any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Initial Public Offering will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an Initial Business Combination.

Extension Amendment

On July 17, 2023, the Company held the Special Meeting. On June 28, 2023, the record date for the Special Meeting, there were 8,928,125 shares of common stock outstanding, in which 8,556,625 were entitled to vote at the Special Meeting, approximately 84% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month. This amendment increased the time the Company has to consummate an Initial Business Combination from the original maximum amount of 15 months to 18 months from the Initial Public Offering date. In connection with the votes to approve the proposals above, the holders of 4,427,969 shares of common stock of the Company properly exercised their right to redeem their shares for approximately $10.43 per share. Following such redemptions, $46,169,982 was withdrawn from the trust account on July 25, 2023 and 2,417,331 Public Shares remained outstanding as of December 31, 2023.

On July 17, 2023, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month and (ii) eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 of less than $5,000,001.

On April 17, 2024, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond April 18, 2024, up to nine (9) times for an additional (1) month each time to January 18, 2025, upon the deposit into the Trust Account of $25,000 for each calendar month and (ii) to remove the geographic limitations for a Business Combination., which requires the deletion of Section J of the Sixth Article in the Charter: “J. At no time, the Corporation shall undertake a Business Combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau).” In connection with the vote to approve the Extension Amendment, the holders of 2,315,868 shares of Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.10 per share, for an aggregate redemption amount of $25,712,132. Following such redemptions, 101,463 Public Shares remained outstanding.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

On July 5, 2024, the Company held the Special Meeting. On June 4, 2024, the record date for the Special Meeting, there were 1,816,463 shares of common stock outstanding, and 2,184,288 shares of common stock and units entitled to be voted at the Special Meeting, approximately 98% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to an amendment to the Charter in the form set forth in Annex A to the Proxy Statement to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from January 18, 2025, up to nine (9) times for an additional one (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024. The stockholders also approved an amendment to the Charter to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to the Charter in the form set forth in forth in Annex B to the Proxy Statement to amend Article Sixth of the Charter by adding a definition of IPO Rights, and Sixth (A)(ii) by adding “and IPO Rights” and (“and rights”) to read: “or (ii) provide its holders of 8 IPO Shares and IPO Rights with the opportunity to sell their shares and rights to the Corporation by means of a tender offer (“Tender Offer”)”.

On July 10, 2024, the Company filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond January 18, 2025, up to nine (9) times for an additional (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024.

In connection with the vote to approve the Extension Amendment, the holders of 3,200 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $35,457. Following such redemptions, 98,263 Public Shares remained outstanding as of December 31, 2024.

On October 15, 2025, the Company held the Special Meeting. On September 25, 2025, the record date for the Special Meeting, there were 2,181,088 shares of common stock outstanding, and 2,181,088 shares of common stock entitled to be voted at the Special Meeting, approximately 96% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation pursuant to an amendment to the Charter in the form set forth in Annex A to the Proxy Statement to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from October 18, 2025, up to nine (9) times for an additional one (1) month each time to July 18, 2026, and does not require monthly deposits into the Trust Account.

On October 15, 2025, the Company filed a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond October 18, 2025, up to nine (9) times for an additional (1) month each time to July 18, 2026, and will no longer require monthly deposits into the Trust Account.

In connection with the vote to approve the Extension Amendment, the holders of 61,492 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $681,347. Following such redemptions, 36,771 Public Shares remained outstanding as of December 31, 2025 and June 30, 2026.

On July 17, 2026, the Company held a special meeting of its stockholders. The stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to give the Company the option to extend the date by which it must consummate an Initial Business Combination beyond July 18, 2026, up to nine (9) times for an additional one (1) month each time, to April 18, 2027, with no further monthly deposits into the Trust Account. On July 17, 2026, the Company filed the related Certificate of Amendment with the Secretary of State of the State of Delaware. In connection with the vote to approve the extension amendment, holders of 8,568 Public Shares exercised their right to redeem their shares for cash, leaving 28,203 Public Shares outstanding following such redemptions.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic, Russia-Ukraine war, and the Middle East geopolitical tension on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position and outlook for an Initial Business Combination, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s future operating results and financial position after any such Initial Business Combination in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.

Liquidity and Capital Resources

As of June 30, 2026, the Company had a working capital deficit of $5,007,197 and an accumulated deficit of $7,893,455. The Company may raise additional capital through loans or additional investments from the Sponsor or its stockholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or at least one year from the date that the financial statements were issued.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until July 18, 2026, assuming the monthly extension requirements are satisfied, to consummate a Business Combination (the “Combination Period”). Following the first extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond July 18, 2023 up to nine times for an additional one month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 in each calendar month. Following the second extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond April 18, 2024 up to an additional nine times for an additional one month each time to January 18, 2025 upon the deposit into the Trust Account of $25,000 each calendar month. Following the third extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond January 18, 2025, up to an additional nine times for an additional one month each time to October 18, 2025, with extension payments in connection with the first and second extension ending on July 5, 2024. Following the fourth extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond October 18, 2025, up to an additional nine times for an additional one month each time to July 18, 2026, with no further extension payments. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by July 18, 2026, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to complete a Business Combination prior to the end of the Combination Period. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the end of the Combination Period.

Business combination and related agreement

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH, a German limited liability company engaged in the business of developing electric powered vehicles and vehicle (“Aiways”). Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

Nasdaq Compliance

On July 23, 2024, the Company received a notice from The NASDAQ Stock Market (“Nasdaq”) that its securities will be delisted from The Nasdaq Global Market. On December 15, 2023, the staff of Nasdaq (the “Staff”) notified the Company that the market value of its listed securities had been below the minimum $50,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(A) (the “Rule”) for the previous 30 consecutive trading days. Therefore, in accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until June 12, 2024, to regain compliance with the Rule. However, the Company did not regain compliance with the Rule. 9.

In addition, based on the Staff’s review of the Company’s Definitive Proxy Statement filed June 24, 2024, the Staff determined that the Company does not comply Listing Rule 5450(b)(2)(A), requiring a minimum 1,100,000 Publicly Held Shares, and Listing Rule 5450(b)(2)(C), requiring a minimum of $15 million Market Value of Publicly Held Shares requirement.

Based on the Company’s equity information as of July 22, 2024, the Company does not comply with the requirement for continued listing on the Nasdaq Capital Market under Listing Rule 5550. Additionally, the Staff has concerns that the Company may also no longer comply with the minimum 400 Total Holders requirement of Listing Rule 5450(a)(2) due to the substantial number of shareholder redemptions and low number of shares remaining outstanding. Finally, the Company failed to timely file its Form 10-K for the year ended December 31, 2023, and its Form 10-Q for the period ended March 31, 2024, as required by Listing Rule 5250(c)(1). Accordingly, these matters each serve as additional and separate basis for delisting.

Under Listing Rule 5810, a company that fails to comply with the continued listing requirements is normally afforded a compliance period or the ability to submit a plan of compliance in order to be granted time to regain compliance. However, given that the Company fails to comply with multiple continued listing requirements by such significant margins, and that each of these requirements is related to the security’s liquidity necessary to maintain a fair and orderly market, the Staff has determined to apply more stringent criteria pursuant to its discretionary authority set forth in Listing Rule 5101. Accordingly, the Staff has concluded that continued listing is inappropriate and to delist the Company’s securities in order to maintain the quality of and public confidence in the Nasdaq market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.

Accordingly, the Staff has determined that the Company’s securities will be delisted from The Nasdaq Global Market. In that regard, unless the Company requests an appeal of this determination by July 30, 2024, trading of the Company’s ordinary shares, warrants, and units will be suspended at the opening of business on August 1, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company may appeal the Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

In response to the Nasdaq delisting notice, the Company has taken the following actions:

●	On July 23, 2024, the Company applied to transfer from Nasdaq Global Market to Nasdaq Capital Market.

●	On July 24, 2024, the Company requested a hearing and paid the $20,000 fee for the hearing.

●	On July 24, 2024, the Company received hearing instructions from Nasdaq, and has secured the hearing date for August 22, 2024.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

The Company submitted its written submission to Nasdaq on August 2, 2024. The Company has also confirmed with Nasdaq that, in the event that the Company is delisted, the delisting will not preclude the combined entity (the de-SPAC entity) from receiving initial listing approval for listing on the Nasdaq Stock Market. In fact, the combined entity will be held to the same quantitative initial listing standards irrespective of the listing status of the SPAC as a business combination resulting in a change of control and/or a de-SPAC business combination necessitates initial listing approval.

The Company filed its Form 10-K for the year ended December 31, 2023 on July 23, 2024. The Company filed its Form 10-Q for the three months ended March 31, 2024 on August 2, 2024.

On August 12, 2024, the Company received a notification from Nasdaq that it has cured its filing discrepancies under Listing Rule 5250(c)(1). The Company has come up with a series of action plans to regain compliance, and presented its case to Nasdaq Panel on its hearing on August 22, 2024.

In connection with the foregoing, and the information presented to the Nasdaq Panel, Nasdaq issued a letter to the Company on September 27, 2024, which stated, in pertinent part, that based on the information presented to the panel, the Company’s request for an exception to complete its plan of compliance has been granted. Thus, the Panel has granted the Company’s request for continued listing on the Exchange, subject to the following:

1.	On or before October 4, 2024, the Company shall provide a detailed update to the Panel on the status of its merger with Aiways and the status of all completed transfers of Founder Shares and Private Placement Shares. Additionally, the Company shall provide the Panel and Nasdaq Listing Qualifications Staff with copies of all agreements related to the share transfers. The Panel requests Nasdaq Staff to review the agreements related to the shares transfer and to indicate to the Panel whether any additional deficiencies arise from the transactions. The Company must promptly respond to any requests from Nasdaq Staff for additional information. To date, the Company has completed this first request from Nasdaq.

2.	On or before November 22, 2024, the Company must complete the transfer of the remainder of the Founder Shares and Private Placement Shares and shall provide the Panel with a list of all transferees, a description of how the Company identified the transferee, and a detailed description of any differences in the agreements between each of these transfers and with the agreements for the initial transfers. The Company is in the process of completing this request, and expects to complete this request on or before November 22, 2024.

3.	On or before January 20, 2025, the Company must complete the proposed Business Combination and demonstrate, by means of a listing approval from Nasdaq Staff, compliance with IM-5101-2 and all applicable initial listing requirements for listing the combined company on the Capital Market.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) has determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, Hudson was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel has determined to delist the HUDA’s securities from Nasdaq and will suspend trading in those securities effective at the open of business on January 24, 2025. On July 11, 2025, Nasdaq filed a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed, which removed the Company’s securities from listing and registration on The Nasdaq Stock Market.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 24, 2026. The interim results for the six months ended June 30, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future period.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include deposits held at financial institutions, and investments in government money market funds. Government money market funds are short-term, highly liquid investments that are readily convertible to known amounts of cash and present an insignificant risk of changes in value. These investments are measured at cost, which approximates fair value, and are included within “Cash and cash equivalents” on the consolidated balance sheets.

The Company closed its bank operating account in April 2025 and opened an investment account in September 2025. All cash and cash equivalents balance of $349,795 are invested in Government Money Market as of June 30, 2026.

Marketable Securities Held in Trust Account

The Company classifies its Marketable Securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. When the Company’s investments held in the Trust Account are comprised of money market securities, the investments are classified as trading securities. Gains and losses resulting from the change in fair value of these securities is included in interest earned on investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Since the completion of its IPO on October 14, 2022, and through June 30, 2025, the Company withdrew $672,843 from the Trust Account in total to pay its liabilities related to the income taxes and Delaware franchise taxes. Through June 30, 2026, the Company remitted $215,265, $236,286 and $216,450 to the Delaware franchise tax authorities to pay its outstanding Delaware franchise tax of the fiscal year 2022, 2023 and 2024, respectively, which resulted in $4,842 in excess of the total withdrawn from the Trust Account not remitted to the tax payments, but held in HUDA’s operating account for upcoming tax payments, including the 2025 franchise tax, but not used for operating expenses. On September 30, 2025, HUDA regained the Certificate of Good Standing from the State of Delaware. The Company subsequently applied the remaining $4,842 toward its 2025 Delaware franchise tax liability and paid the balance, resulting in full payment of the 2025 Delaware franchise tax of $8,416.72.

The Company continues to incur further tax liabilities and intends to cover such liabilities from the funds in its operating account and, if necessary, from the proceeds from the promissory note to Sponsor, without additional withdrawals from the Trust Account, until the excess of the funds withdrawn from the Trust Account over the amounts remitted to the government authorities is cured.

Offering Costs

Offering costs consist of professional fees, filing, regulatory and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit (equity) section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital and accumulated deficit.

As of June 30, 2026 and December 31, 2025, the common stock subject to possible redemption reflected on the condensed balance sheet is reflected in the following table:

Common stock subject to possible redemption, December 31, 2024	$904,670
Less:
Redemption of common stock in connection with Trust Extension	(681,347)
Add:
Accretion of carrying value to redemption value	28,060
Clawbacked income tax to prior redemption of common stock	344,506
Common stock subject to possible redemption, December 31, 2025	$595,889
Less:
Redemption of common stock	—
Add:
Accretion of carrying value to redemption value	4,231
Common stock subject to possible redemption, June 30, 2026	$600,120

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unpaid tax liabilities as income tax expense. The Company is subject to income tax examinations by major taxing authorities since inception.

Net (Loss) Income per Share of Common Stock

The Company has two outstanding classes of shares, which are referred to as redeemable common stock and non-redeemable common stock. Earnings and losses are shared pro rata between the two classes of stock. The 36,771 and 98,263 redeemable shares of common stock for which the outstanding Public Rights are exercisable were excluded from diluted earnings and losses per share for the six months ended June 30, 2026 and 2025, respectively because they are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net (loss) income per share of common stock is the same as basic net (loss) income per share of common stock for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of shares.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	Three Months Ended June 30,
	2026	2025
Common stock subject to possible redemption
Numerator: Earnings allocable to common stock subject to redemption
Interest earned on marketable securities held in Trust Account, net of taxes	$2,643	$8,350
Net income attributable to common stock subject to possible redemption	$2,643	$8,350
Denominator: Weighted average common shares subject to redemption
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	36,771	98,263
Basic and diluted net income per share, common stock subject to possible redemption	$0.07	$0.08

Non-Redeemable common stock
Numerator: Net income less earnings – Basic and diluted
Net income (loss)	$42,179	$(77,858)
Less: net income attributable to common stock subject to redemption	2,643	8,350
Net income attributable to non-redeemable common stock	$39,536	$(86,208)
Denominator: Weighted average non-redeemable common shares
Weighted-average non-redeemable common shares outstanding, basic and diluted	2,082,825	2,082,825
Basic and diluted net income per share, non-redeemable common stock	$0.02	$(0.04)

	Six Months Ended June 30,
	2026	2025
Common stock subject to possible redemption
Numerator: Earnings allocable to common stock subject to redemption
Interest earned on marketable securities held in Trust Account, net of taxes	$4,231	$34,793
Net income attributable to common stock subject to possible redemption	$4,231	$34,793
Denominator: Weighted average common shares subject to redemption
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	36,771	98,263
Basic and diluted net income per share, common stock subject to possible redemption	$0.12	$0.35

Non-Redeemable common stock
Numerator: Net loss minus net earnings – Basic and diluted
Net loss	$(44,340)	$(360,472)
Less: net income attributable to common stock subject to redemption	4,231	34,793
Net loss attributable to non-redeemable common stock	$(48,571)	$(395,265)
Denominator: Weighted average non-redeemable common shares
Weighted-average non-redeemable common shares outstanding, basic and diluted	2,082,825	2,082,825
Basic and diluted net loss per share, non-redeemable common stock	$(0.02)	$(0.19)

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of June 30, 2026, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Leases

The Company accounts for leases under Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and was adopted as of the beginning of the periods presented. The core principle of this standard is that a lessee should recognize the assets and liabilities that arise from leases, by recognizing in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. In accordance with the guidance of Topic 842, leases are classified as finance or operating leases, and both types of leases are recognized on the balance sheet.

The Company recognizes right-of-use assets and lease liabilities for leases with terms greater than 12 months. Leases are classified as either finance or operating leases. This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. As of June 30, 2026, the Company has one operating lease.

The Company’s right-of-use asset relates to a three-year lease on a Lexus vehicle, which includes an option to purchase at the end of the leases. However, the company has no intention of purchasing the vehicle at the end of the lease term and will return the vehicle to the dealer.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s lease is capitalized at the present value of the minimum lease payments not yet paid. The Company uses the Company’s incremental borrowing rate for a period comparable to the lease term in order to calculate net present value of the lease liability.

Unit Purchase Option

At the closing of the Initial Public Offering, the Company sold to the underwriter, for an aggregate of $100, an option (the “UPO”) to purchase 57,500 Units, including over-allotment. The over-allotment option was not exercised in full on October 21, 2022, therefore, the UPO was reduced pro-rata to 57,044 Units, and had a fair value of $25,099. The UPO will be exercisable at any time, in whole or in part, between the close of the business combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50 (or 115% of the public unit offering price). The Company accounts for the Unit Purchase Option, inclusive of the receipt of $100 cash payment, as an offering cost of the Initial Public Offering resulting in a charge directly to stockholders’ (deficit) equity. The Unit Purchase Option and such units purchased pursuant to the Unit Purchase Option, as well as the common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Unit Purchase Option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Representative Shares

The Company agreed to issue to the underwriter at the closing of the Initial Public Offering up to 136,906 representative shares (“Representative Shares”), due to the partial exercise of the over-allotment, which will be issued upon the completion of the Initial Business Combination. The representative shares had an initial fair value of $327,205 and are included as deferred underwriting commissions in the accompanying balance sheets.

Recent Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGCs can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company does not expect to adopt this guidance early and does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Reporting Comprehensive Income — Expense Disaggregation Disclosures”, which focuses on improving the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, SG&A, and research and development). ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures”. The amendment in ASU 2025-01 amends the effective date of ASC 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of is permitted. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments — Credit Losses (Topic 326)”. The amendments in this update provide: (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606: (1) as for practical expedient, in developing reasonable and supportable forecasts as part of estimating expected credit losses, all entities may elect a practical expedient that assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset; and (2) as for accounting policy election, an entity other than a public business entity that elects the practical expedient is permitted to make an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

Recent accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its financial position, results of operations, cash flows or disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3 — RELATED PARTY TRANSACTIONS

The Company’s related parties are its sponsor, Hudson SPAC Holding LLC and Pengfei Xie, the Company’s founder and Chief Financial Officer.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”) (see Note 3). On October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan Capital Markets, LLC dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

Promissory Note — Related Party

On April 5, 2021, as further amended on April 28, 2021 and September 8, 2022, the Company entered into a promissory note with the Sponsor for principal amount up to $1,000,000. The promissory note is non-interest bearing and matures on the earlier of: (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The principal balance may be prepaid at any time. A maximum of $1,000,000 of such loans may be converted into Units, at the price of $10.00 per Unit at the option of the Sponsor.

On May 6, 2021, the Company made a drawdown of $300,000 on the promissory note. On April 15 and August 19, 2022, the Company made additional drawdowns of $100,000 and $100,000 on the promissory note, respectively.

On December 1, 2022, the Sponsor applied the outstanding balance on the Promissory Note of $500,000 towards the payments for Private Placement Units.

On July 20, 2023, the Company and the Sponsor amended and restated the promissory note, dated as of April 5, 2021, providing for loans up to $1,000,000 in the aggregate. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. At the election of the Sponsor, up to $1.0 million of the loans under the promissory note may be settled in Units at a conversion rate of $10.00 per Unit, with each private unit comprised of one share of common stock of the Company and one right to one-fifth of a share of the Company’s common stock. During the year ended December 31, 2023, the Company made draws of $403,708.

In connection with the approval of the extension amendment proposal, on July 18, 2023, the Sponsor entered into a non-interest bearing, unsecured promissory note issued by the Company in favor of the Sponsor (the “Extension Note”), providing for loans up to the aggregate principal amount of $720,000. On July 24, 2023, pursuant to the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, $80,000 was deposited into the Trust Account for a one-month extension. $80,000 will be deposited into the Trust Account each month the Company determines to extend the date by which it must consummate an Initial Business Combination. The Company has elected to extend such date until April 18, 2024, and an aggregate deposit of $720,000 of the proceeds of the Extension Note were made into the Trust Account. The Extension Note bears no interest and all unpaid principal under the Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The Extension Note balance was $240,000 as of June 30, 2026 and December 31, 2025, respectively.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH. Pursuant to the Business Combination Agreement, upon the completion of the business combination, EuroEV Holding (the “Pubco”) will be the only surviving entity and all the Company’s common stocks will be dissolved in exchange for the Pubco common stock at 1:1 ratio. Concurrent with the business combination, the Company, Pubco, the Sponsor and Pengfei Xie (the “Sponsor Guarantor”) agreed that the Company’s obligations under any loans made by the Sponsor to the Company prior to the closing, up to an aggregate of $1,500,000 (the “Converted Sponsor Loans”) will be converted into Pubco Ordinary Shares at the closing at a conversion price of $10.00 per Pubco Ordinary Share. Upon execution of the Business Combination Agreement, all the Company’s previous and future loans from the Sponsor will only be converted into Pubco Ordinary Shares.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

During the six months ended June 30, 2026, the Company made draws of $118,802. As of June 30, 2026 and December 31, 2025, there was $1,234,779 and $1,115,977, respectively, outstanding balance on the Convertible notes payable — related party account.

Administrative Support Agreement

Commencing on October 14, 2022, the Company has agreed to pay the Sponsor or its affiliate a total of $20,000 per month for office space, utilities, and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the six months ended June 30, 2026 and for the years ended December 31, 2025, the Company incurred $120,000 and $240,000, respectively, on administrative support fees.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) the Founder Shares, which were issued in a private placement prior to the closing of the Initial Public Offering, and (ii) Private Placement Units, which were sold simultaneously with the closing of the Initial Public Offering, are entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of the majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our Initial Business Combination.

Underwriting Agreement

The underwriters received a cash underwriting discount of $0.20 per Unit, or $1,369,060 and were paid offering expenses of $100,000 upon closing of the Initial Public Offering including the overallotment. As of June 30, 2026 and December 31, 2025, the Company had recorded deferred underwriting commissions of $2,723,060 payable only upon completion of the Initial Business Combination, which consisted of commissions and representative shares issuable in connection with the Initial Public Offering. The Company agreed to issue to the underwriter at the closing of the Initial Public Offering up to 136,906 representative shares (“Representative Shares”), due to the partial exercise of the over-allotment, which will be issued upon the completion of the Initial Business Combination. The representative shares had an initial fair value of $327,205.

Excise Tax

The Inflation Reduction Act of 2022 imposes a 1% Excise Tax on the repurchase of corporate stock by a publicly traded U.S. corporation following December 31, 2022. For purposes of the Excise Tax, a repurchase will generally include redemptions, corporate buybacks and other transactions in which the corporation acquires its stock from a shareholder in exchange for cash or property, subject to exceptions for de minimis transactions and certain reorganizations.

As a result, subject to certain rules, the Excise Tax will apply to any redemption by a U.S.-domiciled SPAC taking place after December 31, 2022, including redemptions (i) by shareholders in connection with the SPAC’s Initial Business Combination or a proxy vote to extend the lifespan of the SPAC, (ii) by SPACs if the SPAC does not complete a de-SPAC transaction within the required time set forth in its constituent documents, or (iii) in connection with the wind-up and liquidation of the SPAC. The financial responsibility for such Excise Tax resides with the Company and the Sponsor. This amount of 1% has been included in the accompanying financial statements.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4 — COMMITMENTS AND CONTINGENCIES (cont.)

At this time, it has been determined that the IR Act tax provisions have an impact to the Company’s accompanying financial statements as there were redemptions by the public stockholders in 2024 and 2025; as a result, the Company recorded $725,989 and $719,176 excise tax liability as of December 31, 2025 and 2024, respectively. As of June 30, 2026, there is no change in the balance. The Company will continue to monitor for updates to the Company’s business along with guidance issued with respect to the IR Act to determine whether any adjustments are needed to the Company’s tax provision in future periods.

During the second quarter of 2024, the IRS issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024.

The Company was unable to pay its obligation in full and it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

In connection with the Company’s First and Second Extension Meetings, Continental stock transfer & trust (referred as” CST”), acting as trustee of the Trust Account, distributed redemption proceeds to redeeming public stockholders based on estimated per-share redemption prices. These prices did not account for certain tax amounts that the Company was entitled to withdraw from the Trust Account to pay income tax liabilities. As a result, the redemption prices were higher than they should have been, and stockholders were inadvertently overpaid. After discovering the error, the Company calculated that the total overpayment across the first and second extensions was $819,949. Starting from July 2025, the Company is in the process of engaging CST to notify the affected stockholders and request the return of the overpaid amounts. This overpayment issue does not impact the redemption rights of current public stockholders, and the Trust Account remains sufficient to fund redemptions in connection with the Business Combination. As of June 30, 2026, the Company has received $344,506 overpayment amount.

Unit Purchase Option

At the closing of the Initial Public Offering, the Company sold to the underwriter, for an aggregate of $100, an option (the “UPO”) to purchase 57,500 Units, including over-allotment. The over-allotment option was not exercised in full on October 21, 2022, therefore, the UPO was reduced pro-rata to 57,044 Units. The UPO will be exercisable at any time, in whole or in part, between the close of the business combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50 (or 115% of the public unit offering price). The Company accounts for the Unit Purchase Option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ (deficit) equity. The Unit Purchase Option and such units purchased pursuant to the Unit Purchase Option, as well as the common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Unit Purchase Option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4 — COMMITMENTS AND CONTINGENCIES (cont.)

Agreement with Aiways Automobile Europe GmbH

On May 14, 2024, the Company set forth the terms of a proposed business combination transaction, between HUDA and Aiways Automobile Europe GmbH (“Aiways”) via a Letter Agreement. In connection with the proposed transaction, on May 18, 2024, the Company executed a non-interest bearing promissory note agreement with Aiways. In the agreement, Aiways agreed to issue a promissory note in the amount of $1,000,000 to the Company. Aiways made a payment of $1,000,000 to the Company on June 30, 2024. The Company recorded the receipt of the payment as notes payable-bridge loan account in the accompanying balance sheets.

On August 31, 2024, the Company executed a non-interest bearing promissory note agreement with Aiways. Pursuance to the agreement, Aiways agreed to issue a promissory note in the amount of $500,000 to the Company. The note should be repaid by the Company on or before the date on which the Company consummates an initial business combination at its election and without penalty. On September 25, 2024, the Company received the cash proceeds from Aiways in the amount of $476,882 which represented a principal of $500,000 and an original issuing discount of $23,118. The original issuing discount is recorded in balance sheet in a contra liability account net against the bridge loan from target company for de-SPAC transaction. The original issuing discount is amortized over the term of the loan. An amortization expense of nil and $8,688 were recorded for the six months ended June 30, 2026 and for the year ended December 31, 2025, respectively. The principal of $500,000 was recorded in the balance sheet under the notes payable-bridge loan account.

As of June 30, 2026, the balance in the bridge loan from target company for de-SPAC transaction account was $1,500,000.

NOTE 5 — COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets in accordance with ASC 480, “Distinguishing Liabilities from Equity”.

NOTE 6 — STOCKHOLDERS’ DEFICIT

Authorized Shares

The total number of shares of capital stock, par value of $0.0001 per share, which the Company is authorized to issue is 200,000,000 shares of common stock. Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power with respect to the Company.

Founder’s Shares

At inception, January 13, 2021, the Company issued 2,875,000 Founder Shares of common stock for total receivable of approximately of $25,000 received on May 11, 2021. These Founder Shares included up to 375,000 shares of which were subject to forfeiture by the stockholder if the underwriters did not fully exercise their over-allotment option. On December 10, 2021, pursuant to the Underwriter Addendum, the aggregate number of Founder Shares were reduced to 1,725,000. All share and per-share amounts have been retroactively restated to reflect the share surrender. In connection with the partial exercise of the over-allotment option on October 21, 2022, 13,675 Founder Shares were forfeited. The remaining Founder Shares represent 20% of the outstanding shares after the Initial Public Offering. As of June 30, 2026 and December 31, 2024, there were 2,082,825 shares outstanding.

Initial Public Offering

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased a total of 340,000 Initial Private Placement Units at a price of $10.00 per Unit.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6 — STOCKHOLDERS’ DEFICIT (cont.)

On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

Rights

Except in cases where the Company is not the surviving company in the Initial Business Combination, each holder of a public right will automatically receive one-fifth (1/5) of a share of common stock upon consummation of the Initial Business Combination. In the event the Company will not be the surviving company upon completion of the Initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) of a share underlying each right upon consummation of the Initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, holders of Rights must hold such Rights in multiples of 5 in order to receive shares for all of the holder’s rights upon closing of an Initial Business Combination. If the Company is unable to complete an Initial Business Combination within the required time period and redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 7 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of June 30, 2026 and December 31, 2025 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	June 30, 2026	December 31, 2025
Assets:
Cash and marketable securities held in Trust Account	1	$414,071	$406,761

Liabilities:
Convertible notes payable to related party at fair value	3	$1,234,779	$1,115,977

The marketable securities held in the Trust Account are considered trading securities as they are generally used with the objective of generating profits on short-term differences in price and therefore, the realized and unrealized gain and loss are recorded in the statements of operations and comprehensive loss for the periods presented.

Additionally, there was $1,204 and $1,283 of interest accrued, but not yet credited to the Trust Account, which was recorded in the balance sheets in interest receivable on cash and marketable securities held in Trust Account as of June 30, 2026 and December 31, 2025, respectively.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 8 — LEASE

During the six months ended June 30, 2026, the Company made draws of $118,802. As of June 30, 2026 and December 31, 2025, there was $1,234,779 and $1,115,977, respectively, outstanding balance on the Convertible notes payable — related party account.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to or from Level 3 assets or liabilities during the six months ended June 30, 2026 and the year ended December 31, 2025.

Management determined that the Company’s incremental borrowing rate is the risk free rate for the three-year treasury bond on the effective date.

Components of lease expense are as follows:

	June 30, 2026	December 31, 2025
Amortization of ROU Asset – operating lease	$32,469	$22,614
Interest in lease liabilities – operating lease	464	1,330
Lease expense	10,320	20,639
Total lease expense	$43,253	$44,583

Supplemental balance sheet information related to leases is as follows:

	June 30, 2026	December 31, 2025
Operating lease right-of-use assets, gross	$59,428	$59,428
Accumulated amortization	(32,469)	(22,614)
Operating lease right-of-use assets, net	$26,959	$36,814
Operating lease liabilities, current portion	13,883	13,605
Operating lease liabilities, non-current portion	5,103	12,115
Total Operating lease liabilities	$18,986	$25,720

Future minimum lease payments were $19,545 as of June 30, 2026.

NOTE 9 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements are available to be issued. Other than below, there are no subsequent events identified that would require disclosure in the financial statements.

On July 17, 2026, HUDA held a special meeting of its stockholders, where the stockholders approved the proposal to amend HUDA’s Amended and Restated Certificate of Incorporation pursuant to an amendment to its Charter to extend the date by which HUDA must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from July 18, 2026, up to nine (9) times for an additional one (1) month each time to April 18, 2027, and does not require monthly deposits into the Trust Account.

In connection with the vote to approve the Extension Amendment, the holders of 8,568 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.01 per share, for an aggregate redemption amount of $95,095. Following such redemptions, 28,203 Public Shares remained outstanding as of July 17, 2026.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of Aiways Automobile Europe GmbH

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Aiways Automobile Europe GmbH (the “Company”) as of December 31, 2024 and 2025 and the related statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2025, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has a significant working capital deficit, accumulated deficit, and has incurred significant losses from operations and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2024.
San Mateo, California

July 30, 2026, except for Note 19 as to which the date is November 10, 2026

AIWAYS AUTOMOBILE EUROPE GMBH

BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2025

(In EUR, except for share and per share data, or otherwise stated)

	As of December 31,
	2024	2025
	EUR	EUR	US$
ASSETS
Current assets:
Cash	40,893	9,905	11,625
Accounts receivable, net	771,881	275,073	322,826
Accounts receivable from related parties	286,240	250,077	293,490
Inventories, net	829,843	417,477	489,951
Bridge loan to third party for business combination transaction	1,381,442	1,280,333	1,502,599
Prepayments and other current assets	665,496	345,087	404,996
Total current assets	3,975,795	2,577,952	3,025,487

Non-current assets:
Property and equipment, net	593,197	81,249	95,354
Operating lease right-of-use assets, net	312,082	206,915	242,835
Intangible assets, net	114,088	64,040	75,157
Deferred transaction costs	—	728,749	855,260
Total non-current assets	1,019,367	1,080,953	1,268,606
Total assets	4,995,162	3,658,905	4,294,093

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Long-term borrowings-current portion	3,794,912	4,339,928	5,093,340
Accounts payable	642,732	440,149	516,559
Warranty liabilities-current portion	302,871	213,813	250,931
Accrued expenses and other liabilities	1,402,216	2,449,600	2,874,850
Loan due to third parties	943,886	1,118,838	1,313,069
Operating lease liabilities-current	106,197	126,842	148,862
Accounts payable to related parties	78,736	55,202	64,785
Due to related parties	328,500	1,062,385	1,246,815
Total current liabilities	7,600,050	9,806,757	11,509,211

Non-current liabilities:
Operating lease liabilities-non-current	223,477	96,635	113,411
Warranty liabilities-non-current portion	38,242	38,368	45,029
Total non-current liabilities	261,719	135,003	158,440
Total liabilities	7,861,769	9,941,760	11,667,651

Shareholders’ deficit:
Ordinary shares (EUR 1 par value, 2,025,000 shares authorized, 2,025,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively)	2,025,000	2,025,000	2,376,540
Additional paid-in capital	29,232,630	29,232,630	34,307,415
Accumulated deficit	(34,124,237)	(37,540,485)	(44,057,513)
Total shareholders’ deficit	(2,866,607)	(6,282,855)	(7,373,558)
Total liabilities and deficit	4,995,162	3,658,905	4,294,093

The accompanying notes are an integral part of these financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2025

(In EUR, except for share and per share data, or otherwise stated)

	For the years ended December 31,
	2024	2025
	EUR	EUR	US$
Revenues	837,046	340,769	399,926
Cost of revenues	(669,417)	(236,297)	(277,318)
Gross profit	167,629	104,472	122,608
Other operating income	4,126	10,970	12,874
Payroll expenses	(1,915,315)	(1,060,592)	(1,244,711)
Depreciation and amortization	(495,380)	(310,966)	(364,950)
Total operating expenses	(2,410,695)	(1,371,558)	(1,609,661)
Other operating expenses	(1,497,060)	(1,625,521)	(1,907,711)
Operating loss	(3,736,000)	(2,881,637)	(3,381,890)
Other income, net	90,722	48,732	57,192
Interest income	10,527	35	41
Interest expenses	(289,045)	(574,076)	(673,736)
Foreign currency exchange loss	(22)	(9,302)	(10,917)
Loss before income taxes	(3,923,818)	(3,416,248)	(4,009,310)
Income tax expense	—	—	—
Net loss attributable to the Company’s ordinary shareholders	(3,923,818)	(3,416,248)	(4,009,310)

Comprehensive loss
Net loss	(3,923,818)	(3,416,248)	(4,009,310)
Other comprehensive loss
Foreign currency translation adjustment	—	—	—
Comprehensive loss attributable to the Company’s ordinary shareholders	(3,923,818)	(3,416,248)	(4,009,310)

Loss per share:
Ordinary shares – basic and diluted	(1.94)	(1.69)	(1.98)

Weighted average shares outstanding used in calculating basic and diluted loss per share:
Ordinary shares – basic and diluted	2,025,000	2,025,000	2,025,000

The accompanying notes are an integral part of these financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2025

(In EUR, except for share and per share data, or otherwise stated)

	Ordinary shares	Ordinary shares	Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	Shares	Amount	EUR	EUR	EUR
Balance, December 31, 2023 (EUR)	2,025,000	2,025,000	2,266,449	(30,200,419)	(25,908,970)
Net loss	—	—	—	(3,923,818)	(3,923,818)
Conversion of due to related parties into additional paid-in capital	—	—	26,966,181	—	26,966,181
Balance, December 31, 2024 (EUR)	2,025,000	2,025,000	29,232,630	(34,124,237)	(2,866,607)
Net loss	—	—	—	(3,416,248)	(3,416,248)
Balance, December 31, 2025 (EUR)	2,025,000	2,025,000	29,232,630	(37,540,485)	(6,282,855)
Balance, December 31, 2025 ($)		2,376,540	34,307,415	(44,057,513)	(7,373,558)

The accompanying notes are an integral part of these financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2025

(In EUR, except for share and per share data, or otherwise stated)

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(3,923,818)	(3,416,248)	(4,009,310)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	438,510	260,918	306,213
Amortization of intangible assets	56,870	50,048	58,736
Provision for expected credit losses	—	598,735	702,675
Provision for inventories	59,748	15,165	17,798
Non-cash lease amortization	267,001	138,639	162,707
(Gain)/Loss on disposal of property and equipment	(90,146)	112,170	131,642
Unrealized foreign currency transaction loss	—	9,302	10,917

Changes in operating assets and liabilities:
Accounts receivable	401,840	(101,927)	(119,622)
Accounts receivable from related parties	835,025	36,163	42,441
Other receivables from related parties	513,752	—	—
Inventories, net	407,099	397,201	466,155
Prepayment and other current assets	208,990	218,121	255,987
Accounts payable	(125,359)	(202,583)	(237,750)
Accrued expenses and other payables	8,425	536,390	629,510
Long-term borrowings-current portion	—	545,016	639,631
Operating lease liabilities	(233,417)	(139,669)	(163,916)
Warranty liabilities	(246,846)	(88,932)	(104,371)
Due to related parties	—	364,590	427,883
Accounts payable to related parties	78,736	(23,534)	(27,620)
Net cash used in operating activities	(1,343,590)	(690,435)	(810,294)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(310)	(1,393)	(1,635)
Purchases of intangible assets	(10,325)	—	—
Proceeds from disposal of property and equipment	442,311	140,253	164,601
Bridge loan to a third party for business combination transaction	(1,381,442)	—	—
Net cash (used in)/provide by investing activities	(949,766)	138,860	162,966

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term bank borrowing	(42,259)	—	—
Proceeds from long-term bank borrowing	161,550	—	—
Loan from third parties	943,886	266,759	313,068
Proceeds from loans from related parties	178,461	253,828	297,893
Net cash provided by financing activities	1,241,638	520,587	610,961

Net changes in cash	(1,051,718)	(30,988)	(36,367)
Cash at beginning of year	1,092,611	40,893	47,992
Cash at end of year	40,893	9,905	11,625

Supplemental disclosure of non-cash information
Right-of-use assets obtained in exchange for operating lease liabilities	344,718	—	—
Conversion of due to related parties into additional paid-in capital	26,966,181	—	—
Prepayments paid by related parties on behalf of the Company	276,714	—	—
Expenses paid by related parties on behalf of the Company	—	364,589	427,883
Deferred transaction costs paid by related parties on behalf of the Company	—	728,749	855,260

The accompanying notes are an integral part of these financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

1. ORGANIZATION, BUSINESS OPERATION AND GOING CONCERN CONSIDERATION

Aiways Automobile Europe GmbH (the ‘‘Company’’) was incorporated in Germany in August 2019. The Company is dedicated to the development and distribution of battery electric vehicles (“BEVs”), bringing advanced technologies and affordability to the European market.

Going concern

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. As of December 31, 2025, the Company had cash of EUR9,905 ($11,625) and a negative working capital of EUR7.2 million ($8.5 million) and has generated a net loss from continuing operations of EUR3.4 million ($4 million), suffered an accumulated deficit of EUR37.5 million($44.1 million) for the year ended December 31, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company intends to continue implementing various measures to boost revenue and control the cost and expenses within an acceptable level and other funding measures including: (1) further enhance the customers bases; (2) strictly control and reduce operating expenses; (3) seek for certain credit facilities and (4) further financial support from shareholders or related parties.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The accompanying financial statements have been prepared on the basis the Company and do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, management has concluded that these plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements of the Company include the financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

Revision to previously issued financial statements

The financial statements as of December 31, 2024 are being revised to correct an error related to prepayments made by related parties on behalf of the Company, amounting to EUR276,714, which were previously omitted due to a delay in reconciliation with related parties. It has been revised to account for the prepayments as other current assets and the corresponding payables to related parties as due to related parties as of December 31, 2024. The impacts of the revision on the previously issued financial statements are not considered material to the financial statements taken as a whole. The revisions to the balance sheet as of December 31, 2024 are summarized as follows:

	As of December 31, 2024
BALANCE SHEETS	As previously reported	Adjusted	As adjusted
	EUR	EUR	EUR
ASSETS
Prepayments and other current assets	388,782	276,714	665,496
Total current assets	3,699,081	276,714	3,975,795
Total assets	4,718,448	276,714	4,995,162

LIABILITIES
Due to related parties	51,786	276,714	328,500
Total current liabilities	7,323,336	276,714	7,600,050
Total liabilities	7,585,055	276,714	7,861,769

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the year ended December 31, 2024
STATEMENTS OF CASH FLOWS	As previously reported	Adjusted	As adjusted
	EUR	EUR	EUR
Supplemental disclosure of non-cash information
Related parties paid on behalf for prepayment	—	276,714	276,714

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported period in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements mainly include, but are not limited to, sales return allowance, warranty costs, lower of cost and net realizable value of inventories, allowance of credit loss, the useful lives of property and equipment and intangible assets, impairment of long-lived assets and valuation of deferred tax assets. Actual results could differ from those estimates.

Foreign currency

The Company’s functional currency and reporting currency is the Euro (“EUR”). The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters, (“ASC 830”).

Transactions denominated in currencies other than in the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the statements of comprehensive income.

Convenience translation

Translations of balances in the balance sheets, statements of comprehensive loss and statements of cash flows from EUR into $ as of and for the year ended December 31, 2025 are solely for the convenience of the reader and were calculated at the rate of $1.00 to EUR0.8521, representing the noon buying rate in The City of New York for cable transfers of EUR as certified for customs purposes by the Federal Reserve Bank of New York on December 31, 2025. No representation is made that the EUR amounts represent or could have been, or could be, converted, realized or settled into $ at that rate, or at any other rate.

Cash

Cash represents cash on hand and time deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less.

Expected credit losses

The Company accounts for the impairment of financial instruments in accordance with ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”), effective from January 1, 2020. The Company estimate expected credit losses on accounts receivable by using an aging method in which the Company apply loss rates to outstanding accounts receivable balances. The loss rates are based on historical loss experience and are adjusted for current conditions and reasonable and supportable forecasts that affect the collectability of the remaining balances.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts receivable and allowance for credit losses

The Company pools financial assets based on similar risk characteristics to estimate expected credit losses. The Company considers factors in assessing the collectability of its receivables, such as the age of the amounts due, the customer’s payment history, credit-worthiness and other specific circumstances related to the accounts. The Company adjusts the allowance percentage periodically when there are significant differences between estimated bad debts and actual bad debts. The Company estimates expected credit losses on financial assets individually when those assets do not share similar risk characteristics. For receivables evaluated individually, when it is determined that foreclosure is probable or when the debtor is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate. The Company closely monitors its accounts receivable including timely account reconciliations, detailed reviews of past due accounts, updated credit limits, and monthly analysis of the adequacy of their reserve for credit losses.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. Cost of inventory are determined using the first-in-first-out method. The Company records inventory reserves for obsolete and slow-moving inventory. Inventory reserves are based on inventory obsolescence trends, historical experience and application of the specific identification method. For the years ended December 31, 2024 and 2025, EUR59,748 and EUR15,165(US$17,798) inventory reserves were recognized, respectively.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment loss, if any. Property and equipment are depreciated at rates sufficient to write off their costs less impairment and residual value, if any, over their estimated useful lives on a straight-line basis. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the related assets.

Category	Estimated useful life
Leasehold improvements	Shorter of the estimated useful life or remaining lease term
Vehicles	4 years
Computer and network equipment	3 years
Office furniture and equipment	3 – 8 years

Intangible assets

Intangible assets are carried at cost less accumulated amortization and impairment, if any. Intangible assets are amortized using the straight-line method over the estimated useful lives from 3 to 5 years. The estimated useful lives of amortized intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed. No impairment charge was recognized for the years ended December 31, 2024 and 2025, respectively.

Category	Estimated useful life
Software	3 – 5 years

Deferred transaction costs

Deferred transaction costs represent legal and other direct costs related to the proposed Business Combination. These costs are deferred and will be recorded against the proceeds of the Business Combination upon its consummation. Should the Business Combination not be completed, these costs will be expensed immediately.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warranty costs

The Company provides a standard warranty on all vehicles sold. The Company accrues a warranty reserve for all vehicles sold by the Company, which includes the Company’s best estimate of the projected costs to repair or replace items under warranty. These estimates are based on actual claims incurred to date and an estimate of the nature, frequency and costs of future claims. These estimates are inherently uncertain given the Company’s relatively short history of sales, and changes to the historical or projected warranty experience may cause material changes to the warranty reserve when the Company accumulates more actual data and experience in the future.

The portion of the warranty reserve expected to be incurred within the next 12 months is included within the current portion of warranty liabilities, while the remaining balance is included within the non-current portion of warranty liabilities on the balance sheets.

The following table shows a reconciliation in the current reporting period related to carried-forward warranty liabilities.

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
Warranty liabilities – beginning of year	587,959	341,113	400,330
Provision for warranty	21,900	9,600	11,267
Warranty costs incurred	(268,746)	(98,532)	(115,637)
Warranty liabilities – end of year	341,113	252,181	295,960
Warranty liabilities-current portion	302,871	213,813	250,931
Warranty liabilities-non-current portion	38,242	38,368	45,029

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets

During the year ended December 31, 2025, there was a triggering event of negative cash flow and consecutive operating losses that indicated the carrying amounts of the Company’s long-lived assets may not be recoverable. In accordance with ASC 360, with regard to the long-lived assets, the Company performed an undiscounted cash flow analysis and concluded that the carrying value of the asset group was fully recoverable. While the Company believes the expectations and assumptions about the future are reasonable, they are inherently uncertain. No impairment charges were recognized during the year ended December 31, 2024 and 2025.

Fair value of financial instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be either recorded or disclosed at fair value, the Company considers the principal or most advantageous market in which it would transact, and it also considers assumptions that market participants would use when pricing the asset or liability.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

Level 1 —  Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

The fair value guidance ASC 820 Fair Value Measurements and Disclosures, (“ASC 820’’) describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future cash flow amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Company primarily consist of cash, accounts receivable, receivables from related parties, short-term and long-term borrowings, accounts payable, liabilities to related parties, accrued expenses and other liabilities and operating lease liabilities. As of December 31, 2024 and 2025, the carrying values of these financial assets and liabilities approximate their fair values.

Revenue recognition

The Company generates revenue from sales of vehicles and spare parts and sales facilitating services. Revenue represents the amount of consideration the Company is entitled to upon the transfer of promised goods or services in the ordinary course of the Company’s activities and is recorded net of VAT. The Company adopts the five steps for the revenue recognition: (i) identify the contracts with a customer, (ii) identify the performance obligations in the contract, (iii) determinate the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Consistent with the criteria of ASC 606 “Revenue from Contracts with Customers”, the Company recognizes revenue when performance obligations are satisfied by transferring control of a promised good or service to a customer. For performance obligations that are satisfied at a point in time, the Company also considers the following indicators to assess whether control of a promised good or service is transferred to the customer: (i) right to payment, (ii) legal title, (iii) physical possession, (iv) significant risks and rewards of ownership and (v) acceptance of the good or service. For performance obligations satisfied over time, the Company recognizes revenue over time by measuring the progress toward complete satisfaction of a performance obligation.

When either party to a contract has performed, the Company presents the contract in the balance sheets as a contract asset or a contract liability, depending on the relationship between the entity’s performance and the customer’s payment.

Revenue recognition policies by type are as follows:

(i) Revenue from sales of vehicles and spare parts

The Company generates revenue from sales of vehicles and spare parts sales (collectively, “products”) to both individual and distributor customers. The Company typically receives purchase orders from its customers, which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, terms of payment, and warranty services within an agreed-upon period. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The sales proceeds are collected by the Company according to credit period policy granted to each customer.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Performance obligation is fulfilled upon successful delivery of products to customers based on cost insurance and freight term at which point the title to that asset passes to the customers. The fixed transaction price for products is written in contracts, or agreed upon in purchase orders, either in writing or oral form, which reflects their stand-alone selling prices. Once the products are delivered to the location designated by its customers, the control of products has been transferred, which indicates that the customer has the ability to direct the use of and obtain substantially all of the remaining benefits from the asset. This type of revenue is recognized based on the product value specified in the contract or order at a point in time when the control of products has transferred. The Company considers itself the principal because it is in control of establishing the transaction price and bearing inventory risk. Therefore, such revenue is reported on a gross basis. The amount of revenue recognized to the Company’s results of operations can be found below.

Furthermore, the Company provides an agreed-upon period warranty of the products to the customer which is clearly stipulated in the sales contract and the customer does not have the option to purchase a warranty of the service. And the customer can’t benefit from the warranty on its own, therefore, this is an assurance-type warranty instead of a separate performance obligation, and the Company estimates the probability of the warranty and account for it under ASC 460 by accruing the estimated liability.

(ii) Services and others

Sales facilitating services

The Company also generates revenue from providing sales facilitating services between its related party and customers (including but not limited to vehicle sales, import inspection and customs clearance transportation services) and earns a fixed percentage of sales amount as commission. The Company fulfils its performance obligation by completing the required facilitating services at which point the control of sales facilitating services’ underlying products are transferred, which indicates that customers have the ability to direct the use of and obtain substantially all of the remaining benefits from the asset. The transaction price is fixed when the contract was signed by both parties. This type of revenue is recognized based on a fixed percentage of underlying products sales amount specified in the contract at a point in time when the control of products has been transferred. The Company considers itself the principal because it is in control of establishing the transaction price and bearing inventory risk. Therefore, such revenues are reported on a gross basis.

The following table presents the Company’s revenues disaggregated by service lines for the years ended December 31, 2024 and 2025:

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
Revenue from sales of vehicles and spare parts	640,378	322,742	378,770
Services and others	196,668	18,027	21,156
Total revenues	837,046	340,769	399,926

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table presents the Company’s revenues disaggregated by territories for the years ended December 31, 2024 and 2025:

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
Germany	347,195	250,750	294,280
European Union	475,536	78,108	91,668
Other countries	14,315	11,911	13,978
Total revenues	837,046	340,769	399,926

Cost of revenues

Cost of vehicle sales includes costs of purchased vehicles, spare parts and logistic cost. Cost of vehicle sales also includes reserves for estimated warranty costs and charges to write-down the carrying value of the inventory when it exceeds its estimated net realizable value and to provide for on-hand inventory that is obsolete.

Value-added taxes

The German value-added tax (“VAT”) applies to imports, business transactions and services generated in Germany (European Unit). Except for tax-exempt sales, the Company is usually subject to VAT at a rate of 19% for goods or services. Actual VAT payment is based on the amount of sales output VAT minus import VAT which is usually calculated based on declared value, custom duty and related freight expenses.

Income taxes

Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Tax, (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the statements of comprehensive loss in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.

The Company records liabilities related to uncertain tax positions when, despite the Company’s belief that the Company’s tax return positions are supportable, the Company believes that it is more likely than not that those positions may not be fully sustained upon review by tax authorities. Accrued interest and penalties related to unrecognized tax benefits are classified as income tax expense. The Company did not recognize uncertain tax positions as of December 31, 2024 and 2025.

Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The right-of-use of asset (“ROU”) is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received. Operating lease liabilities are recognized based on the present value of the lease payments not yet paid, discounted using the average borrowing rate of the Company’s outstanding loans.

The lease assets for operating leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. Operating lease expense is recognized on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the operating lease right-of-use assets. Interest expense is determined using the effective interest method. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that the Company will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term. For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset on its balance sheet. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its statements of operations and cash flows.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. No impairment charges were recognized during the years ended December 31, 2024 and 2025.

Operating lease assets are included within operating lease right-of-use assets, and the corresponding operating lease liabilities are included within operating lease liabilities on the balance sheets as of December 31, 2024 and 2025.

Segment reporting

ASC 280, Segment Reporting, (“ASC 280”), establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, our chief operating decision maker (“CODM”) has been identified as our Chief Executive Officer, who reviews revenues and gross profit when making decisions about allocating resources and assessing performance of the company. As a whole and hence, the Company have only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The CODM considers year-over-year fluctuations and budget-to-actual variances of these results when assessing performance and making operating decisions. Gross profit is the measure of segment profit or loss used by the CODM. As the Company’s long-lived assets are substantially located in the Germany, no geographical segments are presented.

For the operating results of segment provided to and reviewed by CODM, please refer to the statements of operations and comprehensive loss.

Loss per share

Net loss is not allocated to other participating securities if based on their contractual terms they are not obligated to share the income. Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary equivalent shares outstanding during the year. Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the year. Ordinary equivalent shares were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive. Ordinary equivalent shares consist of ordinary shares issuable upon the exercise of share options using the treasury stock method. As of December 31, 2024 and 2025, there was no dilution impact.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting pronouncements adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting: Improvements to Reportable Segment Disclosures,” which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires public entities to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the consolidated financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s adopted this standard as of January 1, 2024. The adoption of this ASU did not have a material significant impact on the Company’s consolidated financial statements.

Recent accounting pronouncements

The Company is an emerging growth company (‘‘EGC’’) as defined by the Jumpstart Our Business Startups Act (‘‘JOBS Act’’). The JOBS Act provides that an EGC can take advantage of extended transition periods for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company elected to take advantage of the extended transition periods. However, this election will not apply should the Company cease to be classified as an EGC.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 expands existing income tax disclosures for rate reconciliations by requiring disclosure of certain specific categories and additional reconciling items that meet quantitative thresholds and expands disclosures for income taxes paid by requiring disaggregation by certain jurisdictions. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company will adopt ASU 2023-09 in accordance with its EGC election to not to opt out of the extended transition period, which defers adoption until the standard applies to private companies for annual periods beginning after December 15, 2025, and the Company does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Reporting Comprehensive Income — Expense Disaggregation Disclosures”, which focuses on improving the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, SG&A, and research and development). ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. This standard introduces a practical expedient that companies can choose to apply when determining allowances for credit losses. Specifically, it permits companies to assume that the current conditions as of the balance sheet remain unchanged throughout the remaining life of the asset.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The amendment is effective for annual reporting periods beginning after December 15, 2025, and requires prospective application. The Company is in the process of evaluating the impact of the amendments on the consolidated financial statements.

The Company does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3. CONCENTRATION OF RISKS

(a) Concentration of credit risks

Financial instruments that potentially subject the Company to significant concentration of credit risk primarily cash and accounts receivables. The carrying amounts of cash represent the maximum exposure to credit risk. As of December 31, 2024 and 2025, the Company has EUR40,875 and EUR9,488 ($11,135) in cash, respectively, which is mainly held in cash and demand deposits with several financial institutions. In the event of bankruptcy of one of these financial institutions, the Company may not be able to claim its cash and demand deposits back in full. The Company continues to monitor the financial strength of the financial institutions.

Accounts receivable are typically unsecured and denominated in EUR, derived from revenue earned from customers, which are exposed to credit risk. The risk is mitigated by credit evaluations the Company performs on its customers and its ongoing monitoring process of outstanding balances. The Company maintains an allowance for credit losses and actual losses have generally been within management’s expectations.

(b) Concentration of customer risk and supplier risk

(i) Customer risk

The success of the Company’s business going forward will rely in part on Company’s ability to continue to obtain and expand business from existing customers while also attracting new customers. The Company has a diversified base of customers. The Company’s five largest customers accounted, in the aggregate, for 91% and 94% of total revenues for the years ended December 31, 2024 and 2025, respectively. The Company’s largest customer accounted for 35% and 60% of total revenues for the years ended December 31, 2024 and 2025, respectively. Certain customers are distributors disaggregated by territories in Germany, European Union and other countries.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31,
	2024	2025
	EUR	EUR
Customer A	33%	33%
Customer B	20%	21%
Customer C	13%	12%
Customer D	11%	* %

*	Less than 10%

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

3. CONCENTRATION OF RISKS (cont.)

(ii) Supplier risk

The Company has been operating as the exclusive distributor of Aiways vehicles within its designated territory and its supply chain are dependent upon vehicles provided by its related parties. There can be no assurance that the Company will be able to secure the vehicles supply from its related parties due to global shortages of chips and automotive components severely constrained production capacity. Any failure of the production capacity and purchase from its related parties may result in a reduction in, or interruption of, sales to its customers. A significant portion of the Company’s total vehicles and spare parts are purchased from its related parties accounted for 100% and 5% of the Company’s purchase for the years ended December 31, 2024 and 2025, respectively.

The following table sets forth a summary of single supplier who represent 10% or more of the Company’s total accounts payable:

	As of December 31,
	2024	2025
	EUR	EUR
Supplier A	13%	42%
Supplier B	12%	NA
Supplier C	10%	NA
Supplier D	10%	NA
Supplier E	* %	27%
Supplier F	NA	11%

*	Less than 10%

(c) Foreign currency exchange rate risk

Foreign currency risk arises from future commercial transactions and recognized assets and liabilities. Although the Company operates businesses in different countries and regions, most of our revenue-generating transactions are denominated in EUR, which is the functional currency of the Company and the reporting currency of the Company’s financial statements.

The value of the EUR, Renminbi, Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the government. It is difficult to predict how market forces or U.S. government policy may impact the exchange rate between the EUR, Renminbi, Hong Kong dollar and the U.S. dollar in the future.

(d) Interest rate risk

The Company is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Company reviews and takes appropriate steps to manage its interest rate exposures on its interest-bearing assets and liabilities. The Company has not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the periods presented.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

4. CASH

Cash consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Cash on hand	18	417	489
Cash at bank	40,832	9,307	10,923
Other cash	43	181	212
Cash	40,893	9,905	11,625

5. ACCOUNTS RECEIVABLE, NET

Accounts receivable and the allowance for credit losses consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Accounts receivable	771,881	873,808	1,025,501
Allowance for credit losses	—	(598,735)	(702,675)
Accounts receivable, net	771,881	275,073	322,826

As of December 31, 2024 and 2025, the accounts receivable balance stated above were due from third party customers.

An analysis of the allowance for credit losses was as follows:

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
Balance at beginning of the year	—	—	—
Provision for expected credit losses	—	598,735	702,675
Balance at the end of the year	—	598,735	702,675

6. INVENTORIES, NET

Inventories consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Purchased vehicle	695,748	112,659	132,217
Purchased spare parts	373,843	356,960	418,928
Subtotal	1,069,591	469,619	551,145
Less: provision for impairment of inventories	(239,748)	(52,142)	(61,194)
Inventories, net	829,843	417,477	489,951

Inventories consist of purchased vehicles and spare parts for immediate sale and after-sale service.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

6. INVENTORIES, NET (cont.)

The movement of provision for impairment of inventories during the years are as follow:

	As of December 31,
	2024	2025
	EUR	EUR	$
Balance at beginning of the year	(270,000)	(239,748)	(281,368)
Addition	(59,748)	(15,165)	(17,798)
Charged to cost of revenues during the year	90,000	202,771	237,972
Balance at end of the year	(239,748)	(52,142)	(61,194)

7. BRIDGE LOAN TO THIRD PARTY FOR BUSINESS COMBINATION TRANSACTION

On May 14, 2024 and August 31, 2024, Hudson Acquisition I Corp. (“HUDA”) set forth the terms of a proposed business combination transaction, between HUDA and the Company via a Letter Agreement. In connection with the proposed transaction, on May 18, 2024 and August 31, 2024, HUDA executed two non-interest bearing promissory note (“Note”) agreements and issued two Notes in the amount of $1,000,000 and $500,000 to the Company, respectively.

8. PREPAYMENT AND OTHER CURRENT ASSETS

Prepayment and other current assets consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
VAT recoverable amounts	338,831	298,496	350,317
Prepayment	276,714	—	—
Prepaid expenses	3,158	—	—
Security deposits	46,591	46,591	54,679
Others	202	—	—
Prepayment and other current assets	665,496	345,087	404,996

9. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
At cost:
Vehicles	1,227,617	367,732	431,570
Computer and network equipment	308,800	295,107	346,337
Office furniture and equipment	46,958	48,350	56,745
Leasehold improvements	—	—	—
Subtotal	1,583,375	711,189	834,652
Less: Accumulated depreciation	(990,178)	(629,940)	(739,298)
Property and equipment, net	593,197	81,249	95,354

Depreciation expense was EUR438,510 and EUR260,918($306,213) for the years ended December 31, 2024 and 2025, respectively. As the Company disposed certain property and equipment, the Company has written off accumulated depreciation of EUR379,487 and EUR621,156 (US$728,989) for the years ended December 31, 2024 and 2025, respectively. No impairment charges on property and equipment for the years ended December 31, 2024 and 2025.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

10. INTANGIBLE ASSETS, NET

The following table presents the Company’s intangible assets as of the respective balance sheet dates:

	As of December 31,
	2024	2025
	EUR	EUR	$
Purchased software	571,187	571,187	670,345
Less: accumulated amortization	(457,099)	(507,147)	(595,188)
Balance at the end of the year	114,088	64,040	75,157

The intangible assets are amortized using the straight-line method, which is the Company’s best estimate of how these assets will be economically consumed over their respective estimated useful lives of 3 – 5 years.

Amortization expense was EUR56,870 and EUR50,048($58,736) for the years ended December 31, 2024 and 2025, respectively.

The annual estimated amortization expenses for the intangible assets for each of the next three years are as follows:

	EUR	$
2026	41,819	49,080
2027	22,221	26,077
2028	—	—

11. DEFERRED TRANSACTION COSTS

Deferred transaction costs consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Legal fees	—	637,569	748,251
Others	—	91,180	107,009
Total	—	728,749	855,260

12. BORROWINGS

Borrowings were as follows as of the respective balance sheet dates:

	As of December 31,
	2024	2025
	EUR	EUR	$
Long-term borrowings:
– Current portion	3,794,912	4,339,928	5,093,340

The long-term borrowings outstanding as of December 31, 2024 and 2025 bore a weighted average interest rate of 12.5% per annum, respectively, and were denominated in EUR, which was obtained from financial institutions in the Germany. The first borrowing in the amount of EUR 687,019, has a term commencing on October 12, 2022 and maturing on October 11, 2025. The second borrowing, in the amount of EUR 3,652,909, has a term commencing on November 1, 2022 and maturing on October 31, 2025. The principal and accrued interest of the borrowings have matured and remain unpaid as of December 31, 2025.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

13. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Deposits	966,845	885,355	1,039,053
Payroll and welfare payables	173,906	355,730	417,485
Professional service fee payables	150,213	789,874	926,996
Operating support service fee payables	—	296,774	348,294
Others	111,252	121,867	143,022
Accrued expenses and other liabilities	1,402,216	2,449,600	2,874,850

14. LOAN DUE TO THIRD PARTIES

Loan due to third parties consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Loan from Byland Capital Management LLC(1)	943,886	852,079	1,000,000
Loan from other third parties(2)(3)	—	266,759	313,069
Total	943,886	1,118,838	1,313,069

(1)	In connection with the Letter Agreement mentioned in Note 7, the Company, HUDA and Byland Capital Management LLC (“Byland”) entered into a Payment Agreement. In the Payment Agreement, Byland granted a credit of $1,000,000 to the Company, the Company utilized the credit and instructed Byland to make $1,000,000 payment to HUDA on behalf of the Company. The difference between the balance and contract amount is foreign exchange gain.

(2)	On May 1, 2025 and May 30, 2025, the Company entered into two borrowing contracts with independent individual with the principal amount of $116,347 and $55,000, respectively. Both contracts bore an interest rate of 8% per annum with a six-month period, and were denominated in $.

(3)	On January 2, 2025, April 28, 2025 and May 19, 2025, the Company entered into three borrowing contracts with a third party with the principal amount of EUR70,000, EUR3,000 and EUR35,000, and due on June 20, 2025, June 20, 2025 and June 2, 2025, respectively, bearing an interest rate of 6% per annum. As of December 31, 2025, all the above borrowing contracts were due.

15. LEASES

The Company entered into operating lease agreements for office spaces and employee dormitories. None of the amounts disclosed below for these leases contains variable payments, residual value guarantees or options that were recognized as part of the right-of-use assets and lease liabilities. As the Company’s leases did not provide an impliit discount rate, the Company used the company’s weighted average incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

As of December 31, 2024 and 2025, the Company recognized operating lease liabilities, including current and noncurrent, in the amount of EUR329,674 and EUR223,477 ($262,273), respectively, and the corresponding operating lease right-of-use assets of EUR312,082 and EUR206,915 ($242,835), respectively.

Operating lease expenses for the years ended December 31, 2024 and 2025 were EUR267,000 and EUR138,639($162,707), respectively.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

15. LEASES (cont.)

Operating lease commitments

The Company’s maturity analysis of operating lease liabilities as of December 31, 2025 is as follows:

	Operating Leases
	EUR	$
2026	146,652	172,111
2027	100,974	118,503
2028	—	—
Total lease payment	247,626	290,614
Less: imputed interest	(24,149)	(28,341)
Present value of operating lease liabilities	223,477	262,273
Less: current obligation	(126,842)	(148,862)
Operating lease liabilities – non-current as of December 31, 2025	96,635	113,411

Supplemental disclosure related to operating leases were as follows:

	For the years ended December 31,
	2024	2025
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows for operating leases	267,001	138,639
Weighted average remaining lease term of operating leases	2.67 years	1.67 years
Weighted average discount rate of operating leases	12.50%	12.50%

16. TAXATION

The Company is subject to corporate income tax at a rate of 15% on taxable income, regardless of whether the income is distributed or retained. A 5.5% solidarity surcharge is imposed on corporate income tax, resulting in an effective tax rate of 15.825%.

The reconciliation of tax computed by applying the statutory income tax rate of 15% for the years ended December 31, 2024 and 2025 to income tax expense were as follows:

	For the years ended December 31,
	2024	2025
	EUR	EUR
Statutory income tax rate	15.00%	15.00%
Effect of change in valuation allowance	(15.00)%	(15.00)%
Effective tax rate	0.00%	0.00%

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

16. TAXATION (cont.)

For the purpose of presentation in the balance sheets, deferred income tax assets and liabilities have been offset, and included in other assets on the accompanying balance sheets. Significant components of deferred tax assets and liabilities are as follows:

	As of December 31,
	2024	2025
	EUR	EUR	$
Deferred tax assets
Provision for credit loss	—	1,631	1,914
Provision for impairment of inventories	35,962	7,821	9,179
Warranty liabilities	51,167	37,827	44,394
Tax losses	5,118,636	5,582,744	6,551,908
Valuation allowance	(5,205,765)	(5,630,023)	(6,607,395)
Total deferred tax assets	—	—	—

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company’s losses arising in Germany will not expire for deduction against future taxable profit.

The following table presents the movements of the valuation allowance:

	As of December 31,
	2024	2025
	EUR	EUR	$
Balance at beginning of year	4,658,757	5,205,765	6,109,486
Addition	547,008	424,258	497,909
Balance at end of year	5,205,765	5,630,023	6,607,395

17. RELATED PARTY TRANSACTIONS

a) Related parties

Name of related parties	Relationship with the Company
Shangrao Aiways Yiwei Automobile Import and Export Co., Ltd. (“SR Aiways”)	Affiliate of the Company
Shanghai Aiways Automobile Import and Export Co., Ltd. (“SH Aiways”)	Affiliate of the Company
AIWAYS GROUP (“AIWAYS GROUP”)	Affiliate of the Company
AIWAYS Holdings Limited (“AIWAYS Holdings”)	The ultimate shareholder of the Company
AIWAYS FUQIANG Holding Limited (“AIWAYS FUQIANG”)	One of the existing ultimate shareholders of AIWAYS Holdings
KEY JUNE Limited Partnership (“KEY JUNE”)	One of the existing ultimate shareholders of AIWAYS Holdings
KEY WE Limited Partnership (“KEY WE”)	One of the existing ultimate shareholders of AIWAYS Holdings
Aiways Tech Limited	Shareholder of the Company
Aiways International Trade Co., Limited (“Aiways International”)	Affiliate of the Company
Aiways Merger Sub. Inc.	Affiliate of the Company
Shanghai Aixiang Energy Technology Co., Ltd.	Affiliate of the Company
Shangrao WOFE	Affiliate of the Company

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

17. RELATED PARTY TRANSACTIONS (cont.)

b) Accounts receivable from related parties

Name of Related Party	Nature	As of December 31,
		2024	2025
		EUR	EUR	$
SR Aiways	Vendor reimbursement receivable	286,240	249,337	292,622
Aiways Merger Sub. Inc.	Payment on behalf		740	868
Total		286,240	250,077	293,490

During the years ended December 31, 2025 and 2024, the Company billed EUR571,070, and EUR207,182 to SR Aiways, respectively, as vendor reimbursement for repair costs. These amounts were recognized as a reduction of cost of goods sold.

c) Accounts payable to related parties

Name of Related Party	Nature	As of December 31,
		2024	2025
		EUR	EUR	$
SR Aiways	Accounts payable from purchase of vehicles and spare parts	78,736	55,202	64,785
Total		78,736	55,202	64,785

d) Due to related parties

Name of Related Party	Nature	As of December 31,
		2024	2025
		EUR	EUR	$
SR Aiways	Payment on behalf	—	74,092	86,953
Shangrao WOFE	Payment on behalf	271,883	606,650	711,965
AIWAYS Holdings	Borrowings(1)	2,128	173,670	203,819
AIWAYS Holdings	Payment on behalf	—	46,829	54,959
SH Aiways	Payment on behalf	21,000	21,000	24,646
Aiways International	Payment on behalf	33,489	33,489	39,303
Aiways International	Borrowings(2)	—	82,286	96,571
Shanghai Aixiang Energy Technology Co., Ltd.	Payment on behalf	—	24,369	28,599
Total		328,500	1,062,385	1,246,815

Notes:

(1)	Balances of AIWAYS Holdings as of December 31, 2025 bore a weighted average interest rate of 8% per annum, and were denominated in $. The principal and accrued interest of the borrowings are due on demand.

(2)	Balance of Aiways International as of December 31, 2025 bore a interest rate of 8% per annum, and was denominated in $. The principal and accrued interest of the borrowing are due on demand.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

17. RELATED PARTY TRANSACTIONS (cont.)

e) Related party transactions

Name of Related Party	Nature	As of December 31,
		2024	2025
		EUR	EUR	$
SH Aiways	Purchase of vehicles	21,000	—	—
SR Aiways	Purchase of vehicles and spare parts	165,508	2,271	2,665
Total		186,508	2,271	2,665

18. COMMITMENT AND CONTIGENCIES

Except those have been disclosed elsewhere in these financial statements, there are no other capital commitments and purchase commitments.

19. SUBSEQUENT EVENTS

(i) Disputed Advisory Equity Fee and Capitalization Reallocation

On April 30, 2024, the Company entered into a Merger Advisory Agreement with New York Fortune Corp. (“NYFC”), under which NYFC was engaged as a financial advisor in connection with the proposed business combination and was to receive an advisory fee payable in equity. Prior to the determination described below, 820,000 ordinary shares, representing a total potential obligation of approximately US$8.2 million based on the transaction valuation, were allocated to NYFC under that agreement and were reflected as assigned to NYFC in the pro forma capitalization table included in the Company’s Registration Statement on Form F-4, which was declared effective by the SEC on August 24, 2026.

Pursuant to board resolutions passed on November 9, 2026, the Company resolved not to issue or deliver those ordinary shares to NYFC and cancelled the share allocation previously reserved for NYFC. Accordingly, in the capitalization and pro forma financial disclosures included in this Registration Statement on Form F-1, those 820,000 ordinary shares have been removed from NYFC’s allocation and re-allocated to the shareholders of the Company.

This cancellation and reallocation were executed unilaterally by the Company without NYFC’s written consent or execution of a mutual release. NYFC has disputed the Company’s decision and maintains that it remains entitled to the 820,000 ordinary shares or equivalent monetary compensation of approximately US$8.2 million.

As of November 10, 2026, no formal lawsuit has been served and the ultimate resolution of this matter remains uncertain. Management does not believe that a loss is probable and is not able to estimate the amount or range of any possible loss, and accordingly no liability has been recognized in these financial statements. If NYFC initiates legal action and successfully challenges the share cancellation, the Company may be ordered to issue such 820,000 ordinary shares or to pay equivalent monetary damages, which would result in additional equity dilution to the Company’s shareholders or adversely affect the Company’s liquidity.

No subsequent event which had a material impact on the Company was identified through November 9, 2026, the date of issuance of the unaudited interim condensed financial statements, unless as disclosed above.

AIWAYS AUTOMOBILE EUROPE GMBH

UNAUDITED INTERIM CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2025 AND JUNE 30, 2026

(In EUR, except for share and per share data, or otherwise stated)

	As of
	December 31, 2025	June 30, 2026
	EUR	EUR	US$
ASSETS
Current assets:
Cash	9,905	5,571	6,360
Accounts receivable, net	275,073	107,115	122,293
Accounts receivable from related parties	250,077	83,839	95,719
Inventories, net	417,477	393,842	449,649
Bridge loan to third party for business combination transaction	1,280,333	1,313,831	1,500,000
Prepayments and other current assets	345,087	372,688	425,498
Total current assets	2,577,952	2,276,886	2,599,519

Non-current assets:
Property and equipment, net	81,249	33,496	38,242
Operating lease right-of-use assets, net	206,915	149,350	170,513
Intangible assets, net	64,040	41,870	47,803
Deferred transaction costs	728,749	894,076	1,020,766
Total non-current assets	1,080,953	1,118,792	1,277,324
Total assets	3,658,905	3,395,678	3,876,843

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Long-term borrowings-current portion	4,339,928	4,533,789	5,176,227
Accounts payable	440,149	435,279	496,958
Warranty liabilities-current portion	213,813	198,657	226,807
Accrued expenses and other liabilities	2,449,600	2,719,812	3,105,206
Loan due to third parties	1,118,838	1,154,028	1,317,554
Operating lease liabilities-current	126,842	138,233	157,821
Accounts payable to related parties	55,202	55,202	63,024
Due to related parties	1,062,385	1,405,953	1,605,177
Total current liabilities	9,806,757	10,640,953	12,148,774

Non-current liabilities:
Operating lease liabilities-non-current	96,635	24,875	28,400
Warranty liabilities-non-current portion	38,368	9,565	10,920
Total non-current liabilities	135,003	34,440	39,320
Total liabilities	9,941,760	10,675,393	12,188,094

Shareholders’ deficit:
Ordinary shares (EUR 1 par value, 2,025,000 shares authorized, 2,025,000 shares issued and outstanding as of December 31, 2025 and June 30, 2026, respectively)	2,025,000	2,025,000	2,311,943
Additional paid-in capital	29,232,630	29,232,630	33,374,894
Accumulated deficit	(37,540,485)	(38,537,345)	(43,998,088)
Total shareholders’ deficit	(6,282,855)	(7,279,715)	(8,311,251)
Total liabilities and deficit	3,658,905	3,395,678	3,876,843

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH

UNAUDITED INTERIM CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2026

(In EUR, except for share and per share data, or otherwise stated)

	For the six months ended June 30,
	2025	2026
	EUR	EUR	US$
Revenues	294,541	10,012	11,431
Cost of revenues	(247,985)	(18,229)	(20,812)
Gross profit	46,556	(8,217)	(9,381)
Payroll expenses	(540,211)	(276,893)	(316,129)
Depreciation and amortization	(182,815)	(52,225)	(59,625)
Total operating expenses	(723,026)	(329,118)	(375,754)
Other operating expenses	(582,002)	(442,297)	(504,970)
Operating loss	(1,258,472)	(779,632)	(890,105)
Other income, net	13,739	24,627	28,117
Interest income	30	—	—
Interest expenses	(359,069)	(235,136)	(268,455)
Foreign currency exchange loss	—	(6,719)	(7,671)
Loss before income taxes	(1,603,772)	(996,860)	(1,138,114)
Income tax expense	—	—	—
Net loss attributable to the Company’s ordinary shareholders	(1,603,772)	(996,860)	(1,138,114)

Comprehensive loss
Net loss	(1,603,772)	(996,860)	(1,138,114)
Other comprehensive loss
Foreign currency translation adjustment	—	—	—
Comprehensive loss attributable to the Company’s ordinary shareholders	(1,603,772)	(996,860)	(1,138,114)

Loss per share:
Ordinary shares – basic and diluted	(0.79)	(0.49)	(0.56)

Weighted average shares outstanding used in calculating basic and diluted loss per share:
Ordinary shares – basic and diluted	2,025,000	2,025,000	2,025,000

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH

UNAUDITED INTERIM CONDENSED STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025 AND THE SIX MONTHS ENDED JUNE 30, 2026

(In EUR, except for share and per share data, or otherwise stated)

	Ordinary shares	Ordinary shares	Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	Shares	Amount	EUR	EUR	EUR
Balance, December 31, 2024 (EUR)	2,025,000	2,025,000	29,232,630	(34,124,237)	(2,866,607)
Net loss	—	—	—	(1,603,772)	(1,603,772)
Balance, June 30, 2025 (EUR)	2,025,000	2,025,000	29,232,630	(35,728,009)	(4,470,379)

Balance, December 31, 2025 (EUR)	2,025,000	2,025,000	29,232,630	(37,540,485)	(6,282,855)
Net loss	—	—	—	(996,860)	(996,860)
Balance, June 30, 2026 (EUR)	2,025,000	2,025,000	29,232,630	(38,537,345)	(7,279,715)
Balance, June 30, 2026 (US$)	—	2,311,943	33,374,894	(43,998,088)	(8,311,251)

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2026

(In EUR, except for share and per share data, or otherwise stated)

	For the six months ended June 30,
	2025	2026
	EUR	EUR	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(1,603,772)	(996,860)	(1,138,114)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	154,939	30,055	34,314
Amortization of intangible assets	27,876	22,170	25,311
Provision for expected credit losses	—	154,923	176,875
Non-cash lease amortization	51,037	51,511	58,810
Loss/(gain) on disposal of property and equipment	47,916	(34,851)	(39,789)
Unrealized foreign currency transaction loss	—	6,719	7,671

Changes in operating assets and liabilities:
Accounts receivable	462,899	13,035	14,883
Accounts receivable from related parties	(83,378)	166,238	189,794
Other receivables from related parties	—	—	—
Inventories, net	293,247	23,635	26,984
Prepayment and other current assets	75,412	(27,601)	(31,514)
Accounts payable	19,207	(4,870)	(5,560)
Accrued expenses and other payables	(26,034)	207,939	237,404
Long-term borrowings-current portion	256,887	193,861	221,331
Operating lease liabilities	(50,408)	(54,315)	(62,011)
Warranty liabilities	(51,315)	(43,959)	(50,188)
Due to related parties	—	53,015	60,526
Loan due to third parties	—	11,382	12,995
Accounts payable to related parties	(78,736)	—	—
Net cash used in operating activities	(504,223)	(227,973)	(260,278)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,393)	(2,449)	(2,796)
Proceeds from disposal of property and equipment	—	55,000	62,794
Net cash provided by (used in) investing activities	(1,393)	52,551	59,998

CASH FLOWS FROM FINANCING ACTIVITIES
Loan from third parties	254,027	—	—
Proceeds from loans from related parties	223,492	171,088	195,331
Net cash provided by financing activities	477,519	171,088	195,331

Net changes in cash	(28,097)	(4,334)	(4,949)
Cash at beginning of period	40,893	9,905	11,309
Cash at end of period	12,796	5,571	6,360

Supplemental disclosures of non-cash information:
Deferred transaction costs paid by related parties on behalf of the Company	—	103,056	117,659
Expenses paid by related parties on behalf of the Company	—	46,762	53,388

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

1. ORGANIZATION, BUSINESS OPERATION AND GOING CONCERN CONSIDERATION

Aiways Automobile Europe GmbH (the ‘‘Company’’) was incorporated in Germany in August 2019. The Company is dedicated to the development and distribution of battery electric vehicles (“BEVs”), bringing advanced technologies and affordability to the European market.

Going concern

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. As of June 30, 2026, the Company had cash of EUR5,571 ($6,360) and a negative working capital of EUR8.4 million ($9.5 million) and has generated a net loss from continuing operations of EUR1.0 million ($1.1 million), suffered an accumulated deficit of EUR38.5 million ($44.0 million) for the six months ended June 30, 2026. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company intends to continue implementing various measures to boost revenue and control the cost and expenses within an acceptable level and other funding measures including: (1) further enhance the customers bases; (2) strictly control and reduce operating expenses; (3) seek for certain credit facilities and (4) further financial support from shareholders or related parties.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The accompanying financial statements have been prepared on the basis the Company and do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, management has concluded that these plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim condensed financial statements of the Company include the financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission regarding financial reporting that are consistent with those used in the preparation of the Company’s audited financial statements for the years ended December 31, 2024 and 2025. Accordingly, these unaudited interim condensed financial statements do not include all of the information and footnotes required by U.S. GAAP for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited interim condensed financial statements contain all of normal recurring adjustments necessary to present fairly the financial position, operating results, and cash flows of the Company for each of the periods presented. The results of operations for the six months ended June 30, 2026 are not necessarily indicative of results to be expected for any other interim period or for the year ending December 31, 2026. The condensed balance sheet as of December 31, 2025 was derived from the audited financial statements at that date but does not include all of the disclosures required by U.S. GAAP for annual financial statements. These unaudited interim condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2025.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported period in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements mainly include, but are not limited to, sales return allowance, warranty costs, lower of cost and net realizable value of inventories, allowance of credit loss, the useful lives of property and equipment and intangible assets, impairment of long-lived assets and valuation of deferred tax assets. Actual results could differ from those estimates.

Foreign currency

The Company’s functional currency and reporting currency is the Euro (“EUR”). The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters, (“ASC 830”). The accompanying consolidated financial statements are presented in United States dollar (“$”).

Transactions denominated in currencies other than in the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the statements of comprehensive income.

Convenience translation

Translations of balances in the balance sheets, statements of comprehensive loss and statements of cash flows from EUR into $ as of June 30, 2026 and for the six months ended June 30, 2026 are solely for the convenience of the reader and were calculated at the rate of $1.00 to EUR0.8759, representing the noon buying rate in The City of New York for cable transfers of EUR as certified for customs purposes by the Federal Reserve Bank of New York on June 30, 2026. No representation is made that the EUR amounts represent or could have been, or could be, converted, realized or settled into $ at that rate on June 30, 2026, or at any other rate.

Cash

Cash represents cash on hand and time deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less.

Expected credit losses

The Company accounts for the impairment of financial instruments in accordance with ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”), effective from January 1, 2020. The Company estimate expected credit losses on accounts receivable by using an aging method in which the Company apply loss rates to outstanding accounts receivable balances. The loss rates are based on historical loss experience and are adjusted for current conditions and reasonable and supportable forecasts that affect the collectability of the remaining balances.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts receivable and allowance for credit losses

The Company pools financial assets based on similar risk characteristics to estimate expected credit losses. The Company considers factors in assessing the collectability of its receivables, such as the age of the amounts due, the customer’s payment history, credit-worthiness and other specific circumstances related to the accounts. The Company adjusts the allowance percentage periodically when there are significant differences between estimated bad debts and actual bad debts. The Company estimates expected credit losses on financial assets individually when those assets do not share similar risk characteristics. For receivables evaluated individually, when it is determined that foreclosure is probable or when the debtor is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate. The Company closely monitors its accounts receivable including timely account reconciliations, detailed reviews of past due accounts, updated credit limits, and monthly analysis of the adequacy of their reserve for credit losses.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. Cost of inventory are determined using the first-in-first-out method. The Company records inventory reserves for obsolete and slow-moving inventory. Inventory reserves are based on inventory obsolescence trends, historical experience and application of the specific identification method. For the six months ended June 30, 2025 and 2026, no inventory reserves were recognized, respectively.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment loss, if any. Property and equipment are depreciated at rates sufficient to write off their costs less impairment and residual value, if any, over their estimated useful lives on a straight-line basis. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the related assets.

Category	Estimated useful life
Leasehold improvements	Shorter of the estimated useful life or remaining lease term
Vehicles	4 years
Computer and network equipment	3 years
Office furniture and equipment	3 – 8 years

Intangible assets

Intangible assets are carried at cost less accumulated amortization and impairment, if any. Intangible assets are amortized using the straight-line method over the estimated useful lives from 3 to 5 years. The estimated useful lives of amortized intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed. No impairment charge was recognized for the six months ended June 30, 2025 and 2026, respectively.

Category	Estimated useful life
Software	3 – 5 years

Deferred transaction costs

Deferred transaction costs represent legal and other direct costs related to the proposed Business Combination. These costs are deferred and will be recorded against the proceeds of the Business Combination upon its consummation. Should the Business Combination not be completed, these costs will be expensed immediately.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warranty costs

The Company provides a standard warranty on all vehicles sold. The Company accrues a warranty reserve for all vehicles sold by the Company, which includes the Company’s best estimate of the projected costs to repair or replace items under warranty. These estimates are based on actual claims incurred to date and an estimate of the nature, frequency and costs of future claims. These estimates are inherently uncertain given the Company’s relatively short history of sales, and changes to the historical or projected warranty experience may cause material changes to the warranty reserve when the Company accumulates more actual data and experience in the future.

The portion of the warranty reserve expected to be incurred within the next 12 months is included within the current portion of warranty liabilities, while the remaining balance is included within the non-current portion of warranty liabilities on the balance sheets.

The following table presents the Company’s warranty liabilities as of December 31, 2025 and June 30, 2026:

	As of,
	December 31, 2025	June 30, 2026
	EUR	EUR	$
Warranty liabilities-current portion	213,813	198,657	226,807
Warranty liabilities-non-current portion	38,368	9,565	10,920
Warranty liabilities	252,181	208,222	237,727

The following table shows a reconciliation in the current reporting period related to carried-forward warranty liabilities.

	As of,
	June 30, 2025	June 30, 2026
	EUR	EUR	$
Warranty liabilities – beginning of year	341,113	252,181	287,915
Provision for warranty	8,400	600	685
Warranty costs incurred	(59,716)	(44,559)	(50,873)
Warranty liabilities	289,797	208,222	237,727

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets

During the six months ended June 30, 2026, there was a triggering event of negative cash flow and consecutive operating losses that indicated the carrying amounts of the Company’s long-lived assets may not be recoverable. In accordance with ASC 360, with regard to the long-lived assets, the Company performed an undiscounted cash flow analysis and concluded that the carrying value of the asset group was fully recoverable. While the Company believes the expectations and assumptions about the future are reasonable, they are inherently uncertain. No impairment charges were recognized during the six months ended June 30, 2025 and 2026.

Fair value of financial instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be either recorded or disclosed at fair value, the Company considers the principal or most advantageous market in which it would transact, and it also considers assumptions that market participants would use when pricing the asset or liability.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

Level 1 —	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 —	Other inputs that are directly or indirectly observable in the marketplace.

Level 3 —	Unobservable inputs which are supported by little or no market activity.

The fair value guidance ASC 820 Fair Value Measurements and Disclosures, (“ASC 820’’) describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future cash flow amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Company primarily consist of cash, accounts receivable, receivables from related parties, short-term and long-term borrowings, accounts payable, liabilities to related parties, accrued expenses and other liabilities and operating lease liabilities. As of December 31, 2025 and June 30, 2026, the carrying values of these financial assets and liabilities approximate their fair values.

Revenue recognition

The Company generates revenue from sales of vehicles and spare parts and sales facilitating services. Revenue represents the amount of consideration the Company is entitled to upon the transfer of promised goods or services in the ordinary course of the Company’s activities and is recorded net of VAT. The Company adopts the five steps for the revenue recognition: (i) identify the contracts with a customer, (ii) identify the performance obligations in the contract, (iii) determinate the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Consistent with the criteria of ASC 606 “Revenue from Contracts with Customers”, the Company recognizes revenue when performance obligations are satisfied by transferring control of a promised good or service to a customer. For performance obligations that are satisfied at a point in time, the Company also considers the following indicators to assess whether control of a promised good or service is transferred to the customer: (i) right to payment, (ii) legal title, (iii) physical possession, (iv) significant risks and rewards of ownership and (v) acceptance of the good or service. For performance obligations satisfied over time, the Company recognizes revenue over time by measuring the progress toward complete satisfaction of a performance obligation.

When either party to a contract has performed, the Company presents the contract in the balance sheets as a contract asset or a contract liability, depending on the relationship between the entity’s performance and the customer’s payment.

Revenue recognition policies by type are as follows:

(i) Revenue from sales of vehicles and spare parts

The Company generates revenue from sales of vehicles and spare parts sales (collectively, “products”) to both individual and distributor customers. The Company typically receives purchase orders from its customers, which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, terms of payment, and warranty services within an agreed-upon period. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The sales proceeds are collected by the Company according to credit period policy granted to each customer.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Performance obligation is fulfilled upon successful delivery of products to customers based on cost insurance and freight term at which point the title to that asset passes to the customers. The fixed transaction price for products is written in contracts, or agreed upon in purchase orders, either in writing or oral form, which reflects their stand-alone selling prices. Once the products are delivered to the location designated by its customers, the control of products has been transferred, which indicates that the customer has the ability to direct the use of and obtain substantially all of the remaining benefits from the asset. This type of revenue is recognized based on the product value specified in the contract or order at a point in time when the control of products has transferred. The Company considers itself the principal because it is in control of establishing the transaction price and bearing inventory risk. Therefore, such revenue is reported on a gross basis. The amount of revenue recognized to the Company’s results of operations can be found below.

Furthermore, the Company provides an agreed-upon period warranty of the products to the customer which is clearly stipulated in the sales contract and the customer does not have the option to purchase a warranty of the service. And the customer can’t benefit from the warranty on its own, therefore, this is an assurance-type warranty instead of a separate performance obligation, and the Company estimates the probability of the warranty and account for it under ASC 460 by accruing the estimated liability.

(ii) Services and others

Sales facilitating services

The Company also generates revenue from providing sales facilitating services between its related party and customers (including but not limited to vehicle sales, import inspection and customs clearance transportation services) and earns a fixed percentage of sales amount as commission. The Company fulfils its performance obligation by completing the required facilitating services at which point the control of sales facilitating services’ underlying products are transferred, which indicates that customers have the ability to direct the use of and obtain substantially all of the remaining benefits from the asset. The transaction price is fixed when the contract was signed by both parties. This type of revenue is recognized based on a fixed percentage of underlying products sales amount specified in the contract at a point in time when the control of products has been transferred. The Company considers itself the principal because it is in control of establishing the transaction price and bearing inventory risk. Therefore, such revenues are reported on a gross basis.

The following table presents the Company’s revenues disaggregated by service lines for the six months ended June 30, 2025 and 2026:

	For the six months ended June 30,
	2025	2026
	EUR	EUR	$
Revenue from sales of vehicles and spare parts	235,398	10,012	11,431
Services and others	59,143	-	-
Total revenues	294,541	10,012	11,431

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table presents the Company’s revenues disaggregated by territories for the six months ended June 30, 2025 and 2026:

	For the six months ended June 30,
	2025	2026
	EUR	EUR	$
Germany	211,314	9,244	10,554
European Union	31,254	689	787
Other countries	51,973	79	90
Total revenues	294,541	10,012	11,431

Cost of revenues

Cost of vehicle sales includes costs of purchased vehicles, spare parts and logistic cost. Cost of vehicle sales also includes reserves for estimated warranty costs and charges to write-down the carrying value of the inventory when it exceeds its estimated net realizable value and to provide for on-hand inventory that is obsolete.

Value-added taxes

The German value-added tax (“VAT”) applies to imports, business transactions and services generated in Germany (European Unit). Except for tax-exempt sales, the Company is usually subject to VAT at a rate of 19% for goods or services. Actual VAT payment is based on the amount of sales output VAT minus import VAT which is usually calculated based on declared value, custom duty and related freight expenses.

Income taxes

Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Tax, (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the statements of comprehensive loss in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.

The Company records liabilities related to uncertain tax positions when, despite the Company’s belief that the Company’s tax return positions are supportable, the Company believes that it is more likely than not that those positions may not be fully sustained upon review by tax authorities. Accrued interest and penalties related to unrecognized tax benefits are classified as income tax expense. The Company did not recognize uncertain tax positions as of December 31, 2025 and June 30, 2026.

Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The right-of-use of asset (“ROU”) is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received. Operating lease liabilities are recognized based on the present value of the lease payments not yet paid, discounted using the average borrowing rate of the Company’s outstanding loans.

The lease assets for operating leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. Operating lease expense is recognized on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the operating lease right-of-use assets. Interest expense is determined using the effective interest method. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that the Company will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term. For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset on its balance sheet. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its statements of operations and cash flows.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. No impairment charges were recognized during the six months ended June 30, 2025 and 2026.

Operating lease assets are included within operating lease right-of-use assets, and the corresponding operating lease liabilities are included within operating lease liabilities on the balance sheets as of December 31, 2025 and June 30, 2026.

Segment reporting

ASC 280, Segment Reporting, (“ASC 280”), establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, our chief operating decision maker (“CODM”) has been identified as our Chief Executive Officer, who reviews revenues and gross profit when making decisions about allocating resources and assessing performance of the company. As a whole and hence, the Company have only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The CODM considers year-over-year fluctuations and budget-to-actual variances of these results when assessing performance and making operating decisions. Gross profit is the measure of segment profit or loss used by the CODM. As the Company’s long-lived assets are substantially located in the Germany, no geographical segments are presented.

For the operating results of segment provided to and reviewed by CODM, please refer to the statements of operations and comprehensive loss.

Loss per share

Net loss is not allocated to other participating securities if based on their contractual terms they are not obligated to share the income. Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary equivalent shares outstanding during the year. Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the year. Ordinary equivalent shares were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive. Ordinary equivalent shares consist of ordinary shares issuable upon the exercise of share options using the treasury stock method. For the six months ended June 30, 2025 and 2026, there was no dilution impact.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting pronouncements adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting: Improvements to Reportable Segment Disclosures,” which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires public entities to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the consolidated financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s adopted this standard as of January 1, 2024. The adoption of this ASU did not have a material significant impact on the Company’s consolidated financial statements.

Recent accounting pronouncements

The Company is an emerging growth company (‘‘EGC’’) as defined by the Jumpstart Our Business Startups Act (‘‘JOBS Act’’). The JOBS Act provides that an EGC can take advantage of extended transition periods for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company elected to take advantage of the extended transition periods. However, this election will not apply should the Company cease to be classified as an EGC.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 expands existing income tax disclosures for rate reconciliations by requiring disclosure of certain specific categories and additional reconciling items that meet quantitative thresholds and expands disclosures for income taxes paid by requiring disaggregation by certain jurisdictions. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company will adopt ASU 2023-09 in accordance with its EGC election to not to opt out of the extended transition period, which defers adoption until the standard applies to private companies for annual periods beginning after December 15, 2025, and the Company does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Reporting Comprehensive Income — Expense Disaggregation Disclosures”, which focuses on improving the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, SG&A, and research and development). ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The amendment is effective for annual reporting periods beginning after December 15, 2025, and requires prospective application. The Company is in the process of evaluating the impact of the amendments on the consolidated financial statements.

The Company does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3. CONCENTRATION OF RISKS

(a) Concentration of credit risks

Financial instruments that potentially subject the Company to significant concentration of credit risk primarily cash and accounts receivables. The carrying amounts of cash represent the maximum exposure to credit risk. As of December 31, 2025 and June 30, 2026, the Company has EUR9,905 and EUR5,571 ($6,360) in cash, respectively, which is mainly held in cash and demand deposits with several financial institutions. In the event of bankruptcy of one of these financial institutions, the Company may not be able to claim its cash and demand deposits back in full. The Company continues to monitor the financial strength of the financial institutions.

Accounts receivable are typically unsecured and denominated in EUR, derived from revenue earned from customers, which are exposed to credit risk. The risk is mitigated by credit evaluations the Company performs on its customers and its ongoing monitoring process of outstanding balances. The Company maintains an allowance for credit losses and actual losses have generally been within management’s expectations.

(b) Concentration of customer risk and supplier risk

(i) Customer risk

The success of the Company’s business going forward will rely in part on Company’s ability to continue to obtain and expand business from existing customers while also attracting new customers. The Company has a diversified base of customers. The Company’s five largest customers accounted, in the aggregate, for 92% and 100% of total revenues for the six months ended June 30, 2025 and 2026, respectively. The Company’s largest customer accounted for 65% and 92% of total revenues for the six months ended June 30, 2025 and 2026, respectively. Certain customers are distributors disaggregated by territories in Germany, European Union and other countries.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31, 2025	As of June 30, 2026
Customer A	33%	33%
Customer B	21%	21%
Customer C	12%	12%

*	Less than 10%

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

3. CONCENTRATION OF RISKS (cont.)

(ii) Supplier risk

The Company has been operating as the exclusive distributor of Aiways vehicles within its designated territory and its supply chain are dependent upon vehicles provided by its related parties. There can be no assurance that the Company will be able to secure the vehicles supply from its related parties due to global shortages of chips and automotive components severely constrained production capacity. Any failure of the production capacity and purchase from its related parties may result in a reduction in, or interruption of, sales to its customers. A significant portion of the Company’s total vehicles and spare parts are purchased from its related parties accounted for 100% of the Company’s purchase for the six months ended June 30, 2025 and 2026, respectively.

The following table sets forth a summary of single supplier who represent 10% or more of the Company’s total accounts payable:

	As of December 31, 2025	As of June 30, 2026
Supplier A	42%	42%
Supplier B	27%	29%
Supplier C	11%	* %

*	Less than 10%

(c) Foreign currency exchange rate risk

Foreign currency risk arises from future commercial transactions and recognized assets and liabilities. Although the Company operates businesses in different countries and regions, most of our revenue-generating transactions are denominated in EUR, which is the functional currency of the Company and the reporting currency of the Company’s financial statements.

The value of the EUR, Renminbi, Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the government. It is difficult to predict how market forces or U.S. government policy may impact the exchange rate between the EUR, Renminbi, Hong Kong dollar and the U.S. dollar in the future.

(d) Interest rate risk

The Company is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Company reviews and takes appropriate steps to manage its interest rate exposures on its interest-bearing assets and liabilities. The Company has not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the periods presented.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

4. CASH

Cash consisted of the following:

	As of
	December 31, 2025	June 30, 2026
	EUR	EUR	$
Cash on hand	417	375	428
Cash at bank	9,307	5,141	5,870
Other cash	181	55	62
Cash	9,905	5,571	6,360

5. ACCOUNTS RECEIVABLE, NET

Accounts receivable and the allowance for credit losses consisted of the following:

	As of
	December 31, 2025	June 30, 2026
	EUR
Accounts receivable	873,808	860,773	982,744
Allowance for credit losses	(598,735)	(753,658)	(860,451)
Accounts receivable, net	275,073	107,115	122,293

As of December 31, 2025 and June 30, 2026, the accounts receivable balance stated above were due from third party customers.

An analysis of the allowance for credit losses was as follows:

	As of
	June 30, 2025	June 30, 2026
	EUR	EUR	$
Balance at beginning of the year	—	598,735	683,576
Provision for expected credit losses	—	154,923	176,875
Balance at the end of the year	—	753,658	860,451

6. INVENTORIES, NET

Inventories consisted of the following:

	As of
	December 31, 2025	June 30, 2026

Purchased vehicle	112,659	56,660	64,689
Purchased spare parts	356,960	356,960	407,541
Subtotal	469,619	413,620	472,230
Less: provision for impairment of inventories	(52,142)	(19,778)	(22,581)
Inventories, net	417,477	393,842	449,649

Inventories consist of purchased vehicles and spare parts for immediate sale and after-sale service.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

6. INVENTORIES, NET (cont.)

The movement of provision for impairment of inventories during the reporting period are as follows:

	As of
	June 30, 2025	June 30, 2026

Balance at beginning of the year	(239,748)	(52,142)	(59,531)
Addition	—	—	—
Charged to cost of revenues during the year	147,175	32,364	36,950
Balance at end of the year	(92,573)	(19,778)	(22,581)

7. BRIDGE LOAN TO THIRD PARTY FOR BUSINESS COMBINATION TRANSACTION

On May 14, 2024 and August 31, 2024, Hudson Acquisition I Corp. (“HUDA”) set forth the terms of a proposed business combination transaction, between HUDA and the Company via a Letter Agreement. In connection with the proposed transaction, on May 18, 2024 and August 31, 2024, HUDA executed two non-interest bearing promissory note (“Note”) agreements and issued two Notes in the amount of $1,000,000 and $500,000 to the Company, respectively.

8. PREPAYMENT AND OTHER CURRENT ASSETS

Prepayment and other current assets consisted of the following:

	As of
	December 31, 2025	June 30, 2026
	EUR	EUR	$
VAT recoverable amounts	298,496	326,097	372,305
Security deposits	46,591	46,591	53,193
Prepayment and other current assets	345,087	372,688	425,498

9. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of
	December 31, 2025	June 30, 2026

At cost:
Vehicles	367,732	245,710	280,527
Computer and network equipment	295,107	310,958	355,022
Office furniture and equipment	48,350	24,217	27,648
Subtotal	711,189	580,885	663,197
Less: Accumulated depreciation	(629,940)	(547,389)	(624,955)
Property and equipment, net	81,249	33,496	38,242

Depreciation expense was EUR154,939 and EUR30,055(US$34,314) for the six months ended June 30, 2025 and 2026, respectively. As the Company disposed certain property and equipment, the Company has written off accumulated depreciation of EUR108,675 and EUR112,606(US$128,562) for the six months ended June 30, 2025 and 2026, respectively. No impairment charges on property and equipment for the six months ended June 30, 2025 and 2026.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

10. INTANGIBLE ASSETS, NET

The following table presents the Company’s intangible assets as of the respective balance sheet dates:

	As of
	December 31, 2025	June 30, 2026

Purchased software	571,187	571,187	652,124
Less: accumulated amortization	(507,147)	(529,317)	(604,321)
Balance at the end of the year	64,040	41,870	47,803

The intangible assets are amortized using the straight-line method, which is the Company’s best estimate of how these assets will be economically consumed over their respective estimated useful lives of 3 – 5 years.

Amortization expense was EUR27,876 and EUR22,170($25,311) for the six months ended June 30, 2025 and 2026, respectively.

The annual estimated amortization expenses for the intangible assets for each of the next three years are as follows:

	EUR	$
Remaining six months of 2026	19,650	22,434
2027	22,220	25,369
2028	—	—

11. DEFERRED TRANSACTION COSTS

Deferred transaction costs consisted of the following:

	As of
	December 31, 2025	June 30, 2026
	EUR	EUR	$
Legal fees	637,569	794,130	906,659
Others	91,180	99,946	114,107
Total	728,749	894,076	1,020,766

12. BORROWINGS

Borrowings were as follows as of the respective balance sheet dates:

	As of
	December 31, 2025	June 30, 2026
	EUR	EUR	$
Long-term borrowings:
– Current portion	4,339,928	4,533,789	5,176,227

The long-term borrowings outstanding as of December 31, 2025 and June 30, 2026 bore a weighted average interest rate of 12.5% and 12.5% per annum, respectively, and were denominated in EUR, which was obtained from financial institutions in the Germany. The first borrowing in the amount of EUR 687,019, has a term commencing on October 12, 2022 and maturing on October 11, 2025. The second borrowing, in the amount of EUR 3,652,909, has a term commencing on November 1, 2022 and maturing on October 31, 2025. The principal and accrued interest of the borrowings have matured and remain unpaid as of June 30, 2026.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

13. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	As of
	December 31, 2025	June 30, 2026
	EUR	EUR	$
Deposits	885,355	885,355	1,010,809
Payroll and welfare payables	355,730	353,379	403,452
Professional service fee payables	789,874	1,005,990	1,148,538
Operating support service fee payables	296,774	384,856	439,390
Others	121,867	90,232	103,017
Accrued expenses and other liabilities	2,449,600	2,719,812	3,105,206

14. LOAN DUE TO THIRD PARTIES

Loan due to third parties consisted of the following:

	As of
	December 31, 2025	June 30, 2026
	EUR	EUR	$
Loan from Byland Capital Management LLC(1)	852,079	875,887	1,000,000
Loan from other third parties(2)(3)	266,759	278,141	317,554
Total	1,118,838	1,154,028	1,317,554

(1)	In connection with the Letter Agreement mentioned in Note 7, the Company, HUDA and Byland Capital Management LLC (“Byland”) entered into a Payment Agreement. In the Payment Agreement, Byland granted a credit of $1,000,000 to the Company, the Company utilized the credit and instructed Byland to make $1,000,000 payment to HUDA on behalf of the Company. The difference between the balance and contract amount is foreign exchange gain.

(2)	On May 1, 2025 and May 30, 2025, the Company entered into two borrowing contracts with independent individual with the principal amount of $116,347 and $55,000, respectively. Both contracts bore an interest rate of 8% per annum with a six-month period, and were denominated in $.

(3)	On January 2, 2025, April 28, 2025 and May 19, 2025, the Company entered into three borrowing contracts with a third party with the principal amount of EUR70,000, EUR3,000 and EUR35,000, and due on June 20, 2025, June 20, 2025 and June 2, 2025, respectively, bearing an interest rate of 6% per annum. As of June 30, 2026, all the above borrowing contracts were due.

15. LEASES

The Company entered into operating lease agreements for office spaces and employee dormitories. None of the amounts disclosed below for these leases contains variable payments, residual value guarantees or options that were recognized as part of the right-of-use assets and lease liabilities. As the Company’s leases did not provide an implicit discount rate, the Company used the company’s weighted average incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

As of December 31, 2025 and June 30, 2026, the Company recognized operating lease liabilities, including current and noncurrent, in the amount of EUR223,477 and EUR163,108 ($186,221), respectively, and the corresponding operating lease right-of-use assets of EUR206,915 and EUR149,350 ($170,513), respectively.

Operating lease expenses for the six months ended June 30, 2025 and 2026 were EUR51,037 and EUR69,319($79,142), respectively.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

15. LEASES (cont.)

Operating lease commitments

The Company’s maturity analysis of operating lease liabilities as of June 30, 2026 is as follows:

	Operating Leases
	EUR	$
Remaining six months of 2026	74,528	85,089
2027	100,974	115,283
2028	—	—
Total lease payment	175,502	200,372
Less: imputed interest	(12,394)	(14,151)
Present value of operating lease liabilities	163,108	186,221
Less: current obligation	(138,233)	(157,821)
Operating lease liabilities – non-current as of June 30, 2026	24,875	28,400

Supplemental disclosure related to operating leases were as follows:

	For the six months ended June 30,
	2025	2026
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows for operating leases	68,690	72,124
Weighted average remaining lease term of operating leases	2.17 years	1.17 years
Weighted average discount rate of operating leases	12.50%	12.50%

16. TAXATION

The Company is subject to corporate income tax at a rate of 15% on taxable income, regardless of whether the income is distributed or retained. A 5.5% solidarity surcharge is imposed on corporate income tax, resulting in an effective tax rate of 15.825%.

The reconciliation of tax computed by applying the statutory income tax rate of 15% for the six months ended June 30, 2025 and 2026 to income tax expense were as follows:

	For the six months ended June 30,
	2025	2026
	EUR	EUR
Statutory income tax rate	15.00%	15.00%
Effect of change in valuation allowance	(15.00)%	(15.00)%
Effective tax rate	0.00%	0.00%

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

16. TAXATION (cont.)

For the purpose of presentation in the balance sheets, deferred income tax assets and liabilities have been offset, and included in other assets on the accompanying balance sheets. Significant components of deferred tax assets and liabilities are as follows:

	As of
	December 31, 2025	June 30, 2026
	EUR	EUR	$
Deferred tax assets
Provision for credit loss	1,631	113,049	129,068
Provision for impairment of inventories	7,821	2,967	3,387
Warranty liabilities	37,827	31,233	35,659
Tax losses	5,582,744	5,720,482	6,531,074
Valuation allowance	(5,630,023)	(5,867,731)	(6,699,188)
Total deferred tax assets	—	—	—

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company’s losses arising in Germany will not expire for deduction against future taxable profit.

The following table presents the movements of the valuation allowance:

	As of
	June 30, 2025	June 30, 2026
	EUR	EUR	$
Balance at beginning of year	5,205,765	5,630,023	6,427,797
Addition	210,792	237,708	271,391
Balance at end of year	5,416,557	5,867,731	6,699,188

17. RELATED PARTY TRANSACTIONS

a) Related parties

Name of related parties	Relationship with the Company
Shangrao Aiways Yiwei Automobile Import and Export Co., Ltd. (“SR Aiways”)	Affiliate of the Company
Shanghai Aiways Automobile Import and Export Co., Ltd. (“SH Aiways”)	Affiliate of the Company
AIWAYS GROUP (“AIWAYS GROUP”)	Affiliate of the Company
AIWAYS Holdings Limited (“AIWAYS Holdings”)	The ultimate shareholder of the Company
AIWAYS FUQIANG Holding Limited (“AIWAYS FUQIANG”)	One of the existing ultimate shareholders of AIWAYS Holdings
KEY JUNE Limited Partnership (“KEY JUNE”)	One of the existing ultimate shareholders of AIWAYS Holdings
KEY WE Limited Partnership (“KEY WE”)	One of the existing ultimate shareholders of AIWAYS Holdings
Aiways Tech Limited	Shareholder of the Company
Aiways International Trade Co., Limited (“Aiways International”)	Affiliate of the Company
Aiways Merger Sub. Inc.	Affiliate of the Company
Shanghai Aixiang Energy Technology Co., Ltd.	Affiliate of the Company
Shangrao WOFE	Affiliate of the Company

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

17. RELATED PARTY TRANSACTIONS (cont.)

b) Accounts receivable from related parties

		As of
Name of Related Party	Nature	December 31, 2025	June 30, 2026
		EUR	EUR	$
SR Aiways	Vendor reimbursement receivable	249,337	83,099	94,874
Aiways Merger Sub. Inc.	Payment on behalf	740	740	845
Total		250,077	83,839	95,719

During the six months period ended June 30, 2026 and the year ended December 31, 2025, the Company billed EUR nil, and EUR190,841 to SR Aiways, respectively, as vendor reimbursement for repair costs. These amounts were recognized as a reduction of cost of goods sold.

c) Accounts payable to related parties

		As of
Name of Related Party	Nature	December 31, 2025	June 30, 2026
		EUR	EUR	$
SR Aiways	Accounts payable from purchase of vehicles and spare parts	55,202	55,202	63,024
Total		55,202	55,202	63,024

d) Due to related parties

		As of
Name of Related Party	Nature	December 31, 2025	June 30, 2026
		EUR	EUR	$
SR Aiways	Payment on behalf	74,092	74,092	84,591
Shangrao WOFE	Payment on behalf	606,650	712,673	813,659
AIWAYS Holdings	Borrowings(1)	173,670	235,756	269,162
AIWAYS Holdings	Payment on behalf	46,829	46,829	53,465
SH Aiways	Payment on behalf	21,000	21,000	23,976
Aiways International	Payment on behalf	33,489	33,489	38,234
Aiways International	Borrowings(2)	82,286	85,348	97,442
Shanghai Aixiang Energy Technology Co., Ltd.	Payment on behalf	24,369	24,369	27,822
Aiways Tech Limited	Payment on behalf	—	43,794	50,000
Aiways Tech Limited	Borrowings(3)	—	128,603	146,826
Total		1,062,385	1,405,953	1,605,177

Notes:
(1)	Balances of AIWAYS Holdings as of June 30, 2026 bore a weighted average interest rate of 7.57% per annum, and were denominated in $. The principal and accrued interest of the borrowings are due on demand.

(2)	Balance of Aiways International as of June 30, 2026 bore a interest rate of 8% per annum, and was denominated in $. The principal and accrued interest of the borrowing are due on demand.

(3)	Balance of Aiways Tech Limited as of June 30, 2026 bore non-interest, and was denominated in $. The principal and accrued interest of the borrowing are due on demand.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO INTERIM FINANCIAL STATEMENTS(UNAUDITED)
(In EUR, except for share and per share data, or otherwise stated)

e) Related party transactions

		For the six months ended June 30,
Name of Related Party	Nature	2025	2026
		EUR	EUR	$
SH Aiways	Purchase of vehicles	—	—	—
SR Aiways	Purchase of vehicles and spare parts	2,271	—	—
Total		2,271	—	—

18. COMMITMENT AND CONTIGENCIES

Except those have been disclosed elsewhere in these financial statements, there are no other capital commitments and purchase commitments.

19. SUBSEQUENT EVENTS

(i) Disputed Advisory Equity Fee and Capitalization Reallocation

On April 30, 2024, the Company entered into a Merger Advisory Agreement with New York Fortune Corp. (“NYFC”), under which NYFC was engaged as a financial advisor in connection with the proposed business combination and was to receive an advisory fee payable in equity. Prior to the determination described below, 820,000 ordinary shares, representing a total potential obligation of approximately US$8.2 million based on the transaction valuation, were allocated to NYFC under that agreement and were reflected as assigned to NYFC in the pro forma capitalization table included in the Company’s Registration Statement on Form F-4, which was declared effective by the SEC on August 24, 2026.

Pursuant to board resolutions passed on November 9, 2026, the Company resolved not to issue or deliver those ordinary shares to NYFC and cancelled the share allocation previously reserved for NYFC. Accordingly, in the capitalization and pro forma financial disclosures included in this Registration Statement on Form F-1, those 820,000 ordinary shares have been removed from NYFC’s allocation and re-allocated to the shareholders of the Company.

This cancellation and reallocation were executed unilaterally by the Company without NYFC’s written consent or execution of a mutual release. NYFC has disputed the Company’s decision and maintains that it remains entitled to the 820,000 ordinary shares or equivalent monetary compensation of approximately US$8.2 million.

As of November 10, 2026, no formal lawsuit has been served and the ultimate resolution of this matter remains uncertain. Management does not believe that a loss is probable and is not able to estimate the amount or range of any possible loss, and accordingly no liability has been recognized in these financial statements. If NYFC initiates legal action and successfully challenges the share cancellation, the Company may be ordered to issue such 820,000 ordinary shares or to pay equivalent monetary damages, which would result in additional equity dilution to the Company’s shareholders or adversely affect the Company’s liquidity.

No subsequent event which had a material impact on the Company was identified through November 9, 2026, the date of issuance of the unaudited interim condensed financial statements, unless as disclosed above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a British Virgin Islands company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the British Virgin Islands courts as being contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under the Pubco A&R M&A, subject to the limitations hereinafter provided Pubco shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of Pubco; or (b) is or was, at the request of Pubco, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding all securities sold or granted by us within the past three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities:

Pubco, Aiways Europe and HUDA entered into subscription agreements (the “PIPE Subscription Agreements”) with certain accredited investors (the “PIPE Investors”) on November 26, 2025, December 15, 2025, December 16, 2025, June 6, 2026, June 12, 2026, July 9, 2026, October 14, 2026 and October 16, 2026 pursuant to which the PIPE Investors agreed to subscribe for an aggregate of 5,200,000 Ordinary Shares (the “PIPE Shares”), consisting of 2,200,000 PIPE Shares at a purchase price of $5.00 per share and 3,000,000 PIPE Shares at a purchase price of $8.00 per share, for aggregate gross proceeds of $35.0 million. On October 14, 2026, Pubco, Aiways Europe and HUDA entered into an additional subscription agreement with XABRO LLC (“XABRO”) for 750,000 additional Ordinary Shares at $8.00 per share, for an additional purchase price of $6.0 million, increasing XABRO’s total subscription to 1,750,000 Ordinary Shares for $14.0 million. On October 16, 2026, Pubco, Aiways Europe and HUDA entered into a subscription agreement with CLB HOLDING PTE LTD (“CLB”) for 1,000,000 Ordinary Shares at $5.00 per share, for an aggregate purchase price of $5.0 million. The PIPE Shares are expected to be issued substantially concurrently with the Closing.

The foregoing securities issuances were made in private placements in reliance upon the exemption from registration under the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder. None of the foregoing securities are being registered on this registration statement.

Item 8. Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of November 22, 2024, by and among HUDA, Pubco, Aiways Merger Sub, Inc., Aiways Europe, and Aiways Tech Limited (incorporated by reference to Exhibit 2.1 on HUDA’s Current Report on Form 8-K, filed with the SEC on November 22, 2024).
2.2†	Amendment to Business Combination, Business Combination Agreement, dated as of March 25, 2025, by and among HUDA, Pubco, Aiways Merger Sub, Inc., Aiways Europe, and Aiways Tech Limited (incorporated by reference to Exhibit 2.1 on HUDA’s Current Report on Form 8-K, filed with the SEC on March 26, 2025).
3.1†	Memorandum and Articles of Association of Pubco, as currently in effect (incorporated by reference to Exhibit 3.1 to the F-4 Registration Statement (File No. 333-293608))
3.2†	Form of Amended and Restated Memorandum and Articles of Association of Pubco. (incorporated by reference to Exhibit 3.2 to the F-4 Registration Statement (File No. 333-293608))
3.3†	Amended and Restated Certificate of Incorporation of HUDA, executed as of March 18, 2021, and filed with the Secretary of State of the State of Delaware on May 7, 2021 (incorporated by reference to Exhibit 3.1 to HUDA’s Registration Statement on Form S-1 (File No. 333-264557), filed with the SEC on October 7, 2022).
3.4†	Second Amended and Restated Certificate of Incorporation of HUDA, executed as of October 18, 2022, and filed to the Secretary of State of the State of Delaware on October 18, 2022 (incorporated by reference to Exhibit 3.1 HUDA’s Current Report on Form 8-K, filed with the SEC on October 20, 2022).
3.5†	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of HUDA, filed to the Secretary of State of the State of Delaware on July 17, 2023 (incorporated by reference to Exhibit 3.1 on HUDA’s Current Report on Form 8-K, filed with the SEC on July 21, 2023).
3.6†	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of HUDA, dated as of April 15, 2024, filed to the Secretary of State of the State of Delaware on April 17, 2024 (incorporated by reference to Exhibit 3.1 on HUDA’s Current Report on Form 8-K, filed with the SEC on April 17, 2024).
3.7†	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of HUDA, dated as of July 8, 2024, filed with the Secretary of State of the State of Delaware on July 10, 2024 (incorporated by reference to Exhibit 3.1 to HUDA’s Current Report on Form 8-K, filed with the SEC on July 11, 2024).

Exhibit Number	Description
3.8†	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of HUDA, dated as of July 17, 2026, filed with the Secretary of State of the State of Delaware on July 17, 2026 (incorporated by reference to Exhibit 3.1 to HUDA’s Current Report on Form 8-K, filed with the SEC on July 22, 2026).
3.9†	Bylaws of HUDA (incorporated by reference to Exhibit 3.3 on HUDA’s Registration Statement on Form S-1 (File No. 333-264557), filed with the SEC on October 7, 2022).
4.1†	Unit Purchase Option for the Purchase of Up to 57,500 Units of HUDA, dated October 14, 2022, by and between HUDA and Chardan Capital Markets, LLC, as underwriter (incorporated by reference to Exhibit 4.1 on HUDA’s Current Report on Form 8-K, filed with the SEC on October 20, 2022).
4.2†	Rights Agreement, dated October 14, 2022, between HUDA and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 on HUDA’s Current Report on Form 8-K, filed with the SEC on October 20, 2022).
5.1*	Opinion of Harney Westwood & Riegels
8.1*	Tax Opinion of iLead Law Group, P.C.
10.1†	Underwriting Agreement, dated October 14, 2022, between HUDA and Chardan Capital Markets LLC, as representative of the underwriters named therein (incorporated by reference to Exhibit 1.1. on HUDA’s Current Report on Form 8-K, filed with the SEC on October 20, 2022).
10.2†	Letter Agreement, dated October 14, 2022, among HUDA, HUDA Sponsor and each of the executive officers and directors of HUDA (incorporated by reference to Exhibit 10.1 on HUDA’s Current Report on Form 8-K, filed with the SEC on October 20, 2022).
10.3†	Registration Rights Agreement, dated October 14, 2022, by and between HUDA and HUDA Sponsor (incorporated by reference to Exhibit 10.3 on HUDA’s Current Report on Form 8-K, filed with the SEC on October 20, 2022).
10.4†	Investment Management Trust Agreement, dated October 14, 2022, between HUDA and the Continental Stock Transfer & Trust (incorporated by reference to Exhibit 10.2 on HUDA’s Current Report on Form 8-K, filed with the SEC on October 20, 2022).
10.5†	Promissory Note issued by HUDA to HUDA Sponsor (incorporated by reference to Exhibit 10.2 HUDA’s Registration Statement on Form S-1 (File No. 333-264557), filed with the SEC on October 7, 2022).
10.6†	Second Amended and Restated Unit Private Placement Agreement between HUDA and HUDA sponsor (incorporated by reference to Exhibit 10.4 of HUDA’s Current Report on Form 8-K, filed with the SEC on October 20, 2022).
10.7†	Share Surrender Agreement, dated January 24, 2022, between HUDA and HUDA Sponsor (incorporated by reference to Exhibit 10.10 on HUDA’s Registration Statement on Form S-1 (File No. 333-264557), filed with the SEC on October 7, 2022).
10.8†	Administrative Support Agreement, dated October 14, 2022, between HUDA and HUDA Sponsor (incorporated by reference to Exhibit 10.6 on HUDA’s Current Report on Form 8-K, filed with the SEC on October 20, 2022).
10.9†	Promissory Note dated as of July 18, 2023 (incorporated by reference to Exhibit 10.1 on HUDA’s Current Report on Form 8-K, filed with the SEC on July 21, 2023).
10.10†	Amended and Restated Promissory Note dated as of July 20, 2023 (incorporated by reference to Exhibit 10.2. on HUDA’s Current Report on Form 8-K, filed with the SEC on July 21, 2023).
10.11†	Sponsor Agreement, dated as of November 22, 2024, by and among HUDA Sponsor, Pengfei Xie, Aiways Europe, Pubco and HUDA (incorporated by reference to Exhibit 10.1 on HUDA’s Current Report on Form 8-K, filed with the SEC on November 29, 2024).
10.12†	Insider Letter Amendment, dated as of November 22, 2024, by and among HUDA, Pubco, HUDA Sponsor and Aiways Europe (incorporated by reference to Exhibit 10.2 on HUDA’s Current Report on Form 8-K, filed with the SEC on November 29, 2024).
10.13†	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 on HUDA’s Current Report on Form 8-K, filed with the SEC on November 29, 2024).
10.14†	Foreign Sales Framework Contract, by and between the Registrant and Lanzhou Zhidou Automobile Sales Co., Ltd (incorporated by reference to Exhibit 10.14 to the F-4 Registration Statement (File No. 333-293608))
10.15†	Distribution Agreement, by and between the Registrant and U Power HK International Limited (incorporated by reference to Exhibit 10.15 to the F-4 Registration Statement (File No. 333-293608))
10.16†	Form of Subscription Agreement (incorporated by reference to Exhibit 10.16 to the F-4 Registration Statement (File No. 333-293608))
21.1†	List of Subsidiaries of Pubco (incorporated by reference to Exhibit 21.1 to the F-4 Registration Statement (File No. 333-293608))
23.1*	Consent of WWC, P.C., an independent registered accounting firm for Pubco

Exhibit Number	Description
23.2*	Consent of WWC, P.C., an independent registered accounting firm for Aiways Europe
23.3*	Consent of WWC, P.C., an independent registered accounting firm for HUDA
23.4*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.5*	Consent of iLead Law Group, P.C. (included in Exhibit 8.1)
23.6*	Consent of HCL, PLLC, an independent registered accounting firm for HUDA
24.1*	Power of Attorney (included on the signature page hereto)
99.1†	Code of Business Conduct and Ethics of Pubco (incorporated by reference to Exhibit 99.2 to the F-4 Registration Statement (File No. 333-293608))
99.2†	Insider Trading Policies and Procedures (incorporated by reference to Exhibit 99.3 to the F-4 Registration Statement (File No. 333-293608))
99.3†	Executive Compensation Clawback Policy (incorporated by reference to Exhibit 99.4 to the F-4 Registration Statement (File No. 333-293608))
99.4†	Audit Committee Charter (incorporated by reference to Exhibit 99.5 to the F-4 Registration Statement (File No. 333-293608))
99.5†	Compensation Committee Charter (incorporated by reference to Exhibit 99.6 to the F-4 Registration Statement (File No. 333-293608))
99.6†	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.7 to the F-4 Registration Statement (File No. 333-293608))
99.7*	Consent of David Zhao to be Named as a Director Nominee of Pubco
99.8*	Consent of Alexander Carsten Klose-Mozer to be Named as a Director Nominee of Pubco
99.9*	Consent of Helene Souillard to be Named as a Director Nominee of Pubco
99.10*	Consent of Jiesheng Zhu to be Named as a Director Nominee of Pubco
99.11*	Consent of Lizi Chen to be Named as a Director Nominee of Pubco
99.12*	Consent of KKG, fairness opinion provider to HUDA
99.13†	Consent of Schmidt Automotive Research (incorporated by reference to Exhibit 99.14 to the F-4 Registration Statement (File No. 333-293608))
107*	Filing Fee Table, including Table 1 with respect to the Ordinary Shares registered for resale and Table 3 (Combined Prospectuses) with respect to the Ordinary Shares previously registered under the F-4 Registration Statement (File No. 333-293608)

*	Filed herewith.

†	Previously filed with the SEC and incorporated by reference as indicated in the description above.

#	Portions of this exhibit (indicated by asterisks) have been omitted as such information is (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

Pursuant to Rule 429 under the Securities Act, this registration statement constitutes, upon effectiveness, post-effective amendment No. 1 to the registrant’s registration statement on Form F-4 (File No. 333-293608). The exhibits previously filed with, or incorporated by reference into, the F-4 Registration Statement remain exhibits to that registration statement as amended by this post-effective amendment, and the exhibits listed above are filed with, or incorporated by reference into, this registration statement and that registration statement as so amended. No information is incorporated by reference into either of the prospectuses contained in this registration statement.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form. The undertakings set forth in Item 22 of Part II of the F-4 Registration Statement, as amended by this registration statement as post-effective amendment No. 1 thereto, remain in effect with respect to the F-4 Registration Statement.

The undersigned registrant hereby undertakes that, pursuant to Rule 429 under the Securities Act of 1933, the prospectuses contained in this registration statement are combined prospectuses that relate also to the registrant’s registration statement on Form F-4 (File No. 333-293608), and that, upon effectiveness, this registration statement constitutes post-effective amendment No. 1 to that registration statement, which post-effective amendment shall become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act. From and after the effectiveness of this registration statement, the prospectus that formed a part of the F-4 Registration Statement will not be used by itself, and all offers and sales of the securities registered under the F-4 Registration Statement that remain unsold will be made by means of a prospectus contained in this registration statement.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 5, 10(b), 11 or 13 of Form F-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany, on November 10, 2026.

EUROEV Holdings Limited

By:	/s/ David Zhao
	Name:	David Zhao
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Zhao and Ichi Shih, and each of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including any post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2026.

Signature	Title

/s/ David Zhao	Chief Executive Officer
David Zhao	(principal executive officer)

/s/ Ichi Shih	Chief Financial Officer
Ichi Shih	(principal financial and accounting officer)

/s/ Yanmin Zhang	Director
Yanmin Zhang	(sole director)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of EUROEV Holdings Limited, has signed this registration statement or amendment thereto in Newark, Delaware, on November 10, 2026.

Puglisi & Associates, as Authorized Representative in the United States

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany, on November 10, 2026.

Aiways Automobile Europe GmbH

By:	/s/ David Zhao
	Name:	David Zhao
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Zhao and Ichi Shih, and each of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including any post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2026.

Signature	Title

/s/ David Zhao	Chief Executive Officer
David Zhao	(principal executive officer)

/s/ Ichi Shih	Chief Financial Officer
Ichi Shih	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Aiways Automobile Europe GmbH, has signed this registration statement or amendment thereto in Newark, Delaware, on November 10, 2026.

Puglisi & Associates, as Authorized Representative in the United States

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director